Exhibit 10.1

CREDIT AGREEMENT

Dated as of December 6, 2019,

among

CENTURY CASINOS, INC.,
as Borrower,

THE SUBSIDIARIES OF BORROWER PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

THE L/C LENDERS PARTY HERETO,

MACQUARIE CAPITAL FUNDING LLC,

as Administrative Agent and as Collateral Agent,

and

MACQUARIE CAPITAL (USA) INC.,

as Sole Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS, ACCOUNTING MATTERS AND RULES OF CONSTRUCTION

SECTION 1.01................................................Certain Defined Terms1

SECTION 1.02........Accounting Terms and Determinations63

SECTION 1.03..................................Classes and Types of Loans64

SECTION 1.04................................................Rules of Construction.64

SECTION 1.05..............................................Pro Forma Calculations65

SECTION 1.06..........................................Letter of Credit Amounts66

SECTION 1.07..........................Limited Condition Transactions66

SECTION 1.08.Ratio Calculations; Negative Covenant Reclassification67

SECTION 1.09................................................................................Divisions.69

ARTICLE II.

CREDITS

SECTION 2.01............................................................................................Loans.69

SECTION 2.02............................................................................Borrowings72

SECTION 2.03..............................................................Letters of Credit.72

SECTION 2.04.Termination and Reductions of Commitment.80

SECTION 2.05................................................................................................Fees.81

SECTION 2.06................................................................Lending Offices82

SECTION 2.07............................Several Obligations of Lenders82

SECTION 2.08..................................................................Notes; Register.82

SECTION 2.09.Optional Prepayments and Conversions or Continuations of Loans.82

SECTION 2.10..........................................Mandatory Prepayments.83

SECTION 2.11..........................................Replacement of Lenders.88

SECTION 2.12......................Incremental Loan Commitments.89

SECTION 2.13....Extensions of Loans and Commitments.94

SECTION 2.14..............................Defaulting Lender Provisions.97

SECTION 2.15........................................Refinancing Amendments.99

SECTION 2.16..................................................................Cash Collateral.101

ARTICLE III.

PAYMENTS OF PRINCIPAL AND INTEREST

SECTION 3.01..................................................Repayment of Loans.102

SECTION 3.02......................................................................................Interest.103

ARTICLE IV.

PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

SECTION 4.01................................................................................Payments.103

Page

SECTION 4.02........................................................Pro Rata Treatment104

SECTION 4.03......................................................................Computations104

SECTION 4.04..........................................................Minimum Amounts105

SECTION 4.05..................................................................Certain Notices105

SECTION 4.06.Non-Receipt of Funds by Administrative Agent106

SECTION 4.07.Right of Setoff, Sharing of Payments; Etc.106

ARTICLE V.

YIELD PROTECTION, ETC.

SECTION 5.01..............................................................Increased Costs.108

SECTION 5.02................Inability To Determine Interest Rate109

SECTION 5.03....................................................................................Illegality110

SECTION 5.04................................Treatment of Affected Loans110

SECTION 5.05....................................................................Compensation.110

SECTION 5.06....................................................................Net Payments.111

SECTION 5.07........................................Benchmark Replacement.114

ARTICLE VI.

GUARANTEES

SECTION 6.01..................................................................The Guarantees117

SECTION 6.02........................................Obligations Unconditional118

SECTION 6.03......................................................................Reinstatement120

SECTION 6.04....................................Subrogation; Subordination120

SECTION 6.05................................................................................Remedies120

SECTION 6.06..................................................Continuing Guarantee120

SECTION 6.07.General Limitation on Guarantee Obligations120

SECTION 6.08................................................Release of Guarantors121

SECTION 6.09..................................................................................Keepwell121

SECTION 6.10....................................................Right of Contribution121

SECTION 6.11....................................................Canadian Guarantors122

ARTICLE VII.

CONDITIONS PRECEDENT

SECTION 7.01..Conditions to Initial Extensions of Credit.122

SECTION 7.02........Conditions to All Extensions of Credit126

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

SECTION 8.01.Corporate Existence; Compliance with Law127

SECTION 8.02............................................Financial Condition; Etc127

SECTION 8.03..................................................................................Litigation127

SECTION 8.04..............................................No Breach; No Default.127

SECTION 8.05............................................................................................Action128

Page

SECTION 8.06................................................................................Approvals128

SECTION 8.07.ERISA, Foreign Employee Benefit Matters and Labor Matters128

SECTION 8.08..............................................................................................Taxes129

SECTION 8.09........................................Investment Company Act.130

SECTION 8.10................................................Environmental Matters130

SECTION 8.11..............................................................Use of Proceeds.131

SECTION 8.12..........................................................................Subsidiaries.131

SECTION 8.13..............................Ownership of Property; Liens132

SECTION 8.14.Security Interest; Absence of Financing Statements; Etc132

SECTION 8.15....................................................Licenses and Permits132

SECTION 8.16................................................................................Disclosure133

SECTION 8.17..................................................................................Solvency133

SECTION 8.18..........................................................Senior Obligations133

SECTION 8.19........................................................Intellectual Property133

SECTION 8.20..............................................................................[Reserved]134

SECTION 8.21..............................................................................[Reserved]134

SECTION 8.22..................................................................................Insurance134

SECTION 8.23............................................................................Real Estate.134

SECTION 8.24......................................................................................Leases.134

SECTION 8.25..........................................Mortgaged Real Property135

SECTION 8.26..............................................Material Adverse Effect135

SECTION 8.27.Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions135

ARTICLE IX.

AFFIRMATIVE COVENANTS

SECTION 9.01..........................Existence; Business Properties.136

SECTION 9.02................................................................................Insurance.137

SECTION 9.03................Taxes; Performance of Obligations137

SECTION 9.04..........................................Financial Statements, Etc138

SECTION 9.05.Maintaining Records; Access to Properties and Inspections141

SECTION 9.06................................................................Use of Proceeds142

SECTION 9.07............Compliance with Environmental Law142

SECTION 9.08..........Pledge or Mortgage of Real Property.143

SECTION 9.09........Security Interests; Further Assurances.144

SECTION 9.10..........................................................Material Contracts.145

SECTION 9.11..........................................Additional Credit Parties.145

SECTION 9.12.Limitation on Designations of Unrestricted Subsidiaries.146

SECTION 9.13.Limitation on Designation of Immaterial Subsidiaries.147

SECTION 9.14......................................................................................Ratings147

SECTION 9.15....................................................Post-Closing Matters148

ARTICLE X.

NEGATIVE COVENANTS

SECTION 10.01......................................................................Indebtedness149

SECTION 10.02..............................................................................................Liens152

SECTION 10.03............................................................................[Reserved]156

SECTION 10.04................Investments, Loans and Advances156

Page

SECTION 10.05.Mergers, Consolidations and Sales of Assets159

SECTION 10.06....................................................Restricted Payments162

SECTION 10.07....................................Transactions with Affiliates163

SECTION 10.08........................................................Financial Covenant165

SECTION 10.09.Certain Payments of Indebtedness; Amendments to Certain Agreements165

SECTION 10.10.Limitation on Certain Restrictions Affecting Subsidiaries166

SECTION 10.11........................Limitation on Lines of Business168

SECTION 10.12..................................................Limitation on Vessels168

SECTION 10.13..........Limitation on Changes to Fiscal Year168

SECTION 10.14..........................................Canadian Pension Plans.168

ARTICLE XI.

EVENTS OF DEFAULT

SECTION 11.01............................................................Events of Default168

SECTION 11.02..........................................Application of Proceeds172

ARTICLE XII.

AGENTS

SECTION 12.01........................................................................Appointment173

SECTION 12.02........................................................Rights as a Lender173

SECTION 12.03............................................Exculpatory Provisions173

SECTION 12.04........................................................Reliance by Agents174

SECTION 12.05....................................................Delegation of Duties175

SECTION 12.06.Resignation of Administrative Agent and Collateral Agent175

SECTION 12.07.Nonreliance on Agents and Other Lenders177

SECTION 12.08................................................................Indemnification177

SECTION 12.09..............................................................No Other Duties177

SECTION 12.10....................................................................................Holders178

SECTION 12.11.Administrative Agent May File Proofs of Claim178

SECTION 12.12............................................................Collateral Matters178

SECTION 12.13..............................................................Withholding Tax179

SECTION 12.14.Secured Cash Management Agreements and Credit Swap Contracts179

SECTION 12.15....................................Know Your Customer, Etc.179

ARTICLE XIII.

MISCELLANEOUS

SECTION 13.01..........................................................................................Waiver180

SECTION 13.02....................................................................................Notices180

SECTION 13.03........................Expenses, Indemnification, Etc.182

SECTION 13.04........................................Amendments and Waiver184

SECTION 13.05.Benefit of Agreement; Assignments; Participations190

SECTION 13.06....................................................................................Survival195

SECTION 13.07..................................................................................Captions195

SECTION 13.08.Counterparts; Interpretation; Effectiveness195

SECTION 13.09.Governing Law; Submission to Jurisdiction; Waivers; Etc.195

Page

SECTION 13.10....................................................................Confidentiality197

SECTION 13.11.Independence of Representations, Warranties and Covenants197

SECTION 13.12..........................................................................Severability198

SECTION 13.13....................................................................Gaming Laws198

SECTION 13.14......................................................USA PATRIOT Act199

SECTION 13.15............................................................Waiver of Claims199

SECTION 13.16..No Advisory or Fiduciary Responsibility199

SECTION 13.17....................................................................Lender Action200

SECTION 13.18............................................Interest Rate Limitation200

SECTION 13.19......................................................Payments Set Aside200

SECTION 13.20.Acknowledgement and Consent to Bail-In of EEA Financial Institutions201

SECTION 13.21.Acknowledgement Regarding Any Supported QFC.201

SECTION 13.22............................................Certain ERISA Matters.202

SECTION 13.23........................................Joint and Several Liability203

ANNEXES:

ANNEX A‑1-Revolving Commitments

ANNEX A‑2-Term B Facility Commitments

SCHEDULES:

SCHEDULE 1.01(A)-Excluded Subsidiary Agreements

SCHEDULE 1.01(B)-Guarantors

SCHEDULE 1.01(C)-Mortgaged Real Property

SCHEDULE 7.01-Jurisdictions of Local Counsel Opinions

SCHEDULE 8.03-Litigation

SCHEDULE 8.07(a)-ERISA

SCHEDULE 8.07(b)-Canadian Pension Plans

SCHEDULE 8.12(a)-Subsidiaries

SCHEDULE 8.12(b)-Immaterial Subsidiaries

SCHEDULE 8.12(c)-Unrestricted Subsidiaries

SCHEDULE 8.13(a)-Ownership

SCHEDULE 8.15-Licenses and Permits

SCHEDULE 8.19-Intellectual Property

SCHEDULE 8.23(a)-Real Property

SCHEDULE 8.23(b)-Real Property Takings, Etc.

SCHEDULE 8.24(a)-Leases

SCHEDULE 8.25(a)-No Certificates of Occupancy; Violations, Etc.

SCHEDULE 8.25(b)-Encroachment, Boundary, Location, Possession Disputes

SCHEDULE 9.15-Post-Closing Matters

SCHEDULE 10.01-Existing Indebtedness

SCHEDULE 10.02-Certain Existing Liens

SCHEDULE 10.04-Investments

SCHEDULE 10.07-Transactions with Affiliates

SCHEDULE 13.02-Addresses for Notice

EXHIBITS:

EXHIBIT A‑1-Form of Revolving Note

EXHIBIT A‑2-Form of Term B Facility Note

EXHIBIT A‑3-Form of Swingline Note

EXHIBIT B-Form of Notice of Borrowing

EXHIBIT C-1-Form of Notice of Continuation/Conversion

EXHIBIT C-2-Form of Notice of Prepayment

EXHIBIT D-Forms of U.S. Tax Compliance Certificate

EXHIBIT E-Form of Intercompany Promissory Note

EXHIBIT F-Form of Corporate Securities and Finance Compliance Affidavit

EXHIBIT G-Form of Solvency Certificate

EXHIBIT H-Form of Security Agreement (NY)

EXHIBIT H-1-Form of Security Agreement (Alberta)

EXHIBIT I-1-Form of Mortgage  (U.S.)

EXHIBIT I-2-Form of Mortgage (Alberta)

EXHIBIT J-[Reserved]

EXHIBIT K-Form of Assignment and Assumption Agreement

EXHIBIT L-Form of Letter of Credit Request

EXHIBIT M-Form of Joinder Agreement

EXHIBIT N-Form of Perfection Certificate

EXHIBIT O-Form of Auction Procedures

EXHIBIT P-Form of Open Market Assignment and Assumption Agreement

EXHIBIT Q-Form of Term Loan Extension Amendment

EXHIBIT R-Form of Revolving Extension Amendment

EXHIBIT S-Form of Pari Passu Intercreditor Agreement

EXHIBIT T-Form of Second Lien Intercreditor Agreement

EXHIBIT U-[Reserved]

EXHIBIT V -Form of Compliance Certificate

CREDIT AGREEMENT, dated as of December 6, 2019 (this “Agreement”), among CENTURY CASINOS, INC., a Delaware corporation (“Borrower”); the SUBSIDIARY GUARANTORS party hereto from time to time; the LENDERS from time to time party hereto; the L/C LENDERS party hereto; MACQUARIE CAPITAL FUNDING LLC, as swingline lender (in such capacity, together with its successors in such capacity, “Swingline Lender”); MACQUARIE CAPITAL FUNDING LLC, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”); and MACQUARIE CAPITAL FUNDING LLC, as collateral agent (in such capacity, together with its successors in such capacity, “Collateral Agent”).

WHEREAS, Borrower has requested that the Lenders provide first lien revolving credit and term loan facilities, and the Lenders have indicated their willingness to lend, and the L/C Lenders have indicated their willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

ARTICLE I. DEFINITIONS, ACCOUNTING MATTERS AND RULES OF CONSTRUCTION
Certain Defined Terms

.  As used herein, the following terms shall have the following meanings:

“ABR Loans” shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

“Acquisition” shall mean, with respect to any Person, any transaction or series of related transactions for the (a) acquisition of all or substantially all of the Property of any other Person, or of any business or division of any other Person (other than any then-existing Company), (b) acquisition of more than 50% of the Equity Interests of any other Person, or otherwise causing any other Person to become a Subsidiary of such Person or (c) merger or consolidation of such Person or any other combination of such Person with any other Person (other than any of the foregoing between or among any then-existing Companies).

“Additional Credit Party” has the meaning set forth in Section 9.11.

“Adjusted Maximum Amount” has the meaning set forth in Section 6.10.

“Administrative Agent” has the meaning set forth in the introductory paragraph hereof.

“Affected Classes” has the meaning set forth in Section 13.04(b)(A).

“Affiliate” shall mean, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that as to any Credit Party or any Subsidiary thereof, the term “Affiliate” shall expressly exclude the Persons constituting Lenders as of the Closing Date and their respective Affiliates (determined as provided herein without regard to this proviso).

“Agent” shall mean any of Administrative Agent, Auction Manager, Collateral Agent, and/or Lead Arranger, as applicable.

“Agent Party” has the meaning set forth in Section 13.02(e).

“Agent Related Parties” shall mean each Agent and any sub-agent thereof and their respective Affiliates, directors, officers, employees, agents and advisors.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, a LIBO Rate floor (to the extent the LIBO Rate floor applicable to the applicable Indebtedness is greater than the LIBO Rate floor for the Term B Facility and is in excess of the three-month LIBO Rate at the time of incurrence of such Indebtedness) or Alternate Base Rate floor (to the extent the Alternate Base Rate floor applicable to the applicable Indebtedness is greater than the Alternate Base Rate floor for the Term B Facility and is in excess of the Alternate Base Rate at the time of incurrence of such Indebtedness) or otherwise, in each case, incurred or payable by Borrower generally to all lenders of such Indebtedness; provided that original issue discount and upfront fees shall be equated to interest rate assuming a 4-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include arrangement, structuring, commitment, underwriting, amendment or other similar fees (regardless of whether paid or shared in whole or in part to any or all lenders) or other fees not paid generally to all lenders of such Indebtedness; provided, further, that “All-In Yield” shall include any amendment to the relevant interest rate margins and interest rate floors that became effective after the Closing Date but prior to the applicable date of determination and, in the case of an applicable pricing grid or interest rate margins subject to step-ups or step-downs, shall be determined on the basis of the applicable interest rate margin level at the relevant time of determination.  For the purposes of determining the All-In Yield of any fixed-rate Indebtedness, at Borrower’s option, such Indebtedness may be swapped to a floating rate on a customary matched maturity basis.

“Alternate Base Rate” shall mean, for any day, a rate per annum, not less than zero, equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the LIBO Rate for a one month Interest Period beginning on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.0%; provided that, the LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the LIBO Rate, respectively.

“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and all other laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, but not limited to, the Corruption of Foreign Public Officials Act (Canada) and the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended.

“Anti-Terrorism Laws” means any applicable Requirement of Law relating to terrorism, economic sanctions or money laundering, including Executive Order No. 13224, effective September 24, 2001, The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311‑5330), the Trading With the Enemy Act (50 U.S.C. §§ 1-44, as amended), the International Emergency Economic Powers Act (50 U.S.C. § 1701 et seq.), the PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), Part II.1 of the Criminal Code (Canada), the Regulations Implementing the United Nations Resolutions on the Suppression of Terrorism (Canada).

 “Applicable ECF Percentage” shall mean, for the applicable Excess Cash Flow Period, (a) 75% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is greater than 2.75 to 1.00, (b) 50% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is equal to or less than 2.75 to 1.00 and greater than 2.50 to 1.00, (c) 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is equal to or less than 2.50 to 1.00 and greater than 2.25 to 1.00 and  (d) 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of such Excess Cash Flow Period is equal to or less than 2.25 to 1.00.

“Applicable Lending Office” shall mean, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) (a) that is a lender on the Closing Date, designated for such Type of Loan on Annexes A‑1 and A‑2 hereof, (b) set forth on such Lender’s signature page to an Incremental Joinder Agreement for any Lender making any Incremental Commitment pursuant to Section 2.12, (c) set forth on such Lender’s signature page to any Refinancing Amendment for any Lender providing Credit Agreement Refinancing Indebtedness pursuant to Section 2.15, (d) set forth in the Assignment Agreement for any Person that becomes a “Lender” hereunder pursuant to an Assignment Agreement or (e) such other office or account of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its Loans of such Type are to be made and maintained.

“Applicable Margin” shall mean for each Type and Class of Loan (I) that constitute Term B Facility Loans,  5.50% per annum, with respect to LIBOR Loans and 4.50% per annum, with respect to ABR Loans, and (II) that constitute Revolving Loans:  (a) prior to the Initial Financial Statement Delivery Date, 4.25%  per annum, with respect to LIBOR Loans and 3.25% per annum, with respect to ABR Loans; and (b) on and after the Initial Financial Statement Delivery Date, (1) so long as the Consolidated First Lien Net Leverage Ratio of Borrower determined as of the most recent Calculation Date and set forth in the most recently delivered Section 9.04 Financials is greater than 2.75 to 1.00, (A) for LIBOR Loans, 4.25% per annum, and (B) for ABR Loans, 3.25% per annum and (2) so long as the Consolidated First Lien Net Leverage Ratio determined as of the most recent Calculation Date and set forth in the most recently delivered Section 9.04 Financials is less than or equal to 2.75 to 1.00, (A) for LIBOR Loans, 4.00% per annum, and (B) for ABR Loans, 3.00% per annum.

After the Initial Financial Statement Delivery Date, any change in the Consolidated First Lien Net Leverage Ratio shall be effective to adjust the Applicable Margin with respect to Revolving Loans on and as of the date of receipt by Administrative Agent of the Section 9.04 Financials resulting in such change until the date immediately preceding the next date of delivery of Section 9.04 Financials resulting in another such change.  If (i) Borrower fails to deliver the Section 9.04 Financials within the times specified in Section 9.04(a) or 9.04(b), as applicable, or (ii) an Event of Default is continuing and the Required Revolving Lenders have directed the application of the Applicable Margin in clause (II)(a) above, such ratio for Revolving Loans shall be deemed to be the Applicable Margin in clause (II)(a) above from the date of any such failure to deliver until Borrower delivers such Section 9.04 Financials in the case of clause (i) or the date of delivery of such direction in the case of clause (ii) until such Event of Default is no longer continuing or the Required Revolving Lenders have otherwise agreed that such clause (II)(a) is no longer applicable. In the event of an Inaccuracy Determination, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Tranche for any period (an “Inaccurate Applicable Margin Period”) than the Applicable Margin applied for such Inaccurate Applicable Margin Period, then Borrower shall promptly, with respect to each impacted Tranche, (i) deliver to Administrative Agent corrected Section 9.04 Financials for such Inaccurate Applicable Margin Period, (ii) determine the Applicable Margin for such Inaccurate Applicable Margin Period based upon the corrected Section 9.04 Financials and (iii) pay to Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Inaccurate Applicable Margin Period, which payment shall be promptly applied by Administrative Agent in accordance with Section 4.01.  It is acknowledged and agreed that nothing contained herein shall limit the rights of Administrative Agent and the Lenders under the Credit Documents, including their rights under Section 3.02 and Article XI and their other respective rights under this Agreement.

 “Approved Fund” shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale” shall mean (a) any conveyance, sale, lease, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any Property (including accounts receivable and Equity Interests of any Person owned by Borrower or any of its Restricted Subsidiaries but not any Equity Issuance) (whether owned on the Closing Date or thereafter acquired) by Borrower or any of its Restricted Subsidiaries to any Person (other than (i) with respect to any Credit Party, to any Credit Party, and (ii) with respect to any Company that is not a Credit Party, to any Company) and (b) any issuance or sale by any Restricted Subsidiary of its Equity Interests to any Person (other than to Borrower or any other Restricted Subsidiary); provided that the following shall not constitute an “Asset Sale”: (v) any conveyance, sale, lease, transfer or other disposition of inventory, in any case in the ordinary course of business, (w) Real Property leases and other leases, licenses, subleases or sublicenses, in each case, granted to others in the ordinary course of business and which do not materially interfere with the business of Borrower and the Restricted Subsidiaries taken as a whole, (x) any conveyance, sale, lease, transfer or other disposition of obsolete or worn out assets or assets no longer useful in the business of the Credit Parties, (y) licenses of Intellectual Property entered into in the ordinary course of business, and (z) any conveyance, sale, transfer or other disposition of cash and/or Cash Equivalents.

“Assignment Agreement” shall mean an Assignment and Assumption Agreement substantially in the form attached as Exhibit K hereto, or such other form as is reasonably acceptable to Administrative Agent.

“Auction Amount” shall have the meaning provided in Exhibit O hereto.

“Auction Manager” shall mean Macquarie, or another financial institution as shall be selected by Borrower in a written notice to Administrative Agent, in each case in its capacity as Auction Manager; provided, that, notwithstanding anything herein to the contrary, Macquarie shall in no event be obligated to act as the Auction Manager.

“Auction Procedures” shall mean, collectively, the auction procedures, auction notice, return bid and Borrower Assignment Agreement in substantially the form set forth as Exhibit O hereto or such other form as is reasonably acceptable to Auction Manager and Borrower so long as the same are consistent with the provisions hereof; provided, however, Auction Manager, with the prior written consent of Borrower, may amend or modify the procedures, notices, bids and Borrower Assignment Agreement in connection with any Borrower Loan Purchase (but excluding economic terms of a particular auction after any Lender has validly tendered Term Loans requested in an offer relating to such auction, other than to increase the Auction Amount or raise the Discount Range applicable to such auction); provided, further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due in such auction.

“Auto-Extension Letter of Credit” shall have the meaning provided by Section 2.03(b).

“Available Amount” shall mean, on any date, an amount not less than zero, equal to the sum of (without duplication):

(a) $15 million; plus

(b) an amount (which shall not be less than zero) equal to the sum of (i) the Retained Percentage of Excess Cash Flow for the applicable Excess Cash Flow Period multiplied by the amount of Excess Cash Flow for such Excess Cash Flow Period, minus (ii) the aggregate amount of Indebtedness deducted from the Applicable ECF Percentage of Excess Cash Flow pursuant to Section 2.10(a)(iv)(y) with respect to such Excess Cash Flow Period,  minus (iii) the aggregate amount Loans excluded from prepayment by operation of Section 2.10(a)(vi);  plus

(c) in the event of (i) the Revocation of a Subsidiary that was designated as an Unrestricted Subsidiary, (ii) the merger, consolidation or amalgamation of an Unrestricted Subsidiary with or into Borrower or a Restricted Subsidiary (where the surviving entity is Borrower or a Restricted Subsidiary) or (iii) the transfer or other conveyance of assets of an Unrestricted Subsidiary to, or liquidation of an Unrestricted Subsidiary into, Borrower or a Restricted Subsidiary, an amount equal to the sum of (x) the fair market value of the Investments deemed made by Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time such Subsidiary was designated as an Unrestricted Subsidiary, plus (y) the amount of the Investments of Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary made after such designation and prior to the time of such Revocation, merger, consolidation, amalgamation, conveyance or transfer (or of the assets transferred or conveyed, as applicable), other than, in the case of this clause (y), to the extent such Investments funded Investments by such Unrestricted Subsidiary into a Person that, after giving effect to the transaction described in clauses (i), (ii) or (iii) above, will be an Unrestricted Subsidiary, in each case, to the extent such Investments were made in reliance on the Available Amount and not to exceed the original amount of such Investments applied to reduce the Available Amount;  provided, that clauses (x) and (y) shall not be duplicative of any reductions in the amount of such Investments pursuant to the proviso to the definition of “Investments”;  plus

(d) an amount equal to the returns or refunds of Qualifying Investments made by Borrower or any of its Restricted Subsidiaries (and not to exceed the original amount of such Qualifying Investments) to the extent such returns or refunds are received in cash by Borrower or a Restricted Subsidiary;  plus

(e) the aggregate amount of Equity Issuance Proceeds (including upon conversion or exchange of a debt instrument or Disqualified Capital Stock issued after the Closing Date into or for any Equity Interests (other than Disqualified Capital Stock) but excluding Excluded Contributions) received by Borrower from Permitted Equity Issuances (other than Permitted Equity Issuances among Borrower and its Restricted Subsidiaries) after the Closing Date and on or prior to such date; plus

(f) the aggregate fair market value of assets or Property acquired in exchange for Equity Interests (other than Disqualified Capital Stock and Excluded Contributions) of Borrower (other than Permitted Equity Issuances among Borrower and its Restricted Subsidiaries) after the Closing Date and on or prior to such date;  plus

(g) the aggregate principal amount of debt instruments or Disqualified Capital Stock issued after the Closing Date that are converted into or exchanged for any Equity Interests (other than Disqualified Capital Stock) by Borrower after the Closing Date and on or prior to such date, together with the fair market value of any assets or Property received in such conversion or exchange; plus

(h) the amount of any Declined Amounts; minus

(i) the aggregate amount of any (i) Investments made pursuant to Section 10.04(l), (ii) Restricted Payments made pursuant to Section 10.06(j) and (iii) Junior Prepayments pursuant to Section 10.09(a)(ii) (in each case, in reliance on the then-outstanding Available Amount) made since the Closing Date and on or prior to such date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” shall mean the Title 11 of the United States Code entitled “Bankruptcy,” as now or hereinafter in effect, or any successor statute thereto.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

 “Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower Assignment Agreement” shall mean, with respect to any assignment to Borrower or one of its Subsidiaries pursuant to Section 13.05(d) consummated pursuant to the Auction Procedures, an Assignment and Acceptance Agreement substantially in the form of Annex C to the Auction Procedures (as may be modified from time to time as set forth in the definition of Auction Procedures).

“Borrower Loan Purchase” shall mean any purchase of Term Loans by Borrower or one of its Subsidiaries pursuant to Section 13.05(d).

“Borrower Materials” has the meaning set forth in Section 9.04.

“Borrowing” shall mean (a) Loans of the same Class and Type made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Business Day” shall mean any day, except a Saturday or Sunday, (a) on which commercial banks are not authorized or required to close in New York and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or an Interest Period for, a LIBOR Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion or Interest Period, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Calculation Date” shall mean the last day of the most recent Test Period.

“Canadian Benefit Plan” shall mean any pension, retirement, savings, profit sharing, health, medical, dental, disability, life insurance, welfare or other employee benefit plan, program, policy or practice, whether written or oral, funded or unfunded, registered or unregistered, which is sponsored, maintained or contributed to or required to be contributed to by any Credit Party or under which any Credit Party has any actual or potential liability in respect of its employees or former employees in Canada, other than (a) a Canadian Pension Plan, or (b) a plan that is maintained by a Governmental Authority to which any Credit Party is required to contribute pursuant to statute, including the Canada Pension Plan or Quebec Pension Plan.

“Canadian Defined Benefit Plan” shall mean a Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Canada ITA.

“Canadian Guarantor” means any Guarantor that is organized under the laws of Canada or any province or territory thereof.

“Canadian Multiemployer Plan” shall mean a Canadian Pension Plan that is a “multi-employer plan”, as that term is defined in Regulation 8500(1) of the Canada ITA to which any Credit Party is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Canadian Pension Benefits Legislation” shall mean the Pension Benefits Standards Act (Canada), and all provincial counterparts thereof (including, without limitation the Employment Pension Plans Act (Alberta)), in each case as amended or replaced from time to time.

“Canadian Pension Event” shall mean the occurrence of any of the following: (a) failure by any Credit Party to make any required contribution in a timely manner to any Canadian Pension Plan in accordance with the plan’s terms and applicable laws; (b) any statutory deemed trust or Lien arising in connection with a Canadian Pension Plan; (c) the withdrawal of any Credit Party from a Canadian Multiemployer Plan, (d) the termination or wind-up of any Canadian Pension Plan (in whole or in part); or (e) any other event respecting any Canadian Pension Plan which could reasonably be expected to result in the termination or wind-up of a Canadian Pension Plan (in whole or in part) or adversely affect the tax status of any such Canadian Pension Plan.

“Canadian Pension Plan” shall mean a “registered pension plan”, as that term is defined in subsection 248(1) of the Canada ITA, which is or was sponsored, administered or contributed to, or required to be contributed to by any Credit Party or under which any Credit Party has any actual or potential liability, whether existing on the Closing Date or which would be considered a Canadian Pension Plan if assumed, adopted, participated in or contributed to by a Credit Party thereafter.

“Canadian Subsidiary” means any Subsidiary that is organized under the laws of Canada or any province or territory thereof.

“Capital Expenditures” shall mean, for any period any expenditures by Borrower or its Restricted Subsidiaries for the acquisition or leasing of fixed or capital assets (including Capital Lease Obligations) that should be capitalized in accordance with GAAP and any expenditures by such Person for maintenance, repairs, restoration or refurbishment of the condition or usefulness of Property of such Person that should be capitalized in accordance with GAAP; provided that the following items shall not constitute Capital Expenditures: (a) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation (or transfers in lieu thereof) of the assets being replaced; (b) the purchase price of assets purchased simultaneously with the trade-in of existing assets solely to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the asset being traded in at such time; (c) the purchase of property or equipment to the extent financed with the proceeds of asset sales or other dispositions outside the ordinary course of business that are not required to be applied to prepay the Term Loans pursuant to Section 2.10(a)(iii); (d) expenditures that constitute

Permitted Acquisitions or other Acquisitions not prohibited hereunder; (e) any capitalized interest expense reflected as additions to property in the consolidated balance sheet of Borrower and its Restricted Subsidiaries (including in connection with sale-leaseback transactions not prohibited hereunder); (f) any non-cash compensation or other non-cash costs reflected as additions to property in the consolidated balance sheet of Borrower and its Restricted Subsidiaries; and (g) capital expenditures relating to the construction or acquisition of any property or equipment which has been transferred to a Person other than Borrower or any of its Restricted Subsidiaries pursuant to a sale-leaseback transaction not prohibited hereunder and capital expenditures arising pursuant to sale-leaseback transactions.

“Capital Lease” as applied to any Person, shall mean any lease of any Property by that Person as lessee that, in conformity with GAAP, is required to be classified and accounted for as a capital lease on the balance sheet of that Person; provided, however, that for the avoidance of doubt, the Sale Leaseback, any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person may, in the sole discretion of Borrower, be accounted for as an operating lease and not as a Capital Lease.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a Capital Lease, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP; provided, however, that for the avoidance of doubt, the Sale Leaseback, any lease that is accounted for by any Person as an operating lease as of the Closing Date and any similar lease entered into after the Closing Date by any Person may, in the sole discretion of Borrower, be accounted for as an operating lease and not as a Capital Lease.

“Cash Collateralize” shall mean, in respect of an obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars or other credit support, in each case, at a location and pursuant to documentation in form and substance reasonably satisfactory to (a) Administrative Agent, (b) in the case of obligations owing to an L/C Lender, such L/C Lender, and (c) in the case of obligations owing to the Swingline Lender, Swingline Lender (and “Cash Collateral” and “Cash Collateralization” have corresponding meanings).

“Cash Equivalents” shall mean, for any Person:  (a) direct obligations of the United States, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States, or by any agency thereof, in either case maturing not more than one year from the date of acquisition thereof by such Person; (b) time deposits, certificates of deposit or bankers’ acceptances (including eurodollar deposits) issued by (i) any bank or trust company organized under the laws of the United States or any state thereof and having capital, surplus and undivided profits of at least $500.0 million that is assigned at least a “B” rating by Thomson Financial BankWatch or (ii) any Lender or bank holding company owning any Lender (in each case, at the time of acquisition); (c) commercial paper maturing not more than one year from the date of acquisition thereof by such Person and (i) issued by any Lender or bank holding company owning any Lender or (ii) rated at least “A‑2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, respectively, (in each case, at the time of acquisition); (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above or (e) below entered into with a bank meeting the qualifications described in clause (b) above (in each case, at the time of acquisition); (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof or by any foreign government, and rated at least “A” by S&P or “A” by Moody’s (in each case, at the time of acquisition); (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) above (in each case, at the time of acquisition); (g) money market mutual funds that invest primarily in the foregoing items (determined at the time such investment in such fund is made); (h) solely with respect to any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the country in which such Foreign Subsidiary maintains its chief executive office or principal place of business, or issued by any agency of such country and backed by the full faith and credit of such country, and rated at least “A” or the equivalent thereof by S&P or “A2” or the equivalent thereof by Moody’s (in each case, at the time of acquisition), (ii) time deposits, certificates of deposit or bankers’ acceptances issued by any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business, or payable to a Company promptly following demand and maturing within one year of the date of acquisition and (iii) other customarily utilized high-quality or cash equivalent-type Investments in the country where such Foreign Subsidiary maintains its chief executive office or principal place of business; (i) such local currencies held by Borrower or any Restricted Subsidiary from time to time in the ordinary course of business; or (j) investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (i) above.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” shall mean (a) any Person that is a party to a Cash Management Agreement with Borrower and/or any of its Restricted Subsidiaries if such Person was, at the date of entering into such Cash Management Agreement, an Agent, a Lender or an Affiliate of an Agent or a Lender and (b) any Person that is a party to a Cash Management Agreement with Borrower and/or any of its Restricted Subsidiaries that was in effect on the Closing Date, if such Person becomes an Agent, a Lender or an Affiliate of an Agent or a Lender within thirty (30) days of the Closing Date, and in the case of each of clauses (a) and (b), such Person executes and delivers to Administrative Agent a letter agreement in form and substance reasonably acceptable to Administrative Agent pursuant to which such Person (i) appoints Collateral Agent as its agent under the applicable Credit Documents and (ii) agrees to be bound by the provisions of Section 12.03.

“Casualty Event” shall mean any loss of title or any loss of or damage to or destruction of, or any condemnation or other taking (or settlement in lieu thereof) (including by any Governmental Authority) of, any Property.  “Casualty Event” shall include, but not be limited to, any taking of all or any part of any Real Property of Borrower or any of its Restricted Subsidiaries or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Law (or settlement in lieu thereof), or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of Borrower or any of its Restricted Subsidiaries or any part thereof by any Governmental Authority, civil or military.

 “CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code, other than any Subsidiary that is a Canadian Subsidiary.

“CFC Holdco” shall mean any Subsidiary that has no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Subsidiaries of Borrower that are CFCs.

 “Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and

all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” shall be deemed to have occurred if any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act (but excluding any employee benefit plan of such Person or its subsidiaries, any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that a Person or group shall be deemed to have “beneficial ownership” of all securities that such Person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Voting Stock representing more than 35%  of the voting power of the total outstanding Voting Stock of Borrower (and taking into account all such securities that such “Person” or “group” has the right to acquire pursuant to any option right).

“Charges” has the meaning set forth in Section 13.18.

“CIPO” means the Canadian Intellectual Property Office.

“Class” has the meaning set forth in Section 1.03.

“Closing Date” shall mean the date on which the initial extension of credit is made hereunder, which date is December 6, 2019.

“Closing Date Refinancing” shall mean the repayment and replacement of all loans and commitments under the documents relating to the Existing Indebtedness, and the termination and discharge of all related guarantees and security in respect thereof.

“Closing Date Revolving Commitment” shall mean a Revolving Commitment established on the Closing Date.

“Closing Date Revolving Facility” shall mean the credit facility comprising the Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean all of the Pledged Collateral, the Mortgaged Real Property, all Property encumbered pursuant to Sections 9.08, 9.11 and 9.15, and all other Property of a Credit Party whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Security Document.  “Collateral” shall not include any assets or Property that has been released (in accordance with the Credit Documents) from the Lien granted to Collateral Agent pursuant to the Security Documents, unless and until such time as such assets or Property are or are required by the Credit Documents to again become subject to a Lien in favor of Collateral Agent.

“Collateral Account” shall mean (a) a Deposit Account (as defined in the UCC) of Borrower with respect to which Collateral Agent has “control” (as defined in Section 9-104 of the UCC) or (b) a Securities Account (as defined in the UCC) of Borrower with respect to which Collateral Agent has “control” (as defined in Section 9-106 of the UCC).

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Commitment Fee” shall have the meaning provided in Section 2.05.

“Commitment Fee Rate” shall mean, with respect to any Tranche of Revolving Commitments, a rate per annum equal to 0.50%; provided that, on and after the Initial Financial Statement Delivery Date, (1) so long as the Consolidated First Lien Net Leverage Ratio of Borrower determined as of the most recent Calculation Date and set forth in the most recently delivered Section 9.04 Financials is greater than 2.75 to 1.00, the Commitment Fee Rate for the applicable period shall be 0.50% per annum and (2) so long as the Consolidated First Lien Net Leverage Ratio determined as of the most recent Calculation Date and set forth in the most recently delivered Section 9.04 Financials is less than or equal to 2.75 to 1.00, the Commitment Fee Rate for the applicable period shall be 0.375% per annum.

Any increase or decrease in the Commitment Fee Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the most recent delivery of Section 9.04 Financials, in accordance with the paragraph above. If (i) Borrower fails to deliver the Section 9.04 Financials within the times specified in Section 9.04(a) or 9.04(b), as applicable, or (ii) an Event of Default is continuing and the Required Revolving Lenders have directed the application of the Commitment Fee Rate described in clause (1) above, such ratio shall be deemed to be at the Commitment Fee Rate described in clause (1) above from the date of any such failure to deliver until Borrower delivers such Section 9.04 Financials in the case of clause (i) or the date of delivery of such direction in the case of clause (ii) until such Event of Default is no longer continuing or the Required Revolving Lenders have otherwise agreed that such Commitment Fee Rate is no longer applicable, as applicable. In the event that any financial statement or certification delivered pursuant to Section 9.04 is shown to be inaccurate (an “Inaccuracy Determination”), and such inaccuracy, if corrected, would have led to the application of a higher Commitment Fee Rate for any period (an “Inaccurate Applicable Fee Percentage Period”) than the Commitment Fee Rate applied for such Inaccurate Applicable Fee Percentage Period, then Borrower shall promptly (i) deliver to Administrative Agent corrected Section 9.04 Financials for such Inaccurate Applicable Fee Percentage Period, (ii) determine the Commitment Fee Rate for such Inaccurate Applicable Fee Percentage Period based upon the corrected Section 9.04 Financials and (iii) pay to Administrative Agent the accrued additional commitment fee owing as a result of such increased Commitment Fee Rate for such Inaccurate Applicable Fee Percentage Period, which payment shall be promptly applied by Administrative Agent in accordance with Section 4.01. It is acknowledged and agreed that nothing contained herein shall limit the rights of Administrative Agent and the Lenders under the Credit Documents, including their rights under Article XI and their other respective rights under this Agreement.

“Commitment Letter” shall mean the Commitment Letter, dated as of June 17, 2019,  by and between Borrower, the committed lenders thereunder and the Lead Arranger.

“Commitments” shall mean the Revolving Commitments, the Term Loan Commitments, the Swingline Commitment, any Other Commitments and any New Term Loan Commitments.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Companies” shall mean Borrower and its Subsidiaries; and “Company” shall mean any one of them.

 “Consolidated Current Assets” shall mean, with respect to any Person at any date, the total consolidated current assets of such Person and its Subsidiaries (other than Unrestricted Subsidiaries) that would, in accordance with GAAP, be classified as current assets on a consolidated balance sheet of such Person and its Subsidiaries (other than Unrestricted Subsidiaries), other than (x) cash and Cash Equivalents and (y) the current portion of deferred income tax assets.

“Consolidated Current Liabilities” shall mean, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries (other than Unrestricted Subsidiaries) at such date that would, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries (other than Unrestricted Subsidiaries), other than (x) the current portion of any Indebtedness and (y) the current portion of deferred income taxes.

“Consolidated EBITDA” shall mean, for any Test Period, the sum (without duplication) of Consolidated Net Income for such Test Period; plus

(a) in each case to the extent deducted in calculating such Consolidated Net Income (without duplication):
(i) provisions for taxes based on income or profits or capital gains, plus franchise or similar taxes, of Borrower and its Restricted Subsidiaries for such Test Period;

(ii) Consolidated Interest Expense (net of interest income (other than interest income in respect of notes receivable and similar items)) of Borrower and its Restricted Subsidiaries for such Test Period, whether paid or accrued and whether or not capitalized;

(iii) any cost, charge, fee or expense (including discounts and commissions and including fees and charges incurred in respect of letters of credit or bankers acceptance financings) (or any amortization of any of the foregoing) associated with any issuance (or proposed issuance) of debt, or equity or any refinancing transaction (or proposed refinancing transaction) or any amendment or other modification of any debt instrument;

(iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior Test Period);
(v) any Pre-Opening Expenses;

(vi) the amount of any restructuring costs, charges, accruals, expenses or reserves (including those relating to severance, relocation costs and one-time compensation charges), costs incurred in connection with any non-recurring strategic initiatives, and other business optimization expenses (including incentive costs and expenses relating to business optimization programs and signing, retention and completion bonuses) (other than to the extent such items represent the reversal of any accrual or reserve added back in a prior period) in an aggregate amount not to exceed, when combined with amounts of the type described in this clause (a)(vi) and added to Consolidated EBITDA pursuant to clause (a)(vii) below and amounts added to Consolidated EBITDA pursuant to clause (c) below, 25% of Consolidated EBITDA (calculated before any such amounts are added to Consolidated EBITDA pursuant to this clause (a)(vi), (a)(vii)  or clause (c) below);

(vii) any extraordinary, unusual or non-recurring costs, charges, accruals, reserves or items of loss or expense (including, without limitation, losses on asset sales (other than asset sales in the ordinary course of business)) (other than to the extent such items represent the reversal of any accrual or reserve added back in a prior period); provided that any amounts under this clause (a)(vii) that are of the type described in clause (a)(vi) above shall not exceed, when combined with amounts added to Consolidated EBITDA pursuant to clause (a)(vi) above and amounts added to

Consolidated EBITDA pursuant to clause (c) below, 25% of Consolidated EBITDA (calculated before any such amounts are added to Consolidated EBITDA pursuant to this clause (a)(vii), (a)(vi) above or clause (c) below);

(viii) any charges, fees and expenses (or any amortization thereof) (including, without limitation, all legal, accounting, advisory or other transaction-related fees, charges, costs and expenses and any bonuses or success fee payments) related to the Transactions, any Specified Transactions (or any proposed Specified Transactions) (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful;

(ix) any losses resulting from mark to market accounting of Swap Contracts or other derivative instruments;

(x) to the extent included in calculating such Consolidated Net Income, non-cash items decreasing such Consolidated Net Income for such Test Period, other than the accrual of revenue in the ordinary course of business, and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior Test Period subsequent to the Closing Date which was not added back to Consolidated EBITDA when accrued; minus

(b) each of the following (without duplication):
(i)

to the extent included in calculating such Consolidated Net Income, non-cash items increasing such Consolidated Net Income for such Test Period, other than the accrual of revenue in the ordinary course of business, and other than any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges for any prior Test Period subsequent to the Closing Date which was not added back to Consolidated EBITDA when accrued;

(ii)	to the extent included in calculating such Consolidated Net Income, the amount of any gains resulting from mark to market accounting of Swap Contracts or other derivative instruments; and
(iii)

to the extent included in calculating such Consolidated Net Income, any extraordinary, unusual or non-recurring items of income or gain to the extent increasing Consolidated Net Income for such Test Period; plus

(c) the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Borrower in good faith to be realized as a result of specified actions taken or with respect to which substantial steps have been initiated (in the good faith determination of Borrower) during such Test Period (or with respect to (x) the Transactions, are reasonably expected to be initiated within eighteen (18) months of the Closing Date, (y) any Specified Transaction, are reasonably expected to be initiated within eighteen (18) months of the closing date of such Specified Transaction or (z) restructurings and other initiatives of the type described in clause (a)(vi) above, are reasonably expected to be initiated within eighteen (18) months of the determination to take such specified action), including in connection with the Transactions or any Specified Transaction (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of such Test Period), net of the amount of actual benefits realized during such Test Period from such actions,  in an aggregate amount not to exceed, when combined with amounts added to Consolidated EBITDA pursuant to clause (a)(vi) above and amounts of the type described in clause (a)(vi) and added to Consolidated EBITDA pursuant to clause (a)(vii) above, 25% of Consolidated EBITDA (calculated before any such amounts are added to Consolidated EBITDA pursuant to this clause (c), or clause (a)(vi) or (a)(vii) above);  provided that (i) a duly completed Officer’s Certificate of Borrower shall be delivered to Administrative Agent together with the applicable Section 9.04 Financials, providing reasonable detail with respect to such cost savings, operating expense reductions, other operating improvements and synergies and certifying that such savings, operating expense reductions, other operating improvements and synergies are reasonably expected to be realized within eighteen (18) months of the taking of such specified actions and are reasonably identifiable and factually supportable in the good faith judgment of Borrower, (ii) such actions are to be taken within (A) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transactions, eighteen (18) months after the Closing Date and (B) in all other cases, within eighteen (18) months after the consummation of such Specified Transaction, restructuring or implementation of an initiative, (iii) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (c) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period, and (iv) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (c) to the extent more than eighteen (18) months have elapsed after the specified action taken in order to realize such projected cost savings, operating expense reductions, other operating improvements and synergies; plus

(d) to the extent not included in Consolidated Net Income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (b)(iii) above, the amount of insurance proceeds received during such Test Period or after such Test Period and on or prior to the date the calculation is made with respect to such Test Period, attributable to any property which has been closed or had operations curtailed for such Test Period; provided that such amount of insurance proceeds shall only be included pursuant to this clause (d) to the extent the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such Test Period (without giving effect to this clause (d)) does not exceed Consolidated EBITDA attributable to such property during the most recently completed four fiscal quarters for which financial results are available that such property was fully operational (or if such property has not been fully operational for four consecutive fiscal quarters for which financial results are available prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the Test Period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters); plus

(e) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any Test Period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to paragraph (b) above for any previous Test Period and not added back.

Consolidated EBITDA shall be further adjusted (without duplication):

(A) to include the Consolidated EBITDA of (i) any Person, property, business or asset (including a management agreement or similar agreement) (other than an Unrestricted Subsidiary) acquired by Borrower or any Restricted Subsidiary during such Test Period or, subject to Section 1.05, subsequent to such Test Period and (ii) any Unrestricted Subsidiary that is revoked and converted into a Restricted Subsidiary during such Test Period or, subject to Section 1.05,  subsequent to such Test Period, in each case, based on the Consolidated EBITDA of such Person (or attributable to such property, business or asset) for such Test Period (including the portion thereof occurring prior to such acquisition or Revocation), determined as if references to Borrower and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries; and

(B) to exclude the Consolidated EBITDA of (i) any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Borrower or any Restricted Subsidiary during such Test Period or, subject to Section 1.05, subsequent to such Test Period and (ii) any Restricted Subsidiary that is designated as an Unrestricted Subsidiary during such Test Period or, subject to Section 1.05, subsequent to such Test Period, in each case based on the actual Consolidated EBITDA of such Person for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closing, classification or conversion), determined as if references to Borrower and its Restricted Subsidiaries in Consolidated Net Income and other defined terms therein were to such Person and its Subsidiaries.

In addition, subject to clause (c) and the immediately preceding paragraph of this definition of “Consolidated EBITDA”, and subject to Section 1.05,  (a) no add-backs or adjustments shall be made to Consolidated EBITDA for any Test Period that have the effect of adding thereto or excluding from the deductions therefrom amounts in respect of Sale Leaseback Operating Expenses and (b) Consolidated EBITDA shall be deemed to be $10,045,340 for the fiscal quarter ended on December 31, 2018; $12,616,151 for the fiscal quarter ended on March 31, 2019; $13,044,043 for the fiscal quarter ended on June 30, 2019; and $12,384,771 for the fiscal quarter ended on September 30, 2019.

“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Net Indebtedness of Borrower and its Restricted Subsidiaries that is secured by Liens on property or assets of Borrower or its Restricted Subsidiaries as of such date, other than Liens that are expressly subordinated in writing to the Liens securing the Obligations to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Consolidated Interest Expense” shall mean, for any Test Period, the sum of interest expense of Borrower and its Restricted Subsidiaries for such Test Period as determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in arriving at Consolidated Net Income and without duplication, (a) the interest portion of payments on Capital Leases, (b) amortization of financing fees, debt issuance costs and interest or deferred financing or debt issuance costs, (c) arrangement, commitment or upfront fees, original issue discount, redemption or prepayment premiums, (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (e) interest with respect to Indebtedness that has been Discharged and interest with respect to any Escrowed Indebtedness, (f) the accretion or accrual of discounted liabilities during such period, (g) interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments, (h) net payments made under Swap Contracts relating to interest rates with respect to such Test Period and any costs associated with breakage in respect of hedging agreements for interest rates, (i) all interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP, (j) financing fees and expenses associated with the consummation of the Transactions, (k) annual or quarterly agency fees paid to Administrative Agent and (l) costs and fees associated with obtaining Swap Contracts and fees payable thereunder;  provided, that the portion of payments made in connection with the Sale Leaseback in the nature of interest, whether actual or implied, shall not constitute Consolidated Interest Expense.

“Consolidated Net Income” shall mean, for any Test Period, the aggregate of the net income of Borrower and its Restricted Subsidiaries for such Test Period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:

(a) any gain or loss (together with any related provision for taxes thereon) realized in connection with (i) any asset sale outside the ordinary course of business or (ii) any disposition of any securities by such Person or any of its Restricted Subsidiaries shall be excluded;

(b) any extraordinary gain or loss (together with any related provision for taxes thereon) shall be excluded;

(c) the net income of any Person that (i) is not a Restricted Subsidiary, (ii) is accounted for by the equity method of accounting, (iii) is an Unrestricted Subsidiary or (iv) is a Restricted Subsidiary (or former Restricted Subsidiary) with respect to which a Trigger Event has occurred following the occurrence and during the continuance of such Trigger Event shall be excluded; provided that Consolidated Net Income of Borrower and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to Borrower or a Restricted Subsidiary thereof in respect of such period by such Persons (or to the extent converted into cash);

(d) the undistributed earnings of any Restricted Subsidiary of Borrower that is not a Guarantor to the extent that, on the date of determination the payment of cash dividends or similar cash distributions by such Restricted Subsidiary (or loans or advances by such subsidiary to any parent company) are not permitted by the terms of any Contractual Obligation (other than under any Credit Document) or Requirement of Law applicable to such Restricted Subsidiary shall be excluded, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been waived; provided that Consolidated Net Income of Borrower and its Restricted Subsidiaries shall be increased by the amount of dividends or distributions or other payments (including management fees) that are actually paid or are payable in cash to Borrower or a Restricted Subsidiary (not subject to such restriction) thereof in respect of such period by such Restricted Subsidiaries (or to the extent converted into cash);

(e) any goodwill or other asset impairment charges or other asset write-offs or write downs, including any resulting from the application of Accounting Standards Codification Nos. 350 and No. 360, and any expenses or charges relating to the amortization of intangibles as a result of the application of Accounting Standards Codification No. 805, shall be excluded;

(f) any non-cash charges or expenses related to the repurchase of stock options to the extent not prohibited by this Agreement, and any non-cash charges or expenses related to the grant, issuance or repricing of, or any amendment or substitution with respect to, or otherwise in respect of, stock appreciation or similar rights, stock options, restricted stock, or other Equity Interests or other equity based awards or rights or equivalent instruments, shall be excluded;

(g) the cumulative effect of a change in accounting principles shall be excluded;

(h) any expenses or reserves for liabilities shall be excluded to the extent that Borrower or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any such liabilities for which Borrower or any of its Restricted Subsidiaries is not actually indemnified shall reduce Consolidated Net Income for the period in which it is determined that Borrower or such Restricted Subsidiary will not be indemnified (to the extent such liabilities would otherwise reduce Consolidated Net Income without giving effect to this clause (h));

(i) losses, to the extent covered by insurance and actually reimbursed, or, so long as Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded;

(j) gains and losses resulting solely from fluctuations in currency values and the related tax effects shall be excluded, and charges relating to Accounting Standards Codification Nos. 815 and 820 shall be excluded;

(k) the net income (or loss) of a Restricted Subsidiary that is not a Wholly Owned Subsidiary shall be included in an amount proportional to Borrower’s economic ownership interest therein; and

(l) except as required in connection with pro forma determinations made hereunder, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Restricted Subsidiaries or that such Person’s assets are acquired by Borrower or any of its Restricted Subsidiaries shall be excluded.

For the avoidance of doubt and anything to the contrary set forth above notwithstanding, Consolidated Net Income for any Test Period shall be determined, without duplication, with deductions for rent, insurance, property taxes and other amounts and expenses actually paid in cash by Borrower and its Restricted Subsidiaries in respect of the Sale Leaseback for such Test Period, regardless of whether all or any portion of the Sale Leaseback is accounted for as a “finance lease” or otherwise (such items, collectively, the “Sale Leaseback Operating Expenses”); provided that expenses in the nature of imputed interest and non-cash expenses, in each case in respect of the Sale Leaseback for the applicable Test Period, shall be excluded as Sale Leaseback Operating Expenses;  provided further that any “true-up” of rent paid in cash pursuant to the Sale Leaseback shall be accounted for in the fiscal quarter to which such payment relates as if such payment were originally made in such fiscal quarter.

“Consolidated Net Indebtedness” shall mean, as at any date of determination, (a) the aggregate amount of all Indebtedness of Borrower and its Restricted Subsidiaries (other than any such Indebtedness that has been Discharged) on such date, in an amount that would be reflected on a balance sheet on such date prepared on a consolidated basis in accordance with GAAP, consisting of Indebtedness for borrowed money, obligations in respect of Capital Leases, purchase money Indebtedness, Indebtedness evidenced by promissory notes and similar instruments and Contingent Obligations in respect of any of the foregoing (to be included only to the extent set forth in clause (iii) below), minus (b) Qualified Cash; provided that (i) Consolidated Net Indebtedness shall not include (A) Indebtedness in respect of letters of credit (including Letters of Credit), except to the extent of unreimbursed amounts thereunder, (B) Indebtedness of the type described in clause (i) of the definition thereof, (C) Indebtedness attributable to the Sale Leaseback, regardless of whether all or any portion of the Sale Leaseback is accounted for as a “finance lease” or otherwise, and any Permitted Refinancing thereof in the nature of a lease and (D) Indebtedness attributable solely to the change to lease accounting rules pursuant to ASU No. 2016-02 Leases (Topic 842) and (ii) Consolidated Net Indebtedness shall not include Contingent Obligations, provided,  however, that if and when any such Contingent Obligation that does not constitute Consolidated Net Indebtedness is demanded for payment from Borrower or any of its Restricted Subsidiaries, then the amounts of such Contingent Obligation shall be included in such calculations of Consolidated Net Indebtedness.

“Consolidated Total Assets” shall mean, as at any date of determination with respect to any Person, the total amount of all assets of such Person in accordance with GAAP, as shown on the most recent Section 9.04 Financials.

“Consolidated Total Net Leverage Ratio” shall mean, as at any date of determination, the ratio of (a) Consolidated Net Indebtedness as of such date to (b) Consolidated EBITDA for the Test Period most recently ended prior to such date.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any lease guarantees executed by any Company in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated potential liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

1 “Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow.”

“Contractual Obligation” shall mean as to any Person, any provision of any security issued by such Person or of any mortgage, deed of trust, security agreement, pledge agreement, promissory note, indenture, credit or loan agreement, guaranty, securities purchase agreement, instrument, lease, master lease, management agreement, gaming agreements, contract, agreement or other contractual obligation to which such Person is a party or by which it or any of its Property is bound or subject.

“Control” shall mean the possession, directly or indirectly, of the power to (x) vote more than fifty percent (50%) (or, for purposes of Section 10.07 and the definition of Permitted Assignee, ten percent (10%)) of the outstanding voting interests of a Person or (y) direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Taxes” shall mean all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under this Agreement, any Note, any Guarantee or any other Credit Document and (b) to the extent not otherwise described in the foregoing clause (a), Other Taxes.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans, Other Revolving Commitments and Other Revolving Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, then-existing Term Loans, Revolving Loans (and/or unused Revolving Commitments) and/or Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) other than in the case of customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be automatically converted satisfies the following requirements), such Indebtedness has the same or a later maturity (provided that if such Indebtedness is subordinated to the Obligations or secured by a junior lien on the Collateral or is unsecured, then its maturity shall be no earlier than the 91st day after the Final Maturity Date) and, except in the case of any Indebtedness consisting of a revolving credit facility (which, for the avoidance of doubt, shall not be subject to any mandatory commitment reductions prior to the Final Maturity Date of the applicable Refinanced Debt), a Weighted Average Life to Maturity equal to or greater than, the Refinanced Debt (or, if such Indebtedness is subordinated to the Obligations or secured by a junior lien on the Collateral or is unsecured, then the Final Maturity Date of the applicable Refinanced Debt plus 91 days) (in each case determined without giving effect to the impact of prepayments on amortization of Term Loans being refinanced), (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt, plus, accrued interest, fees and premiums (if any) thereon, plus, other fees and expenses associated with the refinancing (including any arrangement fees, upfront fees and original issue discount), plus,  to the extent that such commitments were deemed funded for purposes of determining the permissibility of the incurrence of such Refinanced Debt, any unutilized commitments thereunder, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained, (iv) to the extent such Credit Agreement Refinancing Indebtedness consists of a revolving credit facility, the Revolving Commitments shall be reduced and/or terminated, as applicable, such that the Total Revolving Commitments (after giving effect to such Credit Agreement Refinancing Indebtedness and such reduction or termination) shall not exceed the Total Revolving Commitments immediately prior to the incurrence of such Credit Agreement Refinancing Indebtedness, plus, accrued interest, fees and premiums (if any) thereon, plus, other fees and expenses associated with the refinancing (including any arrangement fees, upfront fees and original issue discount), (v) the terms (excluding maturity, amortization, pricing, fees, rate floors, premiums and optional prepayment or redemption terms) of such Indebtedness reflect terms and conditions, taken as a whole, at the time of incurrence or issuance thereof (x) in the case of Credit Agreement Refinancing Indebtedness constituting debt securities, on then-market terms and conditions or (y) in the case of Credit Agreement Refinancing Indebtedness not constituting debt securities, not materially more favorable to the lenders providing such Credit Agreement Refinancing Indebtedness, as reasonably determined in good faith by Borrower, than those applicable to the applicable Refinanced Debt (except for covenants and other provisions applicable only to periods after the Final Maturity Date remaining outstanding after giving effect to the incurrence or issuance of such Credit Agreement Refinancing Indebtedness) (except to the extent such terms (1) added to the Term B Facility Loans or Revolving Facility, (2) applicable only after the Final Maturity Date (in the case of term Indebtedness) or the latest R/C Maturity Date (in the case of revolving Indebtedness) or (3) otherwise reasonably satisfactory to Administrative Agent), (vi) Borrower shall be the sole borrower thereunder and no Person shall guaranty such Indebtedness unless such Person is also a Guarantor hereunder, (vii) to the extent such Indebtedness is secured, such Indebtedness shall not be secured by any Liens on any assets, except Liens on the Collateral,  and shall be subject to a Pari Passu Intercreditor and/or a Second Lien Intercreditor Agreement, as applicable, (viii) any Credit Agreement Refinancing Indebtedness consisting of a term facility shall share ratably (and not more than ratably) in any voluntary or mandatory prepayments of the Term B Facility unless (a) Borrower and the lenders in respect of such Credit Agreement Refinancing Indebtedness consisting of a term facility elect lesser prepayments or (b) such Credit Agreement Refinancing Indebtedness consisting of a term facility is not pari passu in right of payment or security (in which case such prepayments shall be on a junior basis)  (provided that if such Indebtedness is subordinated to the Obligations or secured by a junior lien on the Collateral or is unsecured, then it shall not have mandatory prepayment, redemption or offer to purchase events more onerous to Borrower (as reasonably determined in good faith by Borrower) than those set forth in hereunder (and shall otherwise be subject to the terms hereunder)) and (ix) if the Refinanced Debt was (A) contractually subordinated to the Term Loans and Revolving Loans in right of payment, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated to the Term Loans and Revolving Loans on the same basis or otherwise in a manner reasonably acceptable to the Administrative Agent, (B) secured by Liens contractually subordinated to the Liens securing the Term Loans and Revolving Loans, such Credit Agreement Refinancing Indebtedness shall be contractually subordinated in right of security to the Term Loans and Revolving Loans on the same basis or subject to intercreditor arrangements reasonably acceptable to the Administrative Agent, or shall be unsecured or (C) unsecured, such Credit Agreement Refinancing Indebtedness shall be unsecured.  For the avoidance of doubt, the usual and customary terms of convertible or exchangeable debt instruments issued in a registered offering or under Rule 144A of the Securities Act shall be deemed to be no more restrictive in any material respect to Borrower and its Restricted Subsidiaries than the terms set forth in this Agreement, so long as the terms of such instruments do not include any financial maintenance covenant.

“Credit Documents” shall mean (a) this Agreement, (b) the Notes, (c) the L/C Documents, (d) the Security Documents, (e) any Pari Passu Intercreditor Agreement, (f) any Second Lien Intercreditor Agreement, (g) any Incremental Joinder Agreement, (h) any Extension Amendment, (i) any Refinancing Amendment,  and (j) each other agreement entered into by any Credit Party with Administrative Agent, Collateral Agent and/or any Lender, in connection herewith or therewith (x) evidencing or governing the Obligations (other than the Commitment Letter and the Fee Letter) or (y) deemed by Borrower and the Administrative Agent in writing as a “Credit Document”, all as amended from time to time, but shall not include a Swap Contract or Cash Management Agreement.

“Credit Parties” shall mean Borrower and the Guarantors.

“Credit Swap Contracts” shall mean any Swap Contract between Borrower and/or any or all of its Restricted Subsidiaries and a Swap Provider (excluding any Swap Contract of the type described in the last sentence of the definition of Swap Contract).

“Debt Issuance” shall mean the incurrence by Borrower or any Restricted Subsidiary of any Indebtedness after the Closing Date,  other than as permitted by Section 10.01 unless constituting Credit Agreement Refinancing Indebtedness.  The issuance or sale of any debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall be deemed a Debt Issuance for purposes of Section 2.10(a).

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdiction from time to time in effect, including without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada).

“Declined Amounts” shall have the meaning provided in Section 2.10(b).

“Default” shall mean any event or condition that constitutes an Event of Default or that would become, with notice or lapse of time or both, an Event of Default.

“Default Rate” shall mean a per annum rate equal to, (i) in the case of principal on any Loan, the rate which is 2% in excess of the rate borne by such Loan immediately prior to the respective payment default or other Event of Default, and (ii) in the case of any other Obligations, the rate which is 2% in excess of the rate otherwise applicable to ABR Loans which are Revolving Loans from time to time (determined based on a weighted average if multiple Tranches of Revolving Commitments are then outstanding).

“Defaulting Lender” shall mean, subject to Section 2.14(b), any Lender that (i) has failed to (A) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender has notified Administrative Agent and Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing), or (B) comply with its obligations under this Agreement to make a payment to the L/C Lender in respect of a L/C Liability, make a payment to Swingline Lender in respect of a Swingline Loan, and/or make a payment to a Lender of any amount required to be paid to it hereunder, in each case within two (2) Business Days of the date when due, (ii) has notified Borrower, Administrative Agent, a L/C Lender or the Swingline Lender in writing, or has stated publicly, that it will not comply with any such funding obligation hereunder, unless such writing or statement states that such position is based on such Lender’s good faith determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), or has defaulted generally (excluding bona fide disputes) on its funding obligations under other loan agreements or credit agreements or other similar agreements, (iii) a Lender Insolvency Event has occurred and is continuing with respect to such Lender or its Parent Company, (iv) any Lender that has, for three or more Business Days after written request of Administrative Agent or Borrower, failed to confirm in writing to Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (iv) upon Administrative Agent’s and Borrower’s receipt of such written confirmation) or (v) becomes the subject of a Bail-in Action.  Any determination of a Defaulting Lender under clauses (i) through (v) above will be conclusive and binding absent manifest error.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, executed by a financial officer of Borrower, minus the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designation” has the meaning set forth in Section 9.12(a).

“Designation Amount” has the meaning set forth in Section 9.12(a)(ii).

“Discharged” shall mean Indebtedness that has been defeased (pursuant to a contractual or legal defeasance) or discharged pursuant to the prepayment or deposit of amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof); provided, however, that the Indebtedness shall be deemed Discharged if the payment or deposit of all amounts required for defeasance or discharge or redemption thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied within 95 days after such prepayment or deposit.

“Discount Range” shall have the meaning provided in Exhibit O hereto.

“Disqualification” shall mean, with respect to any Person:

(a) the failure of such Person to timely file pursuant to applicable Gaming Laws (i) any application required of such Person by any Gaming Authorities in connection with any licensing required of such Person as a lender to Borrower pursuant to applicable Gaming Laws or (ii) any application or other papers, in each case, required by any Gaming Authority in connection with a determination by such Gaming Authority of the suitability of such Person as a lender to Borrower;

(b) the withdrawal by such Person (except where requested or permitted by any Gaming Authority) of any such application or other required papers;

(c) any final determination by a Gaming Authority pursuant to applicable Gaming Laws (i) that such Person is “unsuitable” as a lender to Borrower, (ii) that such Person shall be “disqualified” as a lender to Borrower or (iii) denying the issuance to such Person of a license or finding of suitability or other approval or waiver; or

(d)  such Person has otherwise failed to obtain a license or finding of “suitability” or other approval required by a Gaming Authority pursuant to applicable Gaming Laws which failure results in a Material Adverse Effect on Borrower and/or any Restricted Subsidiary.

“Disqualified Capital Stock” shall mean, with respect to any Person, any Equity Interest of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable or redeemable at the sole option of the holder thereof, pursuant to a sinking fund or otherwise (other than solely (w) for Qualified Capital Stock or upon a sale of assets, casualty event or a change of control, in each case, subject to the prior payment in full of the Obligations, (x) as a result of a redemption required by Gaming Law, (y) as a result of a redemption that by the terms of such Equity Interest is contingent upon such redemption not being prohibited by this Agreement or (z) with respect to Equity Interests issued to any plan for the benefit of, or to, present or former directors, officers, consultants or employees that is required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations as a result of such director’s, officer’s, consultant’s, or employee’s termination, resignation, retirement, death or disability), or exchangeable or convertible into debt securities of the issuer thereof at the sole option of the holder thereof, in whole or in part, on or prior to the date that is 181 days after the Final Maturity Date then in effect at the time of issuance thereof.

“Disqualified Lenders” shall mean (a) any persons designated in writing to the Lead Arranger by Borrower on or prior to June 17, 2019 as a “Disqualified Lender”, (b) any person that is a direct competitor of Borrower or its Subsidiaries and designated as a “Disqualified Lender” by written notice to the Lead Arranger (or after the Closing Date, Administrative Agent) by Borrower from time to time (but not less than three Business Days prior to such date), or (c) any Affiliate of such person identified pursuant to clauses (a) or (b) that is clearly identifiable solely on the basis of its name or identified in writing to the Lead Arranger (or after the Closing Date, Administrative Agent) by Borrower from time to time (other than any bona fide debt fund, fixed income investors, regulated bank entity or unregulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans, debt securities or similar extensions of credit in the ordinary course of business); provided, that (i) any subsequent designation of a Disqualified Lender will not become effective until three (3) Business Days after such designation is delivered pursuant to the terms of this definition, it being understood that no such subsequent designation shall apply to any entity that is currently a Lender or party to a pending trade and (ii) the foregoing shall not apply retroactively to disqualify any parties that have previously been allocated a portion of the facilities hereunder or acquired an assignment or participation interest in the facilities hereunder to the extent such party was not a Disqualified Lender at the time of the applicable allocation, assignment or participation, as the case may be;  provided further, that the term “Disqualified Lender” shall exclude any Person that has been designated as no longer being a “Disqualified Lender” by written notice delivered by Borrower to the Administrative Agent from time to time.

 “Dollars” and “$” shall mean the lawful money of the United States.

“Domestic Subsidiary” of any Person shall mean any Subsidiary of such Person incorporated, organized or formed in the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” shall mean and include (i) a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D) and (ii) solely for purposes of Borrower Loan Purchases, Borrower and its Restricted Subsidiaries;  provided, however, that (x) other than as set forth in clause (ii) of this definition, neither Borrower nor any of Borrower’s Affiliates or Subsidiaries shall be an Eligible Assignee, (y) Eligible Assignee shall not include any Person that is a Disqualified Lender as of the applicable Trade Date unless consented to in writing by Borrower and (z) Eligible Assignee shall not include any natural person or any Person who is a Defaulting Lender or subject to a Disqualification.

“Employee Benefit Plan” shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) that is maintained or contributed to by any ERISA Entity.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

“Environmental Action” shall mean (a) any notice, claim, demand or other written or, to the knowledge of any Responsible Officer of Borrower, oral communication alleging liability of Borrower or any of its Restricted Subsidiaries for investigation, remediation, removal, cleanup, response, corrective action or other costs, damages to natural resources, personal injury, property damage, fines or penalties resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation of Environmental Law, and shall include, without limitation, any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to human health, safety or the Environment arising under Environmental Law and (b) any investigation, monitoring, removal or remedial activities undertaken by or on behalf of Borrower or any of its Restricted Subsidiaries, arising under Environmental Law whether or not such activities are carried out voluntarily.

“Environmental Law” shall mean any and all applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, judgments, orders, consent orders, consent decrees and other binding legal requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health.

“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date; provided, however, that a debt instrument convertible into or exchangeable or exercisable for any Equity Interests or Swap Contracts entered into as a part of, or in connection with, an issuance of such debt instrument shall not be deemed an Equity Interest.

“Equity Issuance” shall mean (a) any issuance or sale after the Closing Date by Borrower of any Equity Interests (including any Equity Interests issued upon exercise of any Equity Rights) or any Equity Rights, or (b) the receipt by Borrower after the Closing Date of any capital contribution (whether or not evidenced by any Equity Interest issued by the recipient of such contribution).  The issuance or sale of any debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall be deemed an issuance of Indebtedness and not an Equity Issuance for purposes of the definition of Equity Issuance Proceeds; provided, however, that such issuance or sale shall be deemed an Equity Issuance upon the conversion or exchange of such debt instrument into Equity Interests.

“Equity Issuance Proceeds” shall mean, with respect to any Equity Issuance, the aggregate amount of all cash received in respect thereof by the Person consummating such Equity Issuance net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses actually incurred in connection therewith; provided that, with respect to any Equity Interests issued upon exercise of any Equity Rights, the Equity Issuance Proceeds with respect thereto shall be determined without duplication of any Equity Issuance Proceeds received in respect of such Equity Rights.

“Equity Rights” shall mean, with respect to any Person, any then-outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of any additional Equity Interests of any class, or partnership or other ownership interests of any type in, such Person; provided, however, that a debt instrument convertible into or exchangeable or exercisable for any Equity Interests shall not be deemed an Equity Right.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Entity” shall mean any member of the ERISA Group.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice requirement is waived); (b) with respect to any Pension Plan, the failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, the failure by any ERISA Entity to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by any ERISA Entity of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (e) the receipt by any ERISA Entity from the PBGC or a plan administrator of any notice indicating an intent to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; (f) the occurrence of any event or condition which would reasonably constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (g) the incurrence by any ERISA Entity of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; (h) the receipt by an ERISA Entity of any notice, or the receipt by any Multiemployer Plan from any ERISA Entity of any notice, concerning the imposition of Withdrawal Liability on any ERISA Entity or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or

Section 305 of ERISA; (i) the making of any amendment to any Pension Plan which would be reasonably likely to result in the imposition of a lien or the posting of a bond or other security; (j) the withdrawal of any ERISA Entity from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such ERISA Entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; or (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to result in liability to Borrower or any of its Restricted Subsidiaries.

“ERISA Group” shall mean Borrower and its Restricted Subsidiaries and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Restricted Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Code Section 430 or ERISA Section 303, Section 414(m) or (o) of the Code.

“Escrowed Indebtedness” shall mean Indebtedness issued in escrow pursuant to customary escrow arrangements pending the release thereof.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 11.01.

“Excess Cash Flow” shall mean, for any fiscal year of Borrower, an amount, if positive, equal to (without duplication):

(a) Consolidated Net Income; plus

(b) an amount equal to the amount of all non-cash charges or losses (including write-offs or write-downs, depreciation expense and amortization expense including amortization of goodwill and other intangibles) to the extent deducted in arriving at such Consolidated Net Income (excluding any such non-cash expense to the extent that it represents an accrual or reserve for potential cash charge in any future period or amortization of a prepaid cash charge that was paid in a prior period and that did not reduce Excess Cash Flow at the time paid); plus

(c) the decrease, if any, in Working Capital from the beginning of such period to the end of such period (for the avoidance of doubt, an increase in negative Working Capital is a decrease in Working Capital); plus

(d) any amounts received from the early extinguishment of Swap Contracts that are not included in Consolidated Net Income; minus

(e) all payments with respect to restricted stock units upon the Person to whom such restricted stock units were originally issued ceasing to be a director, officer, employee, consultant or advisor and net income or loss allocated to unvested participating restricted stock of Borrower; minus

(f) the increase, if any, of Working Capital from the beginning of such period to the end of such period; minus
(g) any amounts paid in connection with the early extinguishment of Swap Contracts that are not included in Consolidated Net Income; minus

(h) the amount of Capital Expenditures made in cash during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)), except to the extent financed with the proceeds of an Equity Issuance, Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(i) the amount of principal payments made in cash during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) of the Loans, Other Applicable Indebtedness and Other First Lien Indebtedness of Borrower and its Restricted Subsidiaries (excluding (i) repayments of Revolving Loans or Swingline Loans or other revolving indebtedness, except to the extent the Revolving Commitments or commitments in respect of such other revolving debt, as applicable, are permanently reduced in connection with such repayments, (ii) prepayments of Loans or other Indebtedness, in each case, that reduce the amount of Excess Cash Flow prepayment required to be made with respect to such fiscal year under Section 2.10(a)(iv)(y) (including as a result of Section 2.10(a)(vii)) and (iii) mandatory prepayments of Loans pursuant to Section 2.10(a)(i), 2.10(a)(ii) or 2.10(a)(iii), except to the extent the Net Available Proceeds from such Casualty Event or Asset Sale, as applicable, used to make such mandatory prepayments were included in the calculation of Consolidated Net Income), in each case, except to the extent financed with the proceeds of an Equity Issuance, Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(j) the amount of Investments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Section 10.04 (other than Sections 10.04(a) (to the extent outstanding on the Closing Date), (b), (c), (d), (e), (f) (except to the extent such amount increased Consolidated Net Income), (g) (except to the extent that the receipt of consideration described therein increased Consolidated Net Income), (h) (to the extent taken into account in arriving at Consolidated Net Income), (j), (l) (solely to the extent made in reliance on clause (b) of the Available Amount), (o) (to the extent outstanding on the date of the applicable acquisition, merger or consolidation), (q), (r), (u), (v) and (w), and other than Investments among Borrower and its Restricted Subsidiaries), except to the extent financed with the proceeds of an Equity Issuance, Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds did not increase Consolidated Net Income) of Borrower or its Restricted Subsidiaries; minus

(k) the amount of all non-cash gains to the extent included in arriving at such Consolidated Net Income (excluding any such non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash loss in any prior period); minus

(l) the amount of all Restricted Payments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Section 10.06(f), 10.06(g), 10.06(h),  10.06(i) and 10.06(j) (except to the extent made in reliance on clause (b) of the Available Amount);  minus

(m) the amount of all Junior Prepayments made during such period (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) pursuant to Section 10.09(a)(i), 10.09(a)(ii), 10.09(a)(iii) or 10.09(a)(viii); minus

(n) any expenses or reserves for liabilities to the extent that Borrower or any Restricted Subsidiary is entitled to indemnification or reimbursement therefor under binding agreements or insurance claims therefor to the extent Borrower has not received such indemnity or reimbursement payment, in each case, to the extent not taken into account in arriving at Consolidated Net Income; minus

(o) the amount of cash Taxes actually paid by Borrower and its Restricted Subsidiaries to Governmental Authorities during such period; minus
(p) the amount of income tax benefit included in determining Consolidated Net Income for such fiscal year (if any); minus
(q) [reserved]; minus

(r) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Borrower and its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Investments permitted under this Agreement or Capital Expenditures in each case to the extent expected to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period (except, in each case, (x) to the extent financed (or anticipated to be financed) with proceeds of an Equity Issuance, Indebtedness (other than revolving Indebtedness), Asset Sales or Casualty Events (to the extent such proceeds do not (or are not anticipated to) increase Consolidated Net Income) or (y) Investments among Borrower and its Restricted Subsidiaries or otherwise not permitted to be deducted in the determination of “Excess Cash Flow” under clause (j) above); provided that to the extent the aggregate amount actually utilized in cash to finance such Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; minus

(s) any cash expenditure of a type not described in clauses (d) through (r) above made during such period that does not reduce Consolidated Net Income and to the extent not financed with the proceeds of an Equity Issuance or Indebtedness (other than revolving Indebtedness) or paid to Borrower or any of its Restricted Subsidiaries.

“Excess Cash Flow Period” shall mean each fiscal year of Borrower, commencing with the fiscal year of Borrower ending on December 31, 2020.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” shall mean net cash proceeds received by Borrower from the sale (other than (i) to a Subsidiary of Borrower or (ii) to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Borrower) of Equity Interests (other than Disqualified Capital Stock) of Borrower in each case (x) not including any amounts included in the Available Amount and (y) to the extent designated as Excluded Contributions by Borrower, pursuant to an officer’s certificate delivered to Administrative Agent, within one hundred and eighty (180) days of the date such capital contributions are made, such dividends, distributions, fees or other payments are paid, or the date such Equity Interests are sold, as the case may be.

“Excluded Information” shall have the meaning provided in Section 12.07(b).

“Excluded LCT Transactions” shall have the meaning provided in Section 1.07.

“Excluded Subsidiary” shall mean (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is a (i) Foreign Subsidiary, (ii) CFC Holdco or (iii) Subsidiary of a Foreign Subsidiary of Borrower if such Foreign Subsidiary is a CFC, in each case to the extent, in the reasonable judgment of Administrative Agent and Borrower, the cost or other consequences (including any adverse tax consequences) of providing a guarantee from such Subsidiary would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that no Canadian Subsidiary shall constitute an “Excluded Subsidiary” under this clause (c), (d) any Subsidiary that is prohibited by applicable law, rule or regulation (including, without limitation, any Gaming Laws) or by any agreement, instrument or other undertaking to which such Subsidiary is a party or by which it or any of its property or assets is bound from guaranteeing the Obligations, and in each case, only for so long as such prohibition exists; provided that any such agreement, instrument or other undertaking (i) is in existence on the Closing Date and listed on Schedule 1.01(A) (or, with respect to a Subsidiary acquired after the Closing Date, as of the date of such acquisition) and (ii) in the case of a Subsidiary acquired after the Closing Date, was not entered into in connection with or anticipation of such acquisition, (e) any Subsidiary for which guaranteeing the Obligations would require consent, approval, license or authorization from any Governmental Authority (including, without limitation, any Gaming Authority) and such consent, approval, license or authorization has not been received after such Subsidiary’s commercially reasonable efforts to obtain such consent, approval, license or authorization,  and unless such consent, approval, license or authorization has been received and is in effect, (f) any not-for-profit Subsidiaries, (g) any captive insurance Subsidiaries, (h) any other Subsidiary with respect to which, in the reasonable judgment of Administrative Agent and Borrower, the cost or other consequences (including any adverse tax consequences) of providing a guarantee shall be excessive in view of the benefits to be obtained by the Lenders therefrom and (i) any Restricted Subsidiary that is not a Wholly Owned Subsidiary, other than any Domestic Subsidiary or Canadian Subsidiary that becomes a non-Wholly Owned Subsidiary after the Closing Date as a result of (A) the disposition or issuance of Equity Interests of such Subsidiary in either case to a Person that is an Affiliate of Borrower, (B) any transaction entered into primarily in contemplation of such Subsidiary’s ceasing to constitute a Guarantor or (C) the disposition or issuance of Equity Interests of such Subsidiary for less than the fair market value of such Equity Interests.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean all of the following Taxes imposed on or with respect to any Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any

Credit Party or required to be deducted from a payment to such recipient, in each case, under any Credit Document, (a) income or franchise Taxes imposed on (or measured by) such recipient’s net income or net profits (however denominated) and branch profits Taxes, in each case, (i) imposed by a jurisdiction as a result of such recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Applicable Lending Office located in such jurisdiction or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Loan not funded pursuant to a prior Commitment, acquires such interest in such Loan) (in each case, other than pursuant to an assignment requested by Borrower under Section 2.11(a)) or (ii) such Lender designates a new Applicable Lending Office, except in each case to the extent that additional amounts with respect to such withholding Tax were payable pursuant to Section 5.06(a) either to such Lender’s assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it designated the new Applicable Lending Office, (c) Taxes attributable to such recipient’s failure to comply with Section 5.06(c), and (d) any U.S. withholding Tax imposed under FATCA.  For purposes of subclause (b) of this definition, a Lender that acquires a participation pursuant to Section 4.07(b) shall be treated as having acquired such participation on the earlier date(s) on which such Lender acquired the applicable interest(s) in the Commitment(s) and/or Loan(s) to which such participation relates.

“Existing Indebtedness” shall mean the existing Indebtedness for borrowed money of Borrower, Target and their respective Subsidiaries outstanding immediately prior to the Closing Date, including Indebtedness under that certain Third Amended and Restated Credit Agreement, dated June 30, 2018, by and among Century Resorts Alberta, Inc., Century Casino St. Albert Inc., Century Mile Inc. and Bank of Montreal, as administrative agent; but excluding Indebtedness permitted under Section 10.01(b).

 “Existing Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Existing Revolving Tranche” shall have the meaning provided in Section 2.13(b).

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.13(a).

“Existing Tranche” shall mean any Existing Term Loan Tranche or Existing Revolving Tranche.

 “Extended Revolving Commitments” shall have the meaning provided in Section 2.13(b).

“Extended Revolving Loans” shall have the meaning provided in Section 2.13(b).

“Extended Term Loans” shall have the meaning provided in Section 2.13(a).

“Extending Lender” shall have the meaning provided in Section 2.13(c).

“Extension Amendment” shall have the meaning provided in Section 2.13(d).

“Extension Date” shall mean any date on which any Existing Term Loan Tranche or Existing Revolving Tranche is modified to extend the related scheduled maturity date(s) in accordance with Section 2.13 (with respect to the Lenders under such Existing Term Loan Tranche or Existing Revolving Tranche which agree to such modification).

“Extension Election” shall have the meaning provided in Section 2.13(c).

“Extension Request” shall mean any Term Loan Extension Request or Revolving Extension Request.

“Extension Tranche” shall mean all Extended Term Loans of the same tranche or Extended Revolving Commitments of the same tranche that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Tranche).

“fair market value” shall mean, with respect to any Property, a price (after taking into account any liabilities relating to such Property), as determined in good faith by Borrower, that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“Fair Share” has the meaning set forth in Section 6.10.

“FATCA” shall mean Sections 1471 through 1474 of the Code,  as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with),  any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or official administrative guidance adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate; provided,  further, that if the aforesaid rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement;  provided further, that if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to major banks on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” shall mean the Fee Letter, dated as of June 17, 2019, by and between Borrower, the committed lenders thereunder and the Lead Arranger.

“Final Maturity Date” shall mean the latest of the latest R/C Maturity Date, the Term B Facility Maturity Date, the latest New Term Loan Maturity Date, the latest final maturity date applicable to any Extended Term Loans, the latest final maturity date applicable to any Extended Revolving Commitments, the latest final maturity date applicable to any Other Term Loans and the latest final maturity date applicable to any Other Revolving Loans.

“Financial Covenant Event of Default” has the meaning provided in Section 11.01(d).

“Financial Maintenance Covenant” shall mean the covenant set forth in Section 10.08.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Fixed Amounts” has the meaning set forth in Section 1.08(a).

“Flood Insurance Laws” shall mean, collectively, (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (e) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement (excluding employment agreements) maintained or contributed to by, or entered into with, Borrower or any Restricted Subsidiary with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean each Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof, or the District of Columbia;  provided that “Foreign Subsidiary” shall exclude each Canadian Subsidiary.

“Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funding Credit Party” has the meaning set forth in Section 6.10.

“Funding Date” shall mean the date of the making of any extension of credit (whether the making of a Loan or the issuance of a Letter of Credit) hereunder (including the Closing Date).

“GAAP” shall mean generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination.

“Gaming Approval” shall mean any and all approvals, authorizations, permits, consents, rulings, orders or directives of any Governmental Authority (including, without limitation, any Gaming Authority) relating to Borrower or any of its Restricted Subsidiaries (a) necessary to enable Borrower or any of its Restricted Subsidiaries to engage in, operate or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct, operate or manage such business substantially as is presently conducted, operated or managed or contemplated to be conducted, operated or managed following the Closing Date (after giving effect to the Transactions), (b) required by any Gaming Law or (c) necessary as is contemplated on the Closing Date (after giving effect to the Transactions), to accomplish the financing and other transactions contemplated hereby after giving effect to the Transactions.

“Gaming Authority” shall mean any Governmental Authority with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or horse racing business or enterprise or any Gaming Facility (including, without limitation, the following as of the Closing Date:  the West Virginia Alcohol Beverage Control Administration, the West Virginia Lottery Commission, the West Virginia Racing Commission, the Missouri Gaming Commission,  the Alberta Gaming and Liquor Commission and Horse Racing Alberta) or with regulatory, licensing or permitting authority or jurisdiction over any gaming or racing operation (or proposed gaming or racing operation) owned, managed, leased or operated by Borrower or any of its Restricted Subsidiaries.

 “Gaming Facility” shall mean any gaming establishment and other property or assets ancillary thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, race tracks, off-track wagering sites, gambling taverns, distributed gaming locations, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment.

“Gaming Laws” shall mean all applicable provisions of all:  (a) constitutions, treaties, statutes or laws governing Gaming Facilities owned, managed, leased or operated by Borrower or any of its Restricted Subsidiaries from time to time and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted, operated or managed by Borrower or any of its Restricted Subsidiaries within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Gaming License” shall mean any Gaming Approval or other casino, gambling, horse racing or gaming license issued by any Gaming Authority in favor of Borrower or any of its Restricted Subsidiaries covering any such activity at any Gaming Facility owned, managed, leased or operated by Borrower or any of its Restricted Subsidiaries from time to time.

“Governmental Authority” shall mean any government or political subdivision of the United States or any other country, whether federal, state, provincial or local, or any agency, authority, board, bureau, central bank, commission, office, division, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision including, without limitation, any Gaming Authority.

“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law requiring notification of the buyer, mortgagee or assignee of real property, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including, without limitation, any transfer of control) of any real property, establishment or business, of the actual or threatened presence or release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the real property, facility or business to be sold, mortgaged, assigned or transferred.

“Guarantee” shall mean the guarantee of each Guarantor pursuant to Article VI.

“Guaranteed Obligations” has the meaning set forth in Section 6.01.

“Guarantors” shall mean each of the Persons listed on Schedule 1.01(B) attached hereto and each Restricted Subsidiary that may hereafter execute a Joinder Agreement pursuant to Section 9.11, together with their successors and permitted assigns, and “Guarantor” shall mean any one of them; provided,  however, that notwithstanding the foregoing, Guarantors shall not include any Person that has been released as a Guarantor in accordance with the terms of the Credit Documents; and provided,  further, that in no event shall any Excluded Subsidiary be required to be a Guarantor (unless such Subsidiary is no longer an Excluded Subsidiary).

“Hazardous Material” shall mean any material, substance, waste, constituent, compound, pollutant or contaminant including, without limitation, petroleum (including, without limitation, crude oil or any fraction thereof or any petroleum product or waste) subject to regulation or which could reasonably be expected to give rise to liability under Environmental Law.

“Immaterial Subsidiary” shall mean (a) as of the Closing Date, those Subsidiaries of Borrower which are designated as such on Schedule 8.12(b), and (b) each additional Subsidiary of Borrower which is hereafter designated as such from time to time by written notice to Administrative Agent in a manner consistent with the provisions of Section 9.13;  provided that no Person shall be so designated (or in the cases of clauses (i), (ii), (iii) and (iv) below, if already designated, remain), if, as of the date of its designation (or if already designated, as of any date following such designation) (i) (x) such Person’s (1) Consolidated EBITDA for the then most recently ended Test Period is in excess of 2.5% of the Consolidated EBITDA of Borrower and its Restricted Subsidiaries or (2) Consolidated Total Assets as of the last day of the then most recently ended Test Period is in excess of 2.5% of the Consolidated Total Assets of Borrower and its Restricted Subsidiaries on a consolidated basis and (y) when such Person is taken together with all other Immaterial Subsidiaries as of such date, all such Immaterial Subsidiaries’ (1) Consolidated EBITDA for the then most recently ended Test Period is in excess of 5.0% of the Consolidated EBITDA of Borrower and its Restricted Subsidiaries or (2) Consolidated Total Assets as of the last day of the then most recently ended Test Period is in excess of 5.0% of the Consolidated Total Assets of Borrower and its Restricted Subsidiaries on a consolidated basis, (ii) it owns any Equity Interests in any Guarantor, (iii) it owns any material assets which are used in connection with any Gaming Facility (other than a Gaming Facility with 100 gaming machines or less), (iv) it owns any Real Property which would be required to be a Mortgaged Real Property hereunder if such Subsidiary were not an Immaterial Subsidiary or (v) any Default or Event of Default has occurred and remains continuing.

“Impacted Loans” has the meaning set forth in Section 5.02.

“Inaccuracy Determination” has the meaning set forth in the definition of “Commitment Fee Rate.”

“Inaccurate Applicable Fee Percentage Period” has the meaning set forth in the definition of “Commitment Fee Rate.”

“Inaccurate Applicable Margin Period” has the meaning set forth in the definition of “Applicable Margin.”

“Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness or in the form of common stock of Borrower, the accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies.

“Incremental Commitments” shall mean the Incremental Revolving Commitments and the Incremental Term Loan Commitments.

“Incremental Effective Date” has the meaning set forth in Section 2.12(b).

“Incremental Existing Tranche Revolving Commitments” shall have the meaning set forth in Section 2.12(a).

“Incremental Incurrence-Based Amount” has the meaning set forth in the definition of “Incremental Loan Amount”.

“Incremental Joinder Agreement” has the meaning set forth in Section 2.12(b).

“Incremental Loan Amount” shall mean, as of any date of determination, without duplication:

(a) the Shared Fixed Incremental Amount; plus
(b) the Shared Prepayment Amount, plus

(c) an unlimited amount so long as, in the case of this clause (d), the Consolidated First Lien Net Leverage Ratio would not exceed 3.00:1.00, calculated on a Pro Forma Basis after giving effect thereto, including the application of proceeds thereof, as of the last day of the most recently ended Test Period; provided that, for such purpose, (1) in the case of any Incremental Revolving Commitment or other unfunded Incremental Commitment, such calculation shall be made assuming a full drawing of such Incremental Commitment and (2) such calculation shall be made without netting the cash proceeds of any Borrowing under such Incremental Commitment (this clause (c), the “Incremental Incurrence-Based Amount”).

It is understood and agreed that (I) Borrower may elect to use the Incremental Incurrence-Based Amount prior to the Shared Fixed Incremental Amount or the Shared Prepayment Amount and regardless of whether there is capacity under the Shared Fixed Incremental Amount or the Shared Prepayment Amount, and if the Shared Fixed Incremental Amount, the Shared Prepayment Amount and the Incremental Incurrence-Based Amount are each available and Borrower does not make an election, Borrower will be deemed to have elected to use the Incremental Incurrence-Based Amount;  and (II) any portion of any Incremental Term Loan, Incremental Term Loan Commitment, Incremental Revolving Commitment or Ratio Debt incurred in reliance on the Shared Fixed Incremental Amount or the Shared Prepayment Amount shall be reclassified as incurred under the Incremental Incurrence-Based Amount as Borrower may elect from time to time if Borrower meets the applicable Consolidated First Lien Net Leverage Ratio under the Incremental Incurrence-Based Amount at such time on a Pro Forma Basis.

“Incremental Revolving Commitments” shall mean Incremental Existing Tranche Revolving Commitments.

“Incremental Revolving Loans” shall mean any Revolving Loans made pursuant to Incremental Revolving Commitments.

“Incremental Term B Loan Commitments” shall have the meaning provided in Section 2.12(a).

“Incremental Term B Loans” shall have the meaning provided in Section 2.12(a).

“Incremental Term Loan Commitments” shall mean the Incremental Term B Loan Commitments and the New Term Loan Commitments.

“Incremental Term Loans” shall mean the Incremental Term B Loans and any New Term Loans.

“incur” shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), permit to exist, assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation (and “incurrence,” “incurred” and “incurring” shall have meanings correlative to the foregoing).

“Incurrence-Based Amounts” has the meaning set forth in Section 1.08(a).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business, (ii) the financing of insurance premiums, (iii) any such obligations payable solely through the issuance of Qualified Capital Stock and (iv) any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person in accordance with GAAP (excluding disclosure on the notes and footnotes thereto); provided that any earn-out obligation that appears in the liabilities section of the balance sheet of such Person shall be excluded, to the extent (x) such Person is indemnified for the payment thereof and such indemnification is not disputed or (y) amounts to be applied to the payment therefor are in escrow; (e) all Indebtedness (excluding prepaid interest thereon) of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, however, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured; (f) with respect to any Capital Lease Obligations of such Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP; (g) all net obligations of such Person in respect of Swap Contracts; (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within three (3) Business Days of such drawing; (i) all obligations of such Person in respect of Disqualified Capital Stock; and (j) all Contingent Obligations of such Person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor).  The amount of Indebtedness of the type described in clause (d) shall be calculated based on the net present value thereof. The amount of Indebtedness of the type referred to in clause (g) above of any Person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the then termination payment due thereunder by such Person.  For the avoidance of doubt, it is understood and agreed that (w) Indebtedness attributable solely to the change to lease accounting rules pursuant to ASU No. 2016-02 Leases (Topic 842), (x) casino “chips” and gaming winnings of customers, (y) any obligations of such Person in respect of Cash Management Agreements and (z) any obligations of such Person in respect of employee deferred compensation and benefit plans (including Pension Plans acquired in the Target Acquisition) shall not constitute Indebtedness. Operating leases shall not constitute Indebtedness hereunder regardless of whether required to be recharacterized as Capital Leases pursuant to GAAP.

“Indemnitee” has the meaning set forth in Section 13.03(b).

“Initial Financial Statement Delivery Date” shall mean the date on which Section 9.04 Financials are delivered to Administrative Agent under Section 9.04(a) or (b), as applicable, for the first full fiscal quarter ending after the Closing Date.

“Initial Perfection Certificate” has the meaning set forth in the definition of “Perfection Certificate.”

“Intellectual Property” has the meaning set forth in Section 8.19.

“Intercompany Promissory Note” means an intercompany promissory note, in substantially the form of Exhibit E hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

 “Interest Period” shall mean, as to each LIBOR Loan, the period commencing on the date such LIBOR Loan is disbursed or converted to or continued as a LIBOR Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Notice of Borrowing or Notice of Continuation/Conversion, as applicable, or such other period that is twelve months or less than one month requested by Borrower and available to and consented to by all the applicable Lenders (and if less than one month, the consent of Administrative Agent shall also be required); provided that:

(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii)any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii)no Interest Period for a Class shall extend beyond the maturity date for such Class.

“Interest Rate Protection Agreement” shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between:  (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available for the applicable currency that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available for the applicable currency that exceeds the Impacted Interest Period, in each case, at such time.

“Investments” of any Person shall mean (a) any loan or advance of funds or credit by such Person to any other Person, (b) any Contingent Obligation by such Person in respect of the Indebtedness or other obligation of any other Person (provided that upon termination of any such Contingent Obligation, no Investment in respect thereof shall be deemed outstanding, except as contemplated in clause (e) below), (c) any purchase or other acquisition of any Equity Interests or indebtedness or other securities of any other Person, (d) any capital contribution by such Person to any other Person, (e) without duplication of any amounts included under clause (b) above, any payment under any Contingent Obligation by such Person in respect of the Indebtedness or other obligation of any other Person or (f) the purchase or other acquisition (in one transaction or a series of transaction) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of the definition of “Unrestricted Subsidiary” and Section 10.04, “Investment” shall include the portion (proportionate to Borrower’s Equity Interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Borrower at the time of Designation of such Subsidiary as an Unrestricted Subsidiary pursuant to Section 9.12 (excluding any Subsidiaries designated as Unrestricted Subsidiaries on the Closing Date and set forth on Schedule 8.12(c)); provided, however, that upon the Revocation of a Subsidiary that was designated as an Unrestricted Subsidiary after the Closing Date, the amount of outstanding Investments in Unrestricted Subsidiaries shall be deemed to be reduced by the lesser of (x) the fair market value of such Subsidiary at the time of such Revocation and (y) the amount of Investments in such Subsidiary deemed to have been made (directly or indirectly) at the time of, and made (directly or indirectly) since, the Designation of such Subsidiary as an Unrestricted Subsidiary, to the extent that such amount constitutes an outstanding Investment under clauses (d), (i), (k), (l), (m), (s) or (t) of Section 10.04 at the time of such Revocation.

“IOC” shall have the meaning assigned to such term in the definition of “Target Acquisition Agreement.”

“IOC-Caruthersville” shall mean IOC-Caruthersville, LLC, a Missouri limited liability company.

“IOC-CG” shall mean IOC-Cape Girardeau, LLC, a Missouri limited liability company.

“IRS” shall mean the United States Internal Revenue Service.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Joinder Agreements” shall mean each Joinder Agreement substantially in the form of Exhibit M attached hereto or such other form as is reasonably acceptable to Administrative Agent and each Joinder Agreement to be entered into pursuant to the Security Agreements.

“Joint Venture” shall mean any Person, other than an individual or a Wholly Owned Subsidiary of Borrower, in which Borrower or a Restricted Subsidiary of Borrower (directly or indirectly) holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

“Junior Prepayments” shall have the meaning provided in Section 10.09.

“L/C Commitments” shall mean, with respect to each L/C Lender, the commitment of such L/C Lender to issue Letters of Credit pursuant to Section 2.03.  The amount of each L/C Lender’s L/C Commitment as of the Closing Date is set forth on Annex A-1 under the caption “L/C Commitment.”  The L/C Commitments are part of, and not in addition to, the Revolving Commitments.

“L/C Disbursements” shall mean a payment or disbursement made by any L/C Lender pursuant to a Letter of Credit.

“L/C Documents” shall mean, with respect to any Letter of Credit, collectively, any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be amended or modified and in effect from time to time.

“L/C Interest” shall mean, for each Revolving Lender, such Lender’s participation interest (or, in the case of each L/C Lender, such L/C Lender’s retained interest) in each L/C Lender’s liability under Letters of Credit and such Lender’s rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

“L/C Lender”  shall mean, as the context may require: (i) Macquarie or any of its Affiliates or designees, in its capacity as issuer of Letters of Credit issued by it hereunder, together with its successors and assigns in such capacity;  provided that, neither Macquarie nor any of its Affiliates or designees shall be required to issue any commercial or documentary Letters of Credit; and/or (ii) any other Revolving Lender or Revolving Lenders selected by Borrower and reasonably acceptable to Administrative Agent

(such approval not to be unreasonably withheld or delayed) that agrees to become an L/C Lender, in each case under this clause (ii) in its capacity as issuer of Letters of Credit issued by such Lender hereunder, together with its successors and assigns in such capacity.

“L/C Liability” shall mean, at any time, without duplication, the sum of (a) the Stated Amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements that have not yet been reimbursed at such time in respect of all Letters of Credit.  The L/C Liability of any Revolving Lender at any time shall mean such Revolving Lender’s participations and obligations in respect of outstanding Letters of Credit at such time.

“L/C Payment Notice” has the meaning provided in Section 2.03(d).

“L/C Sublimit” shall mean an amount equal to the lesser of (a) $5.0 million and (b) the Total Revolving Commitments then in effect.  The L/C Sublimit is part of, and not in addition to, the Total Revolving Commitments.

“Laws” shall mean, collectively, all common law and all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents, including without limitation the interpretation thereof by any Governmental Authority charged with the enforcement thereof.

“LCT Election” shall have the meaning provided in Section 1.07.

“LCT Test Date” shall have the meaning provided in Section 1.07.

“Lead Arranger” shall mean Macquarie Capital (USA) Inc., in its capacity as sole lead arranger and sole bookrunner hereunder.

“Lease” shall mean any lease, sublease, franchise agreement, license, occupancy or concession agreement.

“Lender Insolvency Event” shall mean that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a proceeding under any Debtor Relief Law, or a receiver, trustee, conservator, intervenor, administrator, sequestrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority) has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action authorizing or indicating its consent to or acquiescence in any such proceeding or appointment; provided, however, that a Lender Insolvency Event shall not be deemed to exist solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Lenders” shall mean (a) each Person listed on Annexes A‑1 or A‑2, (b) any Lender providing an Incremental Commitment pursuant to Section 2.12 and any Person that becomes a Lender from time to time party hereto pursuant to Section 2.15 and (c) any Person that becomes a “Lender” hereunder pursuant to an Assignment Agreement, in each case, other than any such Person that ceases to be a Lender pursuant to an

Assignment Agreement or a Borrower Assignment Agreement.  Unless the context requires otherwise, the term “Lenders” shall include the Swingline Lender and the L/C Lender.

“Letter of Credit Request” has the meaning provided in Section 2.03(b).

“Letters of Credit” shall have the meaning provided in Section 2.03(a).

“LIBO Base Rate” shall mean, with respect to any LIBOR Loan for any Interest Period therefor, the London interbank offered rate (“LIBOR”) as administered by ICE Benchmark Administration Limited (or any other Person that takes over the administration of such rate for Dollars for a period equal in length to such Interest Period) as displayed on pages the Bloomberg screen that displays such rate (or, in the event such rate does not appear on a Bloomberg page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion (in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period (for delivery on the first day of such Interest Period)); provided that, if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and provided,  further, if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Base Rate shall be the Interpolated Rate, provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; provided further, if the rates referenced in the preceding clauses are not available, the rate per annum determined by the Agent as the LIBO Base Rate shall be the rate of interest at which deposits in dollars for delivery on the first day of such Interest Period in same day funds being made, continued or converted and with a term and amount comparable to such Interest Period as would be quoted to the Agent by major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period; provided that to the extent a comparable or successor rate is approved by Administrative Agent in connection herewith, the approved rate shall be consistent with market practice for LIBOR-based loans (and the application of such rate shall also be in accordance with market practice); provided,  further that to the extent such market practice is not administratively feasible for Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by Administrative Agent.  Notwithstanding the foregoing, the LIBO Base Rate shall not be less than 0.00%.

“LIBO Rate” shall mean, for any LIBOR Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the LIBO Base Rate for such Loan for such Interest Period multiplied by the Statutory Reserve Rate for such Loan for such Interest Period.  Notwithstanding the foregoing, (a) for purposes of clause (c) of the definition of Alternate Base Rate, the rates referred to above shall be the rates as of 11:00 a.m., London, England time, on the date of determination (rather than the second Business Day preceding the date of determination) and (b) the LIBO Rate for Term B Facility Loans and Revolving Loans shall not be less than 0.00%.

 “LIBOR Loans” shall mean Loans that bear interest at rates based on rates referred to in the definition of “LIBO Rate.”

“License Revocation” shall mean the revocation, termination, voidance, repudiation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any Gaming License or Gaming Approval covering any Gaming Facility owned, leased, operated or used by Borrower or any of its Restricted Subsidiaries.

“Lien” shall mean, with respect to any Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest, assignment, hypothecation, assignment of leasehold interest or rents, option, right of first offer, right of first refusal, purchase option, easement, encroachment, title defect, adverse claim, restriction (including any restriction on transfer or other assignment), or encumbrance for security of any kind, or any filing of any financing statement under the UCC or PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than such financing statement or similar notices filed for informational or precautionary purposes only), or any conditional sale or other title retention agreement or any lease in the nature thereof along with all modifications, supplements, replacements, restatements, and amendments to each of the foregoing.

“Limited Condition Transaction” shall have the meaning provided in Section 1.07.

“Liquor Authority” has the meaning set forth in Section 13.13(a).

“Liquor Laws” has the meaning set forth in Section 13.13(a).

“Loans” shall mean the Revolving Loans, the Swingline Loans and the Term Loans.

“Losses” of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, reasonable expenses, obligations, penalties, actions, judgments, penalties, fines, suits, reasonable and documented costs or disbursements (including reasonable fees and expenses of one primary counsel for the Secured Parties collectively, and any special gaming and local counsel reasonably required in any applicable jurisdiction (and solely in the case of an actual or perceived conflict of interest, where the Persons affected by such conflict inform Borrower in writing of the existence of an actual or perceived conflict of interest prior to retaining additional counsel, one additional of each such counsel for each group of similarly situated Secured Parties), in connection with any Proceeding commenced or threatened in writing, whether or not such Person shall be designated a party thereto) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

“Margin Stock” shall mean margin stock within the meaning of Regulation T, Regulation U and Regulation X.

“Macquarie” shall mean Macquarie Capital Funding LLC.

“Material Adverse Effect” shall mean (i) on the Closing Date, with respect to the Target and its businesses, a  Target Material Adverse Effect, and (ii) except as set forth in the forgoing clause (i), (a) a material adverse effect on the business, assets, financial condition or results of operations of Borrower and its Restricted Subsidiaries, taken as a whole and after giving effect to the Transactions, (b) a material adverse effect on the ability of the Credit Parties to satisfy their material payment Obligations under the Credit Documents or (c) a material adverse effect on the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents.

“Material Casualty Event”  shall mean a “Material Casualty Event” (as defined in the Target Acquisition Agreement as in effect on June 17, 2019).

“Material Condemnation Event”  shall mean a “Material Condemnation Event” (as defined in the Target Acquisition Agreement as in effect on June 17, 2019).

“Material Contract” shall mean each written contract, agreement, permit or license of any Credit Party as to which the breach, non-performance, cancellation or failure to renew by any party thereto would reasonably be expected to cause or result in a Material Adverse Effect.

“Material Real Property” shall mean any Real Property located in the United States or Canada with a fair market value in excess of $5.0 million at the Closing Date or, with respect to Real Property acquired or appreciating after the Closing Date, at the time of acquisition or appreciation, in each case, as reasonably estimated by Borrower in good faith.  For the avoidance of doubt, “Material Real Property” shall include each Real Property described on Schedule 1.01(C).

“Maximum Rate” has the meaning set forth in Section 13.18.

“MFN Adjustment” has the meaning set forth in Section 2.12(c).

“Minimum Collateral Amount” shall mean, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate un-reallocated portions of L/C Liabilities during the existence of a Defaulting Lender, an amount equal to 103% of the un-reallocated L/C Liabilities at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Sections 2.01(e), 2.03, 2.10(b)(ii), 2.10(c), 2.10(e), 2.16(a)(i), 2.16(a)(ii) or 11.01 or 11.02, an amount equal to 103% of the aggregate L/C Liability, and (iii) otherwise, an amount determined by Administrative Agent and the L/C Lenders in their reasonable discretion.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor entity thereto.

“Mortgage” shall mean an agreement, including, but not limited to, a mortgage,  deed of trust, deed to secure debt or any other document, creating and evidencing a first Lien (subject only to the Permitted Liens) in favor of Collateral Agent on behalf of the Secured Parties on each Mortgaged Real Property, which shall be in substantially the form of Exhibit I-1 or Exhibit I-2, as applicable, or such other form as is reasonably acceptable to Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable or local law or as shall be customary under local law, as the same may at any time be amended in accordance with the terms thereof and hereof and such changes thereto as shall be reasonably acceptable to Administrative Agent.

“Mortgaged Real Property” shall mean (a) each Real Property listed on Schedule 1.01(C) and (b) each Real Property, if any, which shall be subject to a Mortgage delivered on or after the Closing Date pursuant to Section 9.08, 9.11 or 9.15 (in each case, unless and until such Real Property is no longer subject to a Mortgage).

“Mountaineer” shall mean Mountaineer Park, Inc., a West Virginia corporation.

“MTR” shall have the meaning assigned to such term in the definition of “Target Acquisition Agreement.”

 “Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA (a) to which any ERISA Entity is then making or has an obligation to make contributions, (b) to which any ERISA Entity has within the preceding six plan years made or had an obligation to make contributions, including any Person which ceased to be an ERISA Entity during such six year period or (c) with respect to which any Company is reasonably likely to incur liability under Title IV of ERISA.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Available Proceeds” shall mean:

(i)in the case of any Asset Sale pursuant to Sections 10.05(c) or 10.05(s), the aggregate amount of all cash payments (including any cash payments received by way of deferred payment of principal pursuant to a note or otherwise, but only as and when received) received by Borrower or any Restricted Subsidiary directly or indirectly in connection with such Asset Sale, net (without duplication) of (A) the amount of all reasonable fees and expenses and transaction costs paid by or on behalf of Borrower or any Restricted Subsidiary in connection with such Asset Sale (including, without limitation, any underwriting, brokerage or other customary selling commissions and legal, advisory and other fees and expenses, including survey, title and recording expenses, transfer taxes and expenses incurred for preparing such assets for sale, associated therewith); (B) any Taxes paid or estimated in good faith to be payable by or on behalf of any Company as a result of such Asset Sale (after application of all credits and other offsets that arise from such Asset Sale); (C) any repayments by or on behalf of any Company of Indebtedness (other than Indebtedness secured by Collateral) to the extent such Indebtedness is secured by a Lien on such Property that is permitted by the Credit Documents and that is not junior to the Lien thereon securing the Obligations and such Indebtedness is required to be repaid as a condition to the purchase or sale of such Property; (D) amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; and (E) amounts reserved, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Borrower or any of its Subsidiaries after such Asset Sale and related thereto, including pension and other post-employment benefit liabilities, purchase price adjustments, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate delivered to Administrative Agent; provided, that no such amounts shall constitute Net Available Proceeds under this clause (i) unless (x) the aggregate value of the Property sold in any single Asset Sale or related series of Asset Sales is greater than or equal to $2.5 million (and only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (i)) or (y) the aggregate value of all Property sold in Asset Sales in any fiscal year exceeds $5.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (i)); provided, further, that Net Available Proceeds shall include any cash payments received upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (E) of this clause (i) or, if such liabilities have not been satisfied in cash and such reserve is not reversed within eighteen (18) months after such Asset Sale, the amount of such reserve;

(ii)in the case of any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation (excluding proceeds constituting business interruption insurance or other similar compensation for loss of revenue, but including the proceeds of any disposition of Property pursuant to Section 10.05(l)) received by the Person whose Property was subject to such Casualty Event in respect of such Casualty Event net of (A) fees and expenses incurred by or on behalf of Borrower or any Restricted Subsidiary in connection with recovery thereof, (B) any repayments by or on behalf of any Company of Indebtedness (other than Indebtedness secured by Collateral) to the extent such Indebtedness is secured by a Lien on such Property that is permitted by the Credit Documents and that is not junior to the Lien thereon securing the Obligations and such Indebtedness is required to be repaid as a result of such Casualty Event, and (C) any Taxes paid or payable by or on behalf of Borrower or any Restricted Subsidiary in respect of the amount so recovered (after application of all credits and other offsets arising from such Casualty Event) and amounts required to be paid to any Person (other than any Company) owning a beneficial interest in the subject Property; provided, that no such amounts shall constitute

Net Available Proceeds under this clause (ii) unless (x) the aggregate proceeds or other compensation in respect of any single Casualty Event is greater than or equal to $2.5 million (and only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (ii)) or (y) the aggregate proceeds or other compensation in respect of all Casualty Events in any fiscal year exceeds $5.0 million (and thereafter only net cash proceeds in excess of such amount shall constitute Net Available Proceeds under this clause (ii)); provided that, in the case of a Casualty Event with respect to property that is subject to a lease entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets, such cash proceeds shall not constitute Net Available Proceeds to the extent, and for so long as, such cash proceeds are required, by the terms of such lease, (x) to be paid to the holder of any mortgage, deed of trust or other security agreement securing indebtedness of the lessor or (y) to be paid to, or for the account of, the lessor or deposited in an escrow account to fund rent and other amounts due with respect to such property and costs to preserve, stabilize, repair, replace or restore such property (in accordance with the provisions of the applicable lease); and

(iii)in the case of any Debt Issuance or Equity Issuance, the aggregate amount of all cash received in respect thereof by the Person consummating such Debt Issuance or Equity Issuance in respect thereof net of all investment banking fees, discounts and commissions, legal fees, consulting fees, accountants’ fees, underwriting discounts and commissions and other fees and expenses, actually incurred in connection therewith.

 “New Term Loan Commitments” has the meaning set forth in Section 2.12(a).

“New Term Loan Facility” shall mean each credit facility comprising New Term Loan Commitments and New Term Loans of a particular Tranche, if any.

“New Term Loan Maturity Date” shall mean, with respect to any New Term Loans to be made pursuant to the related Incremental Joinder Agreement, the maturity date thereof as determined in accordance with Section 2.12(b).

“New Term Loan Notes” shall mean the promissory notes executed and delivered in connection with any New Term Loan Commitments and the related New Term Loans.

“New Term Loans” has the meaning set forth in Section 2.12(a).

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Extension Notice Date” shall have the meaning provided by Section 2.03(b).

“Non-Credit Party” and “Non-Credit Parties” shall mean any Subsidiary or Subsidiaries of Borrower that is not a Credit Party or are not Credit Parties.

“Non-Credit Party Cap” shall mean, at any time, an amount equal to $15.0 million in the aggregate minus (ii) the then outstanding aggregate principal amount of Indebtedness incurred (or being incurred concurrent with any determination of the Non-Credit Party Cap) by Subsidiaries that are not Credit Parties pursuant to Sections 10.01(t), 10.01(q) and 10.01(v).

“Non-U.S. Lender” has the meaning set forth in Section 5.06(c)(ii).

“Notes” shall mean the Revolving Notes, the Swingline Note and the Term Loan Notes.

“Notice of Borrowing” shall mean a notice of borrowing substantially in the form of Exhibit B or such other form as is reasonably acceptable to Administrative Agent.

“Notice of Continuation/Conversion” shall mean a notice of continuation/conversion substantially in the form of Exhibit C-1 or such other form as is reasonably acceptable to Administrative Agent.

“Notice of Prepayment” shall mean a notice of prepayment substantially in the form of Exhibit C-2 or such other form as is reasonably acceptable to Administrative Agent.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” shall mean the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by Administrative Agent from a Federal funds broker of recognized standing selected by it; provided,  further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations” shall mean all amounts, liabilities and obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by any Credit Party to any Secured Party or any of its Agent Related Parties or their respective successors, transferees or assignees (or, in the case of any Credit Swap Contract or any Secured Cash Management Agreement, by any Restricted Subsidiary) pursuant to the terms of any Credit Document, any Credit Swap Contract or any Secured Cash Management Agreement (including in each case interest, fees and expenses accruing or obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), whether or not the right of such Person to payment in respect of such obligations and liabilities is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and whether or not such claim is discharged, stayed or otherwise affected by any bankruptcy case or insolvency or liquidation proceeding.

“Officer’s Certificate” shall mean, as applied to any entity, a certificate executed on behalf of such entity (or such entity’s manager or member or general partner, as applicable) by its chairman of the board of directors (or functional equivalent) (if an officer), its chief executive officer, its president, any of its vice presidents, its chief financial officer, its chief accounting officer, its treasurer or controller or its secretary or assistant secretary (in each case, or an equivalent officer) or any other officer reasonably acceptable to the Administrative Agent, in each case in their official (and not individual) capacities.

“Open Market Assignment and Assumption Agreement” shall mean an Open Market Assignment and Assumption Agreement substantially in the form attached as Exhibit P hereto or such other form as is reasonably acceptable to Administrative Agent.

“Organizational Document” shall mean, relative to any Person, its certificate of incorporation, its certificate of formation, its certificate of partnership, its by-laws, its partnership agreement, its limited liability company agreement, its memorandum or articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Equity Interests.

“Other Applicable Indebtedness” shall mean Indebtedness incurred pursuant to Section 10.01(c), (h), (k), (n), (q), (u), (v) and (w).

“Other Commitments” shall mean the Other Term Loan Commitments and Other Revolving Commitments.

“Other Connection Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

 “Other Debt” has the meaning set forth in the definition of “Repricing Transaction.”

“Other First Lien Indebtedness” shall mean outstanding Indebtedness that is not incurred under this Agreement and that (a) is secured by Liens in any Collateral on a pari passu basis with the Liens securing the Obligations and (b) is Permitted First Priority Refinancing Debt or Ratio Debt.

“Other Junior Indebtedness” shall mean Permitted Unsecured Refinancing Debt, Permitted Second Priority Refinancing Debt, or any Indebtedness incurred pursuant to Section 10.01(q) or constituting Ratio Debt that is secured by a Lien on any Collateral that is junior to the Liens securing the Obligations or that is unsecured.

“Other Junior Indebtedness Documentation” shall mean the documentation governing any Other Junior Indebtedness.

“Other Revolving Commitments” shall mean one or more Tranches of revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loans” shall mean one or more Tranches of Revolving Loans that result from a Refinancing Amendment.

 “Other Taxes” has the meaning set forth in Section 5.06(b).

“Other Term Loan Commitments” shall mean one or more Tranches of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Tranches of Term Loans that result from a Refinancing Amendment.

“Overnight Bank Funding Rate” shall mean, for any day, the rate (not less than zero) comprising both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time), and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Paid in Full” or “Payment in Full” and any other similar terms, expressions or phrases shall mean, at any time, (a) with respect to obligations other than the Obligations or the Secured Obligations (as defined in any of the Security Agreements), the payment in full of all of such obligations and (b) with respect to the Obligations or the Secured Obligations (as defined in any of the Security Agreements), the irrevocable termination of all Commitments, the payment in full in cash of all such obligations (except undrawn Letters of Credit and Unasserted Obligations), including principal, interest, fees, expenses, costs (including post-petition interest, fees, expenses, and costs even if such interest, fees, expenses and costs are not an allowed claim enforceable against any Credit Party in a bankruptcy case under applicable law) and premium (if any), and the discharge or Cash Collateralization of all Letters of Credit outstanding in an amount equal to 103% of the greatest amount for which such Letters of Credit may be drawn (or receipt of backstop letters of credit reasonably satisfactory to the applicable L/C Lender and Administrative Agent).  For purposes of this definition, “Unasserted Obligations” shall mean, at any time, contingent indemnity obligations in respect of which no claim or demand for payment has been made at such time.

“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement substantially in the form of Exhibit S hereto or such other form as is reasonably acceptable to Administrative Agent.

“Participant Register” has the meaning set forth in Section 13.05(a).

“PATRIOT Act” has the meaning set forth in Section 13.14.

 “PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

“Pension Plan” shall mean an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code or Section 302 of ERISA and is (a) maintained, contributed to or required to be contributed to by any ERISA Entity, (b) was within the last six (6) years maintained, contributed to or required to be contributed to by an ERISA Entity or (c) with respect to which any Company is reasonably likely to incur liability under Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA.

“Perfection Certificate” shall mean that certain Perfection Certificate, dated as of the Closing Date (the “Initial Perfection Certificate”), executed and delivered by Borrower on behalf of Borrower and each of the Guarantors existing on the initial Funding Date, and each other Perfection Certificate (which shall be substantially in the form of Exhibit N or such other form as is reasonably acceptable to Administrative Agent) executed and delivered by the applicable Credit Party from time to time, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 9.04(h)(ii).

“Permits” has the meaning set forth in Section 8.15.

“Permitted Acquisition” shall mean any acquisition, whether by purchase, merger, consolidation or otherwise, by Borrower or any of its Restricted Subsidiaries of all or substantially all of the business, property or assets of, or of more than 50% of the Equity Interests in, a Person or any division or line of business of a Person (including any Investment in any such acquired Restricted Subsidiary of Borrower which serves to increase Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary) so long as (a) immediately after a binding contract with respect thereto is entered into between Borrower or one of its Restricted Subsidiaries and the seller with respect thereto and after giving pro forma effect to such acquisition and related transactions, no Event of Default has occurred and is continuing or would result therefrom and Borrower and its Restricted Subsidiaries shall be in compliance on a Pro Forma Basis with the Financial Maintenance Covenant (regardless of whether then applicable) as of the most recent Calculation Date (giving effect to such acquisition and any related anticipated incurrences and repayments of Indebtedness as if consummated on the first day of relevant Test Period), (b) immediately after giving effect thereto, Borrower shall be in compliance with Section 10.11, (c) in the case of a Permitted Acquisition consisting of a purchase or acquisition of the Equity Interests in any Person that does not become a Guarantor hereunder or of an acquisition by a Person that is not Borrower or a Guarantor (and does not become a Guarantor) hereunder, the consideration (excluding Qualified Capital Stock in Borrower) paid in all such Permitted Acquisitions shall not exceed an aggregate amount equal to the sum of (i) $15.0 million during the term of this Agreement plus (ii) the amounts available for Investments set forth in Section 10.04,  (d) with respect to a Permitted Acquisition in excess of $10.0 million, Borrower has delivered to Administrative Agent an Officer’s Certificate to the effect set forth in clauses (a), (b) and (c) above and clause (f) below, together with all relevant financial information for the Person or assets to be acquired, (e) each applicable Credit Party and any such newly created or acquired Restricted Subsidiary shall have complied with the requirements of Sections 9.09 and 9.11 or made arrangements for compliance therewith after the effectiveness of such Permitted Acquisition in accordance with Sections 9.09 and 9.11 and (f) immediately before and after giving effect thereto, no Event of Default specified in Section 11.01(b) or 11.01(c) or an Event of Default specified in Section 11.01(g) or 11.01(h) has occurred and is continuing or would result therefrom.

“Permitted Assignees” shall mean any Affiliate of any Credit Party (other than Borrower and its Subsidiaries).

“Permitted Equity Issuance” shall mean any issuance of Equity Interests (other than Disqualified Capital Stock) by Borrower.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by Borrower (and Contingent Obligations of the Guarantors in respect thereof) in the form of one or more series of senior secured notes or loans; provided that (a) such Indebtedness is secured by Liens on Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations and is not secured by any property or assets other than Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (c) such Indebtedness is not at any time guaranteed by any Persons other than Guarantors, and (d) the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to the Pari Passu Intercreditor Agreement.

“Permitted Junior Debt Conditions” shall mean, with respect to any Indebtedness incurred by a Credit Party, that such Indebtedness (i) does not have a scheduled maturity date prior to the date that is 91 days after the Final Maturity Date then in effect at the time of issuance, (ii) does not have a Weighted Average Life to Maturity (excluding the effects of any prepayments of Term Loans reducing amortization) that is shorter than that of any outstanding Term Loans at the time of issuance, (iii) shall not have any scheduled principal payments or be subject to any mandatory redemption, prepayment, or sinking fund (except for customary change of control (and, in the case of convertible or exchangeable debt instruments, delisting) provisions, and customary asset sale provisions, refinancing debt and excess cash flow prepayment provisions that, except in the case of customary refinancing debt provisions, permit application of the applicable proceeds or cash flow to the payment of the Obligations prior to application to such junior financing) due prior to the date that is ninety-one (91) days after the Final Maturity Date then in effect at the time of issuance, (iv) is not at any time guaranteed by any Persons other than Guarantors, (v) is not at any time secured by any assets that do not constitute Collateral,  (vi) has terms (excluding maturity, amortization, pricing, fees, rate floors, premiums and optional prepayment or redemption terms) that are (x) in the case of debt securities, on then-market terms or (y) in the case of Indebtedness other than debt securities, not materially more favorable to the lenders or investors providing such Indebtedness, as reasonably determined in good faith by Borrower, than those applicable to Term B Facility Loans (except for covenants and other provisions applicable only to periods after the Final Maturity Date remaining outstanding after giving effect to the incurrence or issuance of such Indebtedness) (except to the extent such terms (1) added to the Term B Facility Loans and the Revolving Facility, (2) applicable only after the Final Maturity Date or (3) otherwise reasonably satisfactory to Administrative Agent)) and (vii) in the case of subordinated Indebtedness, (A) is subordinated in right of payment to the Loans and contains subordination provisions that are customary in the good faith determination of Borrower for senior subordinated notes or subordinated notes issued under Rule 144A of the Securities Act (or other corporate issuers in private placements or public offerings of securities) or (B) that contains subordination provisions reasonably satisfactory to Administrative Agent.

“Permitted Liens” has the meaning set forth in Section 10.02.

“Permitted Refinancing” shall mean, (a) with respect to any Indebtedness other than the Obligations or any Ratio Debt incurred by any Credit Party, any refinancing thereof; provided that:  (A) no Default or Event of Default shall have occurred and be continuing or would arise therefrom; (B) any such refinancing Indebtedness shall (i) not have a stated maturity or, other than in the case of a revolving credit facility or Purchase Money Obligation, a Weighted Average Life to Maturity that is shorter than that of the Indebtedness being refinanced (determined without giving effect to the impact of prepayments on amortization of term Indebtedness being refinanced), (ii) if the Indebtedness being refinanced is subordinated to the Obligations by its terms or by the terms of any agreement or instrument relating to such Indebtedness, be at least as subordinate to the Obligations as the Indebtedness being refinanced (and unsecured if the refinanced Indebtedness is unsecured) and (iii) be in a principal amount that does not exceed the principal amount so refinanced, plus, accrued interest, plus, any premium or other payment required to be paid in connection with such refinancing, plus, the amount of fees and expenses of Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus,  to the extent that such commitments were deemed funded for purposes of determining the permissibility of the incurrence of such Indebtedness, any unutilized commitments thereunder; and (C) the obligors on such refinancing Indebtedness shall be the obligors on such Indebtedness being refinanced; provided, however, that (i) the borrower of the refinancing indebtedness shall be Borrower or the borrower of the indebtedness being refinanced and (ii) any Credit Party shall be permitted to guarantee any such refinancing Indebtedness of any other Credit Party; and (b) with respect to Indebtedness comprising Obligations or any Ratio Debt incurred by any Credit Party, any refinancing thereof that satisfies the requirements of “Credit Agreement Refinancing Indebtedness”.

“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by Borrower (and Contingent Obligations of the Guarantors in respect thereof) in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (a) such Indebtedness is secured by Liens on Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets other than the Collateral, (b) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness (provided, that such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”), (c) the holders of such Indebtedness (or their representative) shall be party to the Second Lien Intercreditor Agreement with the Administrative Agent and (d) such Indebtedness meets the Permitted Junior Debt Conditions.

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by Borrower in the form of one or more series of senior unsecured notes or loans; provided that such

Indebtedness (a) constitutes Credit Agreement Refinancing Indebtedness and (b) meets the Permitted Junior Debt Conditions.

 “Person” shall mean any individual, corporation, company, association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or any other entity.

“Pledged Collateral” shall mean the “Pledged Collateral” as defined in each of the Security Agreements.

“Post-Increase Revolving Lenders” has the meaning set forth in Section 2.12(d).

“Post-Refinancing Revolving Lenders” has the meaning set forth in Section 2.15(f).

“PPSA” shall mean the Personal Property Security Act (Alberta), the Civil Code of Quebec or similar personal property security legislation as in effect from time to time in any applicable province or territory of Canada.

“Pre-Increase Revolving Lenders” has the meaning set forth in Section 2.12(d).

“Pre-Opening Expenses” shall mean, with respect to any fiscal period, the amount of expenses (including Consolidated Interest Expense) incurred with respect to capital projects which are appropriately classified as “pre-opening expenses” on the applicable financial statements of Borrower and its Restricted Subsidiaries for such period.

“Pre-Refinancing Revolving Lenders” has the meaning set forth in Section 2.15(f).

 “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Office” shall mean the principal office or account of Administrative Agent listed on Schedule 13.02 hereto or such other office or account as may be designated in writing by Administrative Agent.

 “Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or calculation of any ratio hereunder, the determination or calculation of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 1.05.

 “Proceeding” shall mean any claim, counterclaim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority and whether judicial or administrative.

“Propco” shall have the meaning assigned to such term in the definition of “Target Acquisition Agreement.”

 “Property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including all contract rights, income or revenue rights, real property interests, trademarks, trade names, equipment and proceeds of the foregoing and, with respect to any Person, Equity Interests or other ownership interests of any other Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 9.04.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property or assets and any refinancing thereof; provided, however, that such Indebtedness is incurred (except in the case of a refinancing) within 270 days after such acquisition of such Property or the incurrence of such costs by such Person.

“Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries on such date that constitutes Collateral and is held in Deposit Accounts or Securities Accounts, or any combination thereof, and which such Deposit Accounts and Securities Accounts are the subject of control agreements in favor of the Administrative Agent, which control agreements shall in each case be in form and substance reasonably acceptable to the Administrative Agent.

“Qualified Capital Stock” shall mean, with respect to any Person, any Equity Interests of such Person which is not Disqualified Capital Stock.

 “Qualified ECP Guarantor” shall mean, in respect of any Swap Obligations, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Investments” shall mean Investments made by Borrower and its Restricted Subsidiaries and either outstanding on the Closing Date or made after the Closing Date in accordance with Section 10.04 hereof, in each case, to the extent such Investments were made in reliance on the Available Amount.

“Quarter” shall mean each three month period ending on March 31, June 30, September 30 and December 31.

“Quarterly Dates” shall mean the last Business Day of each Quarter in each year, commencing with the last Business Day of the first full Quarter after the Closing Date.

“R/C Maturity Date” shall mean, (a) with respect to the Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche and any Revolving Loans thereunder, the date that is the fifth anniversary of the Closing Date and (b) with respect to any other Tranche of Revolving Commitments and Revolving Loans, the maturity date set forth therefor in the applicable Extension Amendment or Refinancing Amendment.

“R/C Percentage” of any Revolving Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Revolving Lender at such time and the denominator of which is the Total Revolving Commitments at such time; provided, however, that if the R/C Percentage of any Revolving Lender is to be determined after the Total Revolving Commitments have been terminated, then the R/C Percentage of such Revolving Lender shall be determined immediately prior (and without giving effect) to such termination but after giving effect to any assignments after termination of the Revolving Commitments.

“Ratio Debt” has the meaning set forth in Section 10.01(t).

“Ratio Debt Amount” shall mean, as of any date of determination:

(a) the Shared Fixed Incremental Amount; plus
(b) the Shared Prepayment Amount; plus

(c) an unlimited amount so long as, in the case of this clause (d), (i) if such Indebtedness is secured by Liens in any Collateral on a pari passu basis with Liens securing the Obligations, the Consolidated First Lien Net Leverage Ratio would not exceed 3.00:1.00, (ii) if such Indebtedness is secured by Liens in the Collateral on a junior lien basis to the Liens securing the Obligations, the Consolidated Total Net Leverage Ratio would not exceed 3.50:1.00 or (iii) if such Indebtedness is unsecured or secured by non-Collateral assets, the Consolidated Total Net Leverage Ratio would not exceed  3.50:1.00, in each case, calculated on a Pro Forma Basis after giving effect thereto, including the application of proceeds thereof, as of the last day of the most recently ended Test Period;  provided that, for such purpose, (1) in the case of any unfunded Indebtedness, such calculation shall be made assuming a full drawing of such Indebtedness and (2) such calculation shall be made without netting the cash proceeds of any such Indebtedness (this clause (c), the “Ratio Incurrence-Based Amount”).

It is understood and agreed that (I) Borrower may elect to use the Ratio Incurrence-Based Amount prior to the Shared Fixed Incremental Amount or the Shared Prepayment Amount and regardless of whether there is capacity under the Shared Fixed Incremental Amount or the Shared Prepayment Amount, and if the Shared Fixed Incremental Amount, the Shared Prepayment Amount and the Ratio Incurrence-Based Amount are each available and Borrower does not make an election, Borrower will be deemed to have elected to use the Ratio Incurrence-Based Amount;  and (II) any portion of any Indebtedness incurred in reliance on the Shared Fixed Incremental Amount or the Shared Prepayment Amount shall be reclassified as incurred under the Ratio Incurrence-Based Amount as Borrower may elect from time to time if Borrower meets the applicable Consolidated First Lien Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, under the Ratio Incurrence-Based Amount at such time on a Pro Forma Basis.

“Ratio Incurrence-Based Amount” has the meaning set forth in the definition of “Ratio Debt Amount”.

“Real Property” shall mean, as to any Person, all right, title and interest (including any leasehold and subleasehold estate) of such Person in and to any and all parcels of or interests in real property owned in fee or leased, subleased or licensed by such Person (including, for the avoidance of doubt, any Vessels to the extent such Vessels constitute real property and not personal property), together with, in each case, all easements,  hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures incidental to the ownership or lease, sublease, or license thereof (it being understood that for purposes of Schedule 8.23(a), Borrower shall not be required to describe such improvements and appurtenant fixtures to Material Real Property in such Schedule).

“redeem” shall mean redeem, repurchase, repay, defease (covenant or legal), Discharge or otherwise acquire or retire for value; and “redemption” and “redeemed” have correlative meanings.

“refinance” shall mean refinance, renew, extend, exchange, replace, defease (covenant or legal) (with proceeds of Indebtedness), Discharge (with proceeds of Indebtedness) or refund (with proceeds of Indebtedness), in whole or in part, including successively; and “refinancing” and “refinanced” have correlative meanings.

“Refinanced Debt” shall have the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to Administrative Agent and Borrower executed by each of (a) Borrower, (b) Administrative Agent, (c) each additional Lender and each existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.15.

“Register” has the meaning set forth in Section 2.08(c).

“Regulation D” shall mean Regulation D (12 C.F.R. Part 204) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T (12 C.F.R. Part 220) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U (12 C.F.R. Part 221) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System of the United States (or any successor), as the same may be amended, modified or supplemented and in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the obligations of Borrower to reimburse L/C Disbursements in respect of any Letter of Credit.

“Related Indemnified Person” has the meaning set forth in Section 13.03(b).

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any

Hazardous Material in, into, onto or through the Environment or within, from or into any building, structure, facility or fixture.

“Removal Effective Date” has the meaning set forth in Section 12.06(b).

“Replaced Lender” has the meaning set forth in Section 2.11(a).

“Replacement Lender” has the meaning set forth in Section 2.11(a).

“Repricing Transaction” shall mean (i) the incurrence by Borrower of a new tranche of replacement term loans under this Agreement (including by way of conversion of Term B Facility Loans into any such new tranche of replacement term loans) (x) having an All-In Yield for the respective Type of such replacement term loan that is less than the All-In Yield for Term B Facility Loans of the respective Type (excluding any such loans incurred in connection with a Change of Control or a Significant Acquisition and any such loan that is not made for the primary purposes of reducing overall All-In Yield) and (y) the proceeds of which are used to repay, in whole or in part, principal of outstanding Term B Facility Loans (it being understood that a conversion of Term B Facility Loans into any such new tranche of replacement term loans shall constitute a repayment of principal of outstanding Term B Facility Loans), (ii) any amendment, waiver or other modification to this Agreement the primary purpose of which would have the effect of reducing the All-In Yield for Term B Facility Loans, excluding any such amendment, waiver or modification entered into in connection with a Change of Control or a Significant Acquisition and/or (iii) the incurrence by Borrower or any of its Subsidiaries of (x) any Incremental Term Loans, (y) any other term loans (which, for the avoidance of doubt, does not include bonds) other than under this Agreement or (z) any other bank debt other than under this Agreement (such other term loans referred to in clause (y) above in this clause (iii) and such other bank debt referred to in clause (z) above in this clause (iii) are individually referred to as “Other Debt”), the proceeds of which are used in whole or in part to prepay outstanding Term B Facility Loans (except to the extent any such Incremental Term Loans or Other Debt is incurred in connection with a Change of Control or a Significant Acquisition or such Incremental Term Loans or Other Debt are not incurred for the primary purposes of reducing overall All-In Yield) if such Incremental Term Loans or Other Debt has an All-In Yield for the respective Type of such replacement term loan that is less than the All-In Yield for Term B Facility Loans at the time of the prepayment thereof.  Any such determination by Administrative Agent as contemplated by preceding clauses (i)(x), (ii) and (iii) shall be conclusive and binding on all Lenders holding or Term B Facility Loans.

“Required Lenders” shall mean, as of any date of determination: (a) prior to the Closing Date, Lenders holding more than 50% of the aggregate amount of the Commitments; and (b) thereafter, Non-Defaulting Lenders the sum of whose outstanding Term Loans, unutilized Term Loan Commitments, Revolving Loans, Unutilized R/C Commitments, Swingline Exposure and L/C Liabilities then outstanding represents more than 50% of the aggregate sum (without duplication) of (i) all outstanding Term Loans of all Non-Defaulting Lenders and all unutilized Term Loan Commitments of all Non-Defaulting Lenders, (ii) all outstanding Revolving Loans of all Non-Defaulting Lenders, (iii) the aggregate Unutilized R/C Commitments of all Non-Defaulting Lenders, (iv) the Swingline Exposure of all Non-Defaulting Lenders and (v) the L/C Liabilities of all Non-Defaulting Lenders.

“Required Revolving Lenders” shall mean, as of any date of determination: (a) at any time prior to the Closing Date, Lenders holding more than 50% of the aggregate amount of the Revolving Commitments and (b) thereafter, Non-Defaulting Lenders holding more than 50% of the aggregate sum of (without duplication) (i) the aggregate principal amount of outstanding Revolving Loans of all Non-Defaulting Lenders, (ii) the aggregate Unutilized R/C Commitments of all Non-Defaulting Lenders, (iii) the Swingline Exposure of all Non-Defaulting Lenders, and (iv) the L/C Liabilities of all Non-Defaulting Lenders.

“Required Tranche Lenders” shall mean:  (a) with respect to Lenders having Revolving Commitments or Revolving Loans of any particular Tranche, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Unutilized R/C Commitments, Revolving Loans, Swingline Exposure and L/C Liabilities, in each case, of Non-Defaulting Lenders in respect of such Tranche and then outstanding; (b) with respect to Lenders having Term B Facility Loans, Term B Facility Commitments or Incremental Term B Loan Commitments, Non-Defaulting Lenders having more than 50% of the aggregate sum of the Term B Facility Loans, unutilized Term B Facility Commitments and unutilized Incremental Term B Loan Commitments of Non-Defaulting Lenders then outstanding; (c) for each New Term Loan Facility, if applicable, with respect to Lenders having New Term Loans or New Term Loan Commitments, in each case, in respect of such New Term Loan Facility, Non-Defaulting Lenders having more than 50% of the aggregate sum of such New Term Loans and unutilized New Term Loan Commitments of Non-Defaulting Lenders then outstanding; (d) for each Extension Tranche, if applicable, with respect to Lenders having Extended Revolving Loans or Extended Revolving Commitments or Extended Term Loans or commitments in respect of Extended Term Loans, in each case, in respect of such Extension Tranche, Non-Defaulting Lenders having more than 50% of the aggregate sum of such Extended Revolving Loans and Extended Revolving Commitments or Extended Term Loans and commitments in respect thereof, as applicable, of Non-Defaulting Lenders then outstanding; and (e) for each Tranche of Other Term Loans, Non-Defaulting Lenders having more than 50% of the aggregate sum of such Other Term Loans and unutilized Other Term Loan Commitments of Non-Defaulting Lenders then outstanding.

“Requirement of Law” shall mean, as to any Person, any Law or determination of an arbitrator or any Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resignation Effective Date” has the meaning set forth in Section 12.06(a).

“Response Action” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to:  (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment, (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material or (iii) perform studies and investigations in connection with, or as a precondition to, clause (i) or (ii) above.

“Responsible Officer” shall mean (i) the chief executive officer of Borrower, the president of Borrower (if not the chief executive officer), any senior or executive vice president of Borrower, the chief financial officer, the chief accounting officer or treasurer of Borrower or, with respect to financial matters, the chief financial officer, the chief accounting officer, senior financial officer or treasurer of Borrower and (ii) as to any document delivered by a Subsidiary, any Person authorized by all necessary corporate, limited liability company and/or other action of such Subsidiary to act on behalf of such Subsidiary.

“Restricted Amount” has the meaning set forth in Section 2.10(a).

“Restricted Payment” shall mean dividends (in cash, Property or obligations) on, or other payments or distributions (including return of capital) on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement, defeasance, termination, repurchase or other acquisition of, any Equity Interests or Equity Rights (other than any payment made relating to any Transfer Agreement) in Borrower or any of its Restricted Subsidiaries, but excluding dividends, payments or distributions paid through the issuance of additional shares of Qualified Capital Stock and any redemption, retirement or exchange of any Qualified Capital Stock in Borrower or such Restricted Subsidiary through, or with the proceeds of, the issuance of Qualified Capital Stock in Borrower or any of its Restricted Subsidiaries; provided that any Qualified Capital Stock so issued is pledged to Collateral Agent to secure the Obligations in accordance with the Collateral Documents.

“Restricted Subsidiaries” shall mean all existing and future Subsidiaries of Borrower other than the Unrestricted Subsidiaries.

“Retained Percentage” shall mean, with respect to an Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“Reverse Trigger Event” shall mean the transfer of Equity Interests of any Restricted Subsidiary or any Gaming Facility from trust or other similar arrangement to Borrower or any of its Restricted Subsidiaries from time to time.

“Revocation” has the meaning set forth in Section 9.12(b).

“Revolving Availability Period” shall mean, (i) with respect to the Revolving Commitments under the Closing Date Revolving Facility, the period from and including the Closing Date to but excluding the earlier of the applicable R/C Maturity Date and the date of termination of such Revolving Commitments, and (ii) with respect to any other Tranche of Revolving Commitments, the period from and including the date such Tranche of Revolving Commitments is established to but excluding the earlier of the applicable R/C Maturity Date and the date of termination of such Tranche of Revolving Commitments.  Unless the context otherwise requires, references in this Agreement to the Revolving Availability Period shall mean with respect to each Tranche of Revolving Commitments, the Revolving Availability Period applicable to such Tranche.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, for each Revolving Lender, the obligation of such Lender to make Revolving Loans in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Annex A‑1 under the caption “Revolving Commitment,” or in the Assignment Agreement pursuant to which such Lender assumed its Revolving Commitment or in any Incremental Joinder Agreement or Refinancing Amendment, as applicable, as the same may be (a) changed pursuant to Section 13.05(b), (b) reduced or terminated from time to time pursuant to Sections 2.04 and/or 11.01, as applicable, or (c) increased or otherwise adjusted from time to time in accordance with this Agreement, including pursuant to Section 2.12 and Section 2.15; it being understood that a Revolving Lender’s Revolving Commitment shall include any Incremental Revolving Commitments, Extended Revolving Commitments and Other Revolving Commitments of such Revolving Lender.

“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s L/C Liability, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Extension Request” shall have the meaning provided in Section 2.13(b).

“Revolving Facility” shall mean each credit facility comprising Revolving Commitments of a particular Tranche.

“Revolving Lenders” shall mean (a) on the Closing Date, the Lenders having a Revolving Commitment on Annex A‑1 hereof and (b) thereafter, the Lenders from time to time holding Revolving Loans and/or a Revolving Commitment as in effect from time to time.

“Revolving Loans” has the meaning set forth in Section 2.01(a).

“Revolving Notes” shall mean the promissory notes substantially in the form of Exhibit A‑1.

“Revolving Tranche Exposure” shall mean with respect to any Lender and Tranche of Revolving Commitments at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Tranche of such Lender, plus the aggregate amount at such time of such Lender’s L/C Liability under its Revolving Commitment of such Tranche, plus the aggregate amount at such time of such Lender’s Swingline Exposure under its Revolving Commitment of such Tranche.

“S&P” shall mean Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, or any successor thereto.

“Sale Leaseback” means (i) the sale of the Real Properties of the Target to PropCo pursuant to the Acquisition Agreement and the Real Estate Purchase Agreement (as defined in the Acquisition Agreement) and (ii) the lease of such Real Properties by PropCo to Borrower or one or more of its Wholly  Owned Subsidiaries that are Restricted Subsidiaries pursuant to that certain Lease, dated as of June 17, 2019, by or among PropCo and Borrower or one or more of its wholly-owned Restricted Subsidiaries.

“Sale Leaseback Operating Expenses” has the meaning set forth in the definition of “Consolidated Net Income.”

“Sanction(s)” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, or Her Majesty’s Treasury of the United Kingdom, (c) Global Affairs Canada or (d) other relevant sanctions authority.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or Global Affairs Canada, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” shall mean the Securities and Exchange Commission of the United States or any successor thereto.

“Section 9.04 Financials” shall mean the financial statements delivered, or required to be delivered, pursuant to Section 9.04(a) or (b), together with the accompanying certificate of a Responsible Officer of Borrower delivered, or required to be delivered, pursuant to Section 9.04(c).

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Borrower and/or any or all of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Parties” shall mean the Agents, the Lenders, any Swap Provider that is party to a Credit Swap Contract and any Cash Management Bank that is a party to a Secured Cash Management Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all rules and regulations of the SEC promulgated thereunder.

“Security Agreements” shall mean the security agreements substantially in the form of Exhibit H and Exhibit H-1 among the Credit Parties and Collateral Agent, as the same may be amended in accordance with the terms thereof and hereof.

“Security Documents” shall mean the Security Agreements, the Mortgages and each other security document or pledge agreement, instrument or other document required by applicable local law or otherwise executed and delivered by a Credit Party to grant or perfect a security interest in any Property acquired or developed that is of the kind and nature that would constitute Collateral, and any other document, agreement or instrument utilized to pledge or grant as collateral (or perfect any Lien thereon) for the Obligations any Property of whatever kind or nature.

“Sellers” shall have the meaning assigned to such term in the definition of “Target Acquisition Agreement.”

 “Shared Fixed Incremental Amount” shall mean, as of any date of determination, (a) the greater of (i) $35 million and (ii) 75% of Consolidated EBITDA calculated at the time of determination on a Pro Forma Basis as of the most recently ended Test Period minus (b)(i) the aggregate principal amount of all Incremental Commitments incurred or issued in reliance on the Shared Fixed Incremental Amount, and (ii) the aggregate principal amount of all Indebtedness incurred or issued in reliance on Section 10.01(k) and Section 10.01(t) in reliance on the Shared Fixed Incremental Amount.

“Shared Prepayment Amount” shall mean, as of any date of determination, (a) the aggregate amount of any voluntary prepayment or repurchase of Term Loans, Revolving Loans (to the extent accompanied by a corresponding permanent reduction of the Revolving Commitments) or Indebtedness incurred under Section 10.01(t) and, in the case of any Borrower Loan Purchase, limited to the cash amount paid in respect thereof; in each case to the extent that the relevant prepayment or repurchase (x) is not funded or effected with any long term Indebtedness or (y) prepays or repurchases Indebtedness incurred in reliance on the Incremental Incurrence-Based Amount or the Ratio Incurrence-Based Amount, minus (b) the aggregate principal amount of all Indebtedness incurred or issued in reliance on the Shared Prepayment Amount.

“Significant Acquisitions” shall mean acquisitions that, individually or in the aggregate, (a) are not permitted by the Credit Documents immediately prior to the consummation of such acquisitions, or (b) if permitted by the terms of the Credit Documents immediately prior to the consummation of such acquisition, would not provide Borrower and its Restricted Subsidiaries with adequate flexibility under the Credit Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by Borrower acting in good faith.

“Solvent” and “Solvency” shall mean, for any Person on a particular date, that on such date (a) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person’s ability to pay as such debts and liabilities mature, (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute an unreasonably small capital and (e) such Person is able to pay its debts as they become due and payable.  For purposes of this definition, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability, without duplication.

 “Specified Representations” mean the representations and warranties of the Credit Parties set forth in Sections 8.01(a) (but only with respect to Credit Parties), 8.04(a) (but only with respect to Credit Parties and their respective Subsidiaries, and as such representations and warranties relate to the Credit Documents), 8.05 (but only as such representations and warranties relate to the Credit Documents), 8.09, 8.11(b), 8.14 (but only as it relates to security interests that may be perfected through the filing of UCC or PPSA financing statements, Quebec hypothecs, filing of intellectual property security agreements with the United States Patent and Trademark Office or United States Copyright Office or CIPO or delivery of stock or equivalent certificates representing Equity Interests in material Subsidiaries that are not Foreign Subsidiaries (other than Equity Interests in any such Subsidiaries for which prior approval of Liens is required under applicable Gaming Laws but has not been obtained)), 8.17 and 8.27.

“Specified Transaction” shall mean (a) any incurrence or repayment of Indebtedness (other than for working capital purposes or under a revolving facility), (b) any Investment that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, (c) any Permitted Acquisition or other Acquisition, (d) any Asset Sale of any Person or all or substantially all of the assets or division or product line of any Person, or designation of a Restricted Subsidiary that results in a Restricted Subsidiary ceasing to be a Restricted Subsidiary of Borrower or redesignation of an Unrestricted Subsidiary that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary, (e) any Acquisition or Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, (f) any dividend, distribution or similar Restricted Payment by Borrower and (g) any other events or transactions that by the terms of the Credit Documents require pro forma compliance or determination on a pro forma basis.

“Stated Amount” of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the board to which Administrative Agent is subject with respect to the LIBO Base Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Borrower.

“Swap Contract” shall mean any agreement entered into in the ordinary course of business (as a bona fide hedge and not for speculative purposes) (including any master agreement and any schedule or agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swap option, currency option or any other similar agreement (including any option to enter into any of the foregoing) and is designed to protect any Company against fluctuations in interest rates, currency exchange rates, commodity prices, or similar risks (including any Interest Rate Protection Agreement).  For the avoidance of doubt, the term “Swap Contract” includes, without limitation, any call options, warrants and capped calls entered into as part of, or in connection with, an issuance of convertible or exchangeable debt by Borrower or its Restricted Subsidiaries.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Provider” shall mean any Person that is a party to a Swap Contract with Borrower and/or any of its Restricted Subsidiaries if such Person was, at the date of entering into such Swap Contract, a Lender or Agent or Affiliate of a Lender or Agent, and such Person executes and delivers to Administrative Agent a letter agreement in form and substance reasonably acceptable to Administrative Agent pursuant to which such Person (a) appoints Collateral Agent as its agent under the applicable Credit Documents and (b) agrees to be bound by the provisions of Section 12.03.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.01(e).  The Swingline Commitment is part of, and not in addition to, the Revolving Commitments.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Lender at any time shall equal its R/C Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.01(e).

“Swingline Note” shall mean the promissory note substantially in the form of Exhibit A‑3.

“Swingline Sublimit” shall mean the lesser of (a) $2.0 million and (b) the Total Revolving Commitments then in effect.  The Swingline Sublimit is part of, not in addition to, the Total Revolving Commitments.

“Syndication Date” has the meaning specified in Section 9.15(c).

 “Taking” shall mean a taking or voluntary conveyance during the term of this Agreement of all or part of any Mortgaged Real Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority affecting any Mortgaged Real Property or any portion thereof, whether or not the same shall have actually been commenced.

“Target” shall mean Mountaineer, IOC-Caruthersville and IOC-CG.

“Target Acquisition” shall mean the anticipated or consummated acquisition by Borrower, directly or indirectly, of the Target pursuant to the Target Acquisition Agreement.

“Target Acquisition Agreement” shall mean that certain Equity Purchase Agreement, dated as of June 17, 2019, among Borrower, MTR Gaming Group, Inc., a Delaware corporation (“MTR”), Isle of Capri Casinos LLC, a Delaware limited liability company (“IOC” and together with MTR, each a “Seller”, collectively the “Sellers”) and VICI Properties Inc. and/or one or more of its subsidiaries (“PropCo”), together with all exhibits, schedules and disclosure letters thereto.

“Target Material Adverse Effect” shall mean a “Material Adverse Effect” (as defined in the Target Acquisition Agreement as in effect on June 17, 2019).

“Tax Returns” has the meaning set forth in Section 8.08.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Facility” shall mean the credit facility comprising the Term B Facility Commitments, any Incremental Term B Loan Commitments and the Term B Facility Loans.

“Term B Facility Commitment” shall mean, for each Term B Facility Lender, the obligation of such Lender, if any, to make a Term B Facility Loan to Borrower on the Closing Date in a principal amount not to exceed the amount set forth opposite such Lender’s name under the heading “Term B Facility Commitment” on Annex A‑2, or in the Assignment Agreement pursuant to which such Lender assumed its Term B Facility Commitment, as applicable, as the same may be (i) changed pursuant to Section 13.05(b) or (ii) reduced or terminated from time to time pursuant to Section 2.04 or Section 11.01.  The aggregate principal amount of the Term B Facility Commitments of all Term B Facility Lenders on the Closing Date is $170.0 million.

“Term B Facility Lender” shall mean (a) on the Closing Date, the Lenders having Term B Facility Commitments on Annex A‑2 hereof and (b) thereafter, the Lenders from time to time holding any Incremental Term B Loan Commitments and/or Term B Facility Loans, as the case may be, after giving effect to any assignments thereof permitted by Section 13.05(b).

“Term B Facility Loans” shall mean (a) the term loans made pursuant to Section 2.01(c) and (b) term loans made pursuant to any Incremental Term B Loan Commitments.

“Term B Facility Maturity Date” shall mean the date that is the seventh anniversary of the Closing Date.

“Term B Facility Notes” shall mean the promissory notes substantially in the form of Exhibit A‑2.

“Term Facilities” shall mean, collectively, the credit facilities comprising the Term B Facility, any New Term Loan Facilities, the credit facilities comprising the Extended Term Loans, if any, and the credit facilities comprising Other Term Loans, if any.

“Term Loan Commitments” shall mean, collectively, (a) the Term B Facility Commitments, (b) any Incremental Term Loan Commitments and (c) any Other Term Loan Commitments.

“Term Loan Extension Request” shall have the meaning provided in Section 2.13(a).

“Term Loan Notes” shall mean, collectively, the Term B Facility Notes and any New Term Loan Notes.

“Term Loans” shall mean, collectively, the Term B Facility Loans, any Extended Term Loans, any Other Term Loans and any New Term Loans.

“Test Period” shall mean, for any date of determination, the period of the four most recently ended consecutive fiscal quarters of Borrower and its Restricted Subsidiaries for which quarterly or annual financial statements have been delivered or are required to have been delivered to Administrative Agent or have been filed with the SEC.

“Total Revolving Commitments” shall mean, at any time, the Revolving Commitments of all the Revolving Lenders at such time. The Total Revolving Commitments on the Closing Date are $10.0 million.

“Trade Date” shall have the meaning provided in Section 13.05(k)(i).

“Tranche” shall mean (i) when used with respect to the Lenders, each of the following classes of Lenders:  (a) Lenders having Revolving Loans incurred pursuant to the Closing Date Revolving Commitment or any Incremental Existing Tranche Revolving Commitments of the same Tranche or Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments, (b) Lenders having such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, (c) Lenders having Term B Facility Loans or Term B Facility Commitments and Incremental Term B Loan Commitments and (d) Lenders having such other Tranche of Term Loans or Term Loan Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, and (ii) when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments:  (a) Revolving Loans incurred pursuant to the Closing Date Revolving Commitment or any Incremental Existing Tranche Revolving Commitments of the same Tranche or Closing Date Revolving Commitments and any Incremental Existing Tranche Revolving Commitments of the same Tranche, (b) such other Tranche of Revolving Loans or Revolving Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment, (c) Term B Facility Loans or Term B Facility Commitments and Incremental Term B Loan Commitments and (d) such other Tranche of Term Loans or Term Loan Commitments created pursuant to an Extension Amendment, Incremental Joinder Agreement or Refinancing Amendment.

“Transactions” shall mean, collectively, (a) the Closing Date Refinancing, (b) the consummation of the Target Acquisition and the other transactions contemplated by the Target Acquisition Agreement, (c) the entering into of this Agreement and the other Credit Documents and the borrowings hereunder on the Closing Date, (d) the consummation of the Sale Leaseback and (e) the payment of fees and expenses in connection with the foregoing.

“Transfer Agreement” shall mean any trust or similar arrangement required by any Gaming Authority from time to time with respect to the Equity Interests of any Restricted Subsidiary (or any Person that was a Restricted Subsidiary) or any Gaming Facility.

“Trigger Event” shall mean the transfer of shares of Equity Interests of any Restricted Subsidiary or any Gaming Facility into trust or other similar arrangement required by any Gaming Authority from time to time.

“Type” has the meaning set forth in Section 1.03.

“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable state or other jurisdiction.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).

“un-reallocated portion” has the meaning set forth in Section 2.14(a).

“United States” shall mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(e).

“Unrestricted Subsidiaries” shall mean (a) as of the Closing Date, the Subsidiaries listed on Schedule 8.12(c), (b) any Subsidiary of Borrower designated as an “Unrestricted Subsidiary” pursuant to and in compliance with Section 9.12 and (c) any Subsidiary of an Unrestricted Subsidiary (in each case, unless such Subsidiary is no longer a Subsidiary of Borrower or is subsequently designated as a Restricted Subsidiary pursuant to this Agreement).

“Unutilized R/C Commitment” shall mean, for any Revolving Lender, at any time, the excess of such Revolving Lender’s Revolving Commitment at such time over the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Revolving Lender, (ii) such Revolving Lender’s L/C Liability at such time and (iii) such Revolving Lender’s Swingline Exposure at such time.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.06(c)(ii).

“Venue Documents” has the meaning set forth in Section 10.05(o).

“Venue Easements” has the meaning set forth in Section 10.05(o).

“Vessel” shall mean a gaming vessel, barge or riverboat and the fixtures and equipment located thereon.

“Voting Stock” shall mean, with respect to any Person, the Equity Interests, participations, rights in, or other equivalents of, such Equity Interests, and any and all rights, warrants or options exchangeable for or convertible into such Equity Interests of such Person, in each case, that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of Equity Interests has such voting power by reason of any contingency.

“Weighted Average Life to Maturity” shall mean, on any date and with respect to the aggregate amount of any Indebtedness (or any applicable portion thereof), an amount equal to (a) the scheduled repayments of such Indebtedness to be made after such date, multiplied by the number of days from such date to the date of such scheduled repayments divided by (b) the aggregate principal amount of such Indebtedness.

“Wholly Owned Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the Equity Interests (other than, in the case of a corporation, directors’ qualifying shares or nominee shares required under applicable law) are directly or indirectly owned or controlled by such Person and/or one or more Wholly Owned Subsidiaries of such

Person.  Unless the context clearly requires otherwise, all references to any Wholly Owned Subsidiary shall mean a Wholly Owned Subsidiary of Borrower.

“Withdrawal Liability” shall mean liability by an ERISA Entity to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Working Capital” shall mean, for any Person at any date, the amount (which may be a negative number) of the Consolidated Current Assets of such Person minus the Consolidated Current Liabilities of such Person at such date; provided that, for purposes of calculating Working Capital, increases or decreases in Working Capital shall be calculated without regard to any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent, (b) the effects of purchase accounting or (c) the impact of non-cash items on Consolidated Current Assets and Consolidated Current Liabilities.  For purposes of calculating Working Capital, (i) for any period in which a Permitted Acquisition or other Acquisition occurs (other than with respect to any Unrestricted Subsidiary) or any Unrestricted Subsidiary is revoked and converted into a Restricted Subsidiary, the “consolidated current assets” and “consolidated current liabilities” of any Person, property, business or asset so acquired, or of any Unrestricted Subsidiary so revoked, as the case may be (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) shall be excluded and (ii) for any period in which any Person, property, business or asset (other than an Unrestricted Subsidiary) is sold, transferred or otherwise disposed of, closed or classified as discontinued operations by Borrower or any Restricted Subsidiary or any Restricted Subsidiary is designated as an Unrestricted Subsidiary, the “consolidated current assets” and “consolidated current liabilities” of any Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified as discontinued operations or Restricted Subsidiary so designated, as the case may be (determined on a basis consistent with the corresponding definitions herein, with appropriate reference changes) shall be excluded.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Accounting Terms and Determinations

.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters (including financial covenants) shall be made in accordance with GAAP as in effect on the Closing Date consistently applied for all applicable periods, and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and Borrower, Administrative Agent or the Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders, not to be unreasonably withheld).  For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016–02, Leases (Topic 842), to the extent such adoption would require recognition of a lease liability where such lease (or similar arrangement) would not have required a lease liability under GAAP as in effect on December 31, 2015.

Classes and Types of Loans

.  Loans hereunder are distinguished by “Class” or “Tranche” and by “Type.”  The “Class” or “Tranche” of a Loan (or of a Commitment to make a Loan) refers to whether such Loan is a Revolving Loan of any particular Tranche, a Term B Facility Loan, a New Term Loan of any particular Tranche, or a Term Loan of any particular Tranche of Term Loans created pursuant to an Extension Amendment or a Refinancing Amendment or a Swingline Loan, each of which constitutes a Class.  The “Type” of a Loan refers to whether such Loan is an ABR Loan or a LIBOR Loan, each of which constitutes a Type.  Loans may be identified by both Class, Tranche and Type.

SECTION 1.01. Rules of Construction.

(a) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular include the plural and the part include the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) statutes and regulations include any amendments, supplements or modifications of the same from time to time and any successor statutes and regulations; (iv) unless otherwise expressly provided, any reference to any action of any Secured Party by way of consent, approval or waiver shall be deemed modified by the phrase “in its/their reasonable discretion”; (v) time shall be a reference to time of day in New York, New York; (vi) Obligations (other than L/C Liabilities) shall not be deemed “outstanding” if such Obligations have been Paid in Full; and (vii) except as expressly provided in any Credit Document any item required to be delivered or performed on a day that is not a Business Day shall not be required until the next succeeding Business Day.

(b) In each Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) “amend” shall mean “amend, restate, amend and restate, supplement or modify”; and “amended,” “amending” and “amendment” shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, “from” shall mean “from and including”;  “to” and “until” shall mean “to but excluding”; and “through” shall mean “to and including”; (iii) “hereof,” “herein” and “hereunder” (and similar terms) in any Credit Document refer to such Credit Document as a whole and not to any particular provision of such Credit Document; (iv) “including” (and similar terms) shall mean “including without limitation” (and similarly for similar terms); (v) “or” has the inclusive meaning represented by the phrase “and/or”; (vi) references to “the date hereof” shall mean the date first set forth above; (vii) “asset” and “property” shall have the same meaning and effect and refer to all Property; and (viii) a “fiscal year” or a “fiscal quarter” is a reference to a fiscal year or fiscal quarter of Borrower.

(c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

(d) Unless otherwise expressly provided herein, (i) references to Organizational Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, extensions, supplements, reaffirmations and other modifications are permitted by the Credit Documents; (ii) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, and (iii) for the avoidance of doubt, any reference herein to “the date hereof” or words of similar import shall refer to the date that the Credit Agreement was initially entered into (December 6, 2019).

(e) This Agreement and the other Credit Documents are the result of negotiations among and have been reviewed by counsel to Agents, Borrower and the other parties, and are the products of all parties.  Accordingly, they shall not be construed against the Lenders or Agents merely because of Agents’ or the Lenders’ involvement in their preparation.

Pro Forma Calculations

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(f) Notwithstanding anything to the contrary herein, the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, Consolidated EBITDA and Consolidated Total Assets shall be calculated in the manner prescribed by this Section 1.05; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 1.05, when calculating the Consolidated First Lien Net Leverage Ratio, for purposes of determining actual compliance (and not compliance on a Pro Forma Basis) with any covenant pursuant to Section 10.08, the events described in this Section 1.05 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(g) For purposes of calculating the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, Consolidated EBITDA and Consolidated Total Assets, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period.  If, since the beginning of any applicable Test Period, any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.05, then the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, Consolidated EBITDA and Consolidated Total Assets shall be calculated to give pro forma effect thereto in accordance with this Section 1.05.

(h) Whenever pro forma effect is to be given to the Transactions or a Specified Transaction, the pro forma calculations shall be made in good faith by a Responsible Officer of Borrower and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies projected by Borrower in good faith to be realized as a result of specified actions taken or with respect to which steps have been initiated, or are reasonably expected to be initiated, within eighteen (18) months of the Closing Date, in the case of the Transactions, and in the case of any other Specified Transaction, within eighteen (18) months of the closing date of such Specified Transaction (in the good faith determination of Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized during the entirety of the applicable period), net of the amount of actual benefits realized during such period from such actions; provided that, with respect to any such adjustments in the nature of items described in clauses (a)(vi) or (c) of the definition of Consolidated EBITDA, the limitations and requirements set forth in clause (c) of the definition of Consolidated EBITDA shall apply.

(i) In the event that Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, prepayment, retirement, exchange or extinguishment) any Indebtedness included in the calculations of the Consolidated Total Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business and, in the case of a repayment, without a corresponding permanent reduction in the commitments with respect thereto), (i) during the applicable Test Period and/or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Consolidated Total Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period. Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as Borrower may designate.

Letter of Credit Amounts

.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided,  however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Limited Condition Transactions

.  For purposes of (i) determining compliance with any provision of this Agreement or any other Credit Document which requires the calculation of the Consolidated Total Net Leverage Ratio, the Consolidated First Lien Net Leverage Ratio, Consolidated EBITDA or Consolidated Total Assets (other than (x) determining actual (versus pro forma) compliance with the Financial Maintenance Covenant tested at the end of each applicable fiscal quarter, (y) determining the ability to make Restricted Payments and prepayments, repurchases and redemptions of Other Junior Indebtedness and (z) determining the Applicable Margin and the Applicable ECF Percentage for any period (the foregoing clauses (x), (y) and (z), the “Excluded LCT Transactions”)), (ii) determining compliance with representations, warranties, Defaults or Events of Default (for the avoidance of doubt, other than for purposes of determining compliance with Section 7.02)  or (iii) testing availability under baskets set forth in this Agreement or any other Credit Document (including baskets measured as a percentage of Consolidated EBITDA or of Consolidated Total Assets and other than in respect of Restricted Payments and prepayments of Other Junior Indebtedness), in each case, in connection with a Limited Condition Transaction (a “Limited Condition Transaction” shall be defined as any Permitted Acquisition or other Acquisition not prohibited hereunder (including repayment of Indebtedness of the Person acquired, or that is secured by the assets acquired, in such Permitted Acquisition or other acquisition), a similar permitted Investment or unconditional repayment or redemption of, or offer to purchase, any Indebtedness, and, in each case, (x) the incurrence of Indebtedness in connection therewith and (y) to the extent that the definitive documentation for any such transaction is not conditioned on the availability of any financing), at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Transaction (such election to be set forth in a writing that is delivered to the Administrative Agent), an “LCT Election”), the date of determination of whether any such action is permitted under this Agreement and the other Credit Documents shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, with respect to the incurrence of Indebtedness, the Limited Condition Transaction for which the proceeds will be used) (the “LCT Test Date”), and if, after giving effect on a Pro Forma Basis to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCT Test Date, Borrower could have taken such action on the relevant LCT Test Date in compliance with such representation, warranty, ratio or basket, such representation, warranty, ratio or basket shall be deemed to have been complied with.  For the avoidance of doubt, if Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Borrower or the Person subject to such Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of ratios or baskets other than Excluded LCT Transactions on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expired.  Notwithstanding the foregoing, the amount of (i) any Incremental Commitments that may be incurred under the Incremental Incurrence-Based Amount and (ii) any Indebtedness that may be incurred under the Ratio Incurrence-Based Amount, in each case, determined at the time of signing of definitive documentation with respect to, or giving of notice with respect to, a Limited Condition Transaction may be recalculated, at the option of Borrower, at the time of consummation of such Limited Condition Transaction.

Ratio Calculations; Negative Covenant Reclassification

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(j) With respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of any Credit Document that does not require compliance with a financial ratio or test (including baskets based on fixed dollar amounts or percentages of Consolidated EBITDA or Consolidated Total Assets, whether or not specifically required to be determined on a Pro Forma Basis) (any such amounts, which will include any related “grower” component, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of such Credit Document that requires compliance with a financial ratio or test (including the Consolidated Total Net Leverage Ratio and/or the Consolidated First Lien Net Leverage Ratio, whether or not specifically required to be determined on a Pro Forma Basis) in the same covenant as the applicable Fixed Amounts (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that such Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to such Incurrence-Based Amounts.  For the avoidance of doubt, all Indebtedness substantially contemporaneously incurred will be included for purposes of determining compliance with incurrence-based ratio tests outside of the debt and liens covenants.  For example, if Borrower incurs Indebtedness under clause (a) or (b) of the definition of “Incremental Loan Amount” on the same date that it incurs Indebtedness under clause (c) of the definition of “Incremental Loan Amount”, then the Consolidated First Lien Net Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under clause (c) of the definition of “Incremental Loan Amount” without regard to any incurrence of Indebtedness under clause (a)  (b) of the definition of “Incremental Loan Amount”.  If Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, Borrower may elect in writing to the Administrative Agent to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Credit Document on the date definitive loan documents with respect thereto are executed by all parties thereto, assuming (and in the case of such election, for purposes of subsequent compliance with the covenants hereunder, shall assume) the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility).

(k) Notwithstanding anything in this Agreement or any other Credit Document to the contrary, (i) unless specifically stated otherwise herein, any carve-out, basket, exclusion or exception to any affirmative, negative or other covenant in this Agreement or the other Credit Documents may be used together by any Credit Party and its Subsidiaries without limitation for any purpose not prohibited hereby, and (ii) any action or event permitted by this Agreement or the other Credit Documents need not be permitted solely by reference to one provision permitting such action or event but may be permitted in part by one such provision and in part by one or more other provisions of this Agreement and the other Credit Documents.  For purposes of determining compliance with Article X, in the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Asset Sale, disposition, fundamental change, Restricted Payment, Affiliate transaction, contractual requirement or payment or prepayment of Indebtedness meets the criteria of one, or more than one, of the “baskets” or categories of transactions then permitted pursuant to any clause or subsection of Article X, such transaction (or any portion thereof) at any time shall be permitted under one or more of such “baskets” or categories at the time of such transaction, in each case, as determined by Borrower in its sole discretion at such time and, in the case of any such “baskets” or categories of transactions permitted under Sections 10.01 and/or 10.02, thereafter may be reclassified or divided (as if incurred at such later time) by Borrower in any manner not expressly prohibited by this Agreement, and such Lien or Indebtedness shall be treated as having been incurred or existing pursuant to only such “basket” or category of transactions or “baskets” or categories of transactions (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness, as applicable, that may be incurred pursuant to any other “basket” or category of transactions.

(l) Anything to the contrary contained in this Agreement or in any other Credit Document to the contrary notwithstanding:

(i) to the extent that any Lender extends the maturity date of, or replaces, exchanges, converts, renews or refinances, any of its then-existing Loans with Loans under a different Class, in each case, to the extent such extension, replacement, exchange, conversion, renewal or refinancing is effected by means of a “cashless roll” by such Lender pursuant to settlement mechanisms approved by Borrower, the Administrative Agent and such Lender, such extension, replacement, exchange, conversion, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Credit Document that such payment be made “in Dollars”, “in immediately available funds”, “in cash” or any other similar requirement;

(ii) where compliance with any provision herein or the other Credit Documents is determined by reference to the proceeds of any issuances of Equity Interests, capital contributions or returns, profits, distributions and similar amounts received in respect of Investments, such proceeds, contributions, returns, profits, distributions or other amounts shall be deemed to be limited to such amount as was not previously (and is not concurrently being) applied in determining the permissibility of, or in fact applied in connection with, another transaction hereunder or under the Credit Documents;

(iii) with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as cash or Cash Equivalents in any “net debt” determinations relating to the incurrence thereof and related transactions; and

(iv) with respect to any Permitted Refinancing of Indebtedness constituting a Fixed Amount, the Indebtedness in respect of such Permitted Refinancing shall constitute a utilization of the relevant Fixed Amount baskets or exceptions under Section 10.01 pursuant to which the Indebtedness subject to such Permitted Refinancing was permitted immediately prior to such Permitted Refinancing.

SECTION 1.02. Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws), (i) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (ii) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.  For the avoidance of doubt, such new Person shall be subject to Section 9.11 (and each similar covenant in this Agreement and in each other Credit Document) to the same extent as such original Person immediately prior to giving effect to such division.

ARTICLE I. CREDITS
SECTION 1.03. Loans.

(a) Revolving Loans.  Each Revolving Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make revolving loans (the “Revolving Loans”) to Borrower in Dollars from time to time, on any Business Day during, with respect to any Revolving Commitment of such Revolving Lender, the Revolving Availability Period applicable to such Revolving Commitment, in an aggregate principal amount at any one time outstanding not exceeding the amount of the Revolving Commitment of such Revolving Lender as in effect from time to time; provided, however, that, after giving effect to any Borrowing of Revolving Loans, (i) the sum of the aggregate principal amount of (without duplication) all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all L/C Liabilities shall not exceed the Total Revolving Commitments as in effect at such time, (ii) the Revolving Exposure of such Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitments in effect at such time, (iii) the Revolving Tranche Exposure of such Revolving Lender in respect of each Tranche of Revolving Commitments of such Lender shall not exceed such Revolving Lender’s Revolving Commitment of such Tranche in effect at such time and (iv) the Revolving Tranche Exposure of all Revolving Lenders in respect of each Tranche of Revolving Commitments shall not exceed the aggregate Revolving Commitments of such Tranche in effect at such time; provided, further,  that Borrower may not borrow Revolving Loans on the Closing Date in excess of (i) $2.5 million to pay the purchase price for the Target Acquisition and the costs relating to the Transactions, including working capital and other purchase price adjustments pursuant to the Target Acquisition Agreement, and (ii) amounts necessary for ordinary course working capital.  Subject to the terms and conditions of this Agreement, during the applicable Revolving Availability Period, Borrower may borrow, repay and re-borrow the amount of the Revolving Commitments by means of ABR Loans and LIBOR Loans.

(b) [Reserved].
(c) Term B Facility Loans. Each Lender with a Term B Facility Commitment agrees, severally and not jointly, on the terms and conditions of this Agreement, to make a Term B Facility Loan -69-

to Borrower in Dollars on the Closing Date in an aggregate principal amount equal to the Term B Facility Commitment of such Lender.  Term B Facility Loans that are repaid or prepaid may not be reborrowed.

(d) Limit on LIBOR Loans. No more than eight (8) separate Interest Periods in respect of LIBOR Loans may be outstanding at any one time in the aggregate under all of the facilities.
(e) Swingline Loans.

Swingline Commitment.  Subject to the terms and conditions set forth herein and in reliance upon the agreements of the other Lenders set forth in this Section 2.01(e), the Swingline Lender at the request of Borrower may, in the Swingline Lender’s sole discretion, make Swingline Loans to Borrower in Dollars from time to time during any Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (x) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Sublimit or (y) (1) the sum of the total Revolving Exposures exceeding the Total Revolving Commitments or (2) the Revolving Exposure of any Revolving Lender exceeding the Revolving Commitments of such Lender then in effect; provided, however, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Except for the purpose of calculating the Commitment Fee, any Swingline Loans shall reduce amounts available under the Total Revolving Commitments on a dollar-for-dollar basis.  Within the foregoing limits and subject to the terms and conditions set forth herein, Borrower may borrow, repay and re-borrow Swingline Loans.  Notwithstanding anything to the contrary contained in this Section 2.01(e) or elsewhere in this Agreement, the Swingline Lender shall not be obligated to make any Swingline Loan at a time when a Revolving Lender is a Defaulting Lender if such Defaulting Lender’s participation in Swingline Loans cannot be reallocated to Non-Defaulting Lenders pursuant to Section 2.14(a) unless arrangements reasonably satisfactory to the Swingline Lender and Borrower have been made to eliminate the Swingline Lender’s risk with respect to the Defaulting Lender’s or Defaulting Lenders’ participation in such Swingline Loans, including by Cash Collateralizing in an amount equal to the Minimum Collateral Amount, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the Swingline Lender to support, such Defaulting Lender’s or Defaulting Lenders’ Commitment percentage of outstanding Swingline Loans.

(i) Swingline Loans.  To request a Swingline Loan, Borrower shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request by telephone (promptly confirmed in writing in the form of a Notice of Borrowing by facsimile or electronic mail), not later than 11:00 a.m., New York time, on the day of a proposed Swingline Loan (which day shall be a Business Day).  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), amount of the requested Swingline Loan and the Swingline Lender will confirm with the Administrative Agent that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swingline Lender will notify the Administrative Agent of the contents thereof.  Unless the Swingline Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swingline Loan (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first sentence of Section 2.01(e)(i) or (B) that one or more of the applicable conditions specified in Section 7.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender shall make each Swingline Loan available to Borrower by depositing the same by wire transfer of immediately available funds in (or, in the case of an account of Borrower maintained with the Swingline Lender, by crediting the same to) the account of Borrower as directed by Borrower in the applicable Notice of Borrowing for such Swingline Loan by 4:00 p.m., New York time, on the requested date of such Swingline Loan.  Swingline Loans shall only be incurred and maintained as ABR Loans.  Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to such request a Default or an Event of Default has occurred and is continuing.  Swingline Loans shall be made in minimum amounts of $500,000 and integral multiples of $250,000 above such amount.  Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Lender’s R/C Percentage of such Swingline Loan.

Prepayment.  Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, and without any penalty or premium, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to Administrative Agent before 12:00 p.m. (Noon), New York time, one Business Day prior to the date of repayment at the Swingline Lender’s office as the Swingline Lender may from time to time specify to Borrower and Administrative Agent.

Refinancing; Participations.

(A) The Swingline Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a ABR Loan in an amount equal to such Lender’s R/C Percentage of the amount of Swingline Loans then outstanding.  Such request shall be made in writing and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified in this Agreement for the principal amount of ABR Loans, but subject to the unutilized portion of the Revolving Commitments and the conditions set forth in Section 7.02.  The Swingline Lender shall furnish Borrower with a copy of the applicable notice promptly after delivering such notice to Administrative Agent.  Each Revolving Lender shall make an amount equal to its R/C Percentage of the amount specified in such notice available to Administrative Agent in immediately available funds (and Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at Administrative Agent’s office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such notice, whereupon, subject to Section 2.01(e)(iv)(B), each Revolving Lender that so makes funds available shall be deemed to have made a ABR Loan to Borrower in such amount.  Administrative Agent shall remit the funds so received to the Swingline Lender.

(B) If for any reason any Swingline Loan cannot be refinanced by such a Borrowing in accordance with Section 2.01(e)(iv)(A), the request for ABR Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to Administrative Agent for the account of the Swingline Lender pursuant to Section 2.01(e)(iv)(A) shall be deemed payment in respect of such participation.

(C) If any Revolving Lender fails to make available to Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to Section 2.01(e)(iv)(A) by the time specified in such Section, the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender, at a rate per annum equal to the greater of the Federal

Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid (other than any such interest or fees) shall constitute such Lender’s Revolving Loan included in the relevant Borrowing or funded participation in the relevant Swingline Loan, as the case may be.  A certificate of the Swingline Lender submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error.

(D) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.01(e)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided,  however, that each Revolving Lender’s obligation to make Revolving Loans (but not to purchase and fund risk participations in Swingline Loans) pursuant to this Section 2.01(e)(iv) is subject to the conditions set forth in Section 7.02.  No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swingline Loans, together with interest as provided herein.

(E) The Swingline Lender shall be responsible for invoicing Borrower for interest on the Swingline Loans.  Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this Section 2.01(e) to refinance such Revolving Lender’s R/C Percentage of any Swingline Loan, interest in respect of such R/C Percentage shall be solely for the account of the Swingline Lender.

Borrowings

.  Borrower shall give Administrative Agent notice of each borrowing hereunder as provided in Section 4.05 in the form of a Notice of Borrowing.  Unless otherwise agreed to by Administrative Agent in its sole discretion, not later than 12:00 p.m. (Noon), New York time, on the date specified for each borrowing in Section 4.05, each Lender shall make available the amount of the Loan or Loans to be made by it on such date to Administrative Agent, at an account specified by Administrative Agent maintained at the Principal Office, in immediately available funds, for the account of Borrower.  Each borrowing of Revolving Loans shall be made by each Revolving Lender pro rata based on its R/C Percentage.  Upon receipt of all requested amounts so received by Administrative Agent shall, subject to the terms and conditions of this Agreement, be promptly made available to Borrower on the actual applicable Funding Date, by depositing the same by wire transfer of immediately available funds in (or, in the case of an account of Borrower maintained with Administrative Agent at the Principal Office, by crediting the same to) the account or accounts of Borrower or any other account or accounts in each case as directed by Borrower in the applicable Notice of Borrowing.

SECTION 1.04. Letters of Credit.

(a) Subject to the terms and conditions hereof, the Revolving Commitments may be utilized, upon the request of Borrower, in addition to the Revolving Loans provided for by Section 2.01(a), for standby and commercial documentary letters of credit (herein collectively called “Letters of Credit”) issued by the applicable L/C Lender (which L/C Lenders agree to the terms and provisions of this Section 2.03 in reliance upon the agreements of the other Lenders set forth herein) for the account of Borrower; provided, however, that in no event shall:

(i) the aggregate amount of all L/C Liabilities, plus the aggregate principal amount of all the Revolving Loans and Swingline Loans then outstanding, exceed at any time the Total Revolving Commitments as in effect at such time,

(ii) the sum of the aggregate principal amount of all Revolving Loans of any Revolving Lender then outstanding, plus such Revolving Lender’s L/C Liability plus such Revolving Lender’s Swingline Exposure exceed at any time such Revolving Lender’s Revolving Commitment as in effect at such time,

(iii) (x) the outstanding aggregate amount of all L/C Liabilities exceed the L/C Sublimit or (y) unless the applicable L/C Lender consents, the Stated Amount of all Letters of Credit issued by such L/C Lender plus the aggregate amount of all L/C Disbursements of such L/C Lender that have not yet been reimbursed in respect of all Letters of Credit issued by such L/C Lender exceed such L/C Lender’s L/C Commitment,

(iv) (A) the Stated Amount of any Letter of Credit be less than $100,000 or such lesser amount as is acceptable to the L/C Lender or (B) any Letter of Credit be required to be issued in the form of a documentary or commercial letter of credit without the consent of the applicable L/C Lender in its sole discretion,

(v) the expiration date of any Letter of Credit extend beyond the earlier of (x) the fifth Business Day preceding the latest R/C Maturity Date then in effect and (y) the date twelve (12) months following the date of such issuance, except for any Letter of Credit to which the applicable L/C Lender consents in its sole discretion and with respect to which Borrower has agreed to Cash Collateralize in an amount equal to the Minimum Collateral Amount or otherwise backstop (with a letter of credit on customary terms) to the applicable L/C Lender’s and Administrative Agent’s reasonable satisfaction, on or prior to the fifth Business Day preceding the latest R/C Maturity Date then in effect, subject to the ability of Borrower to request Auto-Extension Letters of Credit in accordance with Section 2.03(b); provided that in the case of any such Letter of Credit that is so Cash Collateralized, the obligations of the Revolving Lenders to participate in such Letters of Credit pursuant to Section 2.03(f) shall terminate on the fifth Business Day preceding the latest R/C Maturity Date then in effect,

(vi) any L/C Lender issue any Letter of Credit after it has received notice from Borrower or the Required Revolving Lenders stating that a Default exists until such time as such L/C Lender shall have received written notice of (x) rescission of such notice from the Required Revolving Lenders, (y) waiver or cure of such Default in accordance with this Agreement or (z) Administrative Agent’s good faith determination that such Default has ceased to exist,

(vii) any Letter of Credit be issued in a currency other than Dollars nor at a tenor other than sight; or

(viii) the L/C Lender be obligated to issue any Letter of Credit, amend or modify any outstanding Letter of Credit or extend the expiry date of any outstanding Letter of Credit at any time when a Revolving Lender is a Defaulting Lender if such Defaulting Lender’s L/C Liability cannot be reallocated to Non-Defaulting Lenders pursuant to Section 2.14(a) unless arrangements reasonably satisfactory to the L/C Lender and Borrower have been made to eliminate the L/C Lender’s risk with respect to the participation in Letters of Credit by all such Defaulting Lenders, including by Cash Collateralizing in an amount equal to the Minimum Collateral Amount, or obtaining a backstop letter of credit from an issuer reasonably satisfactory to the L/C Lender to support, each such Defaulting Lender’s L/C Liability.

(b) Whenever Borrower requires the issuance of a Letter of Credit it shall give the applicable L/C Lender and Administrative Agent at least five (5) Business Days written notice (or such shorter period of notice acceptable to the L/C Lender). Such Letter of Credit application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system agreed to by the applicable L/C Lender, by personal delivery or by any other means acceptable to the applicable L/C Lender.  Each notice shall be in the form of Exhibit L or such other form as is reasonably acceptable to the applicable L/C Lender appropriately completed (each a “Letter of Credit Request”) and shall specify a date of issuance not beyond the fifth Business Day prior to the latest R/C Maturity Date then in effect.  Each Letter of Credit Request must be accompanied by documentation describing in reasonable detail the proposed terms, conditions and format of the Letter of Credit to be issued.  If requested by the L/C Lender, Borrower also shall submit a letter of credit application on the L/C Lender’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the L/C Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  If Borrower so requests in any applicable Letter of Credit Request, the applicable L/C Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Lender to decline any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the L/C Lender at the time of the original issuance or automatic extension of a Letter of Credit, Borrower shall not be required to make a specific request to the L/C Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the fifth Business Day preceding the latest R/C Maturity Date then in effect (provided, that such five (5) Business Day limitation shall not apply to any Letter of Credit to which the applicable L/C Lender consents in its sole discretion and with respect to which Borrower has agreed to Cash Collateralize in an amount equal to the Minimum Collateral Amount or otherwise backstop (with a letter of credit on customary terms) to the applicable L/C Lender’s and Administrative Agent’s reasonable satisfaction); provided,  however, that the L/C Lender shall not permit any such extension if (A) the L/C Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 7.02 is not then satisfied, and in each such case directing the L/C Lender not to permit such extension. If there is any conflict between the terms and conditions of this Agreement and the terms and condition of any application, the terms and conditions of this Agreement shall govern.  Each Lender hereby authorizes each L/C Lender to issue and perform its obligations with respect to Letters of Credit and each Letter of Credit shall be issued in accordance with the customary procedures of such L/C Lender.  Borrower acknowledges and agrees that the failure of any L/C Lender to require an application at any time and from time to time shall not restrict or impair such L/C Lender’s right to require such an application or agreement as a condition to the issuance of any subsequent Letter of Credit.

(c) On each day during the period commencing with the issuance by the applicable L/C Lender of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender’s R/C Percentage of the then Stated Amount of such Letter of Credit plus the amount of any unreimbursed drawings thereunder.  Each Revolving Lender (other than the applicable L/C Lender) severally agrees that, upon the issuance of any Letter of Credit hereunder, it shall automatically acquire from the L/C Lender that issued such Letter of Credit, without recourse, a participation in such L/C Lender’s obligation to fund drawings and rights under such Letter of Credit in an amount equal to such Lender’s R/C Percentage of such obligation and rights, and each Revolving Lender (other than such L/C Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such L/C Lender to pay and discharge when due, its R/C Percentage of such L/C Lender’s obligation to fund drawings under such Letter of Credit.  Such L/C Lender shall be deemed to hold an L/C Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to such acquisition by the Revolving Lenders other than such L/C Lender of their participation interests.

(d) In the event that any L/C Lender has determined to honor a drawing under a Letter of Credit, such L/C Lender shall promptly notify (the “L/C Payment Notice”) Administrative Agent and Borrower of the amount paid by such L/C Lender and the date on which payment is to be made to such beneficiary.  Borrower hereby unconditionally agrees to pay and reimburse such L/C Lender, through Administrative Agent, for the amount of payment under such Letter of Credit in Dollars, together with interest thereon at a rate per annum equal to the Alternate Base Rate in effect from time to time plus the Applicable Margin applicable to Revolving Loans that are maintained as ABR Loans as are in effect from time to time (determined based on a weighted average if multiple Tranches of Revolving Commitments are then outstanding) from the date payment was made to such beneficiary to the date on which payment is due, such payment to be made not later than the first Business Day after the date on which Borrower receives the applicable L/C Payment Notice (or the second Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time, on a Business Day).  Any such payment due from Borrower and not paid on the required date shall thereafter bear interest at rates specified in Section 3.02(b) until paid.  Promptly upon receipt of the amount paid by Borrower pursuant to the immediately prior sentence, the applicable L/C Lender shall notify Administrative Agent of such payment and whether or not such payment constitutes payment in full of the Reimbursement Obligation under the applicable Letter of Credit.

(e) Promptly upon its receipt of a L/C Payment Notice referred to in Section 2.03(d), Borrower shall advise the applicable L/C Lender and Administrative Agent whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse such L/C Lender for the amount of the related demand for payment under the applicable Letter of Credit and, if it does so intend, submit a Notice of Borrowing for such borrowing to Administrative Agent as provided in Section 4.05.  In the event that Borrower fails to reimburse any L/C Lender, through Administrative Agent, for a demand for payment under a Letter of Credit by the first Business Day after the date of the applicable L/C Payment Notice (or the second Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time on a Business Day), such L/C Lender shall promptly notify Administrative Agent of such failure by Borrower to so reimburse and of the amount of the demand for payment.  In the event that Borrower fails to either submit a Notice of Borrowing to Administrative Agent as provided above or reimburse such L/C Lender, through Administrative Agent, for a demand for payment under a Letter of Credit by the first Business Day after the date of the applicable L/C Payment Notice (or the second Business Day thereafter if such L/C Payment Notice is received on a date that is not a Business Day or after 1:00 p.m., New York time, on a Business Day), Administrative Agent shall give each Revolving Lender prompt notice of the amount of the demand for payment including the interest therein owed by Borrower (the “Unreimbursed Amount”), specifying such Lender’s R/C Percentage thereof and requesting payment of such amount.

(f) Each Revolving Lender (other than the applicable L/C Lender) shall pay to Administrative Agent for account of the applicable L/C Lender at the Principal Office in Dollars and in immediately available funds, an amount equal to such Revolving Lender’s R/C Percentage of the Unreimbursed Amount upon not less than one Business Day’s actual notice by Administrative Agent as described in Section 2.03(e) to such Revolving Lender requesting such payment and specifying such amount.  Administrative Agent will promptly remit the funds so received to the applicable L/C Lender in Dollars.  Each such Revolving Lender’s obligation to make such payments to Administrative Agent for the account of L/C Lender under this Section 2.03(f), and the applicable L/C Lender’s right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (i) the failure of any other Revolving Lender to make its payment under this Section 2.03(f), (ii) the financial condition of Borrower or the existence of any Default or (iii) the termination of the Commitments.  Each such payment to any L/C Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

(g) Upon the making of each payment by a Revolving Lender, through Administrative Agent, to an L/C Lender pursuant to Section 2.03(f) in respect of any Letter of Credit, such Revolving Lender shall, automatically and without any further action on the part of Administrative Agent, such L/C Lender or such Revolving Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such L/C Lender by Borrower hereunder and under the L/C Documents relating to such Letter of Credit and (ii) a participation equal to such Revolving Lender’s R/C Percentage in any interest or other amounts (other than cost reimbursements) payable by Borrower hereunder and under such L/C Documents in respect of such Reimbursement Obligation.  If any L/C Lender receives directly from or for the account of Borrower any payment in respect of any Reimbursement Obligation or any such interest or other amounts (including by way of setoff or application of proceeds of any collateral security), such L/C Lender shall promptly pay to Administrative Agent for the account of each Revolving Lender which has satisfied its obligations under Section 2.03(f), such Revolving Lender’s R/C Percentage of such payment, each such payment by such L/C Lender to be made in Dollars.  In the event any payment received by such L/C Lender and so paid to the Revolving Lenders hereunder is rescinded or must otherwise be returned by such L/C Lender, each Revolving Lender shall, upon the request of such L/C Lender (through Administrative Agent), repay to such L/C Lender (through Administrative Agent) the amount of such payment paid to such Revolving Lender, with interest at the rate specified in Section 2.03(j).

(h) Borrower shall pay to Administrative Agent, for the account of each Revolving Lender, and with respect to each Tranche of Revolving Commitments, in respect of each Letter of Credit and each Tranche of Revolving Commitments for which such Revolving Lender has a L/C Liability, a letter of credit commission equal to (x) the rate per annum equal to the Applicable Margin for Revolving Loans of such Tranche made by such Revolving Lender that are LIBOR Loans in effect from time to time, multiplied by (y) the daily Stated Amount of such Letter of Credit allocable to such Revolving Lender’s Revolving Commitments of such Tranche for the period from and including the date of issuance of such Letter of Credit (i) in the case of a Letter of Credit which expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit which is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to and excluding the date such Letter of Credit is drawn in full or is terminated.  Such commission will be non-refundable and is to be paid (1) quarterly in arrears on each Quarterly Date and (2) on each R/C Maturity Date.  In addition, Borrower shall pay to each L/C Lender, for such L/C Lender’s account a fronting fee (i) with respect to each commercial Letter of Credit, at the rate separately agreed to with such L/C Lender, computed on the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between Borrower and such L/C Lender, computed on the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate equal to 0.125% per annum, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on each Quarterly Date in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the latest R/C Maturity Date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06.  In addition Borrower agrees to pay to each L/C Lender all charges, costs and expenses in the amounts customarily charged by such L/C Lender, from time to time in like circumstances, with respect to the issuance, amendment, transfer, payment of drawings, and other transactions relating thereto.

(i) Upon the issuance of or amendment or modification to a Letter of Credit, the applicable L/C Lender shall promptly deliver to Administrative Agent and Borrower a written notice of such issuance, amendment or modification and such notice shall be accompanied by a copy of such Letter of Credit or the respective amendment or modification thereto, as the case may be.  Promptly upon receipt of such notice, Administrative Agent shall deliver to each Revolving Lender a written notice regarding such issuance, amendment or modification, as the case may be, and, if so requested by a Revolving Lender, Administrative Agent shall deliver to such Revolving Lender a copy of such Letter of Credit or amendment or modification, as the case may be.

(j) If and to the extent that any Revolving Lender fails to pay an amount required to be paid pursuant to Section 2.03(f) or 2.03(g) on the due date therefor, such Revolving Lender shall pay to the applicable L/C Lender (through Administrative Agent) interest on such amount with respect to each Tranche of Revolving Commitments held by such Revolving Lender for each day from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate (as in effect from time to time) for the first three days and at the interest rate (in effect from time to time) applicable to Revolving Loans under such Tranche made by such Revolving Lender that are maintained as ABR Loans for each date thereafter.  If any Revolving Lender holds Revolving Commitments of more than one Tranche and such Revolving Lender makes a partial payment of amounts due by it under Section 2.03(f) or 2.03(g), such partial payment shall be allocated pro rata to each Tranche based on the amount of Revolving Commitments of each Tranche held by such Revolving Lender.

(k) The issuance by any L/C Lender of any amendment or modification to any Letter of Credit hereunder that would extend the expiry date or increase the Stated Amount thereof shall be subject to the same conditions applicable under this Section 2.03 to the issuance of new Letters of Credit, and no such amendment or modification shall be issued hereunder (i) unless either (x) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended or modified form or (y) the Required Revolving Lenders (or other specified Revolving Lenders to the extent required by Section 13.04) shall have consented thereto or (ii) if the beneficiary of the Letter of Credit does not accept the proposed terms of the Letter of Credit.

(l) Notwithstanding the foregoing, no L/C Lender shall be under any obligation to issue any Letter of Credit if at the time of such issuance, (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Lender from issuing the Letter of Credit, or any Law applicable to such L/C Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Lender shall prohibit, or request that such L/C Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Lender in good faith deems material to it or (ii) the issuance of the Letter of Credit would violate one or more policies of such L/C Lender applicable to letters of credit generally.

(m) The obligations of Borrower under this Agreement and any L/C Document to reimburse any L/C Lender for a drawing under a Letter of Credit, and to repay any drawing under a Letter of Credit converted into Revolving Loans or Swingline Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement, any Credit Document or any L/C Document;

(ii) the existence of any claim, setoff, defense or other right that Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Documents or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; or any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing;

(iv) waiver by a L/C Lender of any requirement that exists for the L/C Lender’s protection and not the protection of Borrower or any waiver by the L/C Lender which does not in fact materially prejudice Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by a L/C Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC,  the ISP or the UCP, as applicable;

(vii) any payment by a L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or any payment made by a L/C Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor.

To the extent that any provision of any L/C Document is inconsistent with the provisions of this Section 2.03, the provisions of this Section 2.03 shall control.

(n) [Reserved.]

(o) On the last Business Day of each month, each L/C Lender shall provide to Administrative Agent such information regarding the outstanding Letters of Credit as Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to Administrative Agent (and in such standard electronic format as Administrative Agent shall reasonably specify), for purposes of Administrative Agent’s ongoing tracking and reporting of outstanding Letters of Credit.  Administrative Agent shall maintain a record of all outstanding Letters of Credit based upon information provided by the L/C Lenders pursuant to this Section 2.03(o), and such record of Administrative Agent shall, absent manifest error, be deemed a correct and conclusive record of all Letters of Credit outstanding from time to time hereunder.  Notwithstanding the foregoing, if and to the extent Administrative Agent determines that there are one or more discrepancies between information provided by any L/C Lender hereunder, Administrative Agent will notify such L/C Lender thereof and such L/C Lender shall endeavor to reconcile any such discrepancy.  In addition to and without limiting the foregoing, with respect to commercial documentary Letters of Credit, on the first Business Day of each week the applicable L/C Lender shall deliver to Administrative Agent, by facsimile or electronic mail, a report detailing the daily outstanding commercial documentary Letters of Credit for the previous week for such Letters of Credit.

(p) Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  None of the L/C Lenders, Administrative Agent, any of their respective Affiliates, directors, officers, employees, agents and advisors nor any correspondent, participant or assignee of any L/C Lender shall be liable to any Lender, Borrower or any other Person for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of such Person’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit.  Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided,  however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the L/C Lenders, Administrative Agent, any of their respective Affiliates, directors, officers, employees, agents and advisors nor any correspondent, participant or assignee of the L/C Lenders shall be liable or responsible for any of the matters described in clauses (i) through (viii) of Section 2.03(m); provided,  however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against a L/C Lender, and a L/C Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by such L/C Lender’s willful misconduct, bad faith or gross negligence or material breach of any Credit Document or such L/C Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment.  In furtherance and not in limitation of the foregoing, the L/C Lenders may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Lenders shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.  The L/C Lenders may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication

(“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(q) Unless otherwise expressly agreed by the applicable L/C Lender and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.  Notwithstanding the foregoing, the L/C Lenders shall not be responsible to Borrower for, and the L/C Lenders’ rights and remedies against Borrower shall not be impaired by, any action or inaction of the L/C Lenders required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the law or any order of a jurisdiction where such L/C Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(r) Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of a Subsidiary, Borrower shall be obligated to reimburse the applicable L/C Lender hereunder for any and all drawings under such Letter of Credit.  Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(s) A Revolving Lender may become an additional L/C Lender hereunder with the approval of Administrative Agent (such approval not to be unreasonably withheld or delayed), Borrower and such Revolving Lender, pursuant to an agreement with, and in form and substance reasonably satisfactory to, Administrative Agent, Borrower and such Revolving Lender.  Administrative Agent shall notify the Revolving Lenders of any such additional L/C Lender.

SECTION 1.05. Termination and Reductions of Commitment.

(a) In addition to any other mandatory commitment reductions pursuant to this Section 2.04, the aggregate amount of the Term B Facility Commitments shall be automatically and permanently reduced to zero at 5:00 p.m., New York time, on the Closing Date (after giving effect to the making of the Term B Facility Loans on such date).

In addition to any other mandatory commitment reductions pursuant to this Section 2.04, the aggregate amount of any Incremental Term Loan Commitments of any Tranche shall be automatically and permanently reduced by the amount of Incremental Term Loans of such Tranche made in respect thereof from time to time.

The aggregate amount of the Revolving Commitments of any Tranche shall be automatically and permanently reduced to zero on the R/C Maturity Date applicable to such Tranche, and the L/C Commitments and the Swingline Commitment shall be automatically and permanently reduced to zero on the R/C Maturity Date under clause (a) of the definition thereof (or, with respect to any L/C Lender or Swingline Lender, such later R/C Maturity Date to which such Lender agrees in its sole discretion).

(b) Borrower shall have the right at any time or from time to time (without premium or penalty except breakage costs (if any) pursuant to Section 5.05) (i) so long as no Revolving Loans, Swingline Loans or L/C Liabilities will be outstanding as of the date specified for termination (after giving effect to all transactions occurring on such date), to terminate the Revolving Commitments in their entirety and (ii) so long as the remaining Total Revolving Commitments will equal or exceed the aggregate amount of outstanding Revolving Loans, Swingline Exposure and L/C Liabilities, to reduce the aggregate amount of the Revolving Commitments (which shall be pro rata among the Revolving Lenders); provided, however, that (x) Borrower shall give notice of each such termination or reduction as provided in Section 4.05, and (y) each partial reduction shall be in an aggregate amount at least equal to $1.0 million (or any whole multiple of $0.5 million in excess thereof) or, if less, the remaining Unutilized R/C Commitments.

(c) Any Commitment once terminated or reduced may not be reinstated.

(d) Each reduction or termination of any of the Commitments applicable to any Tranche pursuant to this Section 2.04 shall be applied ratably among the Lenders with such a Commitment, as the case may be, in accordance with their respective Commitment, as applicable.

SECTION 1.06. Fees.

(a) Borrower shall pay to Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender), with respect to such Revolving Lender’s Revolving Commitments of each Tranche, a commitment fee (the “Commitment Fee”) for the period from and including the Closing Date (or, following the conversion of such Revolving Commitment into another Tranche, the applicable Extension Date) to but not including the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment (the “Revolving Commitment Termination Date”). Each Commitment Fee shall be payable on each Quarterly Date and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on each day of such period on the Unutilized R/C Commitments as of each such day.  Notwithstanding anything to the contrary in the definition of “Unutilized R/C Commitments,” for purposes of determining Unutilized R/C Commitments in connection with computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and L/C Liability of such Revolving Lender (and the Swingline Exposure of such Revolving Lender shall be disregarded for such purpose).  Any accrued commitment fee under this Section 2.05(a) in respect of any Revolving Commitment shall be payable in arrears on each Quarterly Date and on the earlier of (i) the date such Revolving Commitment is terminated or expires (or is modified to constitute another Tranche) and (ii) the R/C Maturity Date applicable to such Revolving Commitment.

(b) Borrower shall pay to Administrative Agent for its own account the administrative fee separately agreed to.

(c) At the time of the effectiveness of a Repricing Transaction prior to the date that is twelve (12) months after the Closing Date, Borrower agrees to pay to Administrative Agent, for the ratable account of each Lender with outstanding Term B Facility Loans (including each Lender that withholds its consent to such Repricing Transaction and is replaced or is removed as a Lender or is repaid under Section 2.11 or 13.04(b), as the case may be), a fee in an amount equal to 1.0% of the aggregate principal amount of Term B Facility Loans that are refinanced, converted, replaced, amended, modified or otherwise repriced in such Repricing Transaction.  Such fee shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(d) Borrower shall pay to Auction Manager for its own account, in connection with any Borrower Loan Purchase, such fees as may be agreed between Borrower and Auction Manager.
(e) Borrower shall pay to each Term B Facility Lender, on the Closing Date, an upfront fee equal to 1.00% of such Term B Facility Lender’s Term B Facility Loan funded on the Closing Date.

Lending Offices

.  The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

Several Obligations of Lenders

.  The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender, and no Lender shall have any obligation to Administrative Agent or any other Lender for the failure by such Lender to make any Loan required to be made by such Lender.  No Revolving Lender will be responsible for failure of any other Lender to fund its participation in Letters of Credit.

SECTION 1.07. Notes; Register.

(a) At the request of any Lender, its Loans of a particular Class shall be evidenced by a promissory note, payable to such Lender (or its nominee) and otherwise duly completed, substantially in the form of Exhibits A‑1,  A‑2 and A‑3 of such Lender’s Revolving Loans, Term B Facility Loans and Swingline Loans, respectively; provided that any promissory notes issued in respect of New Term Loans, Other Term Loans, Extended Term Loans, Other Revolving Loans or Extended Revolving Loans shall be in such form as mutually agreed by Borrower and Administrative Agent.

(b) The date, amount, Type, interest rate and duration of the Interest Period (if applicable) of each Loan of each Class made by each Lender to Borrower and each payment made on account of the principal thereof, shall be recorded by such Lender (or its nominee) on its books and, prior to any transfer of any Note evidencing the Loans of such Class held by it, endorsed by such Lender (or its nominee) on the schedule attached to such Note or any continuation thereof; provided, however, that the failure of such Lender (or its nominee) to make any such recordation or endorsement or any error in such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note.

(c) Borrower hereby designates Administrative Agent to serve as its nonfiduciary agent, solely for purposes of this Section 2.08, to maintain a register (the “Register”) on which it will record the name and address of each Lender, the Commitment from time to time of each of the Lenders, the principal amount of the Loans made by each of the Lenders (and the related interest thereon) and each repayment in respect of the principal amount of the Loans of each Lender.  Failure to make any such recordation or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans.  The entries in the Register shall be prima facie evidence of the information noted therein (absent manifest error), and the parties hereto shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of the Credit Documents, notwithstanding any notice to the contrary.  The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior written notice.  No assignment shall be effective unless recorded in the Register; provided, however, that Administrative Agent agrees to record in the Register any assignment entered into pursuant to the term hereof promptly after the effectiveness of such assignment.

SECTION 1.08. Optional Prepayments and Conversions or Continuations of Loans.

(a) Subject to Section 4.04, Borrower shall have the right to prepay Loans (without premium or penalty, except as provided in Section 2.09(c)), or to convert Loans of one Type into Loans of another Type or to continue Loans of one Type as Loans of the same Type, at any time or from time to time.  Borrower shall give Administrative Agent notice of each such prepayment, conversion or continuation as provided in Section 4.05 (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder; provided that Borrower may make any such notice conditional upon the occurrence of a Person’s acquisition or sale or any incurrence of Indebtedness or issuance of Equity Interests). Each Notice of Continuation/Conversion shall be substantially in the form of Exhibit C-1.  Each Notice of Prepayment shall be substantially in the form of Exhibit C-2. If LIBOR Loans are prepaid or converted other than on the last day of an Interest Period therefor, Borrower shall at such time pay all expenses and costs required by Section 5.05.  Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Article XI, in the event that any Event of Default shall have occurred and be continuing, Administrative Agent may (and, at the request of the Required Lenders, shall), upon written notice to Borrower, have the right to suspend the right of Borrower to convert any Loan into a LIBOR Loan, or to continue any Loan as a LIBOR Loan, in which event all Loans shall be converted (on the last day(s) of the respective Interest Periods therefor) or continued, as the case may be, as ABR Loans.  Swingline Loans may not be converted or continued.

(b) The amount of any optional prepayments described in Section 2.09(a) shall be applied to prepay Loans outstanding in order of amortization, in amounts and among Tranches, all as determined by Borrower and in the absence of such Borrower determination in the direct order of maturity.

(c) Any prepayment of Term B Facility Loans pursuant to this Section 2.09 or Section 13.04(b) made prior to the date that is twelve (12) months after the Closing Date in connection with any Repricing Transaction shall be subject to the fee described in Section 2.05(c).

SECTION 1.09. Mandatory Prepayments.
(a) Borrower shall prepay the Loans as follows (each such prepayment to be effected in each case in the manner, order and to the extent specified in Section 2.10(b) below):

(i) Casualty Events.  Within five (5) Business Days after Borrower or any Restricted Subsidiary receives any Net Available Proceeds from any Casualty Event with respect to Borrower or any Restricted Subsidiary (or any of their respective assets) or any disposition pursuant to Section 10.05(l) (or notice of collection by Administrative Agent of the same), in an aggregate principal amount equal to 100% of such Net Available Proceeds (it being understood that applications pursuant to this Section 2.10(a)(i) shall not be duplicative of Section 2.10(a)(iii) below); provided, however, that:

(x)if no Event of Default then exists or would arise therefrom, the Net Available Proceeds thereof shall not be required to be so applied on such date to the extent that Borrower delivers an Officer’s Certificate to Administrative Agent stating that an amount equal to such proceeds is intended to be used to fund the acquisition of Property used or usable in the business of (A) if such Casualty Event relates to any Credit Party, any Credit Party or (B) if such Casualty Event relates to any other Company, any Company, or repair, replace or restore the Property or other Property used or usable in the business of (A) if such Casualty Event relates to any Credit Party, any Credit Party or (B) if such Casualty Event relates to any other Company, any Company  (in accordance with the provisions of the applicable Security Document in respect of which such Casualty Event has occurred, to the extent applicable), in each case within (A) twelve (12) months following receipt of such Net Available Proceeds or (B) if Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Available Proceeds within twelve (12) months following receipt thereof, within the later of (1) one hundred and eighty (180) days following the date of such legally binding commitment and (2) twelve (12) months following receipt of such Net Available Proceeds (provided that Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of a Casualty Event to have been reinvested in accordance with the provisions hereof, so long as such deemed expenditure shall have been made no earlier than the applicable Casualty Event), and

(y)if all or any portion of such Net Available Proceeds not required to be applied to the prepayment of Loans pursuant to this Section 2.10(a)(i) is not so used within the period specified by clause (x) above, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

(ii) Debt Issuance.  Immediately upon any Debt Issuance (including, for purposes of this Section 2.10(a)(ii), Credit Agreement Refinancing Indebtedness) on or after the Closing Date, in an aggregate principal amount equal to 100% of the Net Available Proceeds of such Debt Issuance.

(iii) Asset Sales.  Within five (5) Business Days after receipt by Borrower or any of its Restricted Subsidiaries of any Net Available Proceeds from any Asset Sale pursuant to Section 10.05(c), 10.05(n) or Section 10.05(s), in an aggregate principal amount equal to 100% of the Net Available Proceeds from such Asset Sale or other disposition (it being understood that applications pursuant to this Section 2.10(a)(iii) shall not be duplicative of Section 2.10(a)(i) above); provided, however, that:

(x)an amount equal to the Net Available Proceeds from any Asset Sale pursuant to Section 10.05(c), 10.05(n) or Section 10.05(s) shall not be required to be applied as provided above on such date if (1) no Event of Default then exists or would arise therefrom and (2) Borrower delivers an Officer’s Certificate to Administrative Agent stating that an amount equal to such Net Available Proceeds is intended to be reinvested, directly or indirectly, in assets (which may be pursuant to an acquisition of Equity Interests of a Person that directly or indirectly owns such assets) otherwise permitted under this Agreement of (A) if such Asset Sale was effected by any Credit Party, any Credit Party, and (B) if such Asset Sale was effected by any other Company, any Company, in each case within (x) twelve (12) months following receipt of such Net Available Proceeds or (y) if Borrower or the relevant Restricted Subsidiary enters into a legally binding commitment to reinvest such Net Available Proceeds within twelve (12) months following receipt thereof, within the later of (A) one hundred and eighty (180) days following the date of such legally binding commitment and (B) twelve (12) months following receipt of such Net Available Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) (provided that Borrower may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of the proceeds of an Asset Sale to have been reinvested in accordance with the provisions hereof, so long as such deemed expenditure shall have been made no earlier than the earlier of execution of a definitive agreement for such Asset Sale and the consummation of such Asset Sale); and

(y)if all or any portion of such Net Available Proceeds is not reinvested in assets in accordance with the Officer’s Certificate referred to in clause (x) above within the period specified by clause (x) above, such remaining portion shall be applied on the last day of such period as specified in Section 2.10(b).

(iv) Excess Cash Flow.  For each Excess Cash Flow Period, not later than five (5) Business Days after the date on which the financial statements of Borrower referred to in Section 9.04(b) for such fiscal year are required to be delivered to Administrative Agent, Borrower shall prepay, in accordance with subsection (b) below, the principal amount of the Loans in an amount equal to (x) the Applicable ECF Percentage of Excess Cash Flow for such fiscal year, minus (y)

the principal amount of (i) Term Loans voluntarily prepaid pursuant to Section 2.09, 2.11, 13.04(b) and 13.05(d) (limited to the amount of cash actually paid and solely to the extent the applicable Term Loans were repurchased pursuant to an initial offer made to each Lender of an applicable Class on a ratable basis) during such fiscal year (or, at Borrower’s election, after such fiscal year and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) plus (ii) Revolving Loans voluntarily prepaid pursuant to Section 2.09, 2.11, 13.04(b) and 13.04(h) to the extent accompanied by an equivalent permanent reduction of the Total Revolving Commitments during such fiscal year (or, at Borrower’s election, after such fiscal year and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) plus (iii) Other First Lien Indebtedness voluntarily prepaid (and, to the extent consisting of revolving loans, so long as accompanied by a permanent reduction of the underlying commitments) during such fiscal year (or, at Borrower’s election, after such period and prior to the date the applicable Excess Cash Flow prepayment is due (without duplication of amounts deducted from Excess Cash Flow in any other period)) to the extent the amount of such Other First Lien Indebtedness so prepaid is not proportionally larger than the amount of Term Loans so prepaid according to the respective principal amounts of Other First Lien Indebtedness and Term Loans as of the beginning of the applicable fiscal year, plus the principal amount of any additional Other First Lien Indebtedness or Term Loans incurred during the applicable fiscal year or other applicable period; in each case of this clause (y), except to the extent that such prepayments or repurchases were financed with the proceeds of Indebtedness (other than revolving Indebtedness) of Borrower or its Restricted Subsidiaries.

(v) [Reserved].

(vi) Prepayments Not Required.  Notwithstanding any other provisions of this Section 2.10(a), to the extent that any of or all the Net Available Proceeds of any Asset Sale or Casualty Event with respect to any property or assets of Foreign Subsidiaries or any Excess Cash Flow attributable to Foreign Subsidiaries, are prohibited or delayed by applicable local law from being repatriated to the United States, an amount equal to the portion of such Net Available Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Loans at the times provided in this Section 2.10(a) so long as applicable local law does not permit repatriation to the United States (Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Available Proceeds or Excess Cash Flow is permitted under the applicable local law, (x) an amount equal to such Net Available Proceeds shall be reinvested pursuant to Section 2.10(a)(i) or (iii), as applicable, or applied pursuant to Section 2.10(b) within five (5) Business Days of such repatriation, and (y) an amount equal to such Excess Cash Flow shall be applied pursuant to Section 2.10(b) within five (5) Business Days of such repatriation.  To the extent Borrower determines in good faith that repatriation of any of or all the Net Available Proceeds of any Asset Sale or Casualty Event with respect to any property or assets of Foreign Subsidiaries or any Excess Cash Flow attributable to Foreign Subsidiaries would result in a material adverse Tax consequences (as reasonably determined by Borrower in consultation with the Administrative Agent) to Borrower or any of its Subsidiaries (including any material withholding Tax), the applicable mandatory prepayment shall be reduced by the Net Available Proceeds or Excess Cash Flow so affected (the “Restricted Amount”) until such time as Borrower (in consultation with the Administrative Agent) determines in good faith that repatriation of the Restricted Amount may occur without incurring such material adverse Tax consequences, at which time, (x) an amount equal to any such Net Available Proceeds shall be reinvested pursuant to Section 2.10(a)(i) or (iii), as applicable, or applied pursuant to

Section 2.10(b) within five (5) Business Days of such repatriation, and (y) an amount equal to any such Excess Cash Flow shall be applied pursuant to Section 2.10(b) within five (5) Business Days of such repatriation.

(vii) Prepayments of Other First Lien Indebtedness.  Notwithstanding the foregoing provisions of Section 2.10(a)(i), (iii) or (iv), any Net Available Proceeds from any Casualty Event or Asset Sale and any such Excess Cash Flow otherwise required to be applied to prepay the Loans may, at Borrower’s option, be applied to prepay the principal amount of Other First Lien Indebtedness only to (and not in excess of) the extent to which a mandatory prepayment in respect of such Casualty Event, Asset Sale or Excess Cash Flow is required under the terms of such Other First Lien Indebtedness (with any remaining Net Available Proceeds or Excess Cash Flow, as applicable, applied to prepay outstanding Loans in accordance with the terms hereof), unless such application would result in the holders of Other First Lien Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term Loans and Other First Lien Indebtedness at such time) of such Net Available Proceeds or Excess Cash Flow, as applicable, relative to Lenders, in which case such Net Available Proceeds or Excess Cash Flow, as applicable, may only be applied to prepay the principal amount of Other First Lien Indebtedness on a pro rata basis with outstanding Term Loans.  To the extent the holders of Other First Lien Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Available Proceeds or Excess Cash Flow, as applicable, the declined amount of such Net Available Proceeds or Excess Cash Flow, as applicable, shall promptly (and, in any event, within ten (10) Business Days after the date of such rejection) be applied to prepay Loans in accordance with the terms hereof (to the extent such Net Available Proceeds or Excess Cash Flow, as applicable, would otherwise have been required to be applied if such Other First Lien Indebtedness was not then outstanding).  Any such application to Other First Lien Indebtedness shall reduce any prepayments otherwise required hereunder by an equivalent amount.

(b) Application. The amount of any mandatory prepayments described in Section 2.10(a) shall be applied to prepay Loans as follows:

(i) First, to the outstanding Term Loans in order of amortization, in amounts and to Tranches, all as directed by Borrower and in the absence of such Borrower direction in the direct order of maturity;  provided that mandatory prepayments may not be directed to a later maturing Class of Term Loans without at least pro rata repayment of any earlier maturing Class of Term Loans;

(ii) Second, after such time as no Term Loans or Permitted First Priority Refinancing Debt in respect of Term Loans remain outstanding, (x) to repay all outstanding Swingline Loans, (y) after such time as no Swingline Loans are outstanding, to prepay all outstanding Revolving Loans (in each case, without a corresponding permanent reduction in the Revolving Commitments) and (z) after such time as no Revolving Loans are outstanding, to Cash Collateralize all outstanding Letters of Credit in an amount equal to the Minimum Collateral Amount; and

(iii) Third, after application of prepayments in accordance with clauses (i) and (ii) above, Borrower shall be permitted to retain any such remaining excess;

provided, that the Net Available Proceeds of any Credit Agreement Refinancing Indebtedness shall be applied to the applicable Refinanced Debt.

Notwithstanding the foregoing, any Lender holding Term Loans may elect, by written notice to Administrative Agent not later than 2:00 p.m., New York time, at least one (1) Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans, pursuant to Section 2.10(a)(i), (iii) or (iv) (the “Declined Amounts”).  Any Declined Amounts shall be retained by Borrower.

Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding, only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of Borrower, the balance of such required prepayment shall be either (i) deposited in the Collateral Account and applied to the prepayment of LIBOR Loans on the last day of the then next-expiring Interest Period for LIBOR Loans (with all interest accruing thereon for the account of Borrower) or (ii) prepaid immediately, together with any amounts owing to the Lenders under Section 5.05.  Notwithstanding any such deposit in the Collateral Account, interest shall continue to accrue on such Loans until prepayment.

The Borrower shall (or, in the case of a mandatory prepayment in respect of a Debt Issuance, shall use commercially reasonable efforts to) notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made pursuant to this Section 2.10 not later than 2:00 p.m., New York time, at least three (3) Business Days prior to the date of such prepayment (or such shorter time as the Agent may agree).  Such notice shall include a certificate signed by a Responsible Officer of Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and the expected prepayment date.  Each such certificate shall specify the Tranche and Borrowings being prepaid and the principal amount of each Tranche or Borrowing (or portion thereof) to be prepaid.

(c) Revolving Credit Extension Reductions.  Until the final R/C Maturity Date, Borrower shall from time to time immediately prepay the Revolving Loans (and/or provide Cash Collateral in an amount equal to the Minimum Collateral Amount for, or otherwise backstop (with a letter of credit on customary terms reasonably acceptable to the applicable L/C Lender and Administrative Agent), outstanding L/C Liabilities) in such amounts as shall be necessary so that at all times (a) the aggregate outstanding amount of the Revolving Loans and the Swingline Loans, plus, the aggregate outstanding L/C Liabilities shall not exceed the Total Revolving Commitments as in effect at such time and (b) the aggregate outstanding amount of the Revolving Loans of any Tranche and Swingline Loans allocable to such Tranche, plus the aggregate outstanding L/C Liabilities under such Tranche shall not exceed the aggregate Revolving Commitments of such Tranche as in effect at such time.

(d) Prepayment of Term B Facility Loans.  Any prepayment of Term B Facility Loans pursuant to Section 2.10(a)(ii) made prior to the date that is twelve (12) months after the Closing Date in connection with any Repricing Transaction shall be subject to the fee described in Section 2.05(c).

(e) Outstanding Letters of Credit.  If any Letter of Credit is outstanding on the 30th day prior to the next succeeding R/C Maturity Date which has an expiry date later than the fifth Business Day preceding such R/C Maturity Date (or which, pursuant to its terms, may be extended to a date later than the fifth Business Day preceding such R/C Maturity Date), then (i) if one or more Tranches of Revolving Commitments with a R/C Maturity Date after such R/C Maturity Date are then in effect, with respect to such Letters of Credit as the applicable L/C Lender shall have consented in its sole discretion to continue under such later-maturing Tranches,  such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders with Revolving Commitments to purchase participations therein and to make Revolving Loans and payments in respect thereof and the commissions applicable thereto), effective as of such R/C Maturity Date, solely under (and ratably participated by Revolving Lenders pursuant to) the Revolving Commitments in respect of such non-terminating Tranches of Revolving Commitments, if any, up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Commitments thereunder at such time, and (ii) to the extent not capable of being reallocated pursuant to clause (i) above, Borrower shall, on such 30th day (or on such later day as such Letters of Credit become incapable of being reallocated pursuant to clause (i) above due to the termination, reduction or utilization of any relevant Revolving Commitments), either (x) Cash Collateralize all such Letters of Credit in an amount not less than the Minimum Collateral Amount with respect to such Letters of Credit (it being understood that such Cash Collateral shall be released to the extent that the aggregate Stated Amount of such Letters of Credit is reduced upon the expiration or termination of such Letters of Credit, so that the Cash Collateral shall not exceed the Minimum Collateral Amount with respect to such Letters of Credit outstanding at any particular time) or (y) deliver to the applicable L/C Lender a standby letter of credit (other than a Letter of Credit) in favor of such L/C Lender in a stated amount not less than the Minimum Collateral Amount with respect to such Letters of Credit, which standby letter of credit shall be in form and substance, and issued by a financially sound financial institution, reasonably acceptable to such L/C Lender and Administrative Agent.  Except to the extent of reallocations of participations pursuant to clause (i) above, the occurrence of a R/C Maturity Date shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Lenders of the relevant Tranche in any Letter of Credit issued before such R/C Maturity Date.  For the avoidance of doubt, the parties hereto agree that upon the occurrence of any reallocations of participations pursuant to clause (i) above and, if necessary, the taking of the actions in described clause (ii) above, all participations in Letters of Credit under the terminated Revolving Commitments shall terminate.

SECTION 1.10. Replacement of Lenders.

(a) Borrower shall have the right to replace any Lender (the “Replaced Lender”) with one or more other Eligible Assignees (collectively, the “Replacement Lender”), if (x) such Lender is charging Borrower increased costs pursuant to Section 5.01 or requires Borrower to pay any Covered Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to Section 5.06 or such Lender becomes incapable of making LIBOR Loans as provided in Section 5.03 when other Lenders are generally able to do so, (y) such Lender is a Defaulting Lender or (z) such Lender is subject to a Disqualification; provided, however, that (i) at the time of any such replacement, the Replacement Lender shall enter into one or more Assignment Agreements (and with all fees payable pursuant to Section 13.05(b) to be paid by the Replacement Lender or Borrower) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests of, the Replaced Lender (or if the Replaced Lender is being replaced as a result of being a Defaulting Lender, then the Replacement Lender shall acquire all Revolving Commitments, Revolving Loans and L/C Interests of such Replaced Lender under one or more Tranches of Revolving Commitments or, at the option of Borrower and such Replacement Lender, all other Loans and Commitments held by such Defaulting Lender), (ii) at the time of any such replacement, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender (other than any Loans not being acquired by a Replacement Lender), (B) all Reimbursement Obligations owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being repaid and terminated or acquired, as the case may be, and (C) all accrued, but theretofore unpaid, fees owing to the Lender pursuant to Section 2.05 with respect to the Loans being assigned, as the case may be and (iii) all obligations of Borrower owing to such Replaced Lender (other than those specifically described in clause (i) above in respect of Replaced Lenders for which the assignment purchase price has been, or is concurrently being, paid, and other than those relating to Loans or Commitments not being acquired by a Replacement Lender, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan), as applicable, shall be paid in full to such Replaced Lender, as applicable, concurrently with such replacement, as the case may be.  Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i), (ii) and (iii) above, as applicable, and the receipt of any consents that would be required for an assignment of the subject Loans and Commitments to such Replacement Lender in accordance with Section 13.05, the Replacement Lender, if any, shall become a Lender hereunder and the Replaced Lender, as applicable, shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to such Lender under this Agreement, which shall survive as to such Lender and, in the case of any Replaced Lender, except with respect to Loans, Commitments and L/C Interests of such Replaced Lender not being acquired by the Replacement Lender; provided, that if the applicable Replaced Lender does not execute the Assignment Agreement within three (3) Business Days (or such shorter period as is acceptable to Administrative Agent) after Borrower’s request, execution of such Assignment Agreement by the Replaced Lender shall not be required to effect such assignment.

(b) If Borrower receives a notice from any applicable Gaming Authority that any Lender is subject to a Disqualification (and such Lender is notified by Borrower and Administrative Agent in writing of such Disqualification), Borrower shall have the right to replace such Lender with a Replacement Lender in accordance with Section 2.11(a) or prepay the Loans held by such Lender, in each case, in accordance with any applicable provisions of Section 2.11(a), even if a Default or an Event of Default exists (notwithstanding anything contained in such Section 2.11(a) to the contrary).  Any such prepayment shall be deemed an optional prepayment, as set forth in Section 2.09 and shall not be required to be made on a pro rata basis with respect to Loans of the same Tranche as the Loans held by such Lender (and in any event shall not be deemed to be a Repricing Transaction).  Notice to such Lender shall be given at least ten (10) days before the required date of transfer or prepayment (unless a shorter period is required by any Requirement of Law), as the case may be, and shall be accompanied by evidence demonstrating that such transfer or redemption is required pursuant to Gaming Laws.  Upon receipt of a notice in accordance with the foregoing, the Replaced Lender shall cooperate with Borrower in effectuating the required transfer or prepayment within the time period set forth in such notice, not to be less than the minimum notice period set forth in the foregoing sentence (unless a shorter period is required under any Requirement of Law).  Further, if the transfer or prepayment is triggered by notice from the Gaming Authority that the Lender is subject to a Disqualification, commencing on the date the Gaming Authority serves the notice of Disqualification upon Borrower, to the extent prohibited by law:  (i) such Lender shall no longer receive any interest on the Loans; (ii) such Lender shall no longer exercise, directly or through any trustee or nominee, any right conferred by the Loans; and (iii) such Lender shall not receive any remuneration in any form from Borrower for services or otherwise in respect of the Loans.

SECTION 1.11. Incremental Loan Commitments.

(a) Borrower Request.  Borrower may, at any time, by written notice to Administrative Agent, request (i) an increase to the Closing Date Revolving Commitments or any other then-existing Tranche of Revolving Commitments  (“Incremental Existing Tranche Revolving Commitments”), (ii) the establishment of additional Term B Facility Loans with terms and conditions identical to the terms and conditions of existing Term B Facility Loans or any other Tranche of Term Loans hereunder (“Incremental Term B Loans” and the related commitments, “Incremental Term B Loan Commitments”), and/or (iii) the establishment of one or more new Tranches of term loans (“New Term Loans” and the related commitments, “New Term Loan Commitments”); provided, however, that (x) the aggregate amount of Incremental Existing Tranche Revolving Commitments, New Term Loans and Incremental Term B Loans incurred on such date shall not exceed the Incremental Loan Amount as of such date and (y) any such request for Incremental Commitments shall be in a minimum amount of $10.0 million and integral multiples of $1.0 million above such amount, or such other amounts as may be agreed by the Administrative Agent.  Borrower may request Incremental Commitments from existing Lenders and from Eligible Assignees; provided, however, that (A) any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide all or any portion of such Incremental

Commitments offered to it and (B) any potential Lender that is not an existing Lender and agrees to make available an Incremental Commitment shall be required to be an Eligible Assignee and shall require approval by Administrative Agent (such approval not to be unreasonably withheld or delayed).

(b) Incremental Effective Date.  The Incremental Commitments shall be effected by a joinder agreement to this Agreement (the “Incremental Joinder Agreement”) executed by Borrower, Administrative Agent and each Lender making or providing such Incremental Commitment, in form and substance reasonably satisfactory to each of them, subject, however, to the satisfaction of the conditions precedent set forth in this Section 2.12.  The Incremental Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of Administrative Agent, to effect the provisions of this Section 2.12.  Administrative Agent and Borrower shall determine the effective date (each, an “Incremental Effective Date”) of any Incremental Commitments and the final allocation of such Incremental Commitments.  The effectiveness of any such Incremental Commitments shall be subject solely to the satisfaction of the following conditions to the reasonable satisfaction of Administrative Agent:

(i) Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by Administrative Agent in connection with any such Incremental Commitments, including reaffirmation agreements, supplements or amendments to the Security Documents as may be reasonably requested by the Administrative Agent, and Credit Party certificates and other deliverables consistent with such certificates and deliverables that were delivered pursuant to Section 7.01;

(ii) an Incremental Joinder Agreement shall have been duly executed and delivered by Borrower, Administrative Agent and each Lender making or providing such Incremental Commitment;

(iii) no Default or Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Incremental Commitments and the funding of Loans thereunder;  provided that, if the proceeds of such Incremental Commitments are being used in connection with a Limited Condition Transaction substantially concurrently upon the receipt thereof, (x) there shall be no Default or Event of Default at the time the definitive documentation for such Limited Condition Transaction is executed and delivered and (y) after giving effect to such Incremental Commitments and the funding of Loans thereunder, there shall be no Event of Default under Section 11.01(b), 11.01(c), 11.01(g) or 11.01(h);

(iv) the representations and warranties set forth herein and in the other Credit Documents shall be true and correct in all material respects on and as of such Incremental Effective Date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such dates; provided,  further, that, with respect to any Incremental Commitments the proceeds of which are used primarily to fund a Limited Condition Transaction substantially concurrently upon the receipt thereof, the only representations and warranties the accuracy of which shall be a condition to the effectiveness of such Incremental Commitments and the funding thereof shall be (x) the Specified Representations and (y) if applicable, and except as otherwise agreed by Borrower and the Lenders providing such Incremental Commitments, the representations and warranties contained in the acquisition agreement relating to such Permitted Acquisition or other Investment as are material to the interests of the Lenders, but only to the extent that Borrower or any of its Affiliates have the right to terminate its or their obligations under such acquisition agreement, or decline to consummate such transaction, as a result of a breach of such representations and warranties in such acquisition agreement;

(v) on the date of the making of any Incremental Term Loans that are intended to be added to a then-existing Tranche of Term Loans, and notwithstanding anything to the contrary set forth in Section 4.04, such Incremental Term Loans shall be added to (and constitute a part of) each Borrowing and prepayment of outstanding Term Loans under such Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each applicable Lender will participate proportionately in each then outstanding borrowing of Term Loans of the same Type with the same Interest Period of the respective Tranche; and for the avoidance of doubt, the Administrative Agent may effect such modifications to Section 3.01 as it may reasonably request to effect the provisions of this clause (b)(v);

(vi) New Term Loans may provide for the ability to participate (i) with respect to any borrowings, voluntary prepayments or voluntary commitment reductions, on a pro rata basis, with other Tranches of Term Loans (unless the lenders of such New Term Loans elect to participate on a less than pro rata basis) and (ii) with respect to any mandatory prepayments, on a pro rata basis (unless the lenders of such New Term Loans elect to participate on a less than pro rata basis);

(vii) [reserved];

(viii) other than customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be converted satisfies the requirements of this clause (viii)), (x) the final stated maturity of any New Term Loans shall not be earlier than the then-existing Final Maturity Date with respect to the Term B Facility, and (y) the Weighted Average Life to Maturity of any New Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term B Facility (without giving effect to the effect of prepayments made under any existing Tranche of Term Loans on amortization); it being understood that, subject to the foregoing, the amortization schedule applicable to such New Term Loans shall be determined by Borrower and the lenders of such New Term Loans and set forth in the applicable Incremental Joinder Agreement;

(ix) the yields and interest rate margins and, except as set forth in clause (viii) of this Section 2.12(b), amortization schedule, applicable to any New Term Loans shall be as determined by Borrower and the holders of such Indebtedness;

(x) except as set forth in Section 2.12(a) and in clauses (i) – (ix) and (xi) – (xii) of this Section 2.12(b), the terms of any New Term Loans shall be determined by Borrower and the lenders of such New Term Loans; provided that such terms shall not be materially more favorable (taken as a whole) to the lenders providing such New Term Loans than the terms of the Term B Facility, as reasonably determined by Borrower in good faith, except, to the extent that such terms are (1) added to the Term B Facility Loans for the benefit of the Lenders pursuant to an amendment hereto (with no consent of the Lenders being required), together with, to the extent applicable, corresponding modifications to each other then-existing Tranche hereunder, (2) applicable only after the Final Maturity Date in effect at the time of incurrence of such New Term Loans or (3) reasonably satisfactory to the Administrative Agent;

(xi) any Incremental Term B Loans (and the corresponding Incremental Term Loan Commitments) shall have terms substantially identical to the terms of the existing Term Loans (and the existing Term Loan Commitments) of the relevant Tranche hereunder; provided,  however, that upfront fees or original issue discount may be paid to Lenders providing such Incremental Term B Loans as agreed by such Lenders and Borrower, and the conditions applicable to the incurrence of such Incremental Term B Loans (and the corresponding Incremental Term Loan Commitments) shall be as provided in this Section 2.12; provided, further, that the applicable Incremental Joinder Agreement shall make appropriate adjustments to Section 3.01(c) to address such Incremental Term B Loans, as applicable, including such adjustments as are necessary to provide for the “fungibility” of such Incremental Term B Loans with the existing Term B Facility Loans; and

(xii) any Incremental Existing Tranche Revolving Commitments shall have terms substantially identical to the terms of the existing Revolving Commitments of the relevant Tranche hereunder; provided,  however, that upfront fees may be paid to Lenders providing such Incremental Existing Tranche Revolving Commitments as agreed by such Lenders and Borrower, and the conditions applicable to the incurrence of such Incremental Existing Tranche Revolving Commitments shall be as provided in this Section 2.12.

Upon the effectiveness of any Incremental Commitment pursuant to this Section 2.12, any Person providing an Incremental Commitment that was not a Lender hereunder immediately prior to such time shall become a Lender hereunder.  Administrative Agent shall promptly notify each Lender as to the effectiveness of any Incremental Commitments, and (i) in the case of Incremental Revolving Commitments, the Total Revolving Commitments under, and for all purpose of this Agreement, shall be increased by the aggregate amount of such Incremental Revolving Commitments, (ii) any Revolving Loans made under Incremental Existing Tranche Revolving Commitments shall be deemed to be Revolving Loans of the relevant Tranche hereunder, (iii) any Incremental Term B Loans (to the extent funded) shall be deemed to be Term Loans of the relevant Tranche hereunder and (v) any New Term Loans shall be deemed to be additional Term Loans hereunder.  Notwithstanding anything to the contrary contained herein, Borrower, Collateral Agent and Administrative Agent may (and each of Collateral Agent and Administrative Agent are authorized by each other Secured Party to) execute such amendments and/or amendments and restatements of any Credit Documents as may be necessary or advisable to effectuate the provisions of this Section 2.12.  Such amendments may include provisions allowing any Incremental Term B Loans or New Term Loans to be treated on the same basis as Term B Facility Loans in connection with declining prepayments.  In connection with the incurrence of any Incremental Term B Loans, Borrower shall be permitted to terminate any Interest Period applicable to Term Loans of the applicable Tranche on the date such Incremental Term B Loans are incurred.  In connection with the incurrence of any Incremental Existing Tranche Revolving Commitments and related Revolving Loans, Borrower shall be permitted to terminate any Interest Period applicable to Revolving Loans under the applicable existing Tranche of Revolving Commitments on the date such Revolving Loans are first incurred under such Incremental Existing Tranche Revolving Commitments.  To the extent the provisions of preceding clause (b)(v) require that Lenders making Incremental Term Loans add such Term Loans to any then outstanding borrowings of LIBOR Loans of an applicable Tranche, it is acknowledged that the effect thereof may result in such Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding LIBOR Loans of the applicable Tranche and which will end on the last day of such Interest Period).  In connection therewith, Borrower hereby agrees to compensate the Lenders making such Incremental Term Loans for funding LIBOR Loans during an existing Interest Period on such basis as may be agreed by Borrower and such Lenders.

(c) Terms of Incremental Commitments and Loans.

Except as set forth herein, the yield applicable to the Incremental Revolving Commitments and Incremental Term Loans shall be determined by Borrower and the applicable new Lenders and shall be set forth in each applicable Incremental Joinder Agreement; provided,  however,  that in the case of any Incremental Term B

Loans or New Term Loans, if the All-In Yield applicable to such Incremental Term B Loans or New Term Loans is greater than the All-In Yield payable pursuant to the terms of this Agreement as amended through the date of such calculation with respect to Term B Facility Loans, plus 50 basis points per annum, then the interest rate with respect to the Term B Facility Loans shall be increased (pursuant to the applicable Incremental Joinder Agreement) so as to cause the then applicable All-In Yield under this Agreement on the Term B Facility Loans to equal the All-In Yield then applicable to the Incremental Term B Loans or New Term Loans, minus 50 basis points; provided,  however, that (i) any increase in All-In Yield due to such Incremental Term Loans having a higher LIBO Rate floor or Alternate Base Rate floor shall, as the election of Borrower, be reflected solely as an increase to the applicable LIBO Rate floor or Alternate Base Rate floor, as applicable, for the Term B Facility and (ii) the interest rate margins applicable to the Term B Facility Loans at each pricing level, if any, that is different than as described above, shall be increased by a corresponding amount (such adjustment described in the foregoing, the “MFN Adjustment”).

(d) Adjustment of Revolving Loans.  To the extent the Revolving Commitments are being increased on the relevant Incremental Effective Date, then each of the Revolving Lenders having a Revolving Commitment prior to such Incremental Effective Date (such Revolving Lenders the “Pre-Increase Revolving Lenders”) shall assign or transfer to any Revolving Lender which is acquiring a new or additional Revolving Commitment on the Incremental Effective Date (the “Post-Increase Revolving Lenders”), and such Post-Increase Revolving Lenders shall purchase from each such Pre-Increase Revolving Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Liabilities and Swingline Loans (but not, for the avoidance of doubt, the related Revolving Commitments) outstanding on such Incremental Effective Date as shall be necessary in order that, after giving effect to all such assignments or transfers and purchases, such Revolving Loans and participation interests in L/C Liabilities and Swingline Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to such Incremental Revolving Commitments (and after giving effect to any Revolving Loans made on the relevant Incremental Effective Date).  Such assignments or transfers and purchases shall be made pursuant to such procedures as may be designated by Administrative Agent and shall not be required to be effectuated in accordance with Section 13.05.  For the avoidance of doubt, Revolving Loans and participation interests in L/C Liabilities and Swingline Loans assigned or transferred and purchased (or re-allocated) pursuant to this Section 2.12(d) shall, upon receipt thereof by the relevant Post-Increase Revolving Lenders, be deemed to be Revolving Loans and participation interests in L/C Liabilities and Swingline Loans in respect of the relevant new or additional Revolving Commitments acquired by such Post-Increase Revolving Lenders on the relevant Incremental Effective Date and the terms of such Revolving Loans and participation interests (including, without limitation, the interest rate and maturity applicable thereto) shall be adjusted accordingly.  In addition, the L/C Sublimit may be increased by an amount not to exceed the amount of any increase in Revolving Commitments with the consent of the Swingline Lender and the applicable L/C Lenders that agreed to provide Letters of Credit under such increase in the L/C Sublimit and the holders of Incremental Revolving Commitments providing such increase in Revolving Commitments.

(e) Equal and Ratable Benefit.  The Loans and Commitments established pursuant to this Section 2.12 shall (i) constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, (ii) without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents, (iii) rank pari passu in right of payment and/or with respect to security with the then-existing Tranche of Term Loans and then-existing tranche of Revolving Loans, (iv) not be secured by any assets other than the Collateral; and (v) not be guaranteed by any person other than a Guarantor.  The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or otherwise after giving effect to the establishment of any Incremental

Commitments or the funding of Loans thereunder, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent.

(f) Incremental Joinder Agreements.  An Incremental Joinder Agreement may, subject to Section 2.12(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.12 (including, without limitation, (A) amendments to Section 2.04(b)(ii) and Section 2.09(b)(i) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to another Tranche of Revolving Commitments without a concurrent reduction of such other Tranche of Revolving Commitments, (B) such other amendments as may be necessary or advisable, in the reasonable opinion of Administrative Agent and Borrower, to give effect to the terms and provisions of any Incremental Commitments (and any Loans made in respect thereof) and (C) amendments described in Section 13.04(c)).

(g) Supersede. This Section 2.12 shall supersede any provisions in Section 13.04 to the contrary.
SECTION 1.12. Extensions of Loans and Commitments.

(a) Borrower may, at any time request that all or a portion of the Term Loans of any Tranche (an “Existing Term Loan Tranche”) be modified to constitute another Tranche of Term Loans in order to extend the scheduled final maturity date thereof (any such Term Loans which have been so modified, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.13.  In order to establish any Extended Term Loans, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Term Loan Tranche) (a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which terms shall be identical to those applicable to the Term Loans of the Existing Term Loan Tranche from which they are to be modified except (i) the scheduled final maturity date shall be extended to the date set forth in the applicable Extension Amendment and the amortization shall be as set forth in the Extension Amendment, (ii) (A) the Applicable Margins with respect to the Extended Term Loans may be higher or lower than the Applicable Margins for the Term Loans of such Existing Term Loan Tranche and/or (B) additional or reduced fees (including prepayment or termination premiums) may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased or decreased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any optional or mandatory prepayments or prepayment of Term Loans hereunder in each case as specified in the respective Term Loan Extension Request, (iv) the final maturity date and the scheduled amortization applicable to the Extended Term Loans shall be set forth in the applicable Extension Amendment and the scheduled amortization of such Existing Term Loan Tranche shall be adjusted to reflect the amortization schedule (including the principal amounts payable pursuant thereto) in respect of the Term Loans under such Existing Term Loan Tranche that have been extended as Extended Term Loans as set forth in the applicable Extension Amendment; provided, however, that the Weighted Average Life to Maturity of such Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Term Loans of such Existing Term Loan Tranche (determined without giving effect to the impact of prepayments on amortization of such Existing Term Loans Tranche) and (v) the covenants set forth in Section 10.08 may be modified in a manner acceptable to Borrower, Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the latest R/C Maturity Date in effect immediately prior to giving effect to such Extension Amendment (it being understood that each Lender providing Extended Term Loans, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02, 4.07(b) or 13.04).  Except as provided above, each Lender holding Extended Term Loans shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Section 2.09(b) and 2.10(b) applicable to Term Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.  The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or otherwise after giving effect to the extension of any Term Loans, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche modified to constitute Extended Term Loans pursuant to any Term Loan Extension Request.  Any Extended Term Loans of any Extension Tranche shall constitute a separate Tranche and Class of Term Loans from the Existing Term Loan Tranche from which they were modified.

(b) Borrower may, at any time request that all or a portion of the Revolving Commitments of any Tranche (an “Existing Revolving Tranche” and any related Revolving Loans thereunder, “Existing Revolving Loans”) be modified to constitute another Tranche of Revolving Commitments in order to extend the termination date thereof (any such Revolving Commitments which have been so modified, “Extended Revolving Commitments” and any related Revolving Loans, “Extended Revolving Loans”) and to provide for other terms consistent with this Section 2.13.  In order to establish any Extended Revolving Commitments, Borrower shall provide a notice to Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Revolving Tranche) (a “Revolving Extension Request”) setting forth the proposed terms of the Extended Revolving Commitments to be established, which terms shall be identical to those applicable to the Revolving Commitments of the Existing Revolving Tranche from which they are to be modified except (i) the scheduled termination date of the Extended Revolving Commitments and the related scheduled maturity date of the related Extended Revolving Loans shall be extended to the date set forth in the applicable Extension Amendment, (ii) (A) the Applicable Margins with respect to the Extended Revolving Loans may be higher or lower than the Applicable Margins for the Revolving Loans of such Existing Revolving Tranche and/or (B) additional or reduced fees may be payable to the Lenders providing such Extended Revolving Commitments in addition to or in lieu of any increased or decreased Applicable Margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment, (iii) the Commitment Fee Rate with respect to the Extended Revolving Commitments may be higher or lower than the Commitment Fee Rate for the Revolving Commitments of such Existing Revolving Tranche, (iv) the covenants set forth in Section 10.08 may be modified in a manner acceptable to Borrower, Administrative Agent and the Lenders party to the applicable Extension Amendment, such modifications to become effective only after the Final Maturity Date in effect immediately prior to giving effect to such Extension Amendment and (v) the L/C Commitments of any L/C Lender that is providing such Extended Revolving Commitments may be extended and the L/C Sublimit may be increased, subject to clause (d) below (it being understood that each Lender providing Extended Revolving Commitments, by executing an Extension Amendment, agrees to be bound by such provisions and waives any inconsistent provisions set forth in Section 4.02, 4.07(b) or 13.04).  Except as provided above, each Lender holding Extended Revolving Commitments shall be entitled to all the benefits afforded by this Agreement (including, without limitation, the provisions set forth in Sections 2.09(b) and 2.10(b) applicable to existing Revolving Loans) and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.  The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or otherwise after giving effect to the extension of any Revolving Commitments, including, without limitation, the procurement of title insurance endorsements reasonably requested by and satisfactory to Administrative Agent.  No Lender shall have any obligation to agree to have any of its Revolving Commitments of any Existing Revolving Tranche modified to constitute Extended Revolving Commitments pursuant to any Revolving Extension Request.  Any Extended Revolving Commitments of any Extension Tranche shall constitute a separate Tranche and Class of Revolving Commitments from the Existing Revolving Tranche from which they were modified.  If, on any Extension Date, any Revolving Loans of any Extending Lender are outstanding under the applicable Existing Revolving Tranche, such Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Loans (and related participations) and Existing Revolving Loans (and related participations) in the same proportion as such Extending Lender’s Extended Revolving Commitments bear to its remaining Revolving Commitments of the Existing Revolving Tranche.

(c) Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Tranche are requested to respond (or such shorter period as is agreed to by Administrative Agent in its sole discretion).  Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request modified to constitute Extended Term Loans or Extended Revolving Commitments, as applicable, shall notify Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans or Revolving Commitments of the Existing Tranche that it has elected to modify to constitute Extended Term Loans or Extended Revolving Commitments, as applicable.  In the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to Extension Elections exceeds the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to the Extension Request, Term Loans or Revolving Commitments subject to such Extension Elections shall be modified to constitute Extended Term Loans or Extended Revolving Commitments, as applicable, on a pro rata basis based on the amount of Term Loans or Revolving Commitments included in such Extension Elections.  Borrower shall have the right to withdraw any Extension Request upon written notice to Administrative Agent in the event that the aggregate amount of Term Loans or Revolving Commitments of the Existing Tranche subject to such Extension Request is less than the amount of Extended Term Loans or Extended Revolving Commitments, as applicable, requested pursuant to such Extension Election.

(d) Extended Term Loans or Extended Revolving Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which shall be substantially in the form of Exhibit Q or Exhibit R to this Agreement, as applicable, or, in each case, such other form as is reasonably acceptable to Administrative Agent).  Each Extension Amendment shall be executed by Borrower, Administrative Agent and the Extending Lenders (it being understood that such Extension Amendment shall not require the consent of any Lender other than (A) the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Commitments, as applicable, established thereby, (B) with respect to any extension of the Revolving Commitments that results in an extension of an L/C Lender’s obligations with respect to Letters of Credit, the consent of such L/C Lender and (C) with respect to any extension of the Revolving Commitments that results in an extension of the Swingline Lender’s obligations with respect to Swingline Loans, the Swingline Lender).  An Extension Amendment may, subject to Sections 2.13(a) and (b), without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or advisable, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.13 (including, without limitation, (A) amendments to Section 2.04(b)(ii) and Section 2.09(b)(i) to permit reductions of Tranches of Revolving Commitments (and prepayments of the related Revolving Loans) with an R/C Maturity Date prior to the R/C Maturity Date applicable to a Tranche of Extended Revolving Commitments without a concurrent reduction of such Tranche of Extended Revolving Commitments, (B) such other amendments as may be necessary or advisable, in the reasonable opinion of Administrative Agent and

Borrower, to give effect to the terms and provisions of any Extended Term Loans or Extended Revolving Commitments, as applicable and (C) amendments described in Section 13.04(c)).
SECTION 1.13. Defaulting Lender Provisions.
(a) Notwithstanding anything to the contrary in this Agreement, if a Lender becomes, and during the period it remains, a Defaulting Lender, the following provisions shall apply:

(i) the L/C Liabilities and the participations in outstanding Swingline Loans of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Revolving Commitments; provided that (i) the sum of each Non-Defaulting Lender’s total Revolving Exposure may not in any event exceed the Revolving Commitment of such Non-Defaulting Lender as in effect at the time of such reallocation, (ii) subject to Section 13.20, neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim Borrower, Administrative Agent, any L/C Lender, the Swingline Lender or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender and (iii) the conditions set forth in Section 7.02(a) are satisfied at the time of such reallocation (and, unless Borrower shall have otherwise notified Administrative Agent at such time, Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time);

(ii) to the extent that any portion (the “un-reallocated portion”) of the Defaulting Lender’s L/C Liabilities and participations in outstanding Swingline Loan cannot be so reallocated, whether by reason of the first proviso in clause (a) above or otherwise, Borrower will, not later than three (3) Business Days after demand by Administrative Agent (at the direction of any L/C Lender and/or the Swingline Lender, as the case may be), (i) Cash Collateralize the obligations of Borrower to the L/C Lender and the Swingline Lender in respect of such L/C Liabilities or participations in outstanding Swingline Loans, as the case may be, in an amount at least equal to the aggregate amount of the un-reallocated portion of such L/C Liabilities or participations in any outstanding Swingline Loans, or (ii) in the case of such participations in any outstanding Swingline Loans, prepay (subject to clause (c) below) and/or Cash Collateralize in full the un-reallocated portion thereof, or (iii) make other arrangements satisfactory to Administrative Agent, and to the applicable L/C Lender and the Swingline Lender, as the case may be, in their sole discretion to protect them against the risk of non-payment by such Defaulting Lender;

(iii) Borrower shall not be required to pay any fees to such Defaulting Lender under Section 2.05(a); and

(iv) any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 11 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to Section 4.07 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Lender or Swingline Lender hereunder; third, if so determined by Administrative Agent or requested by the applicable L/C Lender or Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit or any Swingline Loan, as

applicable; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Lender or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Liabilities in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Liabilities owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Liabilities owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.14(a)(iv) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Cure.  If Borrower, Administrative Agent, each L/C Lender and the Swingline Lender agree in writing in their discretion that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.14(a)), (x) such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as Administrative Agent may determine to be necessary to cause the Revolving Exposure, L/C Liabilities and participations in any outstanding Swingline Loans of the Lenders to be on a pro rata basis in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender (and such exposure of each Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while such Lender was a Defaulting Lender; and provided, further, that no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender, and (y) all Cash Collateral provided pursuant to Section 2.14(a)(ii) shall thereafter be promptly returned to Borrower.

(c) Certain Fees.  Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.05 or Section 2.03(h) (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees), provided that (i) to the extent that all or a portion of the L/C Liability or the participations in outstanding Swingline Loans of such Defaulting Lender is reallocated to the Non-Defaulting Lenders pursuant to Section 2.14, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Commitments, and (ii) to the extent that all or any portion of such L/C Liability or participations in any outstanding Swingline Loans cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the L/C Lender and the Swingline Lender, as applicable, except to the extent of any un-reallocated portion that is Cash Collateralized (and the pro rata payment provisions of Section 4.02 will automatically be deemed adjusted to reflect the provisions of this Section 2.14(c)).

SECTION 1.14. Refinancing Amendments.

(a) At any time after the Closing Date, Borrower may obtain Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Commitments) then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans, Incremental Term Loans, Extended Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Revolving Loans or Incremental Revolving Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Loans or Other Revolving Commitments pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this Section 2.15 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the Other Revolving Commitments or any other Tranche of Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (2) below)) or Loans with respect to Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments (subject to clause (2) below), (2) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Commitments after the date of obtaining any Other Revolving Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that Borrower shall be permitted to permanently repay and terminate commitments of any Class with an earlier maturity date on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (3) assignments and participations of Other Revolving Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to other Revolving Commitments and Revolving Loans.  Each issuance of Credit Agreement Refinancing Indebtedness under this Section 2.15(a) shall be in an aggregate principal amount that is (x) not less than $5.0 million and (y) an integral multiple of $1.0 million in excess thereof, or such other amounts as shall comprise the remaining Loans or Commitments under the Tranche being refinanced or as otherwise may be agreed by the Administrative Agent.

(b) The effectiveness of any such Credit Agreement Refinancing Indebtedness shall be subject solely to the requirements set forth in the definition of “Credit Agreement Refinancing Indebtedness”, and without duplication, the satisfaction of the following conditions to the reasonable satisfaction of Administrative Agent: (i) any Credit Agreement Refinancing Indebtedness in respect of Revolving Commitments or Other Revolving Commitments will have a maturity date that is not prior to the maturity date of the Revolving Loans (or unused Revolving Commitments) being refinanced; (ii) other than customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be converted satisfies the requirements of this clause (b)), any Credit Agreement Refinancing Indebtedness in respect of Term Loans will have a maturity date that is not prior to the maturity date of, and a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of, the Term Loans being refinanced (determined without giving effect to the impact of prepayments on amortization of Term Loans being refinanced); (iii) the aggregate principal amount of any Credit Agreement Refinancing Indebtedness shall not exceed the principal amount so refinanced, plus, accrued interest, plus, any premium or other payment required to be paid in connection with such refinancing, plus, the amount of reasonable and customary fees and expenses of Borrower or any of its Restricted Subsidiaries incurred in connection with such refinancing, plus, any unutilized commitments thereunder; (iv) to the extent reasonably requested by Administrative Agent, receipt by Administrative Agent and the Lenders of customary legal opinions, certificates and other documents; (v) to the extent reasonably requested by Administrative Agent, execution of amendments to the Mortgages by the applicable Credit Parties and Collateral Agent, in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent; (vi) to the extent reasonably requested by Administrative Agent, delivery to Administrative Agent of title insurance endorsements reasonably satisfactory to Administrative Agent; and (vii) execution of a Refinancing Amendment by the Credit Parties, Administrative Agent and Lenders providing such Credit Agreement Refinancing Indebtedness.

(c) The Loans and Commitments established pursuant to this Section 2.15 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Security Documents.  The Credit Parties shall take any actions reasonably required by Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to secure all the Obligations and continue to be perfected under the UCC or otherwise after giving effect to the applicable Refinancing Amendment.

(d) Upon the effectiveness of any Refinancing Amendment pursuant to this Section 2.15, any Person providing the corresponding Credit Agreement Refinancing Indebtedness that was not a Lender hereunder immediately prior to such time shall become a Lender hereunder.  Administrative Agent shall promptly notify each Lender as to the effectiveness of such Refinancing Amendment, and (i) in the case of any Other Revolving Commitments resulting from such Refinancing Amendment, the Total Revolving Commitments under, and for all purpose of this Agreement, shall be increased by the aggregate amount of such Other Revolving Commitments (net of any existing Revolving Commitments being refinanced by such Refinancing Amendment), (ii) any Other Revolving Loans resulting from such Refinancing Amendment shall be deemed to be additional Revolving Loans hereunder, (iii) any Other Term Loans resulting from such Refinancing Amendment shall be deemed to be Term Loans hereunder (to the extent funded) and (iv) any Other Term Loan Commitments resulting from such Refinancing Amendment shall be deemed to be Term Loan Commitments hereunder.  Notwithstanding anything to the contrary contained herein, Borrower, Collateral Agent and Administrative Agent may (and each of Collateral Agent and Administrative Agent are authorized by each other Secured Party to) execute such amendments and/or amendments and restatements of any Credit Documents as may be necessary or advisable to effectuate the provisions of this Section 2.15, including the amendments described in Section 13.04(c).  Such amendments may include provisions allowing any Other Term Loans to be treated on the same basis as Term B Facility Loans in connection with declining prepayments.

(e) Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Loan Commitments, Other Revolving Loans and/or Other Revolving Commitments).  Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.15.  This Section 2.15 shall supersede any provisions in Section 4.02, 4.07(b) or 13.04 to the contrary.

(f) To the extent the Revolving Commitments are being refinanced on the effective date of any Refinancing Amendment, then each of the Revolving Lenders having a Revolving Commitment prior to the effective date of such Refinancing Amendment (such Revolving Lenders the “Pre-Refinancing Revolving Lenders”) shall assign or transfer to any Revolving Lender which is acquiring an Other Revolving Commitment on the effective date of such amendment (the “Post-Refinancing Revolving

Lenders”), and such Post-Refinancing Revolving Lenders shall purchase from each such Pre-Refinancing Revolving Lender, at the principal amount thereof, such interests in Revolving Loans and participation interests in L/C Liabilities and Swingline Loans (but not, for the avoidance of doubt, the related Revolving Commitments) outstanding on the effective date of such Refinancing Amendment as shall be necessary in order that, after giving effect to all such assignments or transfers and purchases, such Revolving Loans and participation interests in L/C Liabilities and Swingline Loans will be held by Pre-Refinancing Revolving Lenders and Post-Refinancing Revolving Lenders ratably in accordance with their Revolving Commitments and Other Revolving Commitments, as applicable, after giving effect to such Refinancing Amendment (and after giving effect to any Revolving Loans made on the effective date of such Refinancing Amendment).  Such assignments or transfers and purchases shall be made pursuant to such procedures as may be designated by Administrative Agent and shall not be required to be effectuated in accordance with Section 13.05. For the avoidance of doubt, Revolving Loans and participation interests in L/C Liabilities and Swingline Loans assigned or transferred and purchased pursuant to this Section 2.15(f) shall, upon receipt thereof by the relevant Post-Refinancing Revolving Lenders, be deemed to be Other Revolving Loans and participation interests in L/C Liabilities and Swingline Loans in respect of the relevant Other Revolving Commitments acquired by such Post-Increase Revolving Lenders on the relevant amendment effective date and the terms of such Revolving Loans and participation interests (including, without limitation, the interest rate and maturity applicable thereto) shall be adjusted accordingly.

SECTION 1.15. Cash Collateral.

(a) Certain Credit Support Events.  Without limiting any other requirements herein to provide Cash Collateral, if (i) any L/C Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an extension of credit hereunder which has not been refinanced as a Revolving Loan or reimbursed, in each case, in accordance with Section 2.03(d) or (ii) Borrower shall be required to provide Cash Collateral pursuant to Section 11.01, Borrower shall, within one (1) Business Day (in the case of clause (i) above) or immediately (in the case of clause (ii) above) following any request by Administrative Agent or the applicable L/C Lender, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount.

(b) Grant of Security Interest.  Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) Administrative Agent, for the benefit of Administrative Agent, the L/C Lenders and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as Cash Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral (including Cash Collateral provided in accordance with Sections 2.01(e), 2.03, 2.10(b)(ii), 2.10(c), 2.10(e), 2.14, 2.16 or 11.01) may be applied pursuant to Section 2.16(c).  If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person prior to the right or claim of Administrative Agent or the L/C Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, Borrower will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by any Defaulting Lenders). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Administrative Agent or as otherwise agreed to by Administrative Agent.  Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral in accordance with the account agreement governing such deposit account.

(c) Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.01(e), 2.03, 2.10(c), 2.10(e), 2.14 or 11.01

in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Liabilities, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation), participations in Swingline Loans and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d) Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce un-reallocated portions or to secure other obligations shall, so long as no Event of Default then exists, be released promptly following (i) the elimination of the applicable un-reallocated portion or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, the assignment of such Defaulting Lender’s Loans and Commitments to a Replacement Lender)) or (ii) the determination by Administrative Agent and the L/C Lenders that there exists excess Cash Collateral (which, in any event, shall exist at any time that the aggregate amount of Cash Collateral exceeds the Minimum Collateral Amount); provided,  however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Credit Documents and the other applicable provisions of the Credit Documents, and (y) Borrower and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated un-reallocated portions or other obligations.

ARTICLE II. PAYMENTS OF PRINCIPAL AND INTEREST
SECTION 2.01. Repayment of Loans.

(a) Revolving Loans and Swingline Loans.  Borrower hereby promises to pay (i) to Administrative Agent for the account of each applicable Revolving Lender on each R/C Maturity Date, the entire outstanding principal amount of such Revolving Lender’s Revolving Loans of the applicable Tranche, and each such Revolving Loan shall mature on the R/C Maturity Date applicable to such Tranche and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the first R/C Maturity Date after such Swingline Loan is made and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, however, that on each date that a Revolving Borrowing is made, Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b) Term B Facility Loans.  Borrower hereby promises to pay to Administrative Agent for the account of the Lenders with Term B Facility Loans in repayment of the principal of such Term B Facility Loans, (i) on each Quarterly Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B Facility Loans outstanding on the Closing Date (subject to adjustment (x) for any prepayments made under Section 2.09 or Section 2.10 or Section 2.11(b) or Section 13.04(b)(B) or (y) as provided in Section 2.12, in Section 2.13 or in Section 2.15) and (ii) the remaining principal amount of Term B Facility Loans on the Term B Facility Maturity Date.

(c) New Term Loans; Extended Term Loans; Other Term Loans.  New Term Loans shall mature in installments as specified in the related Incremental Joinder Agreement pursuant to which such New Term Loans were made, subject, however, to Section 2.12(b).  Extended Term Loans shall mature in installments as specified in the applicable Extension Amendment pursuant to which such Extended Term Loans were established, subject, however, to Section 2.13(a).  Other Term Loans shall mature in installments as specified in the applicable Refinancing Amendment pursuant to which such Other Term Loans were established, subject, however, to Section 2.15(a).

SECTION 2.02. Interest.

(a) Borrower hereby promises to pay to Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made or maintained by such Lender to Borrower for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full at the following rates per annum:

(i) during such periods as such Loan (including each Swingline Loan) is an ABR Loan, the Alternate Base Rate (as in effect from time to time), plus the Applicable Margin applicable to such Loan, and

(ii) during such periods as such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBO Rate for such Loan for such Interest Period, plus the Applicable Margin applicable to such Loan.

(b) To the extent permitted by Law, upon the occurrence and during the continuance of an Event of Default under Section 11.01(b), 11.01(c), 11.01(g) or 11.01(h), all overdue Obligations shall automatically and without any action by any Person, bear interest at the Default Rate.

Interest which accrues under this paragraph shall be payable on demand.

(c) Accrued interest on each Loan shall be payable (i) in the case of each ABR Loan (including Swingline Loans), (x) quarterly in arrears on each Quarterly Date, (y) on the date of any repayment or prepayment in full of all outstanding ABR Loans of any Tranche of Loans (or of any Swingline Loan) (but only on the principal amount so repaid or prepaid), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in the case of each LIBOR Loan, (x) on the last day of each Interest Period applicable thereto and, if such Interest Period is longer than three months, on each date occurring at three-month intervals after the first day of such Interest Period, (y) on the date of any repayment or prepayment thereof or the conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or converted) and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.  Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Borrower.

ARTICLE III. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.
SECTION 3.01. Payments.

(a) All payments of principal, interest, Reimbursement Obligations and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Credit Parties under any other Credit Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at its account at the Principal Office, not later than 2:00 p.m., New York time, on the date on which such payment shall become due (each such payment made after such time on such due date may, at the discretion of Administrative Agent, be deemed to have been made on the next succeeding Business Day).  Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

(b) Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify (in accordance with Sections 2.09 and 2.10, if applicable) to Administrative Agent (which shall so notify the intended recipient(s) thereof) or, in the case of Swingline Loans, to the Swingline Lender, the Class and Type of Loans, Reimbursement Obligations or other amounts payable by Borrower hereunder to which such payment is to be applied.

(c) Except to the extent otherwise provided in the third sentence of Section 2.03(h), each payment received by Administrative Agent or by any L/C Lender (directly or through Administrative Agent) under this Agreement or any Note for the account of any Lender shall be paid by Administrative Agent or by such L/C Lender (through Administrative Agent), as the case may be, to such Lender, in immediately available funds, (x) if the payment was actually received by Administrative Agent or by such L/C Lender (directly or through Administrative Agent), as the case may be, prior to 12:00 p.m. (Noon), New York time on any day, on such day and (y) if the payment was actually received by Administrative Agent or by such L/C Lender (directly or through Administrative Agent), as the case may be, after 12:00 p.m. (Noon), New York time, on any day, by 1:00 p.m., New York time, on the following Business Day (it being understood that to the extent that any such payment is not made in full by Administrative Agent or by such L/C Lender (through Administrative Agent), as the case may be, Administrative Agent or such Lender (through Administrative Agent), as applicable, shall pay to such Lender, upon demand, interest at the Federal Funds Effective Rate from the date such amount was required to be paid to such Lender pursuant to the foregoing clauses until the date Administrative Agent or such L/C Lender (through Administrative Agent), as applicable, pays such Lender the full amount).

(d) If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension at the rate then borne by such principal.

Pro Rata Treatment

.  Except to the extent otherwise provided herein:  (a) each borrowing of Loans of a particular Class from the Lenders under Section 2.01 shall be made from the relevant Lenders, each payment of commitment fees under Section 2.05 in respect of Commitments of a particular Class shall be made for the account of the relevant Lenders, and each termination or reduction of the amount of the Commitments of a particular Class under Section 2.04 shall be applied to the respective Commitments of such Class of the relevant Lenders pro rata according to the amounts of their respective Commitments of such Class; (b) except as otherwise provided in Section 5.04, LIBOR Loans of any Class having the same Interest Period shall be allocated pro rata among the relevant Lenders according to the amounts of their respective Revolving Commitments and Term Loan Commitments (in the case of the making of Loans) or their respective Revolving Loans and Term Loans (in the case of conversions and continuations of Loans); (c) except as otherwise provided in Section 2.09(b), Section 2.10(b), Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 13.04 or Section 13.05(d), each payment or prepayment of principal of any Class of Revolving Loans or of any particular Class of Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid outstanding principal amounts of the Loans of such Class held by them; and (d) except as otherwise provided in Section 2.09(b), Section 2.10(b), Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 13.04 or Section 13.05(d), each payment of interest on Revolving Loans and Term Loans shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

Computations

.  Interest on LIBOR Loans, commitment fees and Letter of Credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable and interest on ABR Loans and Reimbursement Obligations shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such amounts are payable.

Minimum Amounts

.  Except for mandatory prepayments made pursuant to Section 2.10 and conversions or prepayments made pursuant to Section 5.04, and Borrowings made to pay Reimbursement Obligations, each Borrowing, conversion and partial prepayment of principal of Loans shall be in an amount at least equal to (a) in the case of Term Loans, $1 million with respect to ABR Loans and LIBOR Loans and in multiples of $100,000 in excess thereof or, if less, the remaining Term Loans and (b) in the case of Revolving Loans and Swingline Loans, $200,000 with respect to ABR Loans and LIBOR Loans and in multiples of $50,000 in excess thereof (borrowings, conversions or prepayments of or into Loans of different Types or, in the case of LIBOR Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period) or, if less, the remaining Revolving Loans.  Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBOR Loans having the same Interest Period shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof and, if any LIBOR Loans or portions thereof would otherwise be in a lesser principal amount for any period, such Loans or portions, as the case may be, shall be ABR Loans during such period.

Certain Notices

.  Notices by Borrower to Administrative Agent (or, in the case of repayment of the Swingline Loans, to the Swingline Lender) of terminations or reductions of the Commitments, of Borrowings, conversions, continuations and optional prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent (or, in the case of Swingline Loans, the Swingline Lender) in writing not later than 1:00 p.m., New York, on at least the number of Business Days prior to the date of the relevant termination, reduction, Borrowing, conversion, continuation or prepayment or the first day of such Interest Period specified in the table below (unless otherwise agreed to by Administrative Agent in its sole discretion), provided that Borrower may make any such notice conditional upon the occurrence of a Person’s acquisition or sale or any incurrence of indebtedness or issuance of Equity Interests.

NOTICE PERIODS

Notice	Number of Business Days Prior
Termination or reduction of Commitments	3
Borrowing of, or conversions into, ABR Loans	1
Optional prepayment of ABR Loans	1
Borrowing or optional prepayment of, conversions into, continuations as, or duration of Interest Periods for, LIBOR Loans	3
Borrowing or repayment of Swingline Loans	same day

Each such notice of termination or reduction shall specify the amount and the Class of the Commitments to be terminated or reduced.  Each such notice of Borrowing, conversion, continuation or prepayment shall specify the Class of Loans to be borrowed, converted, continued or prepaid and the amount (subject to Section 4.04) and Type of each Loan to be borrowed, converted, continued or prepaid and the date of borrowing, conversion, continuation or prepayment (which shall be a Business Day).  Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate.  Administrative Agent shall promptly notify the Lenders of the contents of each such notice.  In the event that Borrower fails to select the Type of Loan within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a LIBOR Loan) will be automatically converted into a LIBOR Loan with an Interest Period of one month on the last day of the then current Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan.  In the event that Borrower has elected to borrow or convert Loans into LIBOR Loans but fails to select the duration of any Interest Period for any LIBOR Loans within the time period and otherwise as provided in this Section 4.05, such LIBOR Loan shall have an Interest Period of one month.

Non-Receipt of Funds by Administrative Agent

.

(e) Unless Administrative Agent shall have received written notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans (or, in the case of any Borrowing of ABR Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of ABR Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Federal Funds Effective Rate, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to ABR Loans.  If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period.  If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(f) Unless Administrative Agent shall have received written notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Lenders, as the case may be, the amount due.  In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Lenders, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or L/C Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the Federal Funds Effective Rate. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

SECTION 3.02. Right of Setoff, Sharing of Payments; Etc.

(a) If any Event of Default shall have occurred and be continuing, each Credit Party agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (to the fullest extent permitted by law), subject to obtaining the prior written consent of Administrative Agent, to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of such Credit Party at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, Reimbursement Obligations or any other amount payable to such Lender hereunder that is not paid when due (regardless of whether such deposit or other indebtedness is then due to such Credit Party), in which case it shall promptly notify such Credit Party thereof; provided, however, that such Lender’s failure to give such notice shall not affect the validity thereof; and provided further that no such right of setoff, banker’s lien or counterclaim shall apply to any funds held for further distribution to any Governmental Authority.

(b) Each of the Lenders agrees that, if it should receive (other than pursuant to Section 2.09(b), Section 2.10(b), Section 2.11, Section 2.12, Section 2.13, Section 2.15, Article V, Section 13.04 or Section 13.05(d) or as otherwise specifically provided herein or in the Commitment Letter or the Fee Letter) any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents (including any guarantee), or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Reimbursement Obligations or fees, the sum of which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such amounts then owed and due to such Lender bears to the total of such amounts then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Borrower consents to the foregoing arrangements.

(c) Borrower agrees that any Lender so purchasing such a participation may exercise all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d) Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Credit Party.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

(e) Notwithstanding anything to the contrary contained in this Section 4.07, in the event that any Defaulting Lender exercises any right of setoff, (i) all amounts so set off will be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.14 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent, each L/C Lender, the Swingline Lender and the Lenders and (ii) the Defaulting Lender will provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

ARTICLE IV. YIELD PROTECTION, ETC.
SECTION 4.01. Increased Costs.
(a) If any Change in Law shall:

(i) subject any Lender to any Tax with respect to this Agreement, any Note, any Letter of Credit or any Lender’s participation therein, any L/C Document or any Loan made by it, any deposits, reserves, other liabilities or capital attributable thereto or change the basis of taxation of payments to such Lender in respect thereof by any Governmental Authority (except for any Covered Taxes or Excluded Taxes);

(ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender, in each case, that is not otherwise included in the determination of the LIBO Rate hereunder; or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing is to materially increase the cost to such Lender or L/C Lender of making, converting into, continuing or maintaining LIBOR Loans (or of maintaining its obligation to make any LIBOR Loans) or issuing, maintaining or participating in Letters of Credit (or maintaining its obligation to participate in or to issue any Letter of Credit), then, in any such case, Borrower shall, within 10 days of written demand therefor, pay such Lender or L/C Lender any additional amounts necessary to compensate such Lender or L/C Lender for such increased cost; provided that requests for additional compensation due to increased costs shall be limited to circumstances generally affecting the banking market and for which it is the general policy or practice of such requesting Lender to demand such compensation in similar circumstances under comparable provisions of other similar agreements.  If any Lender or L/C Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower, through Administrative Agent, of the event by reason of which it has become so entitled.

(b) A certificate as to any additional amounts setting forth the calculation of such additional amounts pursuant to this Section 5.01 submitted by such Lender or L/C Lender, through Administrative Agent, to Borrower shall be conclusive in the absence of clearly demonstrable error.  Without limiting the survival of any other covenant hereunder, this Section 5.01 shall survive the termination of this Agreement and the payment of the Notes and all other Obligations payable hereunder.

(c) In the event that any Lender shall have determined that any Change in Law affecting such Lender or any Lending Office of such Lender or the Lender’s holding company with regard to capital or liquidity requirements, does or shall have the effect of reducing the rate of return on such Lender’s or such holding company’s capital as a consequence of its obligations hereunder, the Commitments of such Lender, the Loans made by, or participations in Letters of Credit and Swingline Loans held by such Lender, or the Letters of Credit issued by such L/C Lender, to a level below that which such Lender or such holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time, after submission by such Lender or Borrower (with a copy to Administrative Agent) of a written request therefor (setting forth in reasonable detail the amount payable to the affected Lender and the basis for such request), Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that requests for additional compensation due to increased costs shall be limited to circumstances generally affecting the banking market and for which it is the general policy or practice of such requesting Lender to demand such compensation in similar circumstances under comparable provisions of other similar agreements.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that Borrower shall not be required to compensate a Lender pursuant to this Section 5.01 for any increased costs or reductions incurred more than ninety (90) days prior to the date that such Lender notifies Borrower of the change in law giving rise to such increased costs incurred or reductions suffered and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Inability To Determine Interest Rate

.  If prior to the first day of any Interest Period:  (a) Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBO Base Rate for such Interest Period or (b) Administrative Agent shall have received notice from the Required Lenders that Dollar deposits are not available in the relevant amount and for the relevant Interest Period available to the Required Lenders in the London interbank market or (c) the Required Lenders determine in good faith that the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loans (in each case, “Impacted Loans”), Administrative Agent shall give electronic mail or telephonic notice thereof to Borrower and the Lenders as soon as practicable thereof.  If such notice is given, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans, or if Borrower does not make such revocation, (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to, or continued as, ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans.  Until such notice has been withdrawn by Administrative Agent (which Administrative Agent agrees to do if the circumstances giving rise to such notice cease to exist), no further LIBOR Loans shall be made, or continued as such, nor shall Borrower have the right to convert Loans to, LIBOR Loans.

Notwithstanding the foregoing, but subject to Section 5.07, if there are Impacted Loans as provided above, Administrative Agent, with the consent of the Borrower, not to be unreasonably withheld or delayed, and in consultation with the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans (to the extent Borrower does not elect to maintain such Impacted Loans as ABR Loans) until (1) Administrative Agent revokes the notice delivered with respect to the Impacted Loans (which Administrative Agent agrees to do if the circumstances giving rise to Impacted Loans cease to exist), (2) Administrative Agent or the Required Lenders notify Administrative Agent and Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides Administrative Agent and Borrower written notice thereof, and upon the occurrence of any of the events in the foregoing clause (1) through (3) and written notice by the Administrative Agent to the Borrower and the applicable Lenders and pending the establishment of an alternative rate of interest as set forth above, the Impacted Loans shall be converted into ABR Loans.

Illegality

.  Notwithstanding any other provision of this Agreement, in the event that any change after the date hereof in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans or issue Letters of Credit hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Borrower thereof (with a copy to Administrative Agent) and such Lender’s obligation to make or continue, or to convert Loans of any other Type into, LIBOR Loans or issue Letters of Credit shall be suspended until such time as such Lender or L/C Lender may again make and maintain LIBOR Loans or issue Letters of Credit (in which case the provisions of Section 5.04 shall be applicable).

Treatment of Affected Loans

.  If the obligation of any Lender to make LIBOR Loans or to continue, or to convert ABR Loans into, LIBOR Loans shall be suspended pursuant to Section 5.03, such Lender’s LIBOR Loans shall be automatically converted into ABR Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or on such earlier date as such Lender may specify to Borrower with a copy to Administrative Agent as is required by law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.03 which gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its ABR Loans; and

(ii) all Loans which would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as ABR Loans and all ABR Loans of such Lender which would otherwise be converted into LIBOR Loans shall remain as ABR Loans.

If such Lender gives notice to Borrower with a copy to Administrative Agent that the circumstances specified in Section 5.03 which gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section 5.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans are outstanding, such Lender’s ABR Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.02. Compensation.

(a) Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (excluding any loss of profits or margin) which such Lender may sustain or incur as a consequence of (1) default by Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (2) default by Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (3) Borrower making any prepayment other than on the date specified in the relevant prepayment notice, or (4) the conversion or the making of a payment or a prepayment (including any repayments or prepayments made pursuant to Sections 2.09 or 2.10 or as a result of an acceleration of Loans pursuant to Section 11.01 or as a result of the replacement of a Lender pursuant to Section 2.11 or 13.04(b))

of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto, including in each case, any such loss (excluding any loss of profits or margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained; provided that no such amounts under this Section 5.05(a) shall be payable by Borrower in connection with any termination in accordance with Section 2.12(b) of any Interest Period of one month or shorter.

(b) For the purpose of calculation of all amounts payable to a Lender under this Section 5.05 each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBO Base Rate in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection.  Any Lender requesting compensation pursuant to this Section 5.05 will furnish to Administrative Agent and Borrower a certificate setting forth the basis and amount of such request and such certificate, absent manifest error, shall be conclusive.  Without limiting the survival of any other covenant hereunder, this covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 4.03. Net Payments.

(a) All payments by or on account of any obligation of any Credit Party under any Credit Document shall be made without deduction or withholding of any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax in respect of any such payment by Administrative Agent, a Credit Party or any other applicable withholding agent, then (i) the applicable withholding agent shall withhold or make such deductions as are determined by the applicable withholding agent to be required, (ii) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (iii) to the extent that the withholding or deduction is made on account of Covered Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or deductions are made (including withholding or deductions applicable to additional sums payable under this Section 5.06), the applicable Lender (or, in the case of payments made to Administrative Agent for its own account, Administrative Agent) receives an amount equal to the sum it would have received had no such withholding or deduction been made.  Borrower shall furnish to Administrative Agent within 45 days after the date the payment of any Taxes by a Credit Party pursuant to this Section 5.06 documentation reasonably satisfactory to Administrative Agent evidencing such payment by the applicable Credit Party. The Credit Parties shall jointly and severally indemnify and hold harmless Administrative Agent and each Lender, and reimburse Administrative Agent or such Lender (as applicable) within ten (10) days after its written demand, for the amount of any Covered Taxes payable or paid by such Lender or Administrative Agent (including Covered Taxes imposed or asserted on amounts payable under this Section 5.06) and for any other reasonable expenses arising therefrom or with respect thereto, in each case, whether or not such Covered Taxes were correctly or legally imposed.  Such written request shall include a certificate of such Lender or Administrative Agent setting forth in reasonable detail the basis of such request and such certificate, absent manifest error, shall be conclusive.

(b) In addition, Borrower agrees to (and shall timely) pay all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes which arise from any payment made under or from the execution, delivery, performance, enforcement filing, recordation or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as “Other Taxes”).

(c) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii), (c)(iii) and (c)(iv) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Each Lender that is not a U.S. Person (a “Non-U.S. Lender”) agrees to the extent it is legally eligible to do so to deliver to Borrower and Administrative Agent on or prior to the date it becomes a party to this Agreement, and from time to time upon the reasonable request of Borrower or Administrative Agent, whichever of the following is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, two executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax; (2) two executed original copies of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or 871(h) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a  “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a CFC related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) two executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or (4) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where such Non-U.S. Lender is a partnership or a participating Lender), two executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or D-3,  IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner.

Each Lender that is a U.S. Person shall deliver at the time(s) and in the manner(s) prescribed by applicable Law, to Borrower and Administrative Agent (as applicable), a properly completed and duly executed IRS Form W-9, or any successor form, certifying that such Person is exempt from United States backup withholding.

If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, and to determine the amount to deduct and withhold, if any, from such payment. For purposes of this Section 5.06(c)(iv), FATCA shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify Borrower and Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding any other provision of this Section 5.06(c), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.  Each Lender hereby authorizes Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to Administrative Agent pursuant to this Section 5.06(c).

Any Non-U.S. Lender shall, to the extent it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other documentation prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made, if any.

(a) [Reserved].

(b) Any Lender requiring Borrower to pay any Covered Taxes or additional amounts to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 5.06 agrees to use (at the Credit Parties’ expense and request) reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, the making of such change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

(c) If Administrative Agent or any Lender receives a cash refund in respect of an overpayment of Taxes from a Governmental Authority with respect to, and actually resulting from, an amount of Taxes actually paid to or on behalf of Administrative Agent or such Lender by Borrower or any other Credit Party (as determined in the sole discretion of Administrative Agent or such Lender, as applicable), then Administrative Agent or such Lender shall notify Borrower of such refund and forward the proceeds of such refund (or relevant portion thereof) to Borrower as reduced by any out-of-pocket expense or liability incurred by Administrative Agent or such Lender in connection with obtaining such refund (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that Borrower, upon the request of Administrative Agent or such Lender, shall repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This Section 5.06(f) shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.  Notwithstanding anything to the contrary in this Section 5.06(f), in no event will Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.06(f) the payment of which would place Administrative Agent or such Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

(d) For the avoidance of doubt, for purposes of this Section 5.06, the term “Lender” includes any Swingline Lender and any L/C Issuer and the term “applicable Law” includes FATCA.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Covered Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Covered Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.05(a) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

SECTION I.02. Benchmark Replacement.

(a) Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 5.07 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 5.07 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.07.

(d) Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a LIBO Rate borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of the Alternate Base Rate based upon the LIBO Rate will not be used in any determination of the Alternate Base Rate.

(e) Certain Defined Terms. As used in this Section 5.07:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 5.07 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 5.07.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 5.07 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

ARTICLE V. GUARANTEES
The Guarantees

.  Each (a) Guarantor, jointly and severally with each other Guarantor, hereby guarantees as primary obligor and not as surety to each Secured Party and its successors and assigns the prompt payment and performance in full when due (whether at stated maturity, by acceleration, demand or otherwise) of the principal of and interest and fees (including any interest, fees, costs, expenses, or charges that would accrue but for the provisions of the Bankruptcy Code or other applicable Debtor Relief Law after the filing of any bankruptcy or insolvency petition) on the Loans and Commitments made by the Lenders to, and the Notes held by each Lender of, Borrower, and (b) Credit Party, jointly and severally with each other Credit Party, hereby guarantees as primary obligor and not as surety to each Secured Party and its successors and assigns the prompt payment and performance in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest, fees and all other amounts (including any interest, fees, costs, expenses or charges that would accrue but for the provisions of the Bankruptcy Code or other applicable Debtor Relief Law after the filing of any bankruptcy or insolvency petition) of all other Obligations from time to time owing to the Secured Parties by any other Credit Party under any Credit Document, any Credit Swap Contract entered into with a Swap Provider or any Secured Cash Management Agreement entered into with a Cash Management Bank, in each case now or hereinafter created, incurred or made, whether absolute or contingent, liquidated or unliquidated and strictly in accordance with the terms thereof; provided, that (i) the obligations guaranteed shall exclude obligations under any Swap Contract or Cash Management Agreements with respect to which the applicable Swap Provider or Cash Management Bank, as applicable, provides notice to Borrower that it does not want such Swap Contract or Cash Management Agreement, as applicable, to be secured, and (ii) as to each Guarantor the obligations guaranteed by such Guarantor hereunder shall not include any Excluded Swap Obligations in respect of such Guarantor (such obligations being guaranteed pursuant to clauses (a) and (b) above being herein collectively called the “Guaranteed Obligations” (it being understood that the Guaranteed Obligations of any Person shall not include any Obligations with respect to which such Person is the primary obligor)).  Each Credit Party, jointly and severally with each other Credit Party, hereby agrees that if any other Credit Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Credit Party will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Each Guarantor, and by its acceptance of this Agreement, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Agreement and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Guaranteed Obligations of any Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, on behalf of itself and the other Secured Parties, and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Agreement at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Agreement not constituting a fraudulent transfer or conveyance. Each Guarantor further agrees to contribute, to the maximum extent permitted by law, such amounts to each other Guarantor in accordance with Section 6.10 so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Credit Documents.

Obligations Unconditional

.  The obligations of the Credit Parties under Section 6.01 shall constitute a guaranty of payment (and not of collection) and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for Payment in Full).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any of the Credit Parties with respect to its respective guaranty of the Guaranteed Obligations which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i) at any time or from time to time, without notice to the Credit Parties, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Credit Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iii) the release of any other Credit Party pursuant to Section 6.08;

(iv) any renewal, extension or acceleration of, or any increase in the amount of the Guaranteed Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Credit Documents;

(v) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Credit Documents, at law, in equity or otherwise) with respect to the

Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations;

(vi) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Guaranteed Obligations or any subordination of the Guaranteed Obligations to any other obligations;

(vii) the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or lien, the release of any or all collateral securing, or purporting to secure, the Guaranteed Obligations or any other impairment of such collateral;

(viii) any exercise of remedies with respect to any security for the Guaranteed Obligations (including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the Guaranteed Obligations) at such time and in such order and in such manner as Administrative Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that any Credit Party would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, each Credit Party hereby expressly waives any and all benefits which might otherwise be available to such Credit Party as a surety under applicable law; or

(ix) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Credit Party as a guarantor in respect of the Guaranteed Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Credit Party as a guarantor of the Guaranteed Obligations, or of such Credit Party under the guarantee contained in this Article VI or of any security interest granted by any Credit Party in its capacity as a guarantor of the Guaranteed Obligations, whether in a proceeding under the Bankruptcy Code or other applicable Debtor Relief Laws, or in any other instance.

The Credit Parties hereby expressly waive diligence, presentment, demand of payment, protest, marshaling and all notices whatsoever, and any requirement that any Secured Party thereof exhaust any right, power or remedy or proceed against any Credit Party under this Agreement, the Notes, the Credit Swap Contracts or the Secured Cash Management Agreements or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Credit Parties waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party thereof upon this guarantee or acceptance of this guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this guarantee, and all dealings between the Credit Parties and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this guarantee.  This guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment and performance without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Secured Parties, and the obligations and liabilities of the Credit Parties hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other Person at any time of any right or remedy against any Credit Party or against any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Credit Parties and the successors and assigns thereof, and shall inure to the benefit of the Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

For the avoidance of doubt, nothing in this Section 6.02 shall permit amendments to the Credit Documents or an acceleration of the Obligations other than as set forth in the Credit Documents.

Reinstatement

.  The obligations of the Credit Parties under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Credit Party in respect of the Guaranteed Obligations is rescinded or avoided or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.  The Credit Parties jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission, avoidance or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, other than any costs or expenses resulting from the gross negligence, bad faith or willful misconduct of, or material breach by, such Secured Party.

Subrogation; Subordination

.  Each Credit Party hereby agrees that until the Payment in Full of all Guaranteed Obligations it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 6.01, whether by subrogation, contribution or otherwise, against any Credit Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  The payment of any amounts due with respect to any indebtedness of any Credit Party now or hereafter owing to any Credit Party by reason of any payment by such Credit Party under the Guarantee in this Article VI is hereby subordinated to the prior Payment in Full in cash of the Guaranteed Obligations.  Upon the occurrence and during the continuance of an Event of Default, each Credit Party agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any other Credit Party to such Credit Party until the Obligations shall have been Paid in Full in cash.  If an Event of Default has occurred and is continuing, and any amounts are paid to the Credit Parties in violation of the foregoing limitation, such amounts shall be collected, enforced and received by such Credit Party as trustee for the Secured Parties and be paid over to Administrative Agent on account of the Guaranteed Obligations without affecting in any manner the liability of such Credit Party under the other provisions of the guaranty contained herein.

Remedies

.  The Credit Parties jointly and severally agree that, as between the Credit Parties and the Lenders, the obligations of any Credit Party under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article XI (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article XI) for purposes of Section 6.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable arising under the Bankruptcy Code or any other applicable Debtor Relief Law) as against such other Credit Parties and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by Borrower) shall forthwith become due and payable by the other Credit Parties for purposes of Section 6.01.

Continuing Guarantee

.  The guarantee in this Article VI is a continuing guarantee of payment and performance, and shall apply to all Guaranteed Obligations whenever arising.

General Limitation on Guarantee Obligations

.  In any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Credit Party under Section

6.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 6.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Credit Party, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Release of Guarantors

.  If, in compliance with the terms and provisions of the Credit Documents, (i) the Equity Interests of any Guarantor are directly or indirectly sold or otherwise transferred such that such Guarantor no longer constitutes a Restricted Subsidiary (a “Transferred Guarantor”) to a Person or Persons, none of which is Borrower or a Restricted Subsidiary, or (ii) any Restricted Subsidiary is designated as or becomes an Excluded Subsidiary, such Transferred Guarantor or Excluded Subsidiary, as applicable, upon the consummation of such sale, transfer or designation or such Person becoming an Excluded Subsidiary, as applicable, shall be automatically released from its obligations under this Agreement (including under Section 13.03 hereof) and the other Credit Documents, and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the pledge of Equity Interests in any Transferred Guarantor or any Unrestricted Subsidiary to Collateral Agent pursuant to the Security Documents shall be automatically released, and, so long as Borrower shall have provided the Agents such certifications or documents as any Agent shall reasonably request, Collateral Agent shall take such actions as are necessary to effect and evidence each release described in this Section 6.08 in accordance with the relevant provisions of the Security Documents and this Agreement.

Keepwell

.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under the Guarantee in respect of Swap Obligations (provided,  however, that each Qualified ECP Guarantor shall only be liable under this Section 6.09 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 6.09, or otherwise under the Guarantee, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Payment in Full of the Guaranteed Obligations.  Each Qualified ECP Guarantor intends that this Section 6.09 constitute, and this Section 6.09 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Right of Contribution

.  Each Credit Party hereby agrees that to the extent that a Credit Party (a “Funding Credit Party”) shall have paid more than its Fair Share (as defined below) of any payment made hereunder, such Credit Party shall be entitled to seek and receive contribution from and against any other Credit Party hereunder which has not paid its Fair Share of such payment.  Each Credit Party’s right of contribution shall be subject to the terms and conditions of Section 6.04.  The provisions of this Section 6.10 shall in no respect limit the obligations and liabilities of any Credit Party to the Secured Parties, and each Credit Party shall remain liable to the Secured Parties for the full amount guaranteed by such Credit Party hereunder.  “Fair Share” means, with respect to a Credit Party as of any date of determination, an amount equal to (i) the ratio of (A) the Adjusted Maximum Amount (as defined below) with respect to such Credit Party to (B) the aggregate of the Adjusted Maximum Amounts with respect to all Credit Parties multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Credit Parties under this Article VI in respect of the Guaranteed Obligations.  “Adjusted Maximum Amount” means, with respect to a Credit Party as of any date of determination, the maximum aggregate amount of the obligations of such Credit Party under this Article VI; provided that, solely for purposes of calculating the “Adjusted Maximum Amount” with respect to any Credit Party for purposes of this Section 6.10, any assets or liabilities of such Credit Party arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Credit Party.  The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Credit Party.

Canadian Guarantors

.  Notwithstanding Section 6.01, the Guaranteed Obligations of each Canadian Guarantor shall be as surety and not primary obligor.

CONDITIONS PRECEDENT

SECTION 5.04. Conditions to Initial Extensions of Credit.

The obligations of Lenders to make any initial extension of credit hereunder (whether by making a Loan or issuing a replacement and/or new Letter of Credit) are subject to the satisfaction of the following:

(a) Corporate Documents.  Administrative Agent shall have received:  (i) a copy of each Organizational Document of each Credit Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party as of the Closing Date; (iii) resolutions of the board of directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which such Credit Party is a party as of the Closing Date, certified as of the Closing Date by such Credit Party as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation dated a recent date prior to the Closing Date,  each certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of each Credit Party (or the member or manager or general partner of such Credit Party, as applicable).

(b) Officer’s Certificate.  Administrative Agent shall have received an Officer’s Certificate of Borrower, dated the Closing Date, certifying that the conditions set forth in Sections 7.01(j), 7.01(m), 7.01(n), 7.01(o) and 7.01(t) have been satisfied.

(c) Opinions of Counsel.  Administrative Agent shall have received the following opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the Closing Date and covering such matters as Administrative Agent shall reasonably request in a manner customary for transactions of this type:

(i) an opinion of Faegre Baker Daniels LLP, special counsel to the Credit Parties; and
(ii) opinions of local counsel to the Credit Parties in such jurisdictions as are set forth in Schedule 7.01.
(d) Notes. Administrative Agent shall have received copies of the Notes, duly completed and executed, for each Lender that requested a Note at least three (3) Business Days prior to the Closing Date.

(e) Credit Agreement.  Administrative Agent shall have received this Agreement (a) executed and delivered by a duly authorized officer of each Credit Party and (b) executed and delivered by a duly authorized officer of each Person that is a Lender on the Closing Date.

(f) Filings and Lien Searches.  Administrative Agent shall have received (i) UCC and PPSA financing statements in form appropriate for filing in the jurisdiction of organization of each Credit Party (and in respect of each Canadian Guarantor, in the jurisdiction of such Canadian Guarantor’s chief executive office and in the jurisdiction in which any tangible Collateral in which a Canadian Guarantor has an interest is situated), (ii) results of lien searches conducted in the jurisdictions in which the Credit Parties are organized (and in respect of each Canadian Guarantor, in the jurisdiction of such Canadian Guarantor’s chief executive office and in the jurisdiction in which any tangible Collateral in which a Canadian Guarantor has an interest is situated), and (iii) security agreements or other agreements in appropriate form for filing in the United States Patent and Trademark Office, United States Copyright Office or CIPO with respect to intellectual property of the Credit Parties to the extent required pursuant to the Security Agreements.

(g) Security Documents.  (i) Administrative Agent shall have received the Security Agreements, the Initial Perfection Certificate and the Intercompany Promissory Note, in each case duly authorized, executed and delivered by the applicable Credit Parties, and (ii) Collateral Agent shall have received, to the extent required pursuant to the Security Agreements and not prohibited by applicable Requirements of Law (including, without limitation, any Gaming Laws and/or any Gaming Licenses), (1) original certificates representing the certificated Pledged Securities (as defined in the Security Agreements) required to be delivered to Collateral Agent pursuant to the Security Agreements, accompanied by original undated stock powers executed in blank (except as set forth on Schedule 9.15), and (2) the promissory notes, intercompany notes, instruments, and chattel paper identified under the name of such Credit Parties in Schedule 6 to the Initial Perfection Certificate (other than such certificates, promissory notes, intercompany notes, instruments and chattel paper that constitute “Excluded Property” (as such term is defined in the Security Agreements)), accompanied by undated notations or instruments of assignment executed in blank, and all of the foregoing shall be reasonably satisfactory to Administrative Agent in form and substance (in each case to the extent required to be delivered to Collateral Agent pursuant to the terms of the Security Agreements);

provided, however, that, each of the requirements set forth in this clause (g), including the delivery of documents and instruments necessary to provide or perfect a security interest intended to be created by the Security Documents (except for the execution and delivery of the Security Agreements and to the extent that a Lien on such Collateral may be perfected (A) by the filing of a UCC or PPSA financing statement or the filing of intellectual property security agreements with the United States Patent and Trademark Office or the United States Copyright Office or CIPO or (B) the delivery of a stock or equivalent certificate, along with stock powers endorsed in blank, of Borrower’s material Subsidiaries that are not Foreign Subsidiaries (and in the case of such stock or equivalent certificates of Target, only to the extent received from Sellers after Borrower’s  use of commercially reasonable efforts to obtain such certificates)) shall not constitute conditions precedent to any Borrowing or other extension of credit on the Closing Date after Borrower’s use of commercially reasonable efforts to provide such items on or prior to the Closing Date, and in no event, later than the time period set forth in Section 9.15.

(h) Notice of Borrowing. Administrative Agent shall have received a Notice of Borrowing duly executed by Borrower.

(i) Financial Statements.  Administrative Agent shall have received (i) the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries (before giving effect to the Transactions) for the three most recently completed fiscal years of Borrower ended at least 90 days before the Closing Date, (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower for each fiscal quarter ended subsequent to the latest balance sheet date described in the foregoing clause (i) and at least 45 days prior to the Closing Date and (iii) a pro forma consolidated balance sheet and pro forma consolidated income statement of Borrower as of and for the twelve-month period ending with the latest quarterly or annual period of Borrower covered by the financial statements set forth in clauses (i) and (ii) above, after giving effect to the Transactions, as if the Transactions had occurred as of such date (in the case of the pro forma balance sheet) or of the beginning of such period (in the case of the pro forma income statement).

(j) Target Acquisition.

(i) The Target Acquisition shall have been, or shall substantially concurrently with the initial extension of credit hereunder be, consummated in accordance with the terms of the Target Acquisition Agreement.

(ii) The Target Acquisition Agreement shall not have been amended or otherwise modified or supplemented or any provision waived or consented to in any manner that is individually or in the aggregate materially adverse to the interests of the Lenders or the Lead Arranger without the prior written consent of the Lead Arranger;  provided that (A) any change in the definition of “Material Adverse Effect”,  “Material Condemnation Event” or “Material Casualty Event” in the Target Acquisition Agreement shall be deemed to be materially adverse to the interests of the Lenders and the Lead Arranger and (B) any purchase price adjustment (including any working capital adjustment) expressly contemplated by the Target Acquisition Agreement (as originally in effect) shall not be considered an amendment, waiver, supplement, consent or other modification of the Target Acquisition Agreement.

(iii) The representations and warranties made by or with respect to the Target and its subsidiaries and business (including the ownership of the equity interests of Target by the Sellers) in the Target Acquisition Agreement that are material to the interests of the Lenders shall be true and correct, but only to the extent that Borrower or any of its Affiliates has the right to terminate its or their obligations under the Target Acquisition Agreement (without regard to notice or lapse of time or both), or to decline to consummate the Target Acquisition, as a result of such breach of such representations and warranties in the Target Acquisition Agreement.

(iv) The Specified Representations shall be true and correct in all material respects on and as of the Closing Date, except in the case of any Specified Representation which expressly relates to a given date or period, in which case, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided that to the extent that any of such representations and warranties are qualified by or subject to a materiality, “material adverse effect”,  “material adverse change” or similar term or qualification, such representations and warranties shall be true in all respects.

(k) [Reserved].

(l) Insurance.  Administrative Agent shall have received evidence of insurance complying with the requirements of Sections 9.02(a) and (b) and certificates naming Collateral Agent as an additional insured and/or loss payee to the extent required pursuant to such Sections.

(m) Governmental Approval. Borrower and its Subsidiaries shall have received all material approvals from Governmental Authorities (including Gaming Approval) necessary to consummate the Transactions.

(n) Repayment of Indebtedness.  Borrower, Target and their respective Subsidiaries shall have effected (or shall substantially concurrently with the initial extension of credit hereunder, effect) the repayment in full of all obligations and indebtedness of such Persons in respect of the Existing Indebtedness, including, without limitation, the termination of all outstanding commitments in effect thereunder, on customary terms and conditions and pursuant to documentation reasonably satisfactory to Administrative Agent.  All Liens and guarantees in respect of such obligations shall have been terminated or released (or arrangements for such termination or release reasonably satisfactory to Administrative Agent shall have been made), and Administrative Agent shall have received (or will, on the Closing Date, receive) evidence thereof reasonably satisfactory to Administrative Agent and a “pay-off” letter or letters reasonably satisfactory to Administrative Agent with respect to such obligations and such UCC and PPSA termination statements, mortgage releases and other instruments, in each case in proper form for recording, as Administrative Agent shall have reasonably requested to release and terminate of record the Liens securing such obligations (or arrangements for such termination or release reasonably satisfactory to Administrative Agent shall have been made).

(o) Sale Leaseback.  Borrower and its Restricted Subsidiaries shall have effected (or shall substantially concurrently with the initial extension of credit hereunder, effect) the Sale Leaseback, with aggregate gross proceeds sufficient to, when taken together with the gross proceeds of the Loans hereunder on the Closing Date, consummate the Transactions.

(p) [Reserved].

(q) Solvency.  Administrative Agent shall have received a certificate in the form of Exhibit G from the chief financial officer or other equivalent officer of Borrower with respect to the Solvency of Borrower (on a consolidated basis with its Subsidiaries), immediately after giving effect to the consummation of the Transactions.

(r) Payment of Fees and Expenses.  To the extent invoiced at least two (2) Business Days prior to the Closing Date (unless otherwise agreed by Borrower), all costs, fees, expenses (including, without limitation, reasonable legal fees and expenses of Paul Hastings LLP, Osler, Hoskin & Harcourt LLP and, to the extent reasonably necessary, one local counsel and one regulatory counsel in each relevant jurisdiction (which may be a single counsel for multiple jurisdictions)) of Administrative Agent, Lead Arranger and (in the case of fees only) the Lenders required to be paid by this Agreement or by the Commitment Letter and the Fee Letter, in each case, payable to Administrative Agent, Lead Arranger and/or Lenders in respect of the Transactions, shall have been, or shall substantially concurrently with the initial extension of credit hereunder shall be, paid to the extent due.

(s) USA PATRIOT Act.  On or prior to the Closing Date, Administrative Agent shall have received (x) at least three (3) Business Days prior to the Closing Date all documentation and other information reasonably requested in writing at least ten days prior to the Closing Date by Administrative Agent (or any Lender acting through Administrative Agent) that Administrative Agent or the applicable Lender reasonably determines is required by regulatory authorities from the Credit Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and (y) at least three (3) Business Days prior to the Closing Date, with respect to Borrower to the extent that it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification as required by the Beneficial Ownership Regulation and requested in writing at least ten days prior to the Closing Date.

(t) Material Adverse Changes. Since June 17, 2019,  there shall not have been any change, event, occurrence, condition, development or effect that, taken together with all other changes, events, occurrences, conditions, developments and effects, has had, or would be reasonably likely to have a

Material Adverse Effect, Material Condemnation Event or Material Casualty Event on any Company (as defined in the Target Acquisition Agreement) or any Real Property (as defined in the Target Acquisition Agreement).

Conditions to All Extensions of Credit

.  Subject to the limitations set forth in Section 2.12 and the applicable Incremental Joinder Agreement, the obligations of the Lenders to make any Loan or otherwise extend any credit to Borrower upon the occasion of each Borrowing or other extension of credit (whether by making a Loan or issuing or extending a Letter of Credit) hereunder (including the initial borrowing) after the Closing Date is subject to the conditions precedent that:

(u) No Default or Event of Default; Representations and Warranties True.  Both immediately prior to the making of such Loan or other extension of credit and also after giving effect thereto and to the intended use thereof:

(i) no Default or Event of Default shall have occurred and be continuing (provided that this clause (i) shall not apply to any extensions of credit pursuant to an Incremental Commitment to the extent provided in Section 2.12 and the applicable Incremental Joinder Agreement);

(ii) each of the representations and warranties made by each Credit Party in this Agreement or by each Credit Party in each of the other Credit Documents to which it is a party shall be true and correct in all material respects on and as of the date of the making of such Loan or other extension of credit with the same force and effect as if made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of an earlier date shall be required to be true and correct in all material respects only as such earlier date, and that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the applicable date) (provided that this clause (ii) shall not apply to any extensions of credit pursuant to an Incremental Commitment to the extent provided in Section 2.12 and the applicable Incremental Joinder Agreement); and

(iii) in the case of an extension of credit under any Revolving Commitments, the sum of the aggregate amount of the outstanding Revolving Loans, plus the aggregate amount of the outstanding Swingline Loans plus the aggregate outstanding L/C Liabilities shall not exceed the Total Revolving Commitments then in effect.

(v) Notice of Borrowing.  Administrative Agent shall have received a Notice of Borrowing and/or Letter of Credit Request, as applicable, duly completed and complying with Section 4.05.  Each Notice of Borrowing or Letter of Credit Request delivered by Borrower hereunder shall constitute a representation and warranty by Borrower that on and as of the date of such notice and on and as of the relevant borrowing date or date of issuance of a Letter of Credit (both immediately before and after giving effect to such borrowing or issuance and the application of the proceeds thereof) that the applicable conditions in Section 7.02 have been satisfied.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Each Credit Party represents for itself and on behalf of its Restricted Subsidiaries and warrants to Administrative Agent, Collateral Agent and Lenders that, at and as of each Funding Date, in each case immediately before and immediately after giving effect to the transactions to occur on such date (provided, that such representations and warranties made on the Closing Date shall be made giving effect to the Transactions):

Corporate Existence; Compliance with Law

.

(a) Borrower and each Restricted Subsidiary (i) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii)(1) has all requisite corporate or other power and authority, and (2) has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; except, in the case of clauses (ii)(2) and (iii) where the failure thereof individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Neither Borrower nor any Restricted Subsidiary nor any of its Property is in violation of, nor will the continued operation of Borrower’s or such Restricted Subsidiary’s Property as currently conducted violate, any Requirement of Law (including, without limitation, Gaming Laws and any zoning or building ordinance, code or approval or permits or any restrictions of record or agreements affecting the Real Property) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violations or defaults would reasonably be expected to have a Material Adverse Effect.

(c) Neither Borrower nor any Guarantor is an EEA Financial Institution.
Financial Condition; Etc

.  Borrower has delivered to Administrative Agent or made publicly available (a) the audited consolidated balance sheets and related consolidated statements of income, cash flows and shareholders’ equity of each of Borrower for each of the three most recently completed fiscal years of Borrower ended at least 90 days before the Closing Date and (b) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Borrower for each fiscal quarter ended subsequent to the latest balance sheet date described in the foregoing clause (i) and at least 45 days prior to the Closing Date.  All of said financial statements, including in each case the related schedules and notes, are true, complete and correct in all material respects and have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the financial position of Borrower and its Subsidiaries as of the respective dates of said balance sheets and the results of their operations for the respective periods covered thereby, subject (in the case of interim statements) to normal period-end audit adjustments and the absence of footnotes.

Litigation

.  Except as set forth on Schedule 8.03, there is no Proceeding (other than any normal overseeing reviews of the Gaming Authorities) pending against, or to the knowledge of any Responsible Officer of Borrower, threatened in writing against, Borrower or any of the Restricted Subsidiaries or any of their respective Properties before any Governmental Authority or private arbitrator that (i) either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (ii) as of the Closing Date only, challenges the validity or enforceability of any of the Credit Documents.

SECTION 6.05. No Breach; No Default.

(a) None of the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party nor the consummation of the transactions herein and therein contemplated (including the Transactions) do or will (i) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under (x) any Organizational Document of any

Credit Party, (y) any applicable Requirement of Law (including, without limitation, any Gaming Law) or (z) any order, writ, injunction or decree of any Governmental Authority binding on any Credit Party, or tortuously interfere with, result in a breach of, or require termination of, any term or provision of any Contractual Obligation of any Credit Party, (ii) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation or (iii) result in or require the creation or imposition of any Lien (except for the Liens created pursuant to the Security Documents) upon any Property of any Credit Party pursuant to the terms of any such Contractual Obligation, except with respect to (i)(y), (i)(z), (ii) or (iii) which would not reasonably be expected to result in a Material Adverse Effect.

(b) No Default or Event of Default has occurred and is continuing.

(c) After giving effect to the Transactions to be consummated on or about the Closing Date, none of Borrower or any Restricted Subsidiary is in default in any material respect under any Gaming License.

Action

.  Borrower and each Restricted Subsidiary has all necessary corporate or other organizational power, authority and legal right to execute, deliver and perform its obligations under each Credit Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by Borrower and each Restricted Subsidiary of each Credit Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate, partnership or other organizational action on its part; and this Agreement has been duly and validly executed and delivered by each Credit Party and constitutes, and each of the Credit Documents to which it is a party when executed and delivered by such Credit Party will constitute, its legal, valid and binding obligation, enforceable against each Credit Party, as applicable, in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Approvals

.  No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange or any other Person are necessary for the execution, delivery or performance by Borrower or any Restricted Subsidiary of the Credit Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the Transactions (including the consummation of the Target Acquisition), except for: (i) authorizations, approvals or consents of, and filings or registrations with any Governmental Authority or any securities exchange previously obtained, made, received or issued,  (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (iii) the filings referred to in Section 8.14, (iv) waiver by the Gaming Authorities of any qualification requirement on the part of the Lenders who do not otherwise qualify and are not banks or licensed lending institutions, (v) consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect, and (vi) any required approvals (including prior approvals) of the requisite Gaming Authorities that any Agent, Lender or participant is required to obtain from, or any required filings with, requisite Gaming Authorities to exercise their respective rights and remedies under this Agreement and the other Credit Documents (as set forth in Section 13.13).

ERISA, Foreign Employee Benefit Matters and Labor Matters

.

(d) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  Except as set forth on Schedule 8.07(a), as of the Closing

Date, no ERISA Entity maintains or contributes to any Pension Plan.  Each Company is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan (other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect).  Using actuarial assumptions and computation methods consistent with Part I of Subtitle E of Title IV of ERISA, the aggregate liabilities of any ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan that precedes the Closing Date, would not reasonably be expected to result in a Material Adverse Effect.

(e) Each Foreign Plan is in compliance with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Plan (other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect).  The aggregate of the liabilities to provide all of the accrued benefits under any funded Foreign Plan (based on reasonable assumptions used by such Foreign Plan) does not as of the most recent valuation report (or as of the end of the most recent plan year if there is no recent valuation report) exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Plan by an amount that would reasonably be expected to have a Material Adverse Effect.  Other than to the extent such failure to comply would not reasonably be expected to have a Material Adverse Effect, with respect to any unfunded Foreign Plan, reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Plan is maintained.  There are no actions, suits or claims (other than routine claims for benefits) pending or to the knowledge of any Responsible Officer of Borrower, threatened against Borrower or any of its Restricted Subsidiaries or any ERISA Entity with respect to any Foreign Plan that would reasonably be expected to result in a Material Adverse Effect.

(f) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (i) there are no strikes or other labor disputes against Borrower or any of its Restricted Subsidiaries pending or, to the knowledge of Borrower, threatened and (ii) the hours worked by and payments made to employees of Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

(g) No Credit Party nor any of their respective Subsidiaries contributes to or is required to contribute to, or has any liability or obligation in respect of, any Canadian Multiemployer Plan or Canadian Defined Benefit Plan. Except as set forth on Schedule 8.07(d), as of the Closing Date, no Credit Party maintains or contributes to any Canadian Pension Plan. All Canadian Pension Plans are duly registered under the Canada ITA and applicable Canadian Pension Benefits legislation and no event has occurred which would reasonably be expected to cause the loss of such registered status. The Canadian Pension Plans and the Canadian Benefit Plans have each been administered, funded and invested in accordance with the terms of the particular plan, all applicable laws including, where applicable, the Canada ITA and Canadian Pension Benefits Legislation, and the terms of all applicable collective bargaining agreements and employment contracts, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  No Canadian Pension Event has occurred or is reasonably expected to occur that, when taken together with all other Canadian Pension Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.  None of the Canadian Pension Plans or the Canadian Benefits Plans is subject to ERISA.

Taxes

.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all tax returns, statements, reports and forms or other documents (including estimated Tax or information returns and including any required, related or supporting information) (collectively, the “Tax Returns”) required to be filed with any taxing authority by, or with respect to, Borrower and each of the Restricted Subsidiaries have been timely filed in accordance with all applicable Laws; (ii) Borrower and each of the Restricted Subsidiaries has timely paid all Taxes shown as due and payable on Tax Returns that have been so filed or that are otherwise due and payable (including in its capacity as a withholding agent) and other than Taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and such proceedings operate to suspend collection of the contested Taxes and enforcement of a Lien in respect thereof and each Tax Return is accurate and complete; and (iii) Borrower and each of the Restricted Subsidiaries has made adequate provision in accordance with GAAP for all Taxes payable by Borrower or such Restricted Subsidiary for which no Tax Return has yet been filed.  Neither Borrower nor any of the Restricted Subsidiaries has received written notice of any proposed or pending Tax assessment, audit or deficiency against Borrower or such Restricted Subsidiary that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Investment Company Act.

 Neither Borrower nor any of the Restricted Subsidiaries is an “investment company,” or a company “controlled” by an “investment company” required to be regulated under the Investment Company Act of 1940, as amended.

Environmental Matters

.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:  (i) each of Borrower and the Restricted Subsidiaries and each of their businesses, operations and Real Property is in compliance with, and each has no liability under any Environmental Law; (ii) each of Borrower and the Restricted Subsidiaries has obtained all Permits required for, the conduct of their businesses and operations, and the ownership, operation and use of their assets, all as currently conducted, under any Environmental Law, all such Permits are valid and in good standing and, under the currently effective business plans of Borrower and the Restricted Subsidiaries, no expenditures or operational adjustments would reasonably be expected to be required during the next five years in order to renew or modify such Permits; (iii) there has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased, operated or, to the knowledge of any Responsible Officer of Borrower or any of the Restricted Subsidiaries, used for waste disposal by Borrower or any of the Restricted Subsidiaries, or any of their respective predecessors in interest that would reasonably be expected to result in liability to Borrower or any of the Restricted Subsidiaries under any Environmental Law; (iv) there is no Environmental Action pending or, to the knowledge of any Responsible Officer of Borrower or any of the Restricted Subsidiaries, threatened, against Borrower or any of the Restricted Subsidiaries or, relating to Real Property currently or formerly owned, leased, operated or, to the knowledge of any Responsible Officer of Borrower or any of the Restricted Subsidiaries, used for waste disposal, by Borrower or any of the Restricted Subsidiaries or relating to the operations of Borrower or the Restricted Subsidiaries; (v) except as may be provided in a land use restriction pursuant to Environmental Laws imposed on their Real Property, none of Borrower or any of the Restricted Subsidiaries is obligated to perform any action or otherwise incur any expense under any Environmental Law pursuant to any legally binding order, decree, judgment or agreement by which it is bound or has assumed by contract or agreement, and none of Borrower or any of the Restricted Subsidiaries is conducting or financing any Response Action pursuant to any Environmental Law with respect to any location; (vi) no circumstances exist that would reasonably be expected to form the basis of an Environmental Action against Borrower or any of the Restricted Subsidiaries, or any of their Real Property, facilities or assets; (vii) no real property or facility presently or formerly owned, operated or leased by Borrower or any of the Restricted Subsidiaries and, to the knowledge of any Responsible Officer of Borrower or any of the Restricted Subsidiaries, no real property or facility presently or formerly used for waste disposal by Borrower or any of the Restricted Subsidiaries or owned, leased, operated or used for waste disposal by any of their respective predecessors in interest is listed or proposed for listing on the National Priorities List or listed on the Comprehensive Environmental Response, Compensation, and Liability Information System promulgated pursuant to CERCLA; (viii) no Lien has been recorded or, to the knowledge of any Responsible Officer of Borrower or any of the Restricted

Subsidiaries, threatened under any Environmental Law with respect to any Real Property or other assets of Borrower or any of the Restricted Subsidiaries; and (ix) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not affect the validity or require the transfer of any Permit held by Borrower or any of the Restricted Subsidiaries under any Environmental Law, and will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements with respect to each of Borrower and the Restricted Subsidiaries or any of their respective predecessors in interest.

SECTION 6.06. Use of Proceeds.
(a) Borrower will use the proceeds of:
(i) Term B Facility Loans on the Closing Date to finance a portion of the Transactions;

(ii) the Revolving Loans made, and Letters of Credit issued, as applicable, on the Closing Date to (A) fund up to $2.5 million in the aggregate of the purchase price for the Target Acquisition and the costs related to the Transactions, including working capital and other purchase price adjustments pursuant to the Target Acquisition Agreement, and (B) pay the amounts necessary (x) for ordinary course working capital and (y) to cash collateralize, backstop or replace the Existing Letters of Credit; and

(iii) Revolving Loans and Term Loans made after the Closing Date for working capital and general corporate purposes,  including capital expenditures, Permitted Acquisitions and other Investments, Restricted Payments and Junior Prepayments permitted hereunder.

(b) Neither Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock.  No part of the proceeds of any extension of credit (including any Loans and Letters of Credit) hereunder will be used directly or indirectly and whether immediately, incidentally or ultimately to purchase or carry any Margin Stock or to extend credit to others for such purpose or to refund Indebtedness originally incurred for such purpose or for any other purpose, in each case, that entails a violation of, or is inconsistent with, the provisions of Regulation T, Regulation U or Regulation X.  The pledge of any Equity Interests by any Credit Party pursuant to the Security Agreements do not violate such regulations.

SECTION 6.07. Subsidiaries.

(a) Schedule 8.12(a) sets forth a true and complete list of the following: (i) all the Subsidiaries of Borrower as of the Closing Date; (ii) the name and jurisdiction of incorporation or organization of each such Subsidiary as of the Closing Date; and (iii) as to each such Subsidiary, the percentage and number of each class of Equity Interests of such Subsidiary owned by Borrower and its respective Subsidiaries as of the Closing Date.

(b) Schedule 8.12(b) sets forth a true and complete list of all the Immaterial Subsidiaries as of the Closing Date.
(c) Schedule 8.12(c) sets forth a true and complete list of all the Unrestricted Subsidiaries as of the Closing Date.

Ownership of Property; Liens

.  Except as set forth on Schedule 8.13(a), (a) Borrower and each of the Restricted Subsidiaries has good, legal and valid title to, or a legal, valid, binding, and enforceable (with respect to Real Property and Vessels) leasehold interest in (or subleasehold interest in or other right to occupy), all material assets and Property (including Mortgaged Real Property) (tangible and intangible) owned or occupied by it (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and (b) all such assets and Property are subject to no Liens other than Permitted Liens.  All of the assets and Property owned by, leased to or used by Borrower and each of the Restricted Subsidiaries in its respective businesses are in good operating condition and repair in all material respects (ordinary wear and tear and casualty and force majeure excepted) except in each case where the failure of such asset to meet such requirements would not reasonably be expected to result in a Material Adverse Effect.

Security Interest; Absence of Financing Statements; Etc

.

(a) Subject to applicable Gaming Laws, the Security Documents, once executed and delivered, will create, in favor of Collateral Agent for the benefit of the Secured Parties, as security for the Obligations, a valid and enforceable security interest in and Lien upon all of the Collateral (subject to any applicable provisions set forth herein or in the Security Documents with respect to limitations or exclusions from the requirement to perfect the security interests and Liens on the collateral described therein), and upon (i) filing of financing statements in the offices of the Secretaries of State of each Credit Party’s jurisdiction of organization or formation (and with respect to the Canadian Guarantors, in the jurisdiction of such Canadian Guarantor’s chief executive office and in the jurisdiction in which any tangible Collateral in which a Canadian Guarantor has an interest is situated), or recording, registering or taking such other actions as may be necessary with the appropriate Governmental Authorities (including payment of applicable filing and recording taxes) and (ii) the taking of possession or control by Collateral Agent of the Pledged Collateral with respect to which a security interest may be perfected only by possession or control which possession or control shall be given to Collateral Agent to the extent possession or control by Collateral Agent is required by the Security Agreements, such security interest shall be a perfected security interest in and Lien upon all of the Collateral (subject to any applicable provisions set forth herein or in the Security Documents with respect to limitations or exclusions from the requirement to perfect the security interests and Liens on the collateral described therein) superior to and prior to the rights of all third Persons and subject to no Liens other than Permitted Liens.

Notwithstanding anything herein (including this Section 8.14) or in any other Credit Document to the contrary, neither Borrower nor any other Credit Party makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Agents or any Lender with respect thereto, under Requirements of Law other than the United States, Canada or any state, province or territory thereof or (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to this Agreement or any other Credit Document.

Licenses and Permits

.  Except as set forth on Schedule 8.15, Borrower and each of its Restricted Subsidiaries hold all material governmental permits, licenses, franchises, certificates, waivers, authorizations, consents and approvals (including Gaming Approvals and Gaming Licenses) necessary for Borrower and its Restricted Subsidiaries to own, lease, and operate their respective Properties and to operate their respective businesses as now being conducted (collectively, the “Permits”), except for Permits the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect.  None of the Permits has been modified in any way since the Closing Date that would reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 8.15, all Permits are in full force and effect except where the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 8.15, neither Borrower nor any of its Restricted Subsidiaries has received written notice that any Gaming Authority has commenced proceedings to suspend, revoke or not renew any such Permits where such suspensions, revocations or failure to renew would reasonably be expected to have a Material Adverse Effect.

Disclosure

.  The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of any Credit Party to any Secured Party prior to the Syndication Date in connection with this Agreement and the other Credit Documents or the Commitment Letter, but in each case excluding all projections and general industry or economic data, when taken as a whole and giving effect to all supplements and updates thereto made prior to the date hereof, do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading.  The pro forma financial information furnished pursuant to Section 7.01(i)(iii) or otherwise in connection with Section 9.15(c) was prepared in good faith based on assumptions believed by Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Credit Party, however, makes any representation as to the ability of any Company to achieve the results set forth in any such projections.

Solvency

.  As of the Closing Date, immediately prior to and immediately following the consummation of the Transactions occurring on the Closing Date, Borrower (on a consolidated basis with its Restricted Subsidiaries) is and will be Solvent (after giving effect to Section 6.07).

Senior Obligations

(d) . The Obligations are “Senior Debt,” “Senior Indebtedness,” “Priority Lien Debt,” or “Senior Secured Financing”  (or any comparable term) under, and as defined in, and entitled to the subordination and/or intercreditor, as applicable, provisions of any Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt and Ratio Debt that is purported to be subordinated to the Obligations.

Intellectual Property

.  Except as set forth on Schedule 8.19, Borrower and each of its Restricted Subsidiaries owns or possesses adequate licenses or otherwise has the right to use all of the patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, know-how and processes (collectively, “Intellectual Property”) (including, as of the Closing Date, all Intellectual Property listed in Schedules 8(a), 8(b) and 8(c) to the Initial Perfection Certificate) that are necessary for the operation of its business as presently conducted except where failure to own or have such right would not reasonably be expected to have a Material Adverse Effect and, as of the Closing Date, all registrations listed in Schedules 8(a), 8(b) and 8(c) to the Initial Perfection Certificate are valid and in full force and effect, except where the invalidity of such registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 8.19, as of the Closing Date, no claim is pending or, to the knowledge of any Responsible Officer of Borrower, threatened to the effect that Borrower or any of its Restricted Subsidiaries infringes or conflicts with the asserted rights of any other Person under any material Intellectual Property, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 8.19, as of the Closing Date, no claim is pending or, to the knowledge of any Responsible Officer of Borrower, threatened to the effect that any such material Intellectual Property owned or licensed by Borrower or any of its Restricted Subsidiaries or which Borrower or any of its Restricted Subsidiaries otherwise has the right to use is invalid or unenforceable, except for such claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

[Reserved]

.

[Reserved]

.

Insurance

.  Borrower and each of its Restricted Subsidiaries are insured by insurers of recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks (other than wind and flood damage) and in such amounts as are prudent and customary in the businesses in which it is engaged, except to the extent that such insurance is not available on commercially reasonable terms.  Borrower and each of its Restricted Subsidiaries maintain all insurance required by Flood Insurance Laws (but shall not, for the avoidance of doubt, be required to obtain insurance with respect to wind and flood damage unless and to the extent required by such Flood Insurance Laws).

SECTION 6.08. Real Estate.

(a) Schedule 8.23(a) sets forth a true, complete and correct list of all Material Real Property owned and all Material Real Property leased by Borrower or any of its Restricted Subsidiaries as of the Closing Date, including a brief description thereof, including, in the case of leases, the street address (to the extent available) and landlord name.  Borrower has delivered to Collateral Agent true, complete and correct copies of all such Leases.

(a) Except as set forth on Schedule 8.23(b), as of the Closing Date, to the best of knowledge of any Responsible Officer of Borrower no Taking has been commenced, threatened, or is contemplated with respect to all or any portion of the Material Real Property or for the relocation of roadways providing access to such Material Real Property that either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Leases.

(a) Except as set forth on Schedule 8.24(a), (i) Borrower and its Restricted Subsidiaries have paid all material payments required to be made by it under all Leases of Material Real Property and Vessels where any of the Collateral is or may be located from time to time (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or such Restricted Subsidiary, as the case may be, and any amounts that are due but not yet delinquent), except where failure to make such payments would not reasonably be expected to have a Material Adverse Effect, (ii) the consummation of the Transactions will not, with or without notice or the passage of time or both, violate any Lease to which Borrower or any Restricted Subsidiary is a party; (iii) the Transactions do not require the consent of any other party to any Lease, will not result in a breach of or default under such Lease or otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing Date, and will not permit any termination, cancellation, modification, or acceleration under any such Lease; (iv) neither Borrower or nor any Restricted Subsidiary has subleased, licensed, transferred, assigned or otherwise granted any Person the right to use or occupy such Material Real Property, Vessel, or any portion thereof; (v) Borrower and the Restricted Subsidiaries have not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (vi) there is no injunction, decree, order, writ or judgment outstanding, nor any claims, litigation, administrative actions or similar proceedings pending or threatened, relating to the ownership, lease, use or occupancy of the Material Real Property, Vessel or any portion thereof, or the operation of the business of Borrower or the Restricted Subsidiaries.

(b) As of the Closing Date and thereafter, each of the Leases of Material Real Property and Vessels, and each other Material Contract, are in full force and effect and will be or are, as applicable, legal, valid, binding and enforceable against the Credit Party thereto, in accordance with its terms, in each case, except as such enforceability may be limited by (x) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors’ rights and remedies and (y) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), except as would not reasonably be expected to have a Material Adverse Effect.

(c) None of the Leases of Material Real Property or Vessels, or any of the Material Contracts, have been amended, modified or assigned in any manner that would reasonably be expected to result in a Material Adverse Effect.  Borrower has not received written notice of any existing breach, default, event of default or, to the best of knowledge of any Responsible Officer of Borrower, event that, with or without notice or passage of time or both, would constitute a breach, default or an event of default by any Credit Party to any of the leases of Material Real Property or Vessels or any of the Material Contracts that would reasonably be expected to have a Material Adverse Effect.

Mortgaged Real Property

.  Except as set forth on Schedule 8.25(a) or as would not reasonably be expected to have a Material Adverse Effect, with respect to each Mortgaged Real Property and Vessel, as of the Closing Date (a) there has been issued a valid and proper certificate of occupancy or other local equivalent, if any, for the use then being made of such Mortgaged Real Property or Vessel, as applicable, to the extent required by applicable Requirements of Law and there is no outstanding citation, notice of violation or similar notice indicating that the Mortgaged Real Property or Vessel, as applicable, contains conditions which are not in compliance with local codes or ordinances relating to building or fire safety or structural soundness and (b) except as set forth on Schedule 8.25(b), there are no material disputes regarding boundary lines, location, encroachment or possession of such Mortgaged Real Property or Vessel, as applicable, and no Responsible Officer of Borrower has actual knowledge of any state of facts existing which could give rise to any such claim other than those that would not reasonably be expected to have a Material Adverse Effect; provided, however, that with respect to any Mortgaged Real Property or Vessel, as applicable, in which Borrower or a Restricted Subsidiary has a leasehold estate, the foregoing certifications shall be to Borrower’s knowledge only.

Material Adverse Effect

.  Since the Closing Date, there shall not have occurred any event or circumstance that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions

.

(a) Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote material compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, and Borrower, its Subsidiaries and, to the knowledge of Borrower or its Subsidiaries, their respective officers, directors and employees, are in compliance with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower or its Subsidiaries being designated as a Sanctioned Person.

(b) None of (x) Borrower, any Subsidiary or, to the knowledge of Borrower or such Subsidiary, any of their respective directors, officers or employees, or (y) to the knowledge of Borrower, any agent of Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.

(c) No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, Anti-Terrorism Laws or applicable Sanctions.
ARTICLE IX. AFFIRMATIVE COVENANTS

Each Credit Party, for itself and on behalf of its Restricted Subsidiaries, covenants and agrees with Administrative Agent, Collateral Agent and Lenders that until the Obligations have been Paid in Full (and each Credit Party covenants and agrees that it will cause its Restricted Subsidiaries to observe and perform the covenants herein set forth applicable to any such Restricted Subsidiary until the Obligations have been Paid in Full):

SECTION 9.01. Existence; Business Properties.

(a) Borrower and each of its Restricted Subsidiaries shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence (in the case of Borrower, in the United States), except in a transaction permitted by Section 10.05 or, in the case of any Restricted Subsidiary, where the failure to perform such obligations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Borrower and each of its Restricted Subsidiaries shall (i) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, approvals, patents, copyrights, trademarks and trade names (including Gaming Approvals) material to the conduct of its business except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) comply with all applicable Requirements of Law (including any and all Gaming Laws and any and all zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) at all times maintain and preserve all of its property and keep such property in good repair, working order and condition (ordinary wear and tear and casualty and force majeure excepted) except where the failure to do so individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect; provided, however, that nothing in this Section 9.01(b) shall prevent (A) sales, conveyances, transfers or other dispositions of assets, consolidations or mergers by or involving any Company or any other transaction in accordance with Section 10.05; (B) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; or (C) the abandonment by any Company of any rights, Permits, authorizations, copyrights, trademarks, trade names, franchises, licenses and patents that such Company reasonably determines are not useful to its business.

(c) Borrower and each of its Subsidiaries shall comply in all material respects with applicable Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws.

(d) Borrower will maintain in effect and enforce policies and procedures reasonably designed to promote material compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions.

SECTION 9.02. Insurance.

(a) Borrower and its Restricted Subsidiaries shall maintain with insurers of recognized financial responsibility (determined at the time such insurance is obtained) not Affiliates of Borrower insurance on its Property in at least such amounts and against at least such risks as are customarily insured against by companies engaged in the same or a similar business and operating similar properties in localities where Borrower or the applicable Restricted Subsidiary operates; and furnish to Administrative Agent, upon written request, information as to the insurance carried; provided that Borrower and its Restricted Subsidiaries shall not be required to maintain insurance with respect to wind and flood damage on any property for any insurance coverage period unless, and to the extent, such insurance is required by an applicable Requirement of Law.  Subject to Section 9.15, Collateral Agent shall be named as an additional insured on all third-party liability insurance policies of Borrower and each of its Restricted Subsidiaries (other than directors and officers liability insurance, insurance policies relating to employment practices liability, crime or fiduciary duties, kidnap and ransom insurance policies, and insurance as to fraud, errors and omissions), and Collateral Agent shall be named as mortgagee/loss payee on all property insurance policies of each such Person.

(b) Borrower and each of its Restricted Subsidiaries shall deliver to Administrative Agent on behalf of the Secured Parties, (i) on or prior to the Closing Date, a certificate dated on or prior (but close) to the Closing Date showing the amount and types of insurance coverage as of such date, (ii) promptly following receipt of any notice from any insurer of cancellation of a material policy or material change in coverage from that existing on the Closing Date, a copy of such notice (or, if no copy is available, notice thereof), and (iii) promptly after such information has been received in written form by Borrower or any of its Restricted Subsidiaries, information as to any claim for an amount in excess of $5 million  with respect to any property and casualty insurance policy maintained by Borrower or any of its Restricted Subsidiaries.

(c) If any portion of any Mortgaged Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower shall, or shall cause the applicable Credit Party to (i) to the extent required pursuant to the Flood Insurance Laws, maintain, or cause to be maintained, with a financially sound and reputable insurer (determined at the time such insurance is obtained), flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to such Flood Insurance Laws, each of which shall name the Collateral Agent as mortgagee and loss payee and (ii) deliver to Administrative Agent evidence of such compliance in form and substance reasonably acceptable to Administrative Agent.

(d) In the event that the proceeds of any insurance claim are paid after Collateral Agent has exercised its right to foreclose after an Event of Default, such proceeds shall be paid to Collateral Agent to satisfy any deficiency remaining after such foreclosure.  Collateral Agent shall retain its interest in the policies required to be maintained pursuant to this Section 9.02 during any redemption period.

Taxes; Performance of Obligations

.

Borrower and each of its Restricted Subsidiaries shall timely file all material Tax Returns required to be filed by it and pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property (including in its capacity as a withholding agent), before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently conducted and Borrower and each of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and, in the case of Liens on the Collateral, enforcement of such Lien.

Financial Statements, Etc

.  Borrower shall deliver to Administrative Agent for distribution by Administrative Agent to the Lenders (unless a Lender expressly declines in writing to accept):

(a) Quarterly Financials.  As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of Borrower beginning with the fiscal quarter ended March 31, 2020 (other than the last fiscal quarter in any fiscal year), (x) a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (y) management’s discussion and analysis of the important operational and financial developments of Borrower and the Subsidiaries during such fiscal quarter (it being understood that such management’s discussion and analysis may be satisfied for any period by the Borrower’s reporting of such matters under its Form 10-K or 10-Q as applicable for such period);

(b) Annual Financials.  As soon as available, but in any event within ninety (90) days after the end of each fiscal year of Borrower beginning with the fiscal year ended December 31, 2019, (x) consolidated balance sheets of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and, in the case of each such consolidated financial statements, audited and accompanied by a report and opinion of Deloitte & Touche LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, other than a “going concern” statement or explanatory note resulting from (I) an upcoming maturity date within twelve (12) months under any Indebtedness, or (II) any prospective or actual default of any financial covenant or event of default under Section 10.08 or any other financial covenant with respect to the credit facilities hereunder or any other Indebtedness, and (y) management’s discussion and analysis of the important operational and financial developments of Borrower and the Subsidiaries during such fiscal year (it being understood that such management’s discussion and analysis may be satisfied for any period by the Borrower’s reporting of such matters under its Form 10-K or 10-Q as applicable for such period);

(c) Auditor’s Certificates; Compliance Certificate.  (i) Concurrently with the delivery of the financial statements referred to in Section 9.04(b), a certificate (which certificate may be limited or eliminated to the extent required by accounting rules or guidelines or to the extent not available on commercially reasonable terms as determined in consultation with Administrative Agent) of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default relating to the Financial Maintenance Covenant, if applicable, except as specified in such certificate; and (ii) at the time it furnishes each set of financial statements pursuant to Section 9.04(a) or Section 9.04(b), a certificate of a Responsible Officer of Borrower in the form of Exhibit V hereto (I) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Companies have taken and propose to take with respect thereto) and (II) setting forth in reasonable detail the computations necessary to determine whether Borrower and its Restricted Subsidiaries are in compliance with Section 10.08 as of the end of the respective fiscal quarter or fiscal year (whether or not such covenant is then in effect);

(d) Notice of Default.  Promptly after any Responsible Officer of any Company knows that any Default has occurred, a notice of such Default, breach or violation describing the same in reasonable detail and a description of the action that the Companies have taken and propose to take with respect thereto;

(e) Environmental Matters.  Written notice of any Environmental Actions, Release of Hazardous Material, condition, circumstance, occurrence or event arising under Environmental Law which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(f) Annual Budgets.  As soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of Borrower and its Subsidiaries as of the end of each fiscal quarter of such fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), which shall be accompanied by a certificate of a Responsible Officer stating that such projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such projections are incorrect or misleading in any material respect;

(g) Auditors’ Reports.  Promptly upon receipt thereof, copies of all annual, interim or special reports issued to Borrower or any Restricted Subsidiary by independent certified public accountants in connection with each annual, interim or special audit of Borrower’s or such Restricted Subsidiary’s books made by such accountants, including any management letter commenting on Borrower’s or such Restricted Subsidiary’s internal controls issued by such accountants to management in connection with their annual audit; provided, however, that such reports shall only be made available to Administrative Agent and to those Lenders who request such reports through Administrative Agent;

(h) Lien Matters; Casualty and Damage to Collateral.

(i) Prompt written notice of (i) the incurrence of any Lien (other than a Permitted Lien) on the Collateral or any part thereof, (ii) any Casualty Event or other insured damage to any material portion of the Collateral or (iii) the occurrence of any other event that in Borrower’s judgment is reasonably likely to materially adversely affect the aggregate value of the Collateral; and

(ii) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 9.04(b), a certificate of a Responsible Officer of Borrower setting forth the information required pursuant to Schedules 1(a), 1(b), 2, 3(a), 3(b), 4, 5(a), 5(b), 6, 7, 8(a), 8(b), 8(c), 9, 10, and 11, 12, 13, 14 to the Perfection Certificate or confirming that there has been no change in such information since the date of the Initial Perfection Certificate or the date of the most recent certificate delivered pursuant to this Section 9.04(h)(ii);

(i) Notice of Material Adverse Effect. Written notice of the occurrence of any event or occurrence that has had or would reasonably be expected to have a Material Adverse Effect;
(j) ERISA and Pension Information. Promptly after the occurrence of any ERISA Event or Canadian Pension Event that, alone or together with any other ERISA Events or Canadian Pension Events -139-

that have occurred, would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action the Companies or other ERISA Entity have taken, are taking or propose to take with respect thereto, and, when known, any action taken or threatened by the IRS, Department of Labor, PBGC, any other Governmental Authority or Multiemployer Plan sponsor with respect thereto

(k) Litigation.  Promptly after Borrower’s knowledge thereof, notice of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against Borrower or any of its Restricted Subsidiaries thereof that would reasonably be expected to result in a Material Adverse Effect;

(l) Lender Calls. Commencing with the fiscal year ending December 31, 2019, following delivery (or, if later, required delivery) of the annual financial statements pursuant to Section 9.04(b), to the extent reasonably requested by Administrative Agent, Borrower will host a conference call, at a time to be mutually agreed between Borrower and Administrative Agent, with the Lenders to review the financial information presented therein (provided that the requirement of this call may be satisfied by Borrower’s hosting of its annual earnings call for investors);

(m) Know-Your-Customer.  Promptly following Administrative Agent’s  or any Lender’s request therefor, all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and

(n) Miscellaneous.  Promptly, such financial information, operating information (including, without limitation, information on casino metrics), reports, documents and other information with respect to Borrower or any of its Restricted Subsidiaries as Administrative Agent or the Required Lenders may from time to time reasonably request; provided that, notwithstanding the foregoing, nothing in this Section 9.04 shall require delivery of financial information, reports, documents or other information which constitutes attorney work product or is subject to confidentiality agreements or to the extent disclosure thereof would reasonably be expected to result in loss of attorney client privilege with respect thereto.

(o) Gaming Regulatory Matters.  Promptly, and in any event within five Business Days after receipt by any officer of any Credit Party of any written notice or communication of any Gaming Authority that could reasonably be interpreted to cast doubt on whether a material required Gaming License may be obtained when required or, with respect to material issued Gaming Licenses, that states that such Gaming Authority is considering revoking or modifying such material Gaming License (in whole or in part) in any respect materially adverse to the Lenders.

Notwithstanding the foregoing, the obligations in Section 9.04(a) and 9.04(b) may be satisfied with respect to financial information of Borrower and the Subsidiaries by furnishing Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that in the case of Section 9.04(b), such Form 10-K is furnished together with an auditor’s report and opinion satisfying the requirements of Section 9.04(b).

Concurrently with the delivery of Section 9.04 Financials, Borrower shall deliver to the Administrative Agent the related consolidating financial statements (or substantially equivalent segment reporting and/or footnote disclosure as would be customary in (x) an offering of debt securities registered under the Securities Act or (y) an offering of debt securities under Rule 144A promulgated under the Securities Act (in an offering where such information is provided), in each case by issuers similar to the Borrower, as reasonably determined by the Borrower in consultation with the Administrative Agent)

reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Reports and documents required to be delivered pursuant to Section 9.04 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such reports and/or documents, or provides a link thereto on Borrower’s website on the Internet at the website address specified below Borrower’s name on the signature hereof or such other website address as provided in accordance with Section 13.02; or (ii) on which such reports and/or documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website (including the website of the SEC) or whether sponsored by Administrative Agent); provided that Borrower shall provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such reports and/or documents and Administrative Agent shall post such reports and/or documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and/or documents.  Notwithstanding anything contained herein, in every instance Borrower shall be required to provide the compliance certificate required by Section 9.04(c)(ii) to Administrative Agent in the form of an original paper copy or a .pdf or facsimile copy of the original paper copy.

Borrower hereby acknowledges that (a)  Administrative Agent will make available to the Lenders and the L/C Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the L/C Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided however, that to the extent such Borrower Materials constitute information of the type subject to Section 13.10, they shall be treated as set forth in Section 13.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Maintaining Records; Access to Properties and Inspections

.  Borrower and its Restricted Subsidiaries shall keep proper books of record and account in which entries true and correct in all material respects and in material conformity with GAAP and all material Requirements of Law are made.  Borrower and its Restricted Subsidiaries will, subject to applicable Gaming Laws, permit any representatives designated by Administrative Agent or any Lender to visit and inspect the financial records and the property of Borrower or such Restricted Subsidiary at reasonable times, upon reasonable notice and as often as reasonably requested, and permit any representatives designated by Administrative Agent or any Lender to discuss the affairs, finances and condition of such Restricted Subsidiaries with the officers thereof and independent accountants therefor (provided Borrower has the opportunity to participate in such meetings); provided that, in the absence of a continuing Default or Event of Default, only one such inspection by such representatives (on behalf of Administrative Agent and/or any Lender) shall be permitted in any fiscal year (and such inspection shall be at Administrative Agent and/or such Lenders’ expense, as applicable).  Notwithstanding anything to the contrary in this Agreement, no Company will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to Administrative Agent (or its designated representative) or any Lender is then prohibited by law or contract or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Use of Proceeds

.  Borrower shall use the proceeds of the Loans only for the purposes set forth in Section 8.11. Borrower will not request any Borrowing or Letter of Credit, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Compliance with Environmental Law

.  Borrower and its Restricted Subsidiaries shall (a) comply with Environmental Law including, without limitation, any land use restrictions imposed on their Real Property under Environmental Law, and will keep or cause all Real Property to be kept free of any Liens imposed under Environmental Law, unless, in each case, failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) in the event of any Release or presence of Hazardous Material at, on, under or emanating from any Real Property that could result in liability under or a violation of any Environmental Law, in each case that would reasonably be expected to have a Material Adverse Effect, undertake, and/or cause any of their respective tenants or occupants to undertake, at no cost or expense to Administrative Agent, Collateral Agent or any Lender, any action required pursuant to Environmental Law to mitigate and eliminate such condition; provided, however, that no Company shall be required to comply with any order or directive that is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP; and (c) at the written request of Administrative Agent, in its reasonable discretion, provide, at no cost or expense to Administrative Agent, Collateral Agent or any Lender, an environmental site assessment (including, without limitation, the results of any soil or groundwater or other testing conducted at Administrative Agent’s request) concerning any Real Property now or hereafter owned, leased or operated by Borrower or any of its Restricted Subsidiaries, conducted by an environmental consulting firm proposed by such Credit Party and approved by Administrative Agent in its reasonable discretion indicating the presence or absence of Hazardous Material and the potential cost of any required action in connection with any Hazardous Material on, at, under or emanating from such Real Property; provided, however, that such request may be made only if (i) there has occurred and is continuing an Event of Default, or (ii) circumstances exist that reasonably could be expected to form the basis of an Environmental Action against Borrower or any Restricted Subsidiary or any Real Property of Borrower or any of its Restricted Subsidiaries which would reasonably be expected to have a Material Adverse Effect; if Borrower or any of its Restricted Subsidiaries fails to provide the same within sixty (60) days after such request was made (or in such longer period as may be approved by Administrative Agent, in its reasonable discretion), Administrative Agent may but is under no obligation to conduct the same, and Borrower or its Restricted Subsidiary shall grant and hereby grants to Administrative Agent and its agents, advisors and consultants access at reasonable times, and upon reasonable notice to Borrower, to such Real Property and specifically grants Administrative Agent and its agents, advisors and consultants an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at no cost or expense to Administrative Agent, Collateral Agent or any Lender.  Administrative Agent will use its commercially reasonable efforts to obtain from the firm conducting any such assessment usual and customary agreements to secure liability insurance and to treat its work as confidential and shall promptly provide Borrower with all documents relating to such assessment. Each Credit Party hereby acknowledges and agrees that no Agent, Lender or other Secured Party or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any Real Property or any Credit Party’s affairs, and (ii) has the capacity or the authority through the provisions of the Credit Documents or otherwise to control, direct or influence any (A) Credit Party’s conduct with respect to the ownership, operation or management of any Real Property, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance by any Credit Party with Environmental Laws.

SECTION 9.08. Pledge or Mortgage of Real Property.

(a) Subject to compliance with applicable Gaming Laws, if, after the Closing Date any Credit Party shall acquire any Property (other than any Real Property or any Property that is subject to a Lien permitted under Section 10.02(i) or Section 10.02(k) to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of Liens securing the Obligations on such Property and to the extent such prohibition is not superseded by the applicable provisions of the UCC or PPSA), including, without limitation, pursuant to any Permitted Acquisition, or as to which Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien and as to which the Security Documents are intended to cover, such Credit Party shall (subject to any applicable provisions set forth in the Security Agreements with respect to limitations on grant of security interests in certain types of assets or Pledged Collateral and limitations or exclusions from the requirement to perfect Liens on such assets or Pledged Collateral) promptly (i) execute and deliver to Collateral Agent such amendments to the Security Documents or such other documents as Collateral Agent deems necessary or advisable in order to grant to Collateral Agent, for the benefit of the Secured Parties, security interests in such Property and (ii) take all actions necessary or advisable to grant to Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (except to the extent limited by applicable Requirements of Law (including, without limitation, any Gaming Laws)), subject to no Liens other than Permitted Liens, in each case, to the extent such actions are required by the Security Agreements.

(b) If, after the Closing Date, any Credit Party (x) acquires, including, without limitation, pursuant to any Permitted Acquisition, a fee interest in Real Property located in the United States or Canada which Real Property has a fair market value in excess of $5.0 million or (y) develops a Gaming Facility on any fee interest in Real Property located in the United States or Canada which Real Property (including the reasonably anticipated fair market value of the Gaming Facility or other improvements to be developed thereon) has a fair market value in excess of $5.0 million, determined on an as-developed basis, in each case, with respect to which a Mortgage was not previously entered into in favor of Collateral Agent (in each case, other than to the extent such Real Property is subject to a Lien permitted under Section 10.02(i) or 10.02(k) securing Indebtedness to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of Liens securing the Obligations on such Real Property), such Credit Party shall promptly notify Collateral Agent and, if requested by the Required Lenders or Collateral Agent, within sixty (60) days of such request (in each case, or such longer period that is reasonably acceptable to Administrative Agent), (i) take such actions and execute such documents as Collateral Agent shall reasonably require to confirm the Lien of an existing Mortgage, if applicable, or to create a new Mortgage on such additional Real Property and (ii) cause to be delivered to Collateral Agent, for the benefit of the Secured Parties, all documents and instruments reasonably requested by Collateral Agent or as shall be necessary in the opinion of counsel to Collateral Agent to create on behalf of the Secured Parties a valid, perfected, mortgage Lien, subject only to Permitted Liens, including the following:

(1)A Mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, in form for recording in the recording office of the jurisdiction where such Mortgaged Real Property is situated, together with such other documentation as shall be required to create a valid mortgage Lien under applicable law, which Mortgage and other documentation shall be reasonably satisfactory to Collateral Agent and shall be effective to create in favor of Collateral Agent for the benefit of the Secured Parties a valid, perfected, Mortgage Lien on such Mortgaged Real Property subject to no Liens other than Permitted Liens;

(2)with respect to each Mortgage and each Mortgaged Real Property, each of the items set forth in Section 9.15(a)(i)(6) and, in each case to the extent reasonably requested by the Required Lenders or Collateral Agent, each of the items set forth in Sections 9.15(a)(i)(2) through 9.15(a)(i)(5); and

(3) in the case of Vessels, such other customary documents, instruments and filings as the Administrative Agent shall reasonably request.

provided, that, notwithstanding the foregoing, the delivery of the items required under this Section 9.08(b) shall not be required prior to the date that is ninety (90) days after the Closing Date (or such later date as agreed by Administrative Agent).

(c) With respect to Lien(s) and/or Mortgage(s) relating to any Property acquired (or leased) by any Credit Party after the Closing Date or any Property of any Additional Credit Party or with respect to any Guarantee of any Additional Credit Party, in each case that were not granted or delivered pursuant to the second paragraph in Section 9.11, as the case may be, at such time as Borrower reasonably believes such prohibition no longer exists, Borrower shall (and with respect to any items requiring approval from Gaming Authorities, Borrower shall use commercially reasonable efforts to seek the approval from the applicable Gaming Authorities for such Lien(s), Mortgage(s), and/or Guarantee and, if such approval is so obtained), comply with Sections 9.08(a), 9.08(b) and/or with Section 9.11, as the case may be.

SECTION 9.09. Security Interests; Further Assurances.

Each Credit Party shall, promptly, upon the reasonable request of Collateral Agent, and so long as such request (or compliance with such request) does not violate any Gaming Law or, if necessary, is approved by the Gaming Authority (which Borrower hereby agrees to use commercially reasonable efforts to obtain), at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by Collateral Agent reasonably necessary or desirable to create, protect or perfect or for the continued validity, perfection and priority of the Liens on the Collateral covered or purported to be covered thereby (subject to any applicable provisions set forth herein and in the Security Agreements with respect to limitations on grant of security interests in certain types of Pledged Collateral and limitations or exclusions from the requirement to perfect Liens on such Pledged Collateral and any applicable Requirements of Law including, without limitation, any Gaming Laws) subject to no Liens other than Permitted Liens.  In the case of the exercise by Collateral Agent or the Lenders or any other Secured Party of any power, right, privilege or remedy pursuant to any Credit Document following the occurrence and during the continuation of an Event of Default which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, Borrower and each of its Restricted Subsidiaries shall use commercially reasonable efforts to execute and deliver all applications, certifications, instruments and other documents and papers that Collateral Agent or the Lenders may be so required to obtain.  If Collateral Agent reasonably determines that it is required by applicable Requirement of Law to have appraisals prepared in respect of the Real Property of any Credit

Party constituting Collateral, Borrower shall provide to Collateral Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA.

Material Contracts.

(d)  Each Credit Party will perform and observe all material terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract to which it is a party in full force and effect, enforce each such Material Contract in accordance with its material terms, except where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect (after giving effect to any replacement or substitute agreements entered into in accordance with the terms of the Credit Documents).

SECTION 9.11. Additional Credit Parties.

Upon (i) any Credit Party creating or acquiring any Subsidiary that is a Restricted Subsidiary (other than any Excluded Subsidiary) after the Closing Date, (ii) any Restricted Subsidiary of a Credit Party ceasing to be an Excluded Subsidiary or (iii) any Revocation that results in an Unrestricted Subsidiary becoming a Restricted Subsidiary (other than any Excluded Subsidiary) of a Credit Party (such Restricted Subsidiary referenced in clause (i), (ii) or (iii) above, an “Additional Credit Party”), such Credit Party shall, assuming and to the extent that it does not violate any Gaming Law or assuming and to the extent it obtains the approval of the Gaming Authority to the extent such approval is required by applicable Gaming Laws (which Borrower hereby agrees to use commercially reasonable efforts to obtain), (A) cause each such Restricted Subsidiary to promptly (but in any event within 45 days (or 95 days, in the event of any Discharge of any Indebtedness in connection with the acquisition of any such Subsidiary) after the later of such event described in clause (i), (ii) or (iii) above or receipt of such approval (or such longer period of time as Administrative Agent may agree to in its sole discretion), execute and deliver all such agreements, guarantees, documents and certificates (including Joinder Agreements, any amendments to the Credit Documents and a Perfection Certificate)) as Administrative Agent may reasonably request in order to have such Restricted Subsidiary become a Guarantor and (B) promptly (I) execute and deliver to Collateral Agent such amendments to or additional Security Documents as Collateral Agent deems necessary or advisable in order to grant to Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the Equity Interests of such new Restricted Subsidiary which are owned by any Credit Party and required to be pledged pursuant to the Security Agreements, (II) deliver to Collateral Agent the certificates (if any) representing such Equity Interests together with in the case of such Equity Interests, undated stock powers endorsed in blank, (III) cause such new Restricted Subsidiary to take such actions necessary or advisable (including executing and delivering a Joinder Agreement) to grant to Collateral Agent for the benefit of the Secured Parties, a perfected security interest in the collateral described in (subject to any requirements set forth herein and in the Security Agreements with respect to limitations on grant of security interests in certain types of assets or Pledged Collateral and limitations or exclusions from the requirement to perfect Liens on such Pledged Collateral and excluding acts with respect to perfection of security interests and Liens not required under, or excluded from the requirements under, this Agreement and the Security Agreements) the Security Agreements and all other Property of such Restricted Subsidiary in accordance with the provisions of Section 9.08 hereof with respect to such new Restricted Subsidiary, or by law or as may be reasonably requested by Collateral Agent, and (IV) deliver to Collateral Agent all legal opinions reasonably requested by Administrative Agent relating to the matters described above covering matters similar to those covered in the opinions delivered on the Closing Date with respect to such Guarantor; provided, however, that Borrower shall use its commercially reasonable efforts to obtain such approvals for any Mortgage(s) and Lien(s) (including pledge of the Equity Interests of such Subsidiary) to be granted by such Restricted Subsidiary and for the Guarantee of such Restricted Subsidiary as soon as reasonably practicable.  All of the foregoing actions shall be at the sole cost and expense of the Credit Parties.

Notwithstanding the foregoing in this Section 9.11 to the contrary, it is understood and agreed that no Lien(s), Mortgage(s) and/or Guarantee of the applicable Additional Credit Party shall be required to be granted or delivered at such time as provided in the paragraph above in this Section 9.11 as a result of such Lien(s), Mortgage(s) and/or Guarantee being prohibited by the applicable Gaming Authorities, any other applicable Governmental Authorities or applicable Law; provided, however, that Borrower has used its commercially reasonable efforts to obtain such approvals for such Lien(s), Mortgage(s) and/or Guarantee.

SECTION 9.12. Limitation on Designations of Unrestricted Subsidiaries.
(a) Borrower may, on or after the Closing Date, designate any Subsidiary of Borrower as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) only if:
(i) no Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation;

(ii) with respect to Designations made after the Closing Date only, Borrower would be permitted under this Agreement to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the fair market value (as reasonably determined by Borrower) of the net assets of such Subsidiary owned by Borrower and/or any of the Restricted Subsidiaries on such date (as reasonably estimated by Borrower);

(iii) after giving effect to such Designation, Borrower shall be in compliance with the Financial Maintenance Covenant (regardless of whether then applicable) on a Pro Forma Basis as of the most recent Calculation Date;

(iv) after giving effect to such Designation on a Pro Forma Basis, the Consolidated Total Assets and consolidated revenue of all Unrestricted Subsidiaries shall not exceed 10.0% of the Consolidated Total Assets or the consolidated revenue of Borrower and its Restricted Subsidiaries, respectively; and

(v) such Subsidiary shall also have been designated as an Unrestricted Subsidiary under any Credit Agreement Refinancing Indebtedness or Ratio Debt.

Upon any such Designation after the Closing Date, Borrower and its Restricted Subsidiaries shall be deemed to have made an Investment in such Unrestricted Subsidiary in an amount equal to the Designation Amount.

(b) Borrower may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:
(i) no Event of Default shall have occurred and be continuing at the time and immediately after giving effect to such Revocation;

(ii) after giving effect to such Revocation, Borrower shall be in compliance with the Financial Maintenance Covenant (regardless of whether then applicable) on a Pro Forma Basis as of the most recent Calculation Date; and

(iii) all Liens and Indebtedness of such Unrestricted Subsidiary and its Subsidiaries outstanding immediately following such Revocation would, if incurred at the time of such Revocation, have been permitted to be incurred for all purposes of this Agreement.

Upon any such Revocation after the Closing Date, Borrower and its Restricted Subsidiaries shall be deemed to have made an Investment in such resulting Restricted Subsidiary in an amount equal to (a) Borrower’s  Investment in such Restricted Subsidiary at the time of such Revocation, less (b) the portion of the fair market value (as reasonably determined by Borrower) of the assets of such Restricted Subsidiary attributable to Borrower’s equity therein at the time of such Revocation.

(c) All Designations and Revocations occurring after the Closing Date must be evidenced by an Officer’s Certificate of Borrower delivered to Administrative Agent with the Responsible Officer so executing such certificate certifying compliance with the foregoing provisions of Section 9.12(a) (in the case of any such Designations) and of Section 9.12(b) (in the case of any such Revocations).

(d) If Borrower designates a Guarantor as an Unrestricted Subsidiary in accordance with this Section 9.12, the Obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect and all Liens granted by such Guarantor under the applicable Security Documents shall terminate and be released and be of no further force and effect, and all Liens on the Equity Interests and debt obligations of such Guarantor shall be terminated and released and of no further force and effect, in each case, without any action required by Administrative Agent or Collateral Agent.  At Borrower’s request, Administrative Agent and Collateral Agent will execute and deliver any instrument evidencing such termination and Collateral Agent shall take all actions appropriate in order to effect such termination and release of such Liens and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release).  Any such foregoing actions taken by Administrative Agent and/or Collateral Agent shall be at the sole cost and expense of Borrower.

(e) Notwithstanding anything to the contrary herein, (i) no Unrestricted Subsidiary may hold any Liens or Equity Interests of or in, or Indebtedness of, Borrower or any Restricted Subsidiary (or any of their respective assets) and (ii) no material Gaming Approval or Gaming License or any Property material to the ownership and operation of the Gaming Facilities of Borrower and its Restricted Subsidiaries may be transferred to, or owned by, any Unrestricted Subsidiary, whether prior to or after giving effect to any Designation.

SECTION 9.13. Limitation on Designation of Immaterial Subsidiaries.

(a) At Borrower’s election, Borrower may at any time, designate a Restricted Subsidiary as an Immaterial Subsidiary, but only to the extent that such designation is consistent with the definition of “Immaterial Subsidiary”.  Upon any Immaterial Subsidiary’s (whether designated as such on the Closing Date or thereafter pursuant to the preceding sentence) ceasing to satisfy any of the requirements set forth in the definition of such term or Borrower ceasing to satisfy clause (b) below, Borrower shall notify Administrative Agent thereof and shall take the actions required pursuant to Section 9.11 and the applicable Subsidiary (or in the case of a failure to satisfy clause (b) below, the Subsidiaries selected by Borrower) shall cease to be an Immaterial Subsidiary.

(b) Any designation of a Subsidiary as an Immaterial Subsidiary, or revocation of any such designation, must be evidenced by an Officer’s Certificate of Borrower delivered to Administrative Agent with the Responsible Officer executing such certificate certifying compliance with the foregoing provisions of Section 9.13(a).

Ratings

(c) .  Borrower shall use commercially reasonable efforts to obtain and maintain at all times on and after the Closing Date, in each case, at the request of the Administrative Agent, (i) a public corporate family rating of Borrower and a rating of the Loans, in each case from Moody’s, and (ii) a public corporate credit rating of Borrower and a rating of the Loans, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by Borrower of customary rating agency fees, cooperation with information and data requests by Moody’s and S&P in connection with their ratings process and the participation by senior management of Borrower in a ratings presentation to Moody’s and S&P).

Post-Closing Matters

.  Borrower will cause to be delivered or performed, as applicable, each of the following:

(a) Mortgage Matters.  On or before the date that is ninety (90) days after the Closing Date, Administrative Agent shall have received with respect to each Mortgaged Real Property identified on Schedule 1.01(C): (1) a Mortgage reasonably satisfactory to Administrative Agent and in form for recording in the recording office of each political subdivision where each such Mortgaged Real Property is situated, which Mortgage shall, when recorded, be effective to create in favor of Collateral Agent on behalf of the Secured Parties a valid, enforceable and perfected first priority Lien (except to the extent limited by applicable Requirements of Law (including, without limitation, any Gaming Laws)) on such Mortgaged Real Property subordinate to no Liens other than Permitted Liens, (2) with respect to each Mortgage, legal opinions, each of which shall be addressed to Administrative Agent, Collateral Agent and the Lenders, dated the effective date of such Mortgage and covering such matters as Administrative Agent shall reasonably request, including, but not limited to, the enforceability of such Mortgage and the due authorization, execution and delivery of such Mortgage, in a manner customary for transactions of this type and otherwise in form and substance reasonably satisfactory to Administrative Agent, (3) with respect to each Mortgage, a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid, enforceable first priority Lien on the Mortgaged Real Property described therein, free of any other Liens except Permitted Liens, in amounts and in form and substance reasonably acceptable to Administrative Agent, together with such endorsements, coinsurance and reinsurance as Administrative Agent may reasonably request, (4) such surveys (including existing surveys together with affidavits of no-change) and zoning reports sufficient for the title company to remove all standard survey exceptions from the mortgage title policy relating to such Mortgaged Real Property and issue the survey-related endorsements otherwise in form and substance reasonably satisfactory to Administrative Agent, (5) with respect to each Mortgage and/or each Mortgaged Real Property, such fixture filings, zoning reports, insurance certificates, consents, estoppels, memoranda of lease, Governmental Real Property Disclosure Requirements, certificates, affidavits, instruments, returns and other documents as shall be deemed reasonably necessary by Administrative Agent, in each case, in form and substance reasonably acceptable to Administrative Agent and (6) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each such Mortgaged Real Property, and if such Mortgaged Real Property is located in a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance duly executed by Borrower and the applicable Credit Party relating thereto together with evidence of insurance as required pursuant to Section 9.02(c).

(b) Additional Post-Closing Deliverables. Each of the documents and other agreements set forth on Schedule 9.15 shall be delivered or performed, as applicable, within the respective time frames specified therein (or, in each case, such later date as is permitted by Administrative Agent in its sole discretion).

(c) Post-Closing Syndication. At all times on and prior to the day that is 60 days after the Closing Date (the “Syndication Date”), Borrower shall, and shall cause each of its Restricted Subsidiaries to comply with the syndication provisions of the Commitment Letter, including, for the avoidance of doubt, Sections 3 and 4 of the Commitment Letter.

ARTICLE X. NEGATIVE COVENANTS

Each Credit Party, for itself and on behalf of its Restricted Subsidiaries, covenants and agrees with Administrative Agent, Collateral Agent and Lenders (or in the case of Section 10.08, with the Revolving Lenders) that until the Obligations have been Paid in Full (and each Credit Party covenants and agrees that it will cause its Restricted Subsidiaries to observe and perform the covenants herein set forth applicable to any such Restricted Subsidiary until the Obligations have been Paid in Full):

 Indebtedness

.  Borrower and its Restricted Subsidiaries will not incur any Indebtedness, except:

(a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and any Permitted Refinancings thereof;
(b) Indebtedness outstanding on the Closing Date and listed on Schedule 10.01, and any Permitted Refinancings thereof;

(c) Indebtedness under any Swap Contracts (including, without limitation, any Interest Rate Protection Agreements); provided that such Swap Contracts are entered into for bona fide hedging activities and not for speculative purposes;

(d) intercompany Indebtedness of Borrower and the Restricted Subsidiaries to Borrower or other Restricted Subsidiaries to the extent permitted pursuant to Section 10.04(d);
(e) Indebtedness representing deferred compensation to employees of Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;

(f) Indebtedness in respect of workers’ compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds, completion guarantees and letters of credit provided by Borrower or any of its Restricted Subsidiaries in the ordinary course of its business (including to support Borrower’s or any of its Restricted Subsidiaries’ applications for Gaming Licenses or for the purposes referenced in this clause (f));

(g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its incurrence;

(h) Indebtedness (other than Indebtedness referred to in Section 10.01(b)) in respect of (i) Purchase Money Obligations and Capital Lease Obligations and refinancings or renewals thereof, in an aggregate principal amount not to exceed at any time outstanding, $15.0 million and (ii) the Sale Leaseback; and, in each case and without duplication, Permitted Refinancings thereof;

(i) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(j) guarantees by Borrower or Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by Borrower or any Restricted Subsidiary under this Section 10.01;

(k) Indebtedness of a Person that becomes a Subsidiary of Borrower or any of its Restricted Subsidiaries after the date hereof in connection with a Permitted Acquisition or other Acquisition permitted hereunder,  and Permitted Refinancings thereof; provided that (i) no Event of Default shall have occurred and be continuing as of the date of the assumption of such Indebtedness or would result therefrom and (ii) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation or contemplation thereof; provided,  further, that the aggregate principal amount of Indebtedness assumed pursuant to this Section 10.01(k) on any date of determination shall not exceed the Ratio Debt Amount as of such date, determined on a Pro Forma Basis;

(l) Indebtedness that has been Discharged;
(m) [reserved];

(n) unsecured Indebtedness of the kind described in clause (d) of the definition of “Indebtedness” so long, in the case of any such Indebtedness, at the time of incurrence thereof, (i) no Event of Default shall have occurred and be continuing after giving effect thereto and (ii) Borrower and its Restricted Subsidiaries shall be in compliance with the Financial Maintenance Covenant (regardless of whether then applicable) on a Pro Forma Basis as of the most recent Calculation Date;

(o) Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt;

(p) Indebtedness of Joint Ventures in an aggregate principal amount that at the time of, and after giving effect to, the incurrence thereof, would not, at any time outstanding, exceed  $2.5 million million, and, without duplication, any Permitted Refinancings thereof;

(q) Indebtedness of Borrower or any Restricted Subsidiary in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $25.0 million and (y) 40% of Consolidated EBITDA  (provided, that Indebtedness of Non-Credit Parties incurred pursuant to this Section 10.01(q) shall not exceed the Non-Credit Party Cap on the date of incurrence thereof) and, without duplication, Permitted Refinancings thereof;

(r) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;
(s) Investments under Section 10.04(k), 10.04(l) and 10.04(m), in each case, consisting of guarantees;

(t) (A)Indebtedness of Borrower or any Restricted Subsidiaries in respect of one or more series of senior unsecured notes or loans, senior secured first lien notes or loans, senior secured junior lien notes or loans or subordinated notes or loans that may be secured by the Collateral on a pari passu or junior basis with the Obligations, as applicable, that are issued or made pursuant to an indenture, a loan agreement or a note purchase agreement or otherwise (any such Indebtedness, “Ratio Debt”); provided that (i) that the aggregate principal amount of Ratio Debt issued or incurred pursuant to this Section 10.01(t) on any date of determination shall not exceed the Ratio Debt Amount as of such date, determined on a Pro Forma Basis; (ii) no Event of Default shall have occurred and be continuing or would exist immediately after giving effect to such Ratio Debt; provided that, if the proceeds of such Ratio Debt are primarily being used to finance a Limited Condition Transaction substantially concurrently upon the receipt thereof, (x) there shall be no Default or Event of Default at the time the definitive documentation for such Limited Condition Transaction is executed and delivered and (y) after giving effect to the incurrence or such Ratio Debt, there shall be no Event of Default under Section 11.01(b), 11.01(c), 11.01(g) or 11.01(h); (iii) in the case of Ratio debt incurred by Credit Parties, (A) other than customary “bridge” facilities (so long as the long term debt into which any such customary “bridge” facility is to be converted satisfies the requirements of this clause (iii)(A)), if such Ratio Debt is (x) secured by Liens in any Collateral on a pari passu basis with the Liens securing the Obligations, such Ratio Debt shall have a maturity date and Weighted Average Life to Maturity (without giving effect to prepayments that reduce scheduled amortization) no shorter than any then-existing Tranche of Term Loans or (y) secured by Liens in Collateral on a junior basis to the Liens securing the Obligations, secured by non-Collateral Assets or is unsecured, such Ratio Debt shall satisfy the definition of Permitted Junior Debt Conditions; (iv) if such Ratio Debt is secured (x) by Liens in Collateral that are pari passu basis with the Liens securing the Obligations, the holders of such Indebtedness (or their representative) and Administrative Agent shall be party to the Pari Passu Intercreditor Agreement or (y) by Liens in Collateral that are junior to the Liens securing the Obligations, the holders of such Indebtedness (or their representative) shall be party to the Second Lien Intercreditor Agreement with the Administrative Agent; (v) Indebtedness of Non-Credit Parties incurred pursuant to this Section 10.01(t) shall not exceed the Non-Credit Party Cap on the date of incurrence thereof; (vi) except as set forth in clauses (i) – (v) and (vii) – (viii) of this paragraph (t), (A) if such Ratio Debt is incurred by Credit Parties and does not constitute debt securities, the terms (excluding maturity, amortization, pricing, fees, rate floors, premiums and optional prepayment or redemption terms) of such Ratio Debt shall reflect terms and conditions at the time of incurrence or issuance not materially more favorable to the lenders providing such Ratio Debt, as reasonably determined in good faith by Borrower, than those applicable to the Term B Facility Loans (except to the extent such terms are (1) added to each Tranche of Term Loans and the Revolving Facility for the benefit of the Lenders pursuant to an amendment hereto, (2) applicable only after the Final Maturity Date in effect at the time of incurrence of such Indebtedness or (3) reasonably satisfactory to the Administrative Agent) or (B) if such Ratio Debt is not incurred by any Credit Party or constitutes debt securities, the terms of such Ratio debt shall reflect then-market terms, as reasonably determined by the Borrower in good faith; (vii) if such Ratio Debt is secured by any Collateral on a pari passu basis with the Obligations and is in the form of term loans, the MFN Adjustment shall apply as if such Ratio Debt constituted “Incremental Term B Loans” or “New Term Loans”; and (viii) in the case of Ratio debt incurred by Credit Parties, such Ratio Debt shall not be (x) guaranteed by a Person unless such Person is a Credit Party and (y) secured by any property or other assets not constituting Collateral and (B) any Permitted Refinancing in respect thereof;

(u) [reserved];

(v) Indebtedness of Restricted Subsidiaries that are Non-Credit Parties in an aggregate amount not to exceed $15.0 million, so long as (1) no Event of Default shall have occurred and be continuing after giving effect thereto and (2) such Indebtedness is not guaranteed by any Credit Party (provided, that Indebtedness of Non-Credit Parties incurred pursuant to this Section 10.01(v) shall not exceed the Non-Credit Party Cap on the date of incurrence thereof) and, without duplication, Permitted Refinancings thereof;

(w) Indebtedness consisting of promissory notes issued by Borrower to recent or former officers, directors or employees (or heirs of, estates of or trusts formed by such Persons) to finance the purchase or redemption of Equity Interests of Borrower permitted by Section 10.06(f); provided that (i) such Indebtedness shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to Administrative Agent (it being understood that, subject to the dollar limitation described below, such subordination provisions shall permit the payment of interest and principal in cash if no Event of Default has occurred and is continuing) and (ii) the aggregate amount of all cash payments (whether principal or interest) made by Borrower in respect of such notes, when combined with the aggregate amount of Restricted Payments made pursuant to Section 10.06(f), shall not exceed $1 million in any fiscal year of Borrower;

(x) Indebtedness incurred by Borrower or the Restricted Subsidiaries in (i) a Permitted Acquisition, (ii) any other Investment expressly permitted hereunder or (iii) any Asset Sale, in the case of each of the foregoing clauses (i), (ii) and (iii), constituting customary indemnification obligations or customary obligations in respect of purchase price or other similar adjustments;

(y) Indebtedness in an amount equal to 100% of the Net Available Proceeds of any issuance or sale of Qualified Capital Stock or capital contribution received by Borrower to the extent not otherwise utilized in this Article X; and

(z) all premium (if any, including tender premiums), expenses, defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (y) above.

For purposes of determining compliance with this Section 10.01, the amount of any Indebtedness denominated in any currency other than Dollars shall be calculated based on customary currency exchange rates in effect, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) on or prior to the Closing Date, on the Closing Date and, in the case of such Indebtedness incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness) after the Closing Date, on the date that such Indebtedness was incurred (in respect of term Indebtedness) or committed (in respect of revolving Indebtedness); provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a currency other than Dollars (or in a different currency from the Indebtedness being refinanced), and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (i) the outstanding or committed principal amount, as applicable, of such Indebtedness being refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums), defeasance costs and other costs and expenses incurred in connection with such refinancing.

For purposes of determining compliance with this Section 10.01 and the calculation of the Incremental Loan Amount and Ratio Debt Amount, if the use of proceeds from any incurrence, issuance or assumption of Indebtedness is to fund the refinancing of any Indebtedness, then such refinancing shall be deemed to have occurred substantially simultaneously with such incurrence, issuance or assumption so long as (1) such refinancing occurs on the same Business Day as such incurrence, issuance or assumption, (2) if such proceeds will be offered (through a tender offer or otherwise) to the holders of such Indebtedness to be refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such holders pending the completion of such offer on the same Business Day as such incurrence, issuance or assumption (and such proceeds are ultimately used in the consummation of such offer or otherwise used to refinance Indebtedness), (3) if such proceeds will be used to fund the redemption, discharge or defeasance of such Indebtedness to be refinanced, the proceeds thereof are deposited with a trustee, agent or other representative for such Indebtedness pending such redemption, discharge or defeasance on the same Business Day as such incurrence, issuance or assumption or (4) the proceeds thereof are otherwise set aside to fund such refinancing pursuant to procedures reasonably agreed with Administrative Agent.  In addition, with respect to any Indebtedness that was permitted to be incurred hereunder on the date of such incurrence, any Increased Amount of such Indebtedness shall also be permitted hereunder after the date of such incurrence.

Liens

.  Neither Borrower nor any Restricted Subsidiary shall create, incur, grant, assume or permit to exist, directly or indirectly, any Lien on any Property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except (the “Permitted Liens”):

(a) Liens for Taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established in accordance with GAAP;

(b) Liens in respect of property of Borrower or any Restricted Subsidiary imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlord’s and mechanics’ liens, maritime liens and other similar Liens arising in the ordinary course of business (i) for amounts not yet overdue for a period of sixty (60) days or (ii) for amounts that are overdue for a period in excess of sixty (60) days that are being contested in good faith by appropriate proceedings (inclusive of amounts that remain unpaid as a result of bona fide disputes with contractors, including where the amount unpaid is greater than the amount in dispute), so long as adequate reserves have been established in accordance with GAAP;

(c) Liens securing Indebtedness incurred pursuant to Section 10.01(b) and listed on Schedule 10.02;  provided, however, that (i) such Liens do not encumber any Property of Borrower or any Restricted Subsidiary other than (x) any such Property subject thereto on the Closing Date, (y) after-acquired property that is affixed or incorporated into Property covered by such Lien and (z) proceeds and products thereof, and (ii) the amount of Indebtedness secured by such Liens does not increase, except as contemplated by Section 10.01(b);

(d) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and, individually or in the aggregate materially interfering with the conduct of the business of Borrower and its Restricted Subsidiaries at such Real Property, (ii) interfering in any material respect with the ordinary conduct of the business of the Credit Parties and their respective Subsidiaries, taken as a whole, or (iii) materially impairing the use (for its intended purposes) or the value of the Real Property of the Credit Parties and their respective Subsidiaries, taken as a whole;

(e) Liens arising out of judgments or awards not resulting in an Event of Default;

(f) Liens (other than any Lien imposed by ERISA or pursuant to applicable Canadian federal or provincial pension benefits standards legislation) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, government contracts, trade contracts, rental obligations (limited, in the case of rental obligations, to security deposits and deposits to secure obligations for taxes, insurance, maintenance and similar obligations), utility services, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers or (iv) Liens on deposits made to secure Borrower’s or any of its Subsidiaries’ Gaming License applications or to secure the performance of surety or other bonds issued in connection therewith; provided, however, that to the extent such Liens are not imposed by Law, such Liens shall in no event encumber any Property other than cash and Cash Equivalents or, in the case of clause (iii), proceeds of insurance policies;

(g) Leases with respect to the assets or properties of any Credit Party or its respective Subsidiaries, in each case entered into in the ordinary course of such Credit Party’s or Subsidiary’s business so long as each of the Leases entered into after the date hereof with respect to Real Property constituting Collateral are subordinate in all respects to the Liens granted and evidenced by the Security Documents and do not, individually or in the aggregate, (x) interfere in any material respect with the ordinary conduct of the business of the Credit Parties and their respective Subsidiaries, taken as a whole, or (y) materially impair the use (for its intended purposes) or the value of the Properties of the Credit Parties and their respective Subsidiaries, taken as a whole; provided that upon the request of Borrower, Collateral Agent shall enter into a customary subordination and non-disturbance and attornment agreement in connection with any such Lease;

(h) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower or such Restricted Subsidiary in the ordinary course of business;

(i) Liens arising pursuant to Purchase Money Obligations or Capital Lease Obligations (and refinancings or renewals thereof), in each case, incurred pursuant to Section 10.01(h); provided, however, that (i) the Indebtedness secured by any such Lien (including refinancings thereof) does not exceed 100% of the cost of the property being acquired, constructed, improved or leased at the time of the incurrence of such Indebtedness (plus, in the case of refinancings, any Increased Amounts) and (ii) any such Liens attach only to the property being financed pursuant to such Purchase Money Obligations or Capital Lease Obligations (or in the case of refinancings which were previously financed pursuant to such Purchase Money Obligations or Capital Lease Obligations) (and directly related assets, including proceeds and replacements thereof) and do not encumber any other Property of Borrower or any Restricted Subsidiary (it being understood that all Indebtedness to a single lender shall be considered to be a single Purchase Money Obligation, whether drawn at one time or from time to time and individual financings provided by one lender may be cross-collateralized to other financings provided by such lender);

(j) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided, however, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(k) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with Borrower or any Restricted Subsidiary (and not created in connection with or in anticipation or contemplation thereof) securing Indebtedness permitted by Section 10.01(k);  provided, however, that such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements and attachments thereon, accessions thereto and proceeds thereof) and are no more favorable to the lienholders than the existing Lien;

(l) in addition to Liens otherwise permitted by this Section 10.02, other Liens incurred with respect to any Indebtedness or other obligations of Borrower or any of its Subsidiaries; provided, however, that the aggregate principal amount of such Indebtedness secured by such Liens at any time outstanding shall not exceed the greater of (x) $20.0 million and (y) 40% of Consolidated EBITDA;

(m) licenses of Intellectual Property granted by Borrower or any Restricted Subsidiary in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Borrower and its Restricted Subsidiaries, taken as a whole;

(n) Liens pursuant to the Credit Documents, including, without limitation, Liens related to Cash Collateralizations;

(o) [reserved];
(p) Liens arising under applicable Gaming Laws; provided, however, that no such Lien constitutes a Lien securing repayment of Indebtedness for borrowed money;

(q) (i) Liens pursuant to leases entered into for the purpose of, or with respect to, operating or managing gaming facilities and related assets, which Liens are limited to the leased property under the applicable lease and granted to the landlord under such lease for the purpose of securing the obligations of the tenant under such lease to such landlord and (ii) Liens on cash and Cash Equivalents (and on the related escrow accounts or similar accounts, if any) required to be paid to the lessors (or lenders to such lessors) under such leases or maintained in an escrow account or similar account pending application of such proceeds in accordance with the applicable lease;

(r) Liens to secure Indebtedness incurred pursuant to Section 10.01(v); provided that such Liens do not encumber any Property of Borrower or any Restricted Subsidiary other than any Non-Credit Party and any Equity Interests in any Non-Credit Party;

(s) [reserved];

(t) Liens on cash and Cash Equivalents deposited to Discharge, redeem or defease Indebtedness that was permitted to so be repaid and on any cash and Cash Equivalents held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof;

(u) Liens arising from precautionary UCC financing statements filings regarding operating leases or consignment of goods entered into in the ordinary course of business;

(v) Liens on the Collateral securing (i) Permitted First Priority Refinancing Debt and subject to the Pari Passu Intercreditor Agreement or (ii) Permitted Second Priority Refinancing Debt and subject to the Second Lien Intercreditor Agreement;

(w) Liens securing Ratio Debt, and Permitted Refinancings thereof, in each case, permitted under Section 10.01(t) and subject to the Pari Passu Intercreditor Agreement or the Second Lien Intercreditor Agreement, as and to the extent applicable;

(x) Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of a Permitted Acquisition or Investment (including any other Acquisition) not prohibited by this Agreement;

(y) in the case of any non-Wholly Owned Subsidiary or Joint Venture, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(z) Liens arising in connection with transactions relating to the selling or discounting of accounts receivable in the ordinary course of business;
(aa) licenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of Borrower and its Subsidiaries taken as a whole;
(bb) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

(cc) Liens created by the applicable Transfer Agreement;
(dd) [reserved];

(ee) Liens to secure Indebtedness incurred pursuant to Section 10.01(p); provided that such Liens do not encumber any Property other than the Property of any Joint Venture and the Equity Interests in the applicable Joint Venture;

(ff) Liens on Property of any Restricted Subsidiary that is not a Credit Party and in the Equity Interests of any applicable Non-Credit Party which Liens secure Indebtedness of Non-Credit Parties permitted under Section 10.01; and

(gg) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 10.02; provided,  however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Lien (plus improvements on and accessions to such property, proceeds and products thereof, customary security deposits and any other assets pursuant to after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount (or accreted value, if applicable) of such Indebtedness or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder and (B) any unpaid accrued interest and premium (including tender premiums) thereon and an amount necessary to pay associated underwriting discounts, defeasance costs, fees, commissions and expenses related to such refinancing, refunding, extension, renewal or replacement, and (z) Indebtedness secured by Liens ranking junior to the Liens securing the Obligations may not be refinanced pursuant to this clause (gg) with Liens ranking pari passu to the Liens securing the Obligations.

In connection with the granting of Liens of the types described in clauses (c), (d), (g), (i), (k), (m), (n), (p), (q), (r), (t), (v), (w), (aa), (bb) and (gg) of this Section 10.02 by Borrower of any of its Restricted Subsidiaries, Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by entering into or amending appropriate lien subordination, non-disturbance, attornment or intercreditor agreements).

In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

[Reserved]

.

Investments, Loans and Advances

.  Neither Borrower nor any Restricted Subsidiary will, directly or indirectly, make any Investment, except for the following:

(a) Investments and commitments to make Investments outstanding on the Closing Date and identified on Schedule 10.04 and any Investments received in respect thereof without the payment of additional consideration (other than through the issuance of or exchange of Qualified Capital Stock);

(b) Investments in cash and Cash Equivalents;
(c) Borrower may enter into Swap Contracts to the extent permitted by Section 10.01(c);

(d) Investments (i) by Borrower in any Restricted Subsidiary, (ii) by any Restricted Subsidiary in Borrower and (iii) by a Restricted Subsidiary in another Restricted Subsidiary (provided that Investments pursuant to clauses (i) and (iii) by Credit Parties in Non-Credit Parties shall not exceed when taken together with Investments made under clauses (s) and (t) of this Section 10.04, $10.0 million (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value));  provided that, in each case, (x) all intercompany loans shall be evidenced by (and subject to) the Intercompany Promissory Note, and such Intercompany Promissory Note shall be pledged (and delivered) by the Credit Parties and their respective Subsidiaries to the Collateral Agent on behalf of the Secured Parties and (y) all Indebtedness of a Credit Party owing to a Non-Credit Party shall be subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent;

(e) Borrower and its Restricted Subsidiaries may sell or transfer assets to the extent permitted by Section 10.05;

(f) Investments in securities of trade creditors or customers or suppliers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or suppliers or in settlement of delinquent or overdue accounts in the ordinary course of business or Investments acquired by Borrower as a result of a foreclosure by Borrower or any of the Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(g) Investments made by Borrower or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 10.05;

(h) Investments consisting of (i) moving, entertainment and travel expenses, drawing accounts and similar expenditures made to officers, directors, managers and employees in the ordinary course of business, (ii) loans or advances to officers, directors, managers and employees in connection with such Persons’ purchase of Equity Interests of Borrower (provided that the amount of such loans and advances described in this clause (h)(ii) shall be contributed to Borrower in cash as common equity) and (iii) other loans or advances to officers, directors, managers and employees for any other purpose not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under the foregoing clauses (ii) and (iii) shall not exceed $3.0 million in the aggregate at any time outstanding;

(i) Permitted Acquisitions;
(j) extensions of trade credit (including to gaming customers) and prepayments of expenses in the ordinary course of business;

(k) in addition to Investments otherwise permitted by this Section 10.04, other Investments by Borrower or any of its Restricted Subsidiaries in an amount not to exceed the greater of (x) $20.0 million and (y) 30% of Consolidated EBITDA; provided that immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

(l) Investments by Borrower or any of its Restricted Subsidiaries; provided that (i) the amount of such Investments to be made pursuant to this Section 10.04(l) do not exceed the Available Amount determined at the time such Investment is made, (ii) immediately before and after giving effect thereto, no Default or Event of Default has occurred and is continuing and (iii) in the case of any Investment in an Unrestricted Subsidiary, except for Investments made in reliance on clauses (c), (e), (f) or (g) of the definition of “Available Amount”, after giving effect thereto the Consolidated Total Net Leverage Ratio shall not exceed 3.25 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date;

(m) additional Investments so long as, at the time such Investment is made and after giving effect thereto, (x) no Default or Event of Default has occurred and is continuing, (y) the Consolidated Total Net Leverage Ratio is less than or equal to 2.25 to 1.00 on a Pro Forma Basis as of the most recent Calculation Date and (z) in the case of any Investment in an Unrestricted Subsidiary, the Consolidated Total Net Leverage Ratio is less than or equal to 2.25 to 1.00 on a Pro Forma Basis as of the most recent Calculation Date;

(n) [reserved];

(o) Investments of a Restricted Subsidiary acquired after the Closing Date or of a Person merged or consolidated with or into Borrower or a Restricted Subsidiary, in each case in accordance with the terms of this Agreement to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence (or were committed) on the date of such acquisition, merger or consolidation;

(p) Investments in the nature of pledges or deposits (i) with respect to leases or utilities provided to third parties in the ordinary course of business or (ii) under Sections 10.02(f), (j), (t) or (x);

(q) advances of payroll payments to employees of Borrower and the Restricted Subsidiaries in the ordinary course of business;
(r) the occurrence of a Reverse Trigger Event under any applicable Transfer Agreement;

(s) Investments in Joint Ventures or other non-Wholly Owned Subsidiaries of Borrower or any of its Restricted Subsidiaries taken together with all other Investments made pursuant to this clause (s) that are at that time outstanding not to exceed, when taken together with Investments made pursuant to clauses (d) and (t) of this Section 10.04,  $10.0 million (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(t) Investments in Unrestricted Subsidiaries taken together with all other Investments made pursuant to this clause (t) that are at that time outstanding not to exceed, when taken together with Investments made pursuant to clauses (d) and (s) of this Section 10.04, $10.0 million (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(u) Guarantees by Borrower or any Restricted Subsidiary of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Borrower or any Restricted Subsidiary in the ordinary course of business;

(v) Investments to the extent that payment for such Investments is made with Equity Interests in Borrower (other than Disqualified Capital Stock);

(w) any Investment (i) deemed to exist as a result of a Restricted Subsidiary that is not a Credit Party distributing a note or other intercompany debt to a parent of such Restricted Subsidiary that is a Credit Party (to the extent there is no cash consideration or services rendered for such note) and (ii) consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of Borrower and the Restricted Subsidiaries;

(x) [reserved];

(y) to the extent constituting an Investment, Restricted Payments permitted by Section 10.06 and Junior Prepayments permitted by Section 10.09; and
(z) Investments in connection with the Transactions.

Any Investment in any person other than a Credit Party that is otherwise permitted by this Section 10.04 may be made through intermediate Investments in Restricted Subsidiaries that are not Credit Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above.  The amount of any Investment made other than in the form of cash or cash equivalents shall be the fair market value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Mergers, Consolidations and Sales of Assets

.  Neither Borrower nor any Restricted Subsidiary will wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation (other than solely to change the jurisdiction of organization or type of organization (to the extent in compliance with the applicable provisions of the Security Agreements)), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of any substantial part of its business, property or assets, except for:

(a) Capital Expenditures by Borrower and the Restricted Subsidiaries;

(b) Sales or dispositions of used, worn out, obsolete or surplus Property or Property no longer useful in the business of Borrower by Borrower and the Restricted Subsidiaries in the ordinary course of business and the abandonment or other sale of Intellectual Property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the conduct of the business of Borrower and its Restricted Subsidiaries taken as a whole; and the termination or assignment of Contractual Obligations to the extent such termination or assignment does not have a Material Adverse Effect;

(c) Asset Sales by Borrower or any Restricted Subsidiary; provided that (i) at the time of such Asset Sale, no Event of Default then exists or would arise therefrom, (ii) Borrower or any of its Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (it being understood that for the purposes of clause (c)(ii), the following shall be deemed to be cash: (A) any liabilities (as shown on Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Borrower and all of its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by Borrower or such Restricted Subsidiary from such transferee that are converted by Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days following the closing of the applicable disposition, (C) any Designated Non-Cash Consideration received in respect of such disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of $10.0 million, with the fair market value of each item of Designated Non-Cash Consideration being measured at such date of receipt or such agreement, as applicable, and without giving effect to subsequent changes in value), (iii) the Net Available Proceeds therefrom shall be applied as specified in Section 2.10(a)(iii), (iv) no Equity Interests in any Subsidiary that is a Guarantor may be subject to an Asset Sale under this Section 10.05(c) unless all or substantially all of the Equity Interests in such Subsidiary are subject to such Asset Sale and (v) the aggregate fair market value of all property subject to Asset Sales under this Section 10.05(c) shall not exceed the greater of (x) $25.0 million and (y) 40% of Consolidated EBITDA;

(d) Liens permitted by Section 10.02, Investments may be made to the extent permitted by Sections 10.04, Restricted Payments may be made to the extent permitted by Section 10.06 and Junior Prepayments may be made to the extent permitted by Section 10.09;

(e) Borrower and the Restricted Subsidiaries may dispose of cash and Cash Equivalents;
(f) Borrower and the Restricted Subsidiaries may lease (as lessor or sublessor) real or personal property to the extent permitted under Section 10.02;
(g) licenses and sublicenses by Borrower or any of its Restricted Subsidiaries of software and Intellectual Property in the ordinary course of business shall be permitted;

(h) (A) Borrower or any Restricted Subsidiary may transfer or lease Property to or acquire or lease Property from Borrower or any Restricted Subsidiary; provided that the sum of (x) the aggregate fair market value of all Property transferred by Borrower and the other Credit Parties to Non-Credit Parties under this clause (A) plus (y) all lease payments made by Borrower and the other Credit Parties to Non-Credit Parties in respect of leasing of property by Borrower and the other Credit Parties from Non-Credit Parties shall be Investments permitted by Section 10.04; (B) any Restricted Subsidiary may merge, amalgamate or consolidate with or into Borrower (as long as Borrower is the surviving Person) or any Guarantor (as long as the surviving Person is, or becomes substantially concurrently with such merger or consolidation, a Guarantor); (C) any Restricted Subsidiary may merge, amalgamate or consolidate with or into any other Restricted Subsidiary (so long as, if either Restricted Subsidiary is a Guarantor, the surviving Person is, or becomes substantially concurrently with such merger or consolidation, a Guarantor); and (D) any Restricted Subsidiary may be voluntarily liquidated, voluntarily wound up or voluntarily dissolved (so long as any such liquidation or winding up does not constitute or involve an Asset Sale to any Person other than to Borrower or any other Restricted Subsidiary or any other owner of Equity Interests in such Restricted Subsidiary unless such Asset Sale is otherwise permitted pursuant to this Section 10.05); provided, however, that, in each case with respect to clauses (A), (B) and (C) of this Section 10.05(h) (other than in the case of a transfer to a Foreign Subsidiary permitted under clause (A) above), the Lien on such property granted in favor of Collateral Agent under the Security Documents shall be maintained in accordance with the provisions of this Agreement and the applicable Security Documents;

(i) voluntary terminations of Swap Contracts and other assets or contracts in the ordinary course of business;
(j) conveyances, sales, leases, transfers or other dispositions which do not constitute Asset Sales;
(k) any taking by a Governmental Authority of assets or property, or any part thereof, under the power of eminent domain or condemnation;
(l) Borrower and its Restricted Subsidiaries may make sales, transfers or other dispositions of property subject to a Casualty Event;

(m) Borrower and its Restricted Subsidiaries may make sales, transfers or other dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any transfer of Equity Interests of any Restricted Subsidiary or any Gaming Facility in connection with the occurrence of a Trigger Event;

(o) (i) the lease, sublease or license of any portion of any Property to Persons who, either directly or through Affiliates of such Persons, intend to operate or manage nightclubs, bars, restaurants, recreation areas, spas, pools, exercise or gym facilities, or entertainment or retail venues or similar or related establishments or facilities and (ii) the grant of declarations of covenants, conditions and restrictions and/or easements with respect to common area spaces and similar instruments benefiting such tenants of such leases, subleases and licenses (collectively, the “Venue Easements,” and together with any such leases, subleases or licenses, collectively the “Venue Documents”); provided that no Venue Document or operations conducted pursuant thereto would reasonably be expected to materially interfere with, or materially impair or detract from, the operations of Borrower and the Restricted Subsidiaries taken as a whole; provided further that upon request by Borrower, Collateral Agent on behalf of the Secured Parties shall provide the tenant, subtenant or licensee under any Venue Document with a subordination, non-disturbance and attornment agreement in form reasonably satisfactory to Collateral Agent and the applicable Credit Party;

(p) the dedication of space or other dispositions of Property in connection with and in furtherance of constructing structures or improvements reasonably related to the development, construction and operation of any project; provided that in each case such dedication or other dispositions are in furtherance of, and do not materially impair or interfere with the operations of Borrower and the Restricted Subsidiaries;

(q) dedications of, or the granting of easements, rights of way, rights of access and/or similar rights, to any Governmental Authority, utility providers, cable or other communication providers and/or other parties providing services or benefits to any project, any Real Property held by Borrower or the Restricted Subsidiaries or the public at large that would not reasonably be expected to interfere in any material respect with the operations of Borrower and the Restricted Subsidiaries; provided that upon request by Borrower, Administrative Agent shall, in its reasonable discretion, direct Collateral Agent on behalf of the Secured Parties to subordinate its Mortgage on such Real Property to such easement, right of way, right of access or similar agreement in such form as is reasonably satisfactory to Administrative Agent and Borrower;

(r) any disposition of Equity Interests in a Restricted Subsidiary pursuant to an agreement or other obligation with or to a person (other than Borrower and the Restricted Subsidiaries) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(s) dispositions of non-core assets acquired in connection with a Permitted Acquisition or other permitted Investment; provided, that (i) the amount of non-core assets that are disposed of in connection with any such Permitted Acquisition or other permitted Investment pursuant to this Section 10.05(s) does not exceed 10% of the aggregate purchase price for such Permitted Acquisition or other permitted Investment and (ii) to the extent that any such Permitted Acquisition or other permitted Investment is financed with the proceeds of Indebtedness of Borrower or its Restricted Subsidiaries, then any proceeds from such Permitted Acquisition or other permitted Investment shall be used to prepay such Indebtedness (to the extent otherwise permitted hereunder) or the Loans in accordance with Section 2.10 hereof;

(t) other dispositions of assets with an aggregate fair market value of not more than $2.5 million; and
(u) dispositions in connection with the Transactions, including the Sale Leaseback.

To the extent any Collateral is sold, transferred or otherwise disposed of as permitted by this Section 10.05 or in connection with a transaction approved by the Required Lenders, in each case, to a Person other than a Credit Party, so long as no Event of Default exists, such Collateral shall, except as set forth in the proviso to Section 10.05(h), be sold, transferred or otherwise disposed of free and clear of the Liens created by the Security Documents, and Collateral Agent shall take all actions reasonably requested by Borrower in order to effect the foregoing at the sole cost and expense of Borrower and without recourse or warranty by Collateral Agent (including the execution and delivery of appropriate UCC termination statements and such other instruments and releases as may be necessary and appropriate to effect such release).  To the extent any such sale, transfer or other disposition results in a Guarantor no longer constituting a Subsidiary of Borrower, so long as no Event of Default exists, the Obligations of such Guarantor and all obligations of such Guarantor under the Credit Documents shall terminate and be of no further force and effect, and each of Administrative Agent and Collateral Agent shall take such actions, at the sole expense of Borrower, as are requested by Borrower in connection with such termination.

Restricted Payments

.  Neither Borrower nor any of its Restricted Subsidiaries shall, directly or indirectly, declare or make any Restricted Payment at any time, except, without duplication:

(a) [reserved];
(b) any Restricted Subsidiary of Borrower may declare and make Restricted Payments to Borrower or any Wholly Owned Subsidiary of Borrower which is a Restricted Subsidiary;

(c) any Restricted Subsidiary of Borrower, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, may declare and make Restricted Payments in respect of its Equity Interests to all holders of such Equity Interests generally so long as Borrower or its respective Restricted Subsidiary that owns such Equity Interest or interests in the Person making such Restricted Payments receives at least its proportionate share thereof (based upon its relative ownership of the subject Equity Interests and the terms thereof);

(d) Borrower and its Restricted Subsidiaries may make Restricted Payments in connection with the Transactions;
(e) Borrower and its Restricted Subsidiaries may make Restricted Payments in the nature of coupon payments in respect of Disqualified Capital Stock issued in compliance with the terms hereof;

(f) Borrower may repurchase, redeem, retire or otherwise acquire common stock or common stock options from present or former officers, directors, members of management, managers, consultants or employees (or heirs of, estates of or trusts formed by such Persons) of any Company upon the death, disability, retirement or termination of employment of such officer, director or employee or pursuant to the terms of any stock option plan, employment agreement, severance agreement or like agreement;  provided, however, that the aggregate amount of payments under this clause (f) shall not exceed in any fiscal year of Borrower $5 million (with unused amounts in any fiscal year being carried over to the next succeeding fiscal year, subject to a maximum amount in any fiscal year not to exceed $10 million);

(g) Borrower and its Restricted Subsidiaries may (i) repurchase Equity Interests to the extent deemed to occur upon exercise of stock options, warrants or rights in respect thereof to the extent such Equity Interests represent a portion of the exercise price of such options, warrants or rights in respect thereof and (ii) make payments in respect of withholding or similar taxes payable or expected to be payable by any present or former member of management, director, officer, employee, or consultant of Borrower or any of its Subsidiaries or family members, spouses or former spouses, heirs of, estates of or trusts formed by such Persons in connection with the exercise of stock options or grant, vesting or delivery of Equity Interests;

(h) Borrower and its Restricted Subsidiaries may make Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or, warrants or rights or upon the conversion or exchange of or into Equity Interests, or payments or distributions to dissenting stockholders pursuant to applicable law;

(i) Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed $15 million;

(j) so long as (i) immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing and (ii) except for Restricted Payments made in reliance on clauses (c), (e), (f) or (g) of the definition of “Available Amount”, after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 3.25 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount determined at the time such Restricted Payment is made;

(k) so long as (i) immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing and (ii) after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 2.25 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make additional Restricted Payments;

(l) to the extent constituting Restricted Payments, Borrower may make payments to counterparties under Swap Contracts entered into in connection with the issuance of convertible or exchangeable debt;

(m) so long as immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing, Borrower and the Restricted Subsidiaries may make Restricted Payments that are made in an amount equal to the amount of Excluded Contributions previously received and that Borrower elects to apply under this clause (m) and do not increase the Available Amount or not otherwise applied;  and

(n) Borrower and the Restricted Subsidiaries may make payments of amounts necessary to repurchase or retire Equity Interests of Borrower or any Subsidiary to the extent required by any Gaming Authority in order to avoid the suspension, revocation or denial of a Gaming License by that Gaming Authority; provided that, in the case of any such repurchase of Equity Interests of Borrower or any Subsidiary, if such efforts do not jeopardize any Gaming License, Borrower or any such Subsidiary will have previously used commercially reasonable efforts to attempt to find a suitable purchaser for such Equity Interests and no suitable purchaser acceptable to the applicable Gaming Authority and Borrower was willing to purchase such Equity Interests on terms acceptable to the holder thereof within a time period acceptable to such Gaming Authority.

Transactions with Affiliates

.  Neither Borrower nor any of its Restricted Subsidiaries shall enter into any transaction involving aggregate consideration in excess of $5 million, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than Borrower or any Restricted Subsidiary); provided, however, that notwithstanding the foregoing, Borrower and its Restricted Subsidiaries:

(a) may enter into indemnification and employment and severance agreements and arrangements with directors, officers and employees and may pay customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers, board managers and employees of Borrower and its Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Borrower and its Restricted Subsidiaries;

(b) may enter into the Transactions and the transactions described in Borrower’s SEC filings from the past twelve-month period and prior to the Closing Date or listed on Schedule 10.07 hereto as in effect on the Closing Date or any amendment thereto so long as such amendment is not adverse to the Lenders in any material respect;

(c) may make Investments and Restricted Payments permitted hereunder;
(d) may enter into the transactions contemplated by each applicable Transfer Agreement;

(e) may enter into customary expense sharing and tax sharing arrangements entered into between Borrower, the Restricted Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business pursuant to which such Unrestricted Subsidiaries shall reimburse Borrower or the applicable Restricted Subsidiaries for certain shared expenses and taxes;

(f) may enter into transactions upon fair and reasonable terms no less favorable to Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that with respect to any transaction (or series of related transactions) involving consideration of more than $2.5 million, such transaction shall be approved by the majority of the directors of Borrower;

(g) may enter into any transactions between or among Borrower and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) and Joint Ventures that are entered into in the ordinary course of business of Borrower and its Subsidiaries and Joint Ventures and, in the good faith judgment of Borrower are necessary or advisable in connection with the ownership or operation of the business of Borrower and its Subsidiaries and Joint Ventures, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements and (ii) management, technology and licensing arrangements;

(h) may enter into transactions with persons who have entered into an agreement, contract or arrangement with Borrower or any of its Restricted Subsidiaries to manage, own or operate a Gaming Facility because Borrower and its Restricted Subsidiaries have not received the requisite Gaming Approvals or are otherwise not permitted to manage, own or operate such Gaming Facility under applicable Gaming Laws; provided that such transactions shall have been approved by a majority of the directors of Borrower;

(i) may enter into transactions with any Person, which is an Affiliate solely due to a director or directors of such Person (or a parent company of such Person) also being a director or directors of Borrower;

(j) may enter into transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction;
(k) may issue Equity Interests in Borrower to any Person; and

(l) may enter into transactions with Affiliates for management fees, expense sharing and tax sharing arrangements, and royalty payments, including the agreements entered into prior to the Closing

Date listed on Schedule 10.07 hereto as in effect prior to the Closing Date, and including any amendments thereto or replacements thereof;  provided that, such transaction is upon fair and reasonable terms no less favorable to Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, further, that with respect to any such transaction (or series of related transactions) involving consideration of more than $2.5 million, such transaction shall be approved by the majority of the directors of Borrower.

Financial Covenant

. Solely for the benefit of the Lenders under the Revolving Facility, without the consent of the Required Revolving Lenders, Borrower shall not permit the Consolidated First Lien Net Leverage Ratio as of the last day of any fiscal quarter of Borrower (commencing with the Test Period ending on or about March 31, 2020) to exceed 4.25 to 1.00;  provided that the provisions of this Section 10.08 shall not be applicable to any such fiscal quarter if on the last day of such fiscal quarter the aggregate principal amount of Revolving Loans, Swingline Loans and Letters of Credit (excluding (x) up to $2.5 million of issued and outstanding undrawn Letters of Credit and (y) Letters of Credit that have been Cash Collateralized in at least the Minimum Collateral Amount) that are issued and/or outstanding is equal to or less than 35% of the Total Revolving Commitments.

For the avoidance of doubt, only the consent of the Required Revolving Lenders shall be required to (and only the Required Revolving Lenders, shall have the ability to) amend, waive or modify the covenants set forth in this Section 10.08 (including any amendment or modification of any defined terms as used in this Section 10.08).

Certain Payments of Indebtedness; Amendments to Certain Agreements

.

(a) None of Borrower or any of its Restricted Subsidiaries will, nor will they permit any Restricted Subsidiary to voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled principal and interest shall be permitted) any Disqualified Capital Stock or Other Junior Indebtedness or make any payment in violation of any subordination terms or intercreditor agreement applicable to any such Indebtedness (such payments, “Junior Prepayments”), except:

(i) [reserved];

(ii) so long as (i) immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing and (ii) except for Junior Prepayments made in reliance on clauses (c), (e), (f) or (g) of the definition of “Available Amount”, after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 3.25 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make Junior Prepayments in an aggregate amount not to exceed the Available Amount determined at the time such Junior Prepayment is made;

(iii) so long as (i) immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing and (ii) after giving effect thereto the Consolidated Total Net Leverage Ratio will not exceed 2.25 to 1.00 calculated on a Pro Forma Basis as of the most recent Calculation Date, Borrower and its Restricted Subsidiaries may make additional Junior Prepayments;

(iv) a Permitted Refinancing of any such Indebtedness (including through exchange offers and similar transactions);

(v) the conversion of any such Indebtedness to Equity Interests (or exchange of any such Indebtedness for Equity Interests) of Borrower or any direct or indirect parent of Borrower (other than Disqualified Capital Stock);

(vi) with respect to intercompany subordinated indebtedness, to the extent consistent with the subordination terms thereof;

(vii) exchanges of Indebtedness issued in private placements and resold in reliance on Regulation S or Rule 144A for Indebtedness having substantially equivalent terms pursuant to customary exchange offers;

(viii) prepayment, redemption, purchase, defeasance or satisfaction of Indebtedness of Persons acquired pursuant to, or Indebtedness assumed in connection with, Permitted Acquisitions or Investments (including any other Acquisition) not prohibited by this Agreement;

(ix) [reserved];

(x) Junior Prepayments in respect of intercompany Indebtedness owing to Borrower or the Credit Parties (or, so long as no Event of Default is then continuing, any other Restricted Subsidiaries) will be permitted;

(xi) prepayments, redemptions, purchases, defeasance or satisfaction of Disqualified Capital Stock with the proceeds of any issuance of Disqualified Capital Stock permitted to be issued hereunder or in exchange for Disqualified Capital Stock or other Equity Interests permitted to be issued hereunder;

(xii) so long as immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing, Borrower and its Restricted Subsidiaries may make Junior Prepayments in an aggregate amount not to exceed an amount equal to the amount of Excluded Contributions previously received and that Borrower elects to apply under this clause (xii) and do not increase the Available Amount or not otherwise applied; and

(xiii) so long as immediately before and after giving effect thereto no Default or Event of Default has occurred and is continuing, other Junior Prepayments in an aggregate amount not to exceed $15.0 million.

(b) Borrower shall not, and shall not permit any Restricted Subsidiary to amend, modify or change in any manner adverse to the interests of the Lenders in any material respect any term or condition of (x) its Organizational Documents or (y) any Other Junior Indebtedness Documentation unless such amendment, modification or change would qualify as a Permitted Refinancing of such Other Junior Indebtedness, if any such amendment, modification or change would (i) be materially less favorable to the interests of Borrower or its Restricted Subsidiaries, as determined by Borrower in its good faith judgment or (ii) materially adversely affect the rights, remedies or eligibility of the Secured Parties under the Credit Documents.

Limitation on Certain Restrictions Affecting Subsidiaries

.  None of Borrower or any of its Restricted Subsidiaries shall, directly or indirectly, create any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than any Foreign Subsidiary or Immaterial Subsidiary) of Borrower to (i) pay dividends or make any other distributions on such Restricted Subsidiary’s Equity Interests or any other interest or participation in its profits owned by Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness or any other obligation owed to

Borrower or any of its Restricted Subsidiaries, (ii) make Investments in or to Borrower or any of its Restricted Subsidiaries, (iii) transfer any of its Property to Borrower or any of its Restricted Subsidiaries or (iv) in the case of any Guarantor, guarantee the Obligations hereunder or, in the case of any Credit Party, subject its portion of the Collateral to the Liens securing the Obligations in favor of the Secured Parties, except that each of the following shall be permitted:

(a) any such encumbrances or restrictions existing under or by reason of (x) applicable Law (including any Gaming Law and any regulations, order or decrees of any Gaming Authority or other applicable Governmental Authority (as in effect on the Closing Date or as amended thereafter as permitted under this Agreement)) or (y) the Credit Documents;

(b) restrictions on the transfer of Property, or the granting of Liens on Property, in each case, subject to Permitted Liens;
(c) customary restrictions on subletting or assignment of any lease or sublease governing a leasehold interest of any Company;

(d) restrictions on the transfer of any Property, or the granting of Liens on Property, subject to a contract with respect to an Asset Sale or other transfer, sale, conveyance or disposition permitted under this Agreement;

(e) restrictions contained in the existing Indebtedness listed on Schedule 10.01 and Permitted Refinancings thereof, provided, that the restrictive provisions in any such Permitted Refinancing, taken as a whole, are not materially more restrictive than the restrictive provisions in the Indebtedness being refinanced;

(f) restrictions contained in Indebtedness of Persons acquired pursuant to, or assumed in connection with, Permitted Acquisitions or other Acquisitions not prohibited hereunder after the Closing Date and Permitted Refinancings thereof, provided, that the restrictive provisions in any such Permitted Refinancing, taken as a whole, are not materially more restrictive than the restrictive provisions in the Indebtedness being refinanced and such restrictions are limited to the Persons or assets being acquired and of the Subsidiaries of such Persons and their assets;

(g) with respect to clauses (i), (ii) and (iii) above, restrictions contained in any Indebtedness permitted hereunder, in each case, taken as a whole, to the extent not materially more restrictive than those contained in this Agreement;

(h) with respect to clauses (i), (ii) and (iii) above, restrictions contained in any Ratio Debt and Permitted Refinancings thereof, or any other Indebtedness permitted hereunder, in each case, taken as a whole, to the extent not materially more restrictive than those contained in this Agreement;

(i) customary restrictions in joint venture arrangements or management contracts; provided, that such restrictions are limited to the assets of such joint ventures and the Equity Interests of the Persons party to such joint venture arrangements or the assignment of such management contract, as applicable;

(j) customary non-assignment provisions or other customary restrictions arising under licenses, leases and other contracts entered into in the ordinary course of business; provided, that such restrictions are limited to the assets subject to such licenses, leases and contracts and the Equity Interests of the Persons party to such licenses and contracts;

(k) restrictions contained in Indebtedness of Foreign Subsidiaries incurred pursuant to Section 10.01 and Permitted Refinancings thereof; provided that such restrictions apply only to the Foreign Subsidiaries incurring such Indebtedness and their Subsidiaries (and the assets thereof and Equity Interests in such Foreign Subsidiaries);

(l) [reserved]; and

(m) restrictions contained in subordination provisions applicable to intercompany debt owed by the Credit Parties; provided, that such intercompany debt is subordinated to the Obligations on terms at least as favorable to the Lenders as the subordination of such intercompany debt to any other obligations.

Limitation on Lines of Business

.  Neither Borrower nor any Restricted Subsidiary shall directly or indirectly engage to any material extent (determined on a consolidated basis) in any line or lines of business activity other than any business of the type in which Borrower and its Restricted Subsidiaries are engaged or proposed to be engaged on the date of this Agreement, or any business reasonably related, incidental or ancillary thereto (including assets or businesses complementary thereto).

Limitation on Vessels

.  Except for Vessels deemed Real Property and subject to the applicable provisions hereof as Real Property, neither Borrower nor any Restricted Subsidiary shall purchase or acquire any Vessel without granting to the Collateral Agent for the benefit of the Lenders a first-priority perfected Lien in such Vessel in accordance with applicable Law, as determined in the Collateral Agent’s reasonable discretion.

Limitation on Changes to Fiscal Year

.  Neither Borrower nor any Restricted Subsidiary shall change its fiscal year end to a date other than December 31 of each year (provided that any Restricted Subsidiary acquired or formed, or Person designated as an Unrestricted Subsidiary, in each case, after the Closing Date may change its fiscal year to match the fiscal year of Borrower).

SECTION 10.14. Canadian Pension Plans.

No Credit Party shall (a) establish, participate in, contribute to, or assume any liability in respect of, any Canadian Defined Benefit Plan; or (b) acquire an interest in any Person if such Person maintains, participates in, contributes to, or has any liability in respect of, any Canadian Defined Benefit Plan.

ARTICLE XI. EVENTS OF DEFAULT
Events of Default

.  If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a) any representation or warranty made or deemed made by or on behalf of Borrower or any other Credit Party pursuant to any Credit Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty or certification made by or on behalf of Borrower or any other Credit Party in any report, certificate, financial statement or other instrument furnished pursuant to any Credit Document, shall prove to have been false or misleading (i) in any material respect, if such representation and warranty is not qualified as to “materiality,” “Material Adverse Effect” or similar language, or (ii) in any respect, if such representation and warranty is so qualified, in each case when such representation or warranty is made, deemed made or furnished;

(b) default shall be made in the payment of (i) any principal of any Loan or the reimbursement with respect to any Reimbursement Obligation when and as the same shall become due and payable (whether at the stated maturity upon prepayment or repayment or by acceleration thereof or otherwise) or (ii) any interest on any Loans when and as the same shall become due and payable, and such default under this clause (ii) shall continue unremedied for a period of five (5) Business Days;

(c) default shall be made in the payment of any fee or any other amount (other than an amount referred to in (b) above) due under any Credit Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(d) default shall be made in the due observance or performance by Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 9.01(a) (with respect to Borrower only), 9.04(d) or 9.06 or in Article X or Section 9.15(c);  provided any default under Section 10.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Loans or Commitments hereunder, other than the Revolving Loans and/or any Revolving Commitments, until the date on which the Revolving Loans have been accelerated, and the Revolving Commitments have been terminated, in each case, by the Required Revolving Lenders pursuant to this Section 11.01;

(e) default shall be made in the due observance or performance by Borrower or any of the Restricted Subsidiaries of any covenant, condition or agreement contained in any Credit Document (other than those specified in Section 11.01(b), 11.01(c) or 11.01(d)) and, unless such default has been waived, such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) written notice thereof from Administrative Agent to Borrower and (ii) a Responsible Officer of Borrower obtaining knowledge thereof;

(f) Borrower or any of the Restricted Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable (after giving effect to any applicable grace period), or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness or any event or condition occurs, if the effect of any failure or occurrence referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice but giving effect to applicable grace periods) to cause, such Indebtedness to become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made prior to its stated maturity; provided, however, that (x) clauses (i) and (ii) shall not apply to any offer to repurchase, prepay or redeem Indebtedness of a Person acquired in an Acquisition permitted hereunder, to the extent such offer is required as a result of, or in connection with, such Acquisition, (y) any event or condition causing or requiring the holders of any Indebtedness to cause such Indebtedness to be converted into Qualified Capital Stock (including any such event or condition which, pursuant to its terms may, at the option of Borrower, be satisfied in cash in lieu of conversion into Qualified Capital Stock) shall not constitute an Event of Default pursuant to this paragraph (f) and (z) it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds the greater of (x) $10 million and (y) 15% of Consolidated EBITDA at any one time;

(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction in either case under the Bankruptcy Code or any other applicable Debtor Relief Law, in each case seeking (i) relief in respect of Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or of a substantial part of the property or assets of Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary); (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any of the Restricted Subsidiaries

(other than any Immaterial Subsidiary) or for a substantial part of the property or assets of Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary); or (iii) the winding-up, dissolution or liquidation of Borrower or of any of the Restricted Subsidiaries (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h) Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other applicable Debtor Relief Law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in Section 11.01(g); (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) or for a substantial part of the property or assets of Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) in any proceeding under the Bankruptcy Code or any other applicable Debtor Relief Law; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up, dissolve or liquidate (except as permitted hereunder);

(i) one or more judgments for the payment of money in an aggregate amount in excess of the greater (x) $10 million and (y) and 15% Consolidated EBITDA (to the extent not covered by third party insurance) shall be rendered against Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action (to the extent such action is not effectively stayed) shall be legally taken by a judgment creditor to levy upon assets or properties of Borrower or any of the Restricted Subsidiaries to enforce any such judgment;

(j) an ERISA Event or Canadian Pension Event shall have occurred that, when taken together with all other such ERISA Events and Canadian Pension Events, would reasonably be expected to result in a Material Adverse Effect;

(k) with respect to any material Collateral, any security interest and Lien purported to be created by the applicable Security Document shall cease to be in full force and effect, or shall cease to give Collateral Agent, for the benefit of the Secured Parties, the first priority Liens and rights, powers and privileges in each case purported to be created and granted under such Security Document in favor of Collateral Agent, or shall be asserted by any Credit Party or any Affiliate thereof not to be a valid, perfected security interest in or Lien on the Collateral covered thereby, in each case, except (x) to the extent that any such perfection or priority is not required pursuant to this Agreement or the Security Documents or any loss thereof results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents or to file Uniform Commercial Code continuation statements and (y) as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage;

(l) any Guarantee shall cease to be in full force and effect or any of the Guarantors or Affiliates thereof repudiates, or attempts to repudiate, any of its obligations under any of the Guarantees (except to the extent such Guarantee ceases to be in effect in connection with any transaction permitted pursuant to Sections 9.12 or 10.05);

(m) any Credit Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Credit Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Credit Party shall repudiate or deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Credit Document;

(n) there shall have occurred a Change of Control;

(o) there shall have occurred a License Revocation by any Gaming Authority in one or more jurisdictions in which Borrower or any of its Restricted Subsidiaries owns or operates Gaming Facilities that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect on the Credit Parties taken as a whole; provided, however, that such License Revocation continues for at least ninety (90) consecutive days after the earlier of (x) the date of cessation of the affected operations as a result of such License Revocation and (y) the date that none of Borrower, nor any of its Restricted Subsidiaries nor the Lenders receive the net cash flows generated by any such operations; or

(p) the provisions of any Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement shall, in whole or in part, following such Pari Passu Intercreditor Agreement or Second Lien Intercreditor Agreement being entered into, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Persons party thereto, except in accordance with its terms;

then, and in every such event (other than (i) an event described in Section 11.01(g) or 11.01(h) with respect to Borrower and (ii) a Financial Covenant Event of Default unless the Revolving Loans have been accelerated, and the Revolving Commitments have been terminated, in each case, by the Required Revolving Lenders pursuant to the final paragraph of this Section 11.01), and at any time thereafter during the continuance of such event, Administrative Agent, at the request of the Required Lenders, shall, by notice to Borrower, take any or all of the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities and Obligations of Borrower accrued hereunder and under any other Credit Document (other than Credit Swap Contracts and Secured Cash Management Agreements), shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document (other than Credit Swap Contracts and Secured Cash Management Agreements) to the contrary notwithstanding; (iii) exercise any other right or remedy provided under the Credit Documents or at law or in equity and (iv) direct Borrower to pay (and Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower, to pay) to Collateral Agent at the Principal Office such additional amounts of cash, to be held as security by Collateral Agent for L/C Liabilities then outstanding, equal to the aggregate L/C Liabilities then outstanding; and in any event described in Section 11.01(g) or 11.01(h) above with respect to Borrower, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities and Obligations of Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Credit Document to the contrary notwithstanding.

Notwithstanding the foregoing, during any period during which a Financial Covenant Event of Default has occurred and is continuing, Administrative Agent may with the consent of, and shall at the request of, the Required Revolving Lenders take any of the foregoing actions described in the immediately preceding paragraph solely as they relate to the Revolving Lenders (versus the Lenders), the Revolving Commitments (versus the Commitments), the Revolving Loans and/or the Swingline Loans (versus the Loans), and the Letters of Credit.

Application of Proceeds

.  The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by Collateral Agent of its remedies, or otherwise received after acceleration of the Loans, shall be applied, in full or in part, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

(a) First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to Administrative Agent and Collateral Agent and their respective agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent or Collateral Agent in connection therewith and all amounts for which Administrative Agent or Collateral Agent, as applicable is entitled to indemnification pursuant to the provisions of any Credit Document;

(b) Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization and of any receiver of any part of the Collateral appointed pursuant to the applicable Security Documents including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith;

(c) Third,  to payment in full of any Unreimbursed Amount and Swingline Loan (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent, the Swingline Lender and the L/C Lenders on a pro rata basis in accordance with the amount of such Unreimbursed Amounts and Swingline Loans owed to them on the date of the relevant distribution);

(d) Fourth, without duplication of amounts applied pursuant to clauses (a), (b) and (c) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal, reimbursement obligations and obligations to cash collateralize Letters of Credit) and any fees, premiums and scheduled periodic payments due under Credit Swap Contracts and Secured Cash Management Agreements constituting Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

(e) Fifth, to the payment in full in cash, pro rata, of the principal amount of the Obligations (including reimbursement obligations and obligations to cash collateralize Letters of Credit) and any premium thereon and any breakage, termination or other payments under Credit Swap Contracts and Secured Cash Management Agreements constituting Obligations; and

(f) Sixth, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (e) of this Section 11.02, the Credit Parties shall remain liable, jointly and severally, for any deficiency.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Credit Swap Contracts shall be excluded from the application described above if Administrative Agent has not received written notice thereof, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Swap Provider, as the case may be.  Each Cash Management Bank or Swap Provider not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of Administrative Agent and Collateral Agent pursuant to the terms of Article XII hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE XII. AGENTS
Appointment

.  Each of the Lenders hereby irrevocably appoints Macquarie to act on its behalf as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents (including as “trustee” or “mortgage trustee” under any Mortgages relating to Vessels), and authorizes Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent or Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, including, in accordance with regulatory requirements of any Gaming Authority consistent with the intents and purposes of this Agreement and the other Credit Documents.  Macquarie is hereby appointed Auction Manager hereunder, and each Lender hereby authorizes the Auction Manager to act as its agent in accordance with the terms hereof and of the other Credit Documents; provided, that Borrower shall have the right to select and appoint a replacement Auction Manager from time to time by written notice to Administrative Agent, and any such replacement shall also be so authorized to act in such capacity.  Each Lender agrees that the Auction Manager shall have solely the obligations in its capacity as the Auction Manager as are specifically described in this Agreement and shall be entitled to the benefits of Article XII, as applicable.  Each of the Lenders hereby irrevocably authorize each of the Agents (other than Administrative Agent, Collateral Agent and the Auction Manager) to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of the provisions of this Article XII, except to the extent set forth in this Section 12.01, Section 12.06 and Section 12.07(b).  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.  Each reference in this Article XII to Collateral Agent shall include the Collateral Agent in its capacity as “trustee” or “mortgage trustee” under any Mortgages relating to Vessels.

Rights as a Lender

.  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender (if applicable) as any other Lender and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Exculpatory Provisions

.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and each Agent’s duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties with respect to any Credit Party, any Lender or any other Person, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of Borrower or any of its respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or, such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 13.04) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment.  No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until notice describing such Default is given in writing to such Agent by Borrower or a Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VII or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or (vi) any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall any Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders.  Without limiting the generality of the foregoing, Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.  Administrative Agent does not warrant, nor accept responsibility, nor shall Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.

Each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) acknowledges that Administrative Agent and/or Collateral Agent may act as the representative of other classes of indebtedness under the Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement.

Reliance by Agents

.   Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument,

document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such Lender unless such Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Delegation of Duties

.  Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub agents appointed by such Agent.  Each Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article and Article 13 shall apply to any such sub agent and to the Related Parties of each Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.  No Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that an Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

Resignation of Administrative Agent and Collateral Agent
(a)

(a) Administrative Agent and Collateral Agent may at any time give notice of their resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the prior written consent of Borrower (unless an Event of Default specified in Section 11.01(b) or 11.01(c) or an Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower has occurred and is continuing) to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent and Collateral Agent gives notice of their resignation (or such earlier day as shall be agreed by the Required Lenders and Borrower (unless an Event of Default specified in Section 11.01(b) or 11.01(c) or an Event of Default specified in Section 11.01(g) or 11.01(h) with respect to Borrower has occurred and is continuing)) (the “Resignation Effective Date”), then the retiring Administrative Agent and Collateral Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent and Collateral Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent and Collateral Agent is a Defaulting Lender pursuant to clause (iii) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to Borrower and such Person remove such Person as Administrative Agent and Collateral Agent and, in consultation with Borrower, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent and Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by Administrative Agent or Collateral Agent on behalf of the Secured Parties under any of the Credit Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security until such time as a successor Administrative Agent and Collateral Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent or Collateral Agent, all payments, communications and determinations provided to be made by, to or through Administrative Agent or Collateral Agent shall instead be made by or to each Secured Party directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent and Collateral Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent and Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent and Collateral Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent or Collateral Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent and Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by Borrower to a successor Administrative Agent and Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring or removed Administrative Agent’s and Collateral Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 13.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent and Collateral Agent, their sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent and Collateral Agent was acting as Administrative Agent or Collateral Agent.

(d) Any resignation by Macquarie as Administrative Agent and Collateral Agent pursuant to this Section shall also constitute its resignation as L/C Lender and Swingline Lender.  If Macquarie resigns as an L/C Lender, it shall retain all the rights, powers, privileges and duties of an L/C Lender hereunder with respect to all of its Letters of Credit outstanding as of the effective date of its resignation as L/C Lender and all L/C Liability with respect thereto, including the right to require the Revolving Lenders to make ABR Loans or fund risk participations in Unreimbursed Amounts pursuant to Sections 2.03(e) and (f).  If any Lender resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to make ABR Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.01(e)(iv).  Upon the appointment by Borrower of a successor L/C Lender or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Lender or Swingline Lender, as applicable, (b) the retiring L/C Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Credit Documents, and (c) the successor L/C Lender shall issue letters of credit in substitution for the Letters of Credit of the retiring L/C Lender, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Lender to effectively assume the obligations of the retiring L/C Lender with respect to such Letters of Credit.

(e) To the extent required by applicable Gaming Laws or the conditions of any Gaming Approval, Administrative Agent and Collateral Agent shall notify the applicable Gaming Authorities of any change in the Administrative Agent or Collateral Agent.  Borrower shall provide advice and assistance to Administrative Agent and Collateral Agent in making such notifications.

Nonreliance on Agents and Other Lenders

.

(a) Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender acknowledges that in connection with Borrower Loan Purchases, (i) Borrower may purchase or acquire Term Loans hereunder from the Lenders from time to time, subject to the restrictions set forth in the definition of Eligible Assignee and in Section 13.05(d), (ii) Borrower currently may have, and later may come into possession of, information regarding such Term Loans or the Credit Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to enter into an assignment of such Loans hereunder (“Excluded Information”), (iii) such Lender has independently and without reliance on any other party made such Lender’s own analysis and determined to enter into an assignment of such Loans and to consummate the transactions contemplated thereby notwithstanding such Lender’s lack of knowledge of the Excluded Information and (iv) Borrower shall have no liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Borrower, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of Borrower in the Standard Terms and Conditions set forth in the applicable assignment agreement.  Each Lender further acknowledges that the Excluded Information may not be available to Administrative Agent, Auction Manager or the other Lenders hereunder.

Indemnification

.  The Lenders agree to reimburse and indemnify each Agent in its capacity as such ratably according with its “percentage” as used in determining the Required Lenders at such time or, if the Commitments have terminated and all Loans have been repaid in full, as determined immediately prior to such termination and repayment (with such “percentages” to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against such Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by such Agent under or in connection with any of the foregoing (including, without limitation, acts or omissions of each Agent in connection with their compliance with Section 13.13 hereto), but only to the extent that any of the foregoing is not paid by Borrower or any of its Subsidiaries; provided, however, that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence, or willful misconduct of such Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 12.08 shall survive the payment of all Obligations.

No Other Duties

.  Anything herein to the contrary notwithstanding, none of Administrative Agent, Collateral Agent or Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as Administrative Agent, Collateral Agent, an L/C Lender, the Swingline Lender, the Auction Manager or a Lender hereunder.

Holders

.  Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with Administrative Agent.  Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

Administrative Agent May File Proofs of Claim

.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Liability shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Liabilities and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties under Sections 2.03, 2.05 and 13.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender (and each Secured Party by accepting the benefits of the Collateral) to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.03, 2.05 and 13.03.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.

Collateral Matters

.

(a) Each Lender (and each other Secured Party by accepting the benefits of the Collateral) authorizes and directs Collateral Agent to enter into the Security Documents for the benefit of the Secured Parties and to hold and enforce the Liens on the Collateral on behalf of the Secured Parties.  Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.  The Lenders hereby authorize Collateral Agent to take the actions set forth in Section 13.04(g).  Upon request by Administrative

Agent at any time, the Lenders will confirm in writing Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.12.

(b) Collateral Agent shall have no obligation whatsoever to the Lenders, the other Secured Parties or any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to Collateral Agent pursuant to the applicable Security Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Collateral Agent in Section 12.01 or in this Section 12.12 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral or any part thereof, or any act, omission or event related thereto, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given Collateral Agent’s own interest in the Collateral or any part thereof as one of the Lenders and that Collateral Agent shall have no duty or liability whatsoever to the Lenders or the other Secured Parties, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Withholding Tax

.    To the extent required by any applicable Requirement of Law, an Agent may withhold from any payment to any Lender, an amount equivalent to any applicable withholding Tax.  Without limiting or expanding the provisions of Section 5.06, each Lender shall indemnify the relevant Agent, and shall make payable in respect thereof within thirty (30) calendar days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due Administrative Agent under this Section 12.13.  The agreements in this Section 12.13 shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, and the repayment, satisfaction or discharge of any Loans and all other amounts payable hereunder.  For the avoidance of doubt, for purposes of this Section 12.13, the term “Lender” includes any Swingline Lender and any L/C Issuer.

Secured Cash Management Agreements and Credit Swap Contracts

.  Except as otherwise expressly set forth herein or in any Security Document, no Cash Management Bank or Swap Provider that obtains the benefits of Section 11.02, Article VI or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Credit Documents.  Notwithstanding any other provision of this Article XII to the contrary, Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Credit Swap Contracts unless Administrative Agent has received written notice of such Obligations, together with such supporting documentation as Administrative Agent may request, from the applicable Cash Management Bank or Swap Provider, as the case may be.

SECTION 12.15. Know Your Customer, Etc.

Each Lender and other Secured Party shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules, regulations and policies, including the PATRIOT Act.

ARTICLE XIII. MISCELLANEOUS
Waiver

.  No failure on the part of Administrative Agent, Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by Law.

Notices

.

(a) General.  Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile (if a facsimile number is provided) or electronic mail).  All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, telecopy or facsimile number or (subject to Section 13.02(b) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Credit Party, any Agent, L/C Lender, and the Swingline Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person below its name on Schedule 13.02;

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person below its name on the signature pages hereof or in the applicable administrative questionnaire or, in the case of any assignee Lender, the applicable Assignment Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 13.02(b) below, shall be effective as provided in such Section 13.02(b).

(b) Electronic Communications.  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent; provided, however, that the foregoing shall not apply to notices to any Lender pursuant to Article II, Article III or Article IV if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Each Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic mail address or other written acknowledgement); provided, however, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address (as described in the foregoing clause (i)) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc.  Each Credit Party, each Agent, each L/C Lender and the Swingline Lender may change its respective address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to the other such parties hereto.  Each other Lender may change its address, facsimile number, electronic mail address or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, each L/C Lender and the Swingline Lender.

(d) Reliance by Agents and Lenders.  Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing and Letter of Credit Requests) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  Borrower shall indemnify each Indemnitee from all Losses resulting from the reliance by such Indemnitee on each notice purportedly given by or on behalf of Borrower (except to the extent resulting from such Indemnitee’s own gross negligence, bad faith or willful misconduct or material breach of any Credit Document) and believed by such Indemnitee in good faith to be genuine.  All telephonic notices to and other communications with Administrative Agent or Collateral Agent may be recorded by Administrative Agent or Collateral Agent, as the case may be, and each of the parties hereto hereby consents to such recording.

(e) The Platform.    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM.  In no event shall any Agent or any of their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Agent Parties”) have any liability to Borrower, any other Credit Party, any Lender, any L/C Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of any Credit Document by, such Agent Party; provided,  however, that in no event shall any Agent Party have any liability to Borrower, any other Credit Party, any Lender, any L/C Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 13.03. Expenses, Indemnification, Etc.
(a) The Credit Parties, jointly and severally, agree to pay or reimburse:

(i) Agents for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of Paul Hastings LLP,  Osler, Hoskin & Harcourt LLP and, to the extent reasonably necessary, one local counsel and one regulatory counsel in each relevant jurisdiction (which may be a single counsel for multiple jurisdictions)) in connection with (1) the negotiation, preparation, execution and delivery of the Credit Documents and the extension and syndication of credit (including the Loans and Commitments) hereunder and (2) the negotiation, preparation, execution and delivery of any modification, supplement, amendment or waiver of any of the terms of any Credit Document (whether or not consummated or effective) requested by the Credit Parties;

(ii) each Agent and each Lender for all reasonable and documented out-of-pocket costs and expenses of such Agent or Lender (provided that any legal expenses shall be limited to the reasonable fees, expenses and disbursements of one primary legal counsel for Lenders and Agents selected by Administrative Agent and, to the extent reasonably necessary, of one local counsel and one regulatory counsel in each relevant jurisdiction (which may be a single counsel for multiple jurisdictions) (and solely in the case of an actual or perceived conflict of interest, where the Persons affected by such conflict inform Borrower in writing of the existence of an actual or perceived conflict of interest prior to retaining additional counsel, one additional of each such counsel for each group of similarly situated Secured Parties)) in connection with (1) any enforcement or collection proceedings resulting from any Default, including all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated), (2) following the occurrence and during the continuance of an Event of Default, the enforcement of any Credit Document, and (3) the enforcement of this Section 13.03; and

(iii) Administrative Agent or Collateral Agent, as applicable but without duplication, for all reasonable and documented costs, expenses, assessments and other charges (including reasonable fees and disbursements of one counsel in each applicable jurisdiction) incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Credit Document or any other document referred to therein.

Without limiting the rights of any Agent under this Section 13.03(a), each Agent, promptly after a request of Borrower from time to time, will advise Borrower of an estimate of any amount anticipated to be incurred by such Agent and reimbursed by Borrower under this Section 13.03(a).

(b) The Credit Parties, jointly and severally, hereby agree to indemnify each Agent, each Lender and their respective Affiliates and their and their respective Affiliates’, directors, trustees, officers, employees, representatives, advisors, partners and agents (each, an “Indemnitee”) from, and hold each of them harmless against, any and all Losses incurred by, imposed on or asserted against any of them directly or indirectly arising out of or by reason of or relating to the negotiation, execution, delivery, performance, administration or enforcement of any Credit Document, any of the transactions contemplated by the Credit Documents (including the Transactions), any breach by any Credit Party of any representation, warranty, covenant or other agreement contained in any Credit Document in connection with any of the Transactions, the use or proposed use of any of the Loans or Letters of Credit, the issuance of or performance under any Letter of Credit or, the use of any collateral security for the Obligations (including the exercise by any

Agent or Lender of the rights and remedies or any power of attorney with respect thereto or any action or inaction in respect thereof), including all amounts payable by any Lender pursuant to Section 12.08, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE, but excluding (i) any such Losses arising from the gross negligence, bad faith or willful misconduct or material breach of any Credit Documents by such Indemnitee or its Related Indemnified Persons (as determined by a court of competent jurisdiction in a final and non-appealable decision) and (ii) any such Losses relating to any dispute between and among Indemnitees that does not involve an act or omission by any Company or any of their respective Affiliates (other than any claims against Administrative Agent, the Lead Arranger, Collateral Agent, any other agent or bookrunner named on the cover page hereto, Swingline Lender or any L/C Lender, in each case, acting in such capacities or fulfilling such roles); provided,  however, this Section 13.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. For purposes of this Section 13.03(b), a “Related Indemnified Person” of an Indemnitee means (1) any controlling person or controlled affiliate of such Indemnitee, (2) the respective directors, officers, trustees, partners or employees of such Indemnitee or any of its controlling persons or controlled Affiliates and (3) the respective agents or advisors of such Indemnitee or any of its controlling persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee, controlling person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling person in this sentence pertains to a controlled Affiliate or controlling person involved in the performance of the Indemnitee’s obligations under the facilities.

Without limiting the generality of the foregoing, the Credit Parties, jointly and severally, will indemnify each Agent, each Lender and each other Indemnitee from, and hold each Agent, each Lender and each other Indemnitee harmless against, any Losses incurred by, imposed on or asserted against any of them arising under any Environmental Law as a result of (i) the past, present or future operations of any Company (or any predecessor-in-interest to any Company), (ii) the past, present or future condition of any site or facility owned, operated, leased or used at any time by any Company (or any such predecessor-in-interest) to the extent such Losses arise from or relate to the parties’ relationship under the Credit Documents (including the exercise or remedies thereunder) or to (A) any Company’s (or such predecessor-in-interest’s) ownership, operation, lease or use of such site or facility or (B) any aspect of the respective business or operations of any Company (or predecessor-in-interest), and, in each case shall include, without limitation, any and all such Losses for which any Company could be found liable, or (iii) any Release or threatened Release of any Hazardous Materials at, on, under or from any such site or facility to the extent such Losses arise from or relate to the parties’ relationship under the Credit Documents (including the exercise or remedies thereunder) or to (A) any Company’s (or such predecessor-in-interest’s) ownership, operation, lease or use of such site or facility or (B) any aspect of the respective business or operations of any Company (or predecessor-in-interest), and, in each case shall include, without limitation, any and all such Losses for which any Company could be found liable, including any such Release or threatened Release that shall occur during any period when any Agent or Lender shall be in possession of any such site or facility following the exercise by such Agent or Lender, as the case may be, of any of its rights and remedies hereunder or under any of the Security Documents; provided, however, that the indemnity hereunder shall be subject to the exclusions from indemnification set forth in the preceding sentence.

To the extent that the undertaking to indemnify and hold harmless set forth in this Section 13.03 or any other provision of any Credit Document providing for indemnification is unenforceable because it is violative of any Law or public policy or otherwise, the Credit Parties, jointly and severally, shall contribute the maximum portion that each of them is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all indemnified liabilities incurred by any of the Persons indemnified hereunder.

To the fullest extent permitted by applicable Law, no party hereto shall assert, and the parties hereto hereby waive, any claim against any Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Credit Parties’ indemnity and reimbursement obligations to the extent set forth in this Section 13.03 (including the Credit Parties’ indemnity and reimbursement obligations to indemnify the Indemnitees for indirect, special, punitive or consequential damage that are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder).  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct or material breach of any Credit Document by such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction.

Amendments and Waiver

.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be amended, modified, changed or waived, unless such amendment, modification, change or waiver is in writing signed by each of the Credit Parties that is party thereto, the Administrative Agent and the Required Lenders (or Administrative Agent with the consent of the Required Lenders); provided, however, that no such amendment, modification, change or waiver shall (and any such amendment, modification, change or waiver set forth below in clauses (i) through (vii) of this Section 13.04(a) shall only require the approval of the Agents and/or Lenders whose consent is required therefor pursuant to such clauses):

(i) extend the date for any scheduled payment of principal on any Loan or Note or extend the stated maturity of any Letter of Credit beyond any R/C Maturity Date or extend the termination date of any of the Commitments, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or fees thereon, or forgive or reduce the principal amount thereof, without the consent of each Lender directly and adversely affected thereby (it being understood that the waiver of (or amendment to the terms of) any Default or Event of Default or of any mandatory prepayment of the Loans or mandatory reduction in Commitments shall not constitute a postponement of any date scheduled for the payment of principal or interest or an extension or increase of any Commitment and any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction);

(ii) release (x) all or substantially all of the Collateral (except as provided in the Security Documents) under all the Security Documents or (y) all or substantially all of the Guarantors from the Guarantees (except as expressly provided in this Agreement), without the consent of each Lender;

(iii) amend, modify, change or waive (x) any provision of Section 11.02 or this Section 13.04 without the consent of each Lender, (y) any other provision of any Credit Document or any other provision of this Agreement that expressly provides that the consent of all Lenders or all affected Lenders is required, without the consent of each Lender directly and adversely affected thereby or (z) any provision of any Credit Document that expressly provides that the consent of the Required Tranche Lenders of a particular Tranche or Required Revolving Lenders is required, without the consent of the Required Tranche Lenders of each Tranche or the Required Revolving Lenders, as the case may be (in each case, except for technical amendments with respect to additional extensions of credit (including Extended Term Loans or Extended Revolving Loans) pursuant to this Agreement which afford the benefits or protections to such additional extensions of credit of the type provided to the Term Loans and/or the Revolving Commitments and Revolving Loans, as applicable);

(iv) (x) reduce the percentage specified in the definition of Required Lenders or Required Tranche Lenders or otherwise amend the definition of Required Lenders or Required Tranche Lenders without the consent of each Lender or (y) reduce the percentage specified in the definition of Required Revolving Lenders or otherwise amend the definition of Required Revolving Lenders without the consent of each Revolving Lender (provided that, (x) no such consent shall be required for technical amendments with respect to additional extensions of credit (including Extended Term Loans and Extended Revolving Loans) pursuant to this Agreement, and (y) with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, Required Tranche Lenders and/or Required Revolving Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Closing Date);

(v) amend, modify, change or waive Section 4.02 or Section 4.07(b) in a manner that would alter the pro rata sharing of payments required thereby, without the consent of each Lender directly and adversely affected thereby (except for technical amendments with respect to additional extensions of credit (including Extended Term Loans or Extended Revolving Loans) pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and/or the Revolving Commitments and Revolving Loans, as applicable);

(vi) impose any greater restriction on the ability of any Lender under a Tranche to assign any of its rights or obligations hereunder without the written consent of the Required Tranche Lenders for such Tranche; or

(vii) (A) amend, modify or waive any provision of Section 10.08 (and related definitions as used in such Section, but not as used in other Sections of this Agreement), (B) amend, modify or waive any Default or Event of Default resulting from a breach of Section 10.08, (C) amend, modify or waive any condition precedent to an extension of credit under the Revolving Facility under Section 7.02 or (D) amend, modify or waive any provision of the last paragraph of Section 11.01, without the written consent of the Required Revolving Lenders and, notwithstanding anything to the contrary set forth in this Section 13.04, only the written consent of such Lenders shall be necessary to permit any such amendment, modification or waiver;

provided, further, that no such amendment, modification, change or waiver shall (A) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the total Commitments or Total Revolving Commitments or a waiver of a mandatory prepayment shall not constitute an increase of the Commitment of any Lender), (B) without the consent of each L/C Lender, amend, modify, change or waive any provision of Section 2.03 or alter such L/C Lender’s rights or obligations with respect to Letters of Credit, (C) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (D) without the consent of any applicable Agent, amend, modify, change or waive any provision as same relates to the rights or obligations of such Agent or (E) amend, modify, change or waive Section 2.10(b) in a manner that by its terms adversely affects the rights in respect of prepayments due to Lenders holding Loans of one Tranche differently from the rights of Lenders holding Loans of any other Tranche without the prior written consent of the Required Tranche Lenders of each adversely affected Tranche (such consent being in lieu of the consent of the Required Lenders required above in this Section 13.04(a)) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement (including Extended Term Loans or Extended Revolving Loans) so that such additional extensions may share in the application of prepayments (or commitment reductions) with any Tranche of Term Loans or Revolving Loans, as applicable); provided, however, the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Tranches, of any portion of such prepayment which is still required to be made is not altered.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender, (y) the principal and accrued and unpaid interest of such Defaulting Lender’s Loans shall not be reduced or forgiven (other than as a result of any waiver of the applicability of any post-default increase in interest rates), nor shall the date for any scheduled payment of any such amounts be postponed, without the consent of such Defaulting Lender (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (y), notwithstanding the fact that such amendment or modification actually results in such a reduction) and (z) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender (other than in the case of a consent by Administrative Agent to permit Borrower and its Subsidiaries to purchase Revolving Commitments (and Revolving Loans made pursuant thereto) of Defaulting Lenders in excess of the amount permitted pursuant to Section 13.04(h)).

In addition, notwithstanding the foregoing, the Commitment Letter and the Fee Letter may only be amended or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

(b) If, in connection with any proposed amendment, modification, change or waiver of or to any of the provisions of this Agreement, the consent of the Required Lenders (or in the case of a proposed amendment, modification, change or waiver affecting a particular Class or Tranche, the Lenders holding a majority of the Loans and Commitments with respect to such Class or Tranche) is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either:

(A) replace each such non-consenting Lender or Lenders (or, at the option of Borrower, if such non-consenting Lender’s consent is required with respect to a particular Class or Tranche of Loans (or related Commitments), to replace only the Classes or Tranches of Commitments and/or Loans of such non-consenting Lender with respect to which such Lender’s individual consent is required (such Classes or Tranches, the “Affected Classes”)) with one or more Replacement Lenders, so long as, at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, change or waiver; provided, further, that (i) at the time of any such replacement, the Replacement Lender shall enter into one or more Assignment Agreements (and with all fees payable pursuant to Section 13.05(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case L/C Interests of, the Replaced Lender (or, at the option of Borrower if the respective Lender’s consent is required with respect to less than all Classes or

Tranches of Loans (or related Commitments), the Commitments, outstanding Loans and L/C Interests of the Affected Classes), (ii) at the time of any replacement, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender (other than any Loans not being acquired by the Replacement Lender), (B) all Reimbursement Obligations owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being acquired and (C) all accrued, but theretofore unpaid, fees and other amounts owing to the Lender with respect to the Loans being so assigned and (iii) all obligations of Borrower owing to such Replaced Lender (other than those specifically described in clause (ii) above in respect of Replaced Lenders for which the assignment purchase price has been, or is concurrently being, paid, and other than those relating to Loans or Commitments not being acquired by the Replacement Lender, but including any amounts which would be paid to a Lender pursuant to Section 5.05 if Borrower were prepaying a LIBOR Loan), as applicable, shall be paid in full to such Replaced Lender, as applicable, concurrently with such replacement.  Upon the execution of the respective Assignment Agreement, the payment of amounts referred to in clauses (i), (ii) and (iii) above, as applicable, and the receipt of any consents that would be required for an assignment of the subject Loans and Commitments to such Replacement Lender in accordance with Section 13.05, the Replacement Lender, if any, shall become a Lender hereunder and the Replaced Lender, as applicable, shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to such Lender under this Agreement, which shall survive as to such Lender and, in the case of any Replaced Lender, except with respect to Loans, Commitments and L/C Interests of such Replaced Lender not being acquired by the Replacement Lender; provided, that if the applicable Replaced Lender does not execute the Assignment Agreement within one (1) Business Day (or such shorter period as is acceptable to Administrative Agent) after Borrower’s request, execution of such Assignment Agreement by the Replaced Lender shall not be required to effect such assignment; or

(B) terminate such non-consenting Lender’s Commitment and/or repay Loans held by such Lender (or, if such non-consenting Lender’s consent is required with respect to a particular Class or Tranche of Loans, the Commitment and Loans of the Affected Class) and, if applicable, Cash Collateralize its applicable R/C Percentage of the L/C Liability, in either case, upon one (1) Business Day’s (or such shorter period as is acceptable to Administrative Agent) prior written notice to Administrative Agent at the Principal Office (which notice Administrative Agent shall promptly transmit to each of the Lenders).  Any such prepayment of the Loans or termination of the Commitments of such Lender shall be made together with accrued and unpaid interest, fees and other amounts owing to such Lender (including all amounts, if any, owing pursuant to Section 5.05) (or if the applicable consent requires approval of all Lenders of a particular Class or Tranche but not all Lenders, then Borrower shall terminate all Commitments and/or repay all Loans, in each case together with payment of all accrued and unpaid interest, fees and other amounts owing to such Lender (including all amounts, if any, owing pursuant to Section 5.05) under such Class or Tranche), so long as in the case of the repayment of Revolving Loans of any Lender pursuant to this Section 13.04(b)(B), (A) the Revolving Commitment of such Lender is terminated concurrently with such repayment and (B) such Lender’s R/C Percentage of all outstanding Letters of Credit is Cash Collateralized or backstopped by Borrower in a manner reasonably satisfactory to Administrative Agent and the L/C Lenders.  Immediately upon any repayment of Loans by Borrower pursuant to this Section 13.04(b)(B), such Loans repaid or acquired pursuant hereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.

(c) Administrative Agent and Borrower may (without the consent of Lenders) amend any Credit Document (i) to reflect the existence and terms of Incremental Revolving Commitments, Incremental Term Loans, Other Term Loans, Other Revolving Commitments, Extended Term Loans, Extended Revolving Commitments, Credit Agreement Refinancing Indebtedness and Ratio Debt, (ii) to establish new tranches or sub-tranches in respect of the Loans and/or Commitments extended pursuant to Section 2.13 or incurred pursuant to Sections 2.12 or 2.15, (iii) as may be necessary or appropriate in the reasonable opinion of Administrative Agent and Borrower in connection with (x) the establishment of such new tranches or sub-tranches, in each case on terms consistent with Section 2.13, Section 2.12 or Section 2.15 or (y) syndication activities contemplated by Section 9.15(c) and (iv) to establish separate tranches or sub-tranches if the terms of a portion (but not all) of an existing Tranche is amended in accordance with Section 13.04(a).  Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Credit Document. Without limitation of the foregoing, any such amendment may, (x) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Loans or Commitments hereunder, (y) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Loans or Commitments hereunder and (z) modify any other provision hereunder or under any other Credit Document in a manner more favorable to the then-existing Lenders or Class or Classes of Loans or Commitments, in each case in connection with the implementation of any Indebtedness permitted hereunder, where the terms of any such Indebtedness are more favorable to the lenders or holders thereof than the corresponding terms applicable to Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans (or any Tranche thereof in the case of additional Term Loans) and the Revolving Loans and Revolving Commitments (or any Tranche of Revolving Loans and Revolving Commitments in the case of additional Revolving Loans or Revolving Commitments) and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Tranche Lenders and/or Required Revolving Lenders, as applicable.

(e) Notwithstanding anything to the contrary herein, (i) upon five (5) Business Days’ prior written notice to the Lenders, any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender, unless any Lender shall have objected within such five (5) Business Day period) solely to effect administrative changes or to correct administrative errors or omissions or to cure an ambiguity, inconsistency, defect or error (including, without limitation, to revise the legal description of any Mortgaged Real Property based on surveys), (ii) any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property or to make modifications which are not materially adverse to the Lenders and are requested or required by Gaming Authorities or Gaming

Laws and (iii) any Credit Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by Borrower and Administrative Agent (without the consent of any Lender) to permit any changes requested or required by any Governmental Authority that are not materially adverse to the Lenders (including any changes relating to qualifications as a permitted holder of debt, licensing or limits on Property that may be pledged as Collateral or available remedies).  Notwithstanding anything to the contrary herein, (A) additional extensions of credit consented to by Required Lenders shall be permitted hereunder on a ratable basis with the existing Loans (including as to proceeds of, and sharing in the benefits of, Collateral and sharing of prepayments), (B) Collateral Agent shall (and each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) hereby authorize Collateral Agent to) enter into the Pari Passu Intercreditor Agreement upon the request of Borrower in connection with the incurrence of Permitted First Priority Refinancing Debt, or Ratio Debt (and Permitted Refinancings thereof), as applicable (or any amendments and supplements thereto in connection with the incurrence of additional Permitted First Priority Refinancing Debt, or Ratio Debt (and Permitted Refinancings thereof)), and (C) Collateral Agent (and each of the Lenders (and each Secured Party by accepting the benefits of the Collateral) hereby authorize Collateral Agent to) shall enter into the Second Lien Intercreditor Agreement upon the request of Borrower in connection with the incurrence of any Permitted Second Priority Refinancing Debt, or Ratio Debt (and Permitted Refinancings thereof), as applicable (or any amendments and supplements thereto in connection with the incurrence of additional Permitted Second Priority Refinancing Debt, or Ratio Debt (and Permitted Refinancings thereof).  Each Lender agrees to be bound by the terms of the Pari Passu Intercreditor Agreement and the Second Lien Intercreditor Agreement, from and after the effectiveness thereof, as if directly a party thereto.

(f) Notwithstanding anything to the contrary herein, the applicable Credit Party or Credit Parties and Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment or waiver of any Credit Document, or enter into any new agreement or instrument, without the consent of any other Person, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional Property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any Property or so that the security interests therein comply with applicable Requirements of Law or to release any Collateral which is not required under the Security Documents.

(g) Notwithstanding anything to the contrary herein, Administrative Agent and Collateral Agent shall (A) release any Lien granted to or held by Administrative Agent or Collateral Agent upon any Collateral (i) upon Payment in Full of the Obligations (other than (x) obligations under any Swap Contracts as to which acceptable arrangements have been made to the satisfaction of the relevant counterparties and (y) Cash Management Agreements not yet due and payable), (ii) upon the sale, transfer or other disposition of Collateral to the extent required pursuant to the last paragraph in Section 10.05 (and Administrative Agent or Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry) to any Person other than a Credit Party, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders to the extent required by Section 13.04(a)), (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 6.08, (v) constituting Equity Interests in or property of an Unrestricted Subsidiary, (vi) subject to Liens permitted under Sections 10.02(i) or 10.02(k), in each case, to the extent the documents governing such Liens do not permit such Collateral to secure the Obligations, or (vii) as otherwise may be provided herein or in the relevant Security Documents, and (B) consent to and enter into (and execute documents permitting the filing and recording, where appropriate) the grant of easements and covenants and subordination rights with respect to real property, conditions, restrictions and declarations on customary terms, and subordination, non-disturbance and attornment agreements on customary terms reasonably requested by Borrower with respect to leases entered into by Borrower and its Restricted Subsidiaries, to the extent requested by Borrower and not materially adverse to the interests of the Lenders.  In each case as specified in this Section, the Administrative Agent is authorized, at Borrower's expense, to execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Security Documents, or to release such Credit Party from its obligations under the applicable Security Documents, in each case in accordance with the terms of the Security Documents and this Section 13.04(g).  The Administrative Agent shall be under no obligation to execute and/or deliver any release documentation under this Section 13.04(g) or otherwise under the Credit Documents unless the Administrative Agent shall have received from Borrower a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement and the other Credit Documents. Any execution and delivery of release or subordination documents pursuant to the Credit Documents shall be without recourse to or warranty by the Administrative Agent.

(h) If any Lender is a Defaulting Lender, Borrower shall have the right to terminate such Defaulting Lender’s Revolving Commitment and repay the Loans related thereto as provided below so long as Borrower Cash Collateralizes or backstops such Defaulting Lender’s applicable R/C Percentage of the L/C Liability to the reasonable satisfaction of the L/C Issuer and Administrative Agent; provided that such terminations of Revolving Commitments shall not exceed 20% of the sum of (x) the initial aggregate principal amount of the Revolving Commitments on the Closing Date plus (y) the initial aggregate principal amount of all Incremental Revolving Commitments incurred after the Closing Date and prior to such date of determination; provided,  further, that Borrower and its Subsidiaries may terminate additional Revolving Commitments and repay the Loans related thereto pursuant to this Section 13.04(h) with the consent of Administrative Agent.  At the time of any such termination and/or repayment, and as a condition thereto, the Replaced Lender shall receive an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of such Lender provided pursuant to such Revolving Commitments, (B) all Reimbursement Obligations owing to such Lender, together with all then unpaid interest with respect thereto at such time, in the event Revolving Loans or Revolving Commitments owing to such Lender are being repaid and terminated or acquired, as the case may be, and (C) all accrued, but theretofore unpaid, fees owing to the Lender pursuant to Section 2.05 with respect to the Loans being so repaid, as the case may be and all other obligations of Borrower owing to such Replaced Lender (other than those relating to Loans or Commitments not being terminated or repaid) shall be paid in full to such Defaulting Lender concurrently with such termination.  At such time, unless the respective Lender continues to have outstanding Loans or Commitments hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 4.02, 5.01, 5.03, 5.05, 5.06 and 13.03), which shall survive as to such repaid Lender.  Immediately upon any repayment of Loans by Borrower pursuant to this Section 13.04(h), such Loans repaid pursuant hereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.

Benefit of Agreement; Assignments; Participations

.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Credit Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document (it being understood that a merger or consolidation not prohibited by this Agreement shall not constitute an assignment or transfer) without the prior written consent of all of the Lenders and provided, further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments, Loans or related Obligations hereunder except as provided in Section 13.05(b)) and the participant shall not constitute a “Lender” hereunder; and provided, further, that no Lender shall transfer, assign or grant any participation (x) to a natural person, (y) to a Person that is a Disqualified Lender as of the applicable Trade Date (unless consented to by Borrower) or (z) under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the date for any scheduled payment on, or the final scheduled maturity of, any Loan, Note or Letter of Credit in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the total Commitments or Total Revolving Commitments or of a mandatory prepayment shall not constitute a change in the terms of such participation, that an increase in any Commitment (or the available portion thereof) or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or other Credit Document to which it is a party or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) or all or substantially all of the value of the Guarantees Documents (except as expressly provided in the Credit Documents) supporting the Loans or Letters of Credit hereunder in which such participant is participating.  In the case of any such participation, except as described below, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto).  Borrower agrees that each participant shall be entitled to the benefits of Sections 5.01, and 5.06 (subject to the obligations and limitations of such Sections, including Section 5.06(c) (it being understood that the documentation required under Section 5.06(c) shall be delivered solely to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.05,  provided that such participant (A) shall be subject to the provisions of Section 2.11 as if it were an assignee under paragraph (b) of this Section 13.05; and (B) shall not be entitled to receive any greater payment under Section 5.01 or 5.06, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 4.07 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive, absent manifest error, and such

Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) No Lender (or any Lender together with one or more other Lenders) may assign all or any portion of its Commitments, Loans and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Loans and Obligations) hereunder, except to one or more Eligible Assignees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Assignee) in compliance with applicable Gaming Laws, with the consent of (x) Administrative Agent, (y) so long as no Event of Default has occurred and is continuing, Borrower and (z) in the case of an assignment of Revolving Loans or Revolving Commitments, the consent of the Swingline Lender and each L/C Lender (each such consent not to be unreasonably withheld or delayed); provided that (1) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and Loans at the time owing to it, the aggregate amount of the Commitments or Loans subject to such assignment shall not be less than (i) in the case of Revolving Commitments or Revolving Loans, $1.0 million, and (ii) in the case of Term Loan Commitments or Term Loans, $1.0 million; (2) consent of the Administrative Agent shall not be required if such assignment is made to another Lender or an Affiliate or Approved Fund of a Lender; (3) no such consent of Borrower shall be necessary in the case of (i) an assignment of Revolving Loans or Revolving Commitments by a Revolving Lender to another Revolving Lender, an Approved Fund thereof or a lending Affiliate thereof that is engaged in providing revolving loan financing in the ordinary course of business, (ii) an assignment of Term Loans by a Lender to another Lender or an Affiliate or Approved Fund of a Lender or (iii) an assignment of Term Loans held by Lenders as of the Closing Date in compliance with the provisions of the Commitment Letter; and (4) Borrower shall be deemed to have consented to any such assignment with respect to a Term Loan unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after having received notice thereof.   Each assignee shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided that (I) Administrative Agent shall, unless it otherwise agrees in its sole discretion, receive at the time of each such assignment, from the assigning or assignee Lender, (A) the payment of a non-refundable assignment fee of $3,500, (B) a completed administrative questionnaire, in the form provided by the Administrative Agent from time to time and (C) all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules, regulations and policies, including the PATRIOT Act, (II) no such transfer or assignment will be effective until recorded by Administrative Agent on the Register pursuant to Section 2.08, and (III) such assignments may be made on a pro rata basis among Commitments and/or Loans (and related Obligations).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.05, whether or not such assignment or transfer is reflected in the Register, shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations.  To the extent of any assignment permitted pursuant to this Section 13.05(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans (provided that such assignment shall not release such Lender of any claims or liabilities that may exist against such Lender at the time of such assignment).  At the time of each assignment pursuant to this Section 13.05(b) to a Person which is not already a Lender hereunder, the respective assignee Lender shall, to the extent legally eligible to do so, provide to Borrower and Administrative Agent the appropriate IRS Forms (and, if applicable, a U.S. Tax Compliance Certificate) as described in Section 5.06(c), as applicable.

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging or assigning a security interest in its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment of a security interest to a Federal Reserve Bank or other central banking authority.

No pledge pursuant to this Section 13.05(c) shall release the transferor Lender from any of its obligations hereunder or permit the pledgee to become a lender hereunder without otherwise complying with Section 13.05(b).

(d) Notwithstanding anything to the contrary contained in this Section 13.05 or any other provision of this Agreement, Borrower and its Subsidiaries may, but shall not be required to, purchase outstanding Term Loans pursuant to (x) the Auction Procedures established for each such purchase in an auction managed by Auction Manager and (y) through open market purchases on a non- pro rata basis, subject solely to the following conditions:

(i) (x) with respect to any Borrower Loan Purchase pursuant to the Auction Procedures, at the time of the applicable Purchase Notice (as defined in Exhibit O), no Event of Default has occurred and is continuing or would result therefrom, and (y) with respect to any Borrower Loan Purchase consummated through an open market purchase, at the Trade Date of the applicable assignment, no Event of Default has occurred and is continuing or would result therefrom;

(ii) immediately upon any Borrower Loan Purchase, the Term Loans purchased pursuant thereto shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Borrower) for all purposes of this Agreement and all other Credit Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Borrower as a Lender under this Agreement or any other Credit Document, and (D) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document;

(iii) with respect to each Borrower Loan Purchase, Administrative Agent shall receive (x) if such Borrower Loan Purchase is consummated pursuant to the Auction Procedures, a fully executed and completed Borrower Assignment Agreement effecting the assignment thereof, and (y) if such Borrower Loan Purchase is consummated pursuant to an open market purchase, a fully executed and completed Open Market Assignment and Assumption Agreement effecting the assignment thereof;

(iv) Borrower may not use the proceeds of any Revolving Loan to fund the purchase of outstanding Loans pursuant to this Section 13.05(d); and

(v) neither Borrower nor any of its Subsidiaries will be required to represent or warrant that they are not in possession of non-public information with respect to Borrower and/or any Subsidiary thereof and/or their respective securities in connection with any purchase permitted by this Section 13.05(d).

The assignment fee set forth in Section 13.05(b) shall not be applicable to any Borrower Loan Purchase consummated pursuant to this Section 13.05(d).

(e) [Reserved].
(f) [Reserved].
(g) [Reserved].

(h) [Reserved].
(i) [Reserved].
(j) [Reserved].

(k) (i)No assignment or participation shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning or participating Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Borrower has consented to such assignment or participation in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Lender”), (x) such assignee or participant shall not retroactively be disqualified from becoming a Lender or participant and (y) the execution by Borrower of an Assignment Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (k)(i) shall not be void, but the other provisions of this clause (k) shall apply, and nothing in this subsection (k) shall limit any rights or remedies available to the Credit Parties at law or in equity with respect to any Disqualified Lender and any Person that makes an assignment or participation to a Disqualified Lender in violation of this clause (k)(i).

(ii)If any assignment or participation is made to any Disqualified Lender without Borrower’s prior written consent in violation of clause (k)(i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Lender and repay all obligations of Borrower owing to such Disqualified Lender in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Borrower, Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, each Disqualified Lender party hereto hereby agrees (1) not to vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws, (2) if such Disqualified Lender does vote on such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)Administrative Agent shall have the right, and Borrower hereby expressly authorizes Administrative Agent, to provide the list of Disqualified Lenders to each Lender upon request or by furnishing such list by electronic communication, including electronic mail and by posting on the Platform.

Survival

.  The obligations of the Credit Parties under Sections 5.01, 5.05, 5.06, 13.03 and 13.19, the obligations of each Guarantor under Section 6.03, and the obligations of the Lenders under Sections 5.06 and 12.08, in each case shall survive the repayment of the Loans and the other Obligations and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments, Loans or L/C Interest (and any related Obligations) hereunder, shall (to the extent relating to such time as it was a Lender) survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.  In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, herein or pursuant hereto shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the Notes and the making of any extension of credit hereunder, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty.

Captions

.  The table of contents and captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Counterparts; Interpretation; Effectiveness

.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents, constitute the entire contract among the parties thereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, other than the Commitment Letter and the Fee Letter, which are not superseded and survive solely as to the parties thereto (to the extent provided therein).  This Agreement shall become effective when the Closing Date shall have occurred, and this Agreement shall have been executed and delivered by the Credit Parties and when Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Governing Law; Submission to Jurisdiction; Waivers; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND ANY CLAIMS, CONTROVERSIES, DISPUTES, OR CAUSES OF ACTION (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) BASED UPON

OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS (EXCEPT AS TO ANY OTHER CREDIT DOCUMENT, AS EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION.  EACH CREDIT PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER AT LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ADMINISTRATIVE AGENT, ANY LENDER, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OF THE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR ADVISORS OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (INCLUDING, TO THE EXTENT APPLICABLE, THE COURTS OF THE PROVINCE OF ALBERTA).

(c) WAIVER OF VENUE.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED,

EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Confidentiality

.  Each Agent and each Lender agrees to keep written information received from Borrower or any of its Subsidiaries relating to Borrower and its Subsidiaries and their respective businesses (other than any such written information that is available to any Agent, any Lender or any L/C Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries)  pursuant to the Credit Documents confidential in accordance with such Agent’s or such Lender’s customary practices and agrees that it will only use such information in connection with the transactions contemplated hereby and not disclose any of such information other than (a) to any other Agent or Lender or to such Agent’s or such Lender’s Affiliates and its and its Affiliates’ respective employees, representatives, directors, attorneys, auditors, agents, professional advisors or trustees who are advised of the confidential nature thereof and instructed to keep such information confidential or to any direct or indirect creditor or contractual counterparty in swap agreements or such creditor’s or contractual counterparty’s professional advisor (so long as such creditor, contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the provision of this Section 13.10) (it being understood that the disclosing Agent or Lender shall be responsible for such Person’s compliance with this paragraph), (b) to the extent such information presently is or hereafter becomes available to such Agent or such Lender on a non-confidential basis from a Person not an Affiliate of such Agent or such Lender not known to such Agent or such Lender to be violating a confidentiality obligation by such disclosure, (c) to the extent disclosure is required by any Requirement of Law (including any Gaming Law), subpoena or judicial order or process (provided that notice of such requirement or order shall be promptly furnished to Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission or self-regulatory organization (including the Securities Valuation Office of the NAIC) to whose jurisdiction such Agent or such Lender is subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to such Agent or such Lender; provided that prior notice thereof is furnished to Borrower, (e) to pledgees under Section 13.05(c), assignees, participants, prospective assignees or prospective participants, or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, in each case who agree in writing to be bound by the provisions of this Section 13.10 or by provisions at least as restrictive as the provisions of this Section 13.10 (it being understood that any electronically recorded agreement from any Person listed above in this clause (e) in respect to any electronic information (whether posted or otherwise distributed on Intralinks or any other electronic distribution system) shall satisfy the requirements of this clause (e)), (f) in connection with the exercise of remedies hereunder or under any Credit Document or to the extent required in connection with any litigation with respect to the Loans or any Credit Document, (g) with Borrower’s prior written consent, (h) to the extent such information (x) becomes publicly available other than as a result of a breach by such Lender or Agent of this Section 13.10, (y) becomes available to any Agent, any Lender, any L/C Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Credit Party or (z) is independently developed by any Agent, any Lender or any L/C Lender or (i) in connection with marketing, press releases or other transaction announcements or updates provided to investor or trade publications, including, but not limited to, the placement of “tombstone” advertisements in publications of such Agent’s or Lender’s choice at their respective expense.

Independence of Representations, Warranties and Covenants

.  The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

Severability

.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

Gaming Laws

.

(a) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, this Agreement and the other Credit Documents are subject to the Gaming Laws and the laws involving the sale, distribution and possession of alcoholic beverages and/or tobacco, as applicable (the “Liquor Laws”).  Without limiting the foregoing, Administrative Agent, each other Agent, each Lender and each participant acknowledges that (i) it is the subject of being called forward by any Gaming Authority or any Governmental Authority enforcing the Liquor Laws (the “Liquor Authority”), in each of their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers under this Agreement and the other Credit Documents, including with respect to the entry into and ownership and operation of the Gaming Facilities owned, managed, leased or operated by Borrower or any of its Restricted Subsidiaries from time to time, and the possession or control of gaming equipment, alcoholic beverages or a gaming or liquor license, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Governmental Authorities.

(b) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, Administrative Agent, each other Agent, each Lender and each participant agrees to cooperate with each Gaming Authority and each Liquor Authority (and, in each case, to be subject to Section 2.11) in connection with the administration of their regulatory jurisdiction over Borrower and the other Credit Parties, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities and/or Liquor Authorities relating to Administrative Agent, any other Agent, any of the Lenders or participants, Borrower and its Subsidiaries or to the Credit Documents, and the submission of the Corporate Securities and Finance Compliance Affidavit to the Missouri Gaming Commission, substantially in the form of Exhibit F attached hereto. Further, each Credit Party hereby expressly authorizes the Administrative Agent, the Collateral Agent, each other Agent, each Lender and each participant to cooperate with the applicable Gaming Authorities and Liquor Authorities in connection with the administration of their regulatory jurisdiction over Borrower and the other Credit Parties, including, without limitation, to the extent not inconsistent with the internal policies of such Agent, Lender or participant and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such applicable Gaming Authorities and Liquor Authorities relating to the Agents, Lenders, participants or Borrower or any Subsidiary thereof, or the Credit Documents.

(c) Notwithstanding anything to the contrary in this Agreement or any other Credit Document, to the extent any provision of this Agreement or any other Credit Document excludes any assets from the scope of the Pledged Collateral, or from any requirement to take any action to make effective or perfect any security interest in favor of Collateral Agent or any other Secured Party in the Pledged Collateral, the representations, warranties and covenants made by Borrower or any Restricted Subsidiary in this Agreement with respect to the creation, perfection or priority (as applicable) of the security interest granted in favor of Collateral Agent or any other Secured Party (including, without limitation, Article VIII of this Agreement) shall be deemed not to apply to such assets.

USA PATRIOT Act

.  Each Lender that is subject to the PATRIOT Act (as hereinafter defined) to the extent required hereby, notifies Borrower and the Guarantors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies Borrower and the Guarantors, which information includes the name and address of Borrower and the Guarantors and other information that will allow such Lender to identify Borrower and the Guarantors in accordance with the PATRIOT Act, and Borrower and the Guarantors agree to provide such information from time to time to any Lender.

Waiver of Claims

.  Notwithstanding anything in this Agreement or the other Credit Documents to the contrary, the Credit Parties hereby agree that Borrower shall not acquire any rights as a Lender under this Agreement as a result of any Borrower Loan Purchase and may not make any claim as a Lender against any Agent or any Lender with respect to the duties and obligations of such Agent or Lender pursuant to this Agreement and the other Credit Documents; provided, however, that, for the avoidance of doubt, the foregoing shall not impair Borrower’s ability to make a claim in respect of a breach of the representations or warranties or obligations of the relevant assignor in a Borrower Loan Purchase, including in the standard terms and conditions set forth in the assignment agreement applicable to a Borrower Loan Purchase.

No Advisory or Fiduciary Responsibility

.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), Borrower and each other Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Administrative Agent, Collateral Agent, the Lead Arranger and the Lenders are arm’s-length commercial transactions between Borrower, each other Credit Party and their respective Affiliates, on the one hand, and Administrative Agent, Collateral Agent, the Lead Arranger and the Lenders, on the other hand, (B) each of Borrower and the other Credit Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Credit Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) Administrative Agent, Collateral Agent, the Lead Arranger and each Lender is and has been acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Credit Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Collateral Agent, the Lead Arranger nor any Lender has any obligation to Borrower, any other Credit Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents or in other written agreements between Administrative Agent, Collateral Agent, the Lead Arranger or any Lender on one hand and Borrower, any other Credit Party or any of their respective Affiliates on the other hand; and (iii) Administrative Agent, Collateral Agent, the Lead Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, or conflict with, those of Borrower, the other Credit Parties and their respective Affiliates, and neither Administrative Agent, Collateral Agent, the Lead Arranger, nor any Lender has any obligation to disclose any of such interests to Borrower, any other Credit Party or any of their respective Affiliates.  Each Credit Party agrees that nothing in the Credit Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between Administrative Agent, Collateral Agent, the Lead Arranger and the Lenders, on the one hand, and such Credit Party, its stockholders or its Affiliates, on the other.  To the fullest extent permitted by law, each of Borrower and each other Credit Party hereby waives and releases any claims that it may have against Administrative Agent, Collateral Agent, the Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Lender Action

.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents or the Swap Contracts or (with respect to the exercise of rights against the collateral) Cash Management Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, without the prior written consent of Administrative Agent.  The provisions of this Section 13.17 are for the sole benefit of the Agents and Lenders and shall not afford any right to, or constitute a defense available to, any Credit Party.

Interest Rate Limitation

.  Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents (collectively, the “Charges”) shall not exceed the maximum rate of non-usurious interest permitted by applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the “Maximum Rate”).  If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower.  In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.  To the extent permitted by applicable Law, the interest and other Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 13.18 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.  Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in this Agreement, unless and until the rate of interest again exceeds the Maximum Rate, and at that time this Section 13.18 shall again apply.  In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Rate.  If the Maximum Rate is calculated pursuant to this Section 13.18, such interest shall be calculated at a daily rate equal to the Maximum Rate divided by the number of days in the year in which such calculation is made.  If, notwithstanding the provisions of this Section 13.18, a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Rate, Administrative Agent shall, to the extent permitted by applicable Law, promptly apply such excess in the order specified in this Agreement and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

Payments Set Aside

.  To the extent that any payment by or on behalf of Borrower is made to any Agent, any L/C Lender or any Lender, or any Agent, any L/C Lender or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and the Agents’, the L/C Lender’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Credit Document shall continue in full force and effect, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent or L/C Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  In such event, each Credit Document shall be automatically reinstated (to the extent that any Credit Document was terminated) and Borrower shall take (and shall cause each other Credit Party to take) such action as may be requested by Administrative Agent, the L/C Lenders and the Lenders to effect such reinstatement.

Acknowledgement and Consent to Bail-In of EEA Financial Institutions

.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

SECTION 13.21. Acknowledgement Regarding Any Supported QFC.

To the extent that the Credit Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b) As used in this Section 13.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 13.22. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more benefit  plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

Joint and Several Liability

.  Notwithstanding any other provision contained herein or in any other Credit Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Canadian Guarantor’s Obligations, to the extent such Obligations are secured, shall be several obligations and not joint or joint and several obligations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CENTURY CASINOS, INC.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

[Signature Page to Credit Agreement]

SUBSIDIARY GUARANTORS:

CENTURY CASINOS TOLLGATE, INC.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

CC TOLLGATE LLC

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

WMCK VENTURE CORP.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

WMCK ACQUISITION CORP.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

CENTURY CASINOS CRIPPLE CREEK, INC.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

CENTURY ACQ, INC.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

[Signature Page to Credit Agreement]

CARUTHERSVILLE TC1 CORPORATION

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

IOC-CARUTHERSVILLE, LLC

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

CAPE GIRARDEAU TC2 CORPORATION

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

IOC-CAPE GIRARDEAU LLC

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

MOUNTAINEER PARK, INC.

By:	/s/ Margaret Stapleton
Name: Margaret Stapleton
Title: Chief Financial Officer

CENTURY RESORTS ALBERTA INC.

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Managing Director

[Signature Page to Credit Agreement]

CENTURY MILE INC.

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Vice President

CENTURY CASINO ST. ALBERT INC.

By:	/s/ Geoff Smith
Name: Geoff Smith
Title: Vice President

[Signature Page to Credit Agreement]

 MACQUARIE CAPITAL FUNDING LLC, as Administrative Agent, Collateral Agent, Swingline Lender, a L/C Lender, and a Lender

By:	/s/ Lisa Grushkin
Name: Lisa Grushkin
Title: Authorized Signatory

By:	/s/ Jeff Abt
Name: Jeff Abt
Title: Authorized Signatory

[Signature Page to Credit Agreement]

ANNEX A-1

REVOLVING COMMITMENTS

Lender	Revolving Commitment	L/C Commitment
Macquarie Capital Funding LLC	$10,000,000	$5,000,000
Total Revolving Commitments:	$10,000,000	$5,000,000

ANNEX A-2

TERM B FACILITY COMMITMENTS

Lender	Term B Facility Commitment
Macquarie Capital Funding LLC	$170,000,000
Total Term B Facility Commitments:	$170,000,000